  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 5, 1997.
                                                     REGISTRATION NO. 333-18533

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  -----------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                  -----------
                      NATIONWIDE FINANCIAL SERVICES, INC.
                  NATIONWIDE FINANCIAL SERVICES CAPITAL TRUST
            (Exact name of Registrant as specified in its charter)

         DELAWARE                  6719                     31-1486870
         DELAWARE                                           APPLIED FOR
     (State or other         (Primary Standard            (I.R.S. Employer
     jurisdiction of     Industrial Classification       Identification Number)
     incorporation or         Code Number)
      organization)

                             ONE NATIONWIDE PLAZA
                             COLUMBUS, OHIO 43215
                                (614) 249-7111
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                                  -----------

                                W. SIDNEY DRUEN
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                      NATIONWIDE FINANCIAL SERVICES, INC.
                             ONE NATIONWIDE PLAZA
                             COLUMBUS, OHIO 43215
                                (614) 249-7640
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  -----------

                                  COPIES TO:
    ALEXANDER M. DYE/MICHAEL GROLL                  JEFF LIEBMANN
LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.            JONATHAN FREEDMAN
         125 WEST 55TH STREET                     DEWEY BALLANTINE
     NEW YORK, NEW YORK 10019-5389           1301 AVENUE OF THE AMERICAS
                                            NEW YORK, NEW YORK 10019-6092

                                  -----------

  APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                      ___________

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     ___________


  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                  -----------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED MARCH 5, 1997

                                  $100,000,000
[LOGO]            NATIONWIDE FINANCIAL SERVICES CAPITAL TRUST
                               % Capital Securities


                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                      NATIONWIDE FINANCIAL SERVICES, INC.

                                   --------

The     %   Capital  Securities  (the  "Capital   Securities")  offered  hereby
 represent  preferred  undivided   beneficial  interests  in   the  assets   of
 Nationwide  Financial  Services Capital  Trust,  a  statutory business  trust formed under the laws of the State of Delaware (the "Trust"). Nationwide Financial Services, Inc., a Delaware corporation (the "Company"), will be the owner of all of the undivided beneficial interests in the assets of the Trust represented by common securities of the Trust (the "Common
    Securities" and, together with the Capital Securities, the "Trust Securities"). The Trust exists for the sole purpose of issuing the
     Trust Securities and investing the  proceeds thereof in an  equivalent
     amount  of    %  Junior Subordinated  Deferrable Interest  Debentures
      due 2037 (the "Junior Subordinated Debentures") of the Company having the terms described herein. Whenever a Declaration Event of
       Default  (as   defined  herein)   shall  have   occurred  and   be
       continuing, the  holders of  the Capital  Securities will  have a preference over  the  holders  of  the  Common  Securities  with
        respect  to   cash  distributions  and  amounts   payable  upon
         liquidation, redemption or otherwise. See "Description of the Capital Securities--Subordination of Common Securities."

Prior  to  the  public  offering   of  the  Capital  Securities  (the  "Capital
 Securities Offering"),  the Company expects to consummate the sale  of shares of its Class  A Common Stock, $0.01 par value ("Class A  Common Stock"), in
   concurrent   underwritten   initial   public   offerings   (the   "Equity
    Offerings").  Concurrently with  the Capital  Securities Offering,  the
     Company  expects  to  consummate   the  public  offering  (the  "Note
      Offering") of  $300 million  aggregate amount  of Senior  Notes due
       2027 (the  "Notes"). The Equity  Offerings and  the Note Offering
        are being  made  pursuant  to separate  prospectuses.  See "The
         Equity  Offerings,   the  Note   Offering  and   the   Capital
          Securities Offering."
                                                        (continued on next page)

  The Capital Securities have been approved for listing on the New York Stock
    Exchange (the "NYSE"), subject to  official notice of issuance. Trading of  the Capital  Securities on  the  NYSE is  expected to  commence within a 30-day period after the initial delivery of the Capital Securities. See "Underwriting."

    FOR  A DISCUSSION  OF  CERTAIN  FACTORS THAT  SHOULD  BE  CONSIDERED IN
        CONNECTION WITH  AN INVESTMENT  IN THE CAPITAL  SECURITIES, SEE
            "RISK FACTORS" BEGINNING ON PAGE 17 HEREIN.

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION NOR  HAS  THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON  THE  ACCURACY OR  ADEQUACY  OF THIS  PROSPECTUS. ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                          PRICE TO  UNDERWRITING PROCEEDS TO THE
                                          PUBLIC(1)  COMMISSION  TRUST(1)(2)(3)
                                          --------- ------------ ---------------
Per Capital Security.....................   $           (3)           $
Total....................................   $           (3)           $

(1) Plus accrued distributions, if any, from     , 1997.
(2) Expenses of the offering, which are payable by the Company, are estimated
    to be $        .
(3) In view of the fact that the proceeds of the sale of the Capital Securities will be invested in the Junior Subordinated Debentures, the Company has agreed to pay to the Underwriters as compensation for their arranging the
    investment therein of such proceeds $     per Capital Security (or $
    in the aggregate). See "Underwriting."

  The Capital Securities are offered by the several Underwriters when, as and if issued by the Trust, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that the Capital Securities will be ready for delivery in book-entry form only
through the facilities of The Depository Trust Company on or about      , 1997,
against payment in immediately available funds.

CREDIT SUISSE FIRST BOSTON            MORGAN STANLEY & CO.
                                              INCORPORATED
                              MERRILL LYNCH & CO.

                         Prospectus dated      , 1997.

(continued from front cover)

  Holders of the Capital Securities will be entitled to receive cumulative
cash distributions at an annual rate of   % of the liquidation amount of
$1,000 per Capital Security, accruing from the date of original issuance and
payable semi-annually in arrears on                         and
of each year, commencing        , 1997. See "Description of the Capital
Securities--Distributions." The distribution rate and the distribution and other payment dates for the Capital Securities will correspond to the interest rate and interest and other payment dates on the Junior Subordinated Debentures, which will be the sole assets of the Trust. As a result, if principal or interest is not paid on the Junior Subordinated Debentures, no amounts will be paid on the Capital Securities.

  The Company has, through the Guarantee (as defined herein), the Junior Subordinated Debentures, the Indenture (as defined herein) and the Declaration (as defined herein), taken together, fully and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. The Company will guarantee the payment of distributions and payments on liquidation of the Trust or the redemption of Capital Securities, as described below, but only in each case to the extent of funds held by the Trust (the "Guarantee"). See "Description of the Capital Securities," "Description of the Guarantee" and "Description of the Junior Subordinated Debentures." If the Company fails to make principal or interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will have insufficient funds to pay distributions on the Capital Securities. The Guarantee does not apply to payment of distributions when the Trust does not have sufficient funds to pay such distributions. In such event, a holder of Capital Securities may institute a proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debentures without first instituting any legal proceeding against the Property Trustee (as defined herein) or any other person or entity. Further, under the Guarantee, when the Trust has funds available for distribution, holders of the Capital Securities may proceed directly against the Company, as guarantor, rather than having to proceed against the Trust before attempting to collect from the Company.

  The Company's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of the Company, except any liabilities that may be made pari passu expressly by their terms. The Guarantee will rank pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and certain other related guarantees. See "Description of the Guarantee--Status of the Guarantee; Subordination." The obligations of the Company under the Junior Subordinated Debentures are unsecured and will be subordinate and junior in right of payment, to the extent set forth herein, to all existing and future Senior Indebtedness (as defined herein) of the Company. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Guarantee and the Junior Subordinated Debentures (and therefore the Capital Securities) will be effectively subordinated to all existing and future liabilities and obligations of the Company's subsidiaries, including obligations to policyholders, and the holders of the Junior Subordinated Debentures should look only to the assets of the Company for payments thereon. At December 31, 1996, after giving effect to the Note Offering, the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company's subsidiaries that would effectively rank senior to the Guarantee and the Junior Subordinated Debentures was approximately $45.9 billion. See "Capitalization." The terms of the Junior Subordinated Debentures place no limitation on the amount of Senior Indebtedness that may be incurred by the Company.

  So long as no Event of Default (as defined herein) has occurred and is continuing, the Company has the right at any time under the Indenture, subject to the conditions set forth herein, to defer the interest payments due from time to time on the Junior Subordinated Debentures for successive periods not exceeding 10 consecutive semi-annual periods (each group of successive periods, a "Deferral Period"), and, as a consequence, semi-annual distributions on the Capital Securities would be deferred by the Trust until the end of any such Deferral Period. During a Deferral Period, the Company will be prohibited from paying dividends on any of its capital stock (subject to certain exceptions) and making certain other restricted payments until semi-annual interest payments are resumed and all accumulated and unpaid interest (including interest thereon to the extent permitted by law) on the Junior Subordinated Debentures is made current. During such Deferral Period, distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at a rate of % per annum compounded semi-annually, and during any Deferral Period, holders of Capital Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Deferral Periods of varying lengths throughout the term of the Junior Subordinated Debentures. See "Risk Factors-- Factors Relating to the Capital Securities--Option to Extend Interest Payment Period," "--Tax Consequences of Extension of Interest Payment Period," "Description of the Capital Securities--Distributions" and "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."

  The Junior Subordinated Debentures are redeemable by the Company (i) in whole at any time or in part from time to time at par plus the applicable Make-Whole Premium (as defined herein) or (ii) under certain circumstances, in whole, within 90 days following the occurrence of a Tax Event (as defined herein), at par, plus, in the case of clause (i) or (ii) above, accrued and unpaid interest thereon to the date fixed for redemption. If the Company redeems Junior Subordinated Debentures, the Trust must redeem Trust Securities on a pro rata basis having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed at a redemption price per Trust Security of $1,000 plus any additional amount payable upon redemption of the Junior Subordinated Debentures as a result of the Make-Whole Premium and, in all cases, accrued and unpaid distributions thereon to the date fixed for redemption (the "Redemption Price"). See "Description of the Capital Securities--Mandatory Redemption." The outstanding Trust Securities will be redeemed upon maturity of the Junior Subordinated Debentures. In addition, at any time, the Company will have the right to terminate the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust.

  In the event of a Liquidation (as defined herein) of the Trust, the holders of the Capital Securities will be entitled, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to receive for each Capital Security a liquidation amount of $1,000 per Capital Security plus any additional amount payable upon redemption of the Junior Subordinated Debentures as a result of the Make-Whole Premium and accrued and unpaid distributions thereon to the date of payment, unless, in connection with such Liquidation, Junior Subordinated Debentures are distributed to the holders of the Capital Securities. See "Description of the Capital Securities-- Distribution of Cash Upon Liquidation of the Trust." If the Junior Subordinated Debentures are distributed to the holders of the Capital Securities, the Company will use its best efforts to have the Junior Subordinated Debentures listed on the NYSE or on such other exchange as the Capital Securities are then listed. See "Description of the Capital Securities--Distribution of the Junior Subordinated Debentures Upon Liquidation of the Trust."

  The Capital Securities will be issued only as fully registered securities registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). One or more fully registered global Capital Security certificates will be issued, representing in the aggregate the total number of Capital Securities, and will be deposited with DTC. See "Description of the Capital Securities--Book-Entry-Only Issuance--The Depository Trust Company."

                                 ------------

  IN CONNECTION WITH THE CAPITAL SECURITIES OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CAPITAL SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NYSE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

  FOR NORTH CAROLINA INVESTORS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.
                               ----------------

  NO EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR INDIVIDUAL RETIREMENT ACCOUNT OR PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "IRC") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR SHOULD HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE AND HOLDING. SEE "ERISA CONSIDERATIONS."
                                  -----------

                             AVAILABLE INFORMATION

  The Company and the Trust have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, for the registration of the Capital Securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company, the Trust and the Capital Securities offered hereby, reference is made to the Registration Statement, including exhibits thereto and financial statements and notes filed as a part thereof. Statements made in this Prospectus concerning the contents of any contract or other document are not necessarily complete. With respect to each such contract or other document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and the exhibits and schedules thereto filed by the Company and the Trust with the Commission may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

  As a result of the Equity Offerings, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it will continue to furnish the reports and other information required thereby to the Commission. The Company intends to furnish the holders of the Capital Securities with annual reports containing, among other information, audited consolidated financial statements reported upon by an independent public accounting firm and quarterly reports for each of the first three quarters of each fiscal year containing unaudited condensed consolidated financial information. The Company also intends to furnish such other reports as it may determine or as may be required by law.

  No separate financial statements of the Trust have been included or incorporated by reference herein. The Company does not consider that such financial statements would be material to the holders of Capital Securities because (i) all of the voting securities of the Trust will be owned by the Company, a reporting company under the Exchange Act, (ii) the Trust has and will have no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in Junior Subordinated Debentures, and (iii) the Company's obligations described herein, under the Declaration, the Indenture, the Junior Subordinated Debentures and the Guarantee, taken together, constitute a full and unconditional guarantee of all the Trust's obligations under the Capital Securities. See "Description of the Capital Securities," "Description of the Guarantee," "Description of the Junior Subordinated Debentures" and "Effect of Obligations Under the Junior Subordinated Debentures, the Guarantee and the Declaration."

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by and should be read in conjunction with the more detailed information and financial statements appearing elsewhere in this Prospectus. The Company was formed in November 1996 as a holding company for Nationwide Life Insurance Company and the other companies within the Nationwide Insurance Enterprise that offer or distribute long-term savings and retirement products. The information contained in this Prospectus gives effect to the contribution by Nationwide Corporation to the Company of Nationwide Life and such other companies described under "Recent History." Except as otherwise indicated, all financial data and ratios presented herein have been prepared using generally accepted accounting principles ("GAAP"). See "Glossary of Selected Insurance Terms" for the definitions of certain insurance terms used herein.

  As used in this Prospectus, the "Company" means Nationwide Financial Services, Inc. and, unless the context otherwise requires, its subsidiaries; "Nationwide Life" means Nationwide Life Insurance Company and, unless the context otherwise requires, Nationwide Life and Annuity Insurance Company; "Nationwide Corp." means Nationwide Corporation; "Nationwide Mutual" means Nationwide Mutual Insurance Company; and "Nationwide Insurance Enterprise" means Nationwide Mutual and its subsidiaries and affiliates. Nationwide(R) is a registered service mark of Nationwide Mutual, and The Best of America(R) is a registered service mark of Nationwide Life.

                                  THE COMPANY

OVERVIEW

  The Company is a leading provider of long-term savings and retirement products to retail and institutional customers throughout the United States. The Company offers variable annuities, fixed annuities and life insurance as well as mutual funds and pension products and administrative services. By developing and offering a wide variety of products, the Company believes that it has positioned itself to compete effectively in various stock market and interest rate environments. The Company markets its products through a broad spectrum of wholesale and retail distribution channels, including financial planners, pension plan administrators, securities firms, banks and Nationwide Insurance Enterprise insurance agents.

  The Company is one of the leaders in the development and sale of variable annuities. For the year ended December 31, 1996, the Company was the fourth largest U.S. writer of individual variable annuity contracts based on sales, according to The Variable Annuity Research & Data Service ("VARDS"). Its principal variable annuity series, The Best of America, allows the customer to choose from 36 investment options, including mutual funds managed by such well-known firms as American Century, Dreyfus, Fidelity, Janus, Neuberger & Berman, Oppenheimer, T. Rowe Price, Templeton, Vanguard and Warburg Pincus, as well as mutual funds managed by the Company.

  The Company is a member of the Nationwide Insurance Enterprise, which is known nationally as a writer of automobile and homeowners' insurance throughout the United States. The property/casualty insurers within the Nationwide Insurance Enterprise are the fifth largest property/casualty insurance group in the United States based on 1995 net premiums written, according to A.M. Best Company, Inc. ("A.M. Best").

  In the mid-1970s, to capitalize on anticipated opportunities in the growing market for long-term savings and retirement products, the Company embarked on a specific strategy of broadening its distribution channels and product offerings beyond selling traditional life insurance to the automobile and homeowner customers of the Nationwide Insurance Enterprise. Over a 20-year period, the Company added financial planners, pension plan administrators, securities firms and banks as new distribution channels. Such distribution channels in the aggregate accounted for approximately 93.8% of the Company's sales in 1996. Currently, the Company administers approximately 15,000 pension plans and has distribution arrangements with 125 banks and other financial institutions, over 1,000 broker/dealers and over 30,000 registered representatives. The Company has payroll deduction variable annuity enrollee customers in approximately 6,000 state and local government entities and 1,800 school districts, which have been obtained principally through sponsorship relationships with the National Association of Counties and The United States Conference of Mayors and an exclusive contractual arrangement with The National Education Association of the United States.

  The Company has grown substantially in recent years as a result of its long-term investment in developing the distribution channels necessary to reach its target customers and the products required to meet the demands of these customers. The Company believes its growth has been further enhanced by favorable demographic trends, the growing tendency of Americans to supplement traditional sources of retirement income with self-directed investments, such as products offered by the Company, and the performance of the financial markets, particularly the U.S. stock markets, in recent years. From 1992 to 1996, the Company's assets grew from $20.8 billion to $47.8 billion, a compound annual growth rate of 23.1%. Asset growth during this period resulted from sales of the Company's products as well as market appreciation of assets in the Company's separate accounts and in its general account investment portfolio. During the same period, the Company's net operating income (i.e., net income excluding realized gains and losses on investments (net of related federal income tax), discontinued operations and cumulative effect of accounting changes) grew from $97.0 million to $211.3 million, a compound annual growth rate of 21.5%. The Company's sales of variable annuities grew from $1.56 billion in 1992 to $6.50 billion in 1996, a compound annual growth rate of 42.9%. The Company's separate account assets, which are generated by the sale of variable annuities and variable universal life insurance, grew from 29.3% of total assets at December 31, 1992 to 56.4% of total assets at December 31, 1996. During this period of substantial growth, the Company controlled its operating expenses by taking advantage of economies of scale and by increasing productivity through investments in technology. From 1992 to 1996, the Company's total assets increased by 130.1% while operating expenses increased by only 55.1%. As a result, its ratio of operating expenses to total assets fell from 1.10% in 1992 to 0.74% in 1996.

  The Company believes that demographic trends and shifts in attitudes toward retirement savings will continue to support increased consumer demand for its products. According to U.S. Census Bureau projections, the number of Americans between the ages of 45 and 64 will grow from 55.7 million in 1996 to 71.1 million in 2005, making this "preretirement" age group the fastest growing segment of the U.S. population. The Company believes that Americans increasingly are supplementing traditional sources of retirement income, such as employer-provided defined benefit plans and Social Security, with self-directed investments. Reflecting this shift, industry sales of individual variable annuity products grew from $28.5 billion in 1992 to $73.8 billion in 1996, a compound annual growth rate of 26.9%, according to VARDS. During the same period, industry individual variable annuity assets grew from $212 billion to $501 billion, a compound annual growth rate of 24.0%, according to VARDS.

  The Company has three product segments: Variable Annuities, Fixed Annuities and Life Insurance. The Variable Annuities segment, which accounted for $90.3 million (or 27.5%) of the Company's operating income before federal income tax expense in 1996, consists of annuity contracts that provide the customer with the opportunity to invest in mutual funds managed by independent investment managers and the Company, with investment returns accumulating on a tax-deferred basis. The Fixed Annuities segment, which accounted for $135.4 million (or 41.2%) of the Company's operating income before federal income tax expense in 1996, consists of annuity contracts that generate a return for the customer at a specified interest rate, fixed for a prescribed period, with returns accumulating on a tax-deferred basis. Such contracts consist of single premium deferred annuities, flexible premium deferred annuities and single premium immediate annuities. The Fixed Annuities segment also includes the fixed option under the Company's variable annuity contracts, which accounted for 70.5% of the Company's fixed annuity policy reserves as of December 31, 1996. For the year ended December 31, 1996, the average crediting rate on contracts (including the fixed option under the Company's variable annuity contracts) in the Fixed Annuities segment was 6.3%. Substantially all of the Company's crediting rates on its fixed annuity contracts are guaranteed for a period not exceeding 15 months. See "Business--Product Segments--Fixed Annuities." The Life Insurance segment, which accounted for $67.2 million (or 20.5%) of the Company's operating income before federal income tax expense in 1996, consists of insurance products, including variable life insurance, that provide a death benefit and may also allow the customer to build cash value on a tax-deferred basis.

BUSINESS STRATEGIES

  The Company's objective is to continue its record of profitable growth by following the strategies set forth below:

  Enhance the Company's Leading Position in the Market for Variable
Annuities. The Company believes that the variable annuity business is attractive because it generates fee income and requires significantly less capital support than fixed annuities and life insurance. The Company also believes, based on the aging of the U.S. population and recent increases in sales of retirement savings products, that variable annuities will continue to experience high rates of industry sales growth and that the Company possesses distinct competitive advantages that will allow it to continue to benefit from this anticipated growth. Some of the Company's most important advantages include its innovative product offerings and strong relationships with independent, well-known fund managers. For example, the Company's The Best of America IV and The Best of America--America's Vision individual variable annuity contracts allow the customer to choose from 36 investment options, including mutual funds managed by a variety of well-known fund managers and the Company. In the aggregate, the Company's group variable annuity products offer over 100 underlying investment options. The Company works closely with its investment managers and product distributors to adapt the Company's products and services to changes in the retail and institutional marketplace.

  Capture a Growing Share of Sales in all Distribution Channels. The Company's broad distribution system permits it to offer its products across a wide range of markets and customers. The Company continually seeks to gain a larger share of each of its distributor's sales by offering products that are attractive to its distributors from both a financial perspective and in helping the distributor build relationships with its customers. In addition to providing new products to its distributors, the Company seeks to increase sales in each of its existing distribution channels by cross-selling those products not currently offered through such channel. The Company also seeks to add new distributors to its existing channels and regularly evaluates possible new distribution channels. While many of the Company's competitors employ a variety of distribution channels, the Company believes that few of its competitors have a developed distribution system that is as broad as the Company's and that this distinguishing characteristic provides the Company with an important competitive advantage.

  Maintain a Diverse Product Portfolio. The Company offers a diverse mix of variable annuity, fixed annuity, mutual fund and life insurance products. Based on its experience, the Company believes that demand for, and financial results of, certain of these products are sensitive to stock market and/or interest rate environments, while some products are relatively insensitive to such factors. The Company emphasizes the sale and development of variable annuities, which tend to experience higher sales growth when interest rates are low, and fixed annuities, which tend to experience higher sales growth when interest rates are high. The Company also sells traditional life insurance products which it believes provide it with a stable source of revenues throughout changing market conditions. The Company's strategy is to rely on a variety of products, each of which may perform differently in given stock market and interest rate environments, so that the Company will be able to grow profitably in a variety of such environments.

  Emphasize Payroll Deductions and Tax-Qualified and Group Annuities. To further enable it to grow profitably in a variety of stock market and interest rate environments, the Company concentrates on the sale of annuities through payroll deductions and the sale of tax-qualified and group annuities. Annuities sold through payroll deductions are somewhat insulated from changes in market conditions because of the recurring nature of their deposits. In 1996, 38.2% of the Company's total annuity statutory premiums and deposits were attributable to payroll deductions. Group annuities and tax-qualified annuities are also somewhat insulated from changes in market conditions because they usually are provided through employers as a voluntary retirement benefit with a limited number of competing investment options. In addition, tax-qualified annuities subject the customer to a tax penalty for early withdrawal. Tax-qualified annuities accounted for 70.3% and group annuities accounted for 43.6% of the Company's total annuity statutory premiums and deposits in 1996.

  Build on the Company's Brand Strength. The Company believes that the brand names it uses in connection with its products, such as Nationwide and The Best of America, are well-known and have a strong reputation in the financial services market. The Company intends to extend its brand names across markets, applying The Best of America name across many of its wholesale and retail distribution channels. The Company believes that, as the numbers of products and competitors in its markets grow, consumers, distributors, retirement plan sponsors and other decision makers in the market for long-term savings and retirement products will continue to emphasize nationally known brand names. See "Certain Relationships and Related Transactions--New Agreements with the Nationwide Insurance Enterprise--Intercompany Agreement."

  Continue Commitment to Technological Excellence. The Company has made and is committed to continue making significant investments in information systems to enable it to offer innovative products, to more effectively cross-sell products across distribution channels and to offer high quality service. The information systems that the Company has developed for its variable products are costly to replicate. The Company believes that these systems provide it with a significant competitive advantage and impose a barrier to entry for new competitors.

PRINCIPAL STOCKHOLDER

  Following the Equity Offerings, Nationwide Corp. will be the controlling stockholder of the Company. Upon completion of the Equity Offerings, Nationwide Corp. will own all of the outstanding shares of the Class B Common Stock, $0.01 par value, of the Company ("Class B Common Stock and, together with Class A Common Stock, the "Common Stock"), representing 83.6% and 98.1% (81.6% and 97.8% if the Underwriters' over-allotment option is exercised in full) of the total number of shares of Common Stock outstanding and the combined voting power of the stockholders of the Company, respectively. Nationwide Corp. is a subsidiary of Nationwide Mutual. Nationwide Mutual and Nationwide Mutual Fire Insurance Company ("Nationwide Mutual Fire") are mutual companies which are the controlling entities of the Nationwide Insurance Enterprise. The Nationwide Insurance Enterprise is an affiliated group of over 100 companies that offers a wide range of insurance and investment products and services. Nationwide Mutual and Nationwide Mutual Fire control the companies within the Nationwide Insurance Enterprise through a variety of means, including security ownership, management contracts and common directors. The Nationwide Insurance Enterprise had $68.0 billion in total statutory assets as of December 31, 1996. See "Risk Factors--Control by and Relationship with the Nationwide Insurance Enterprise; Conflicts of Interest" and "Certain Relationships and Related Transactions."

THE EQUITY OFFERINGS, THE NOTE OFFERING AND THE CAPITAL SECURITIES OFFERING

  Prior to the Capital Securities Offering, the Company expects to consummate the Equity Offerings, and, concurrently with the Capital Securities Offering, the Company expects to consummate the Note Offering. The consummation of the Capital Securities Offering is not conditioned on the completion of the Note Offering. There can be no assurance that the Note Offering will be consummated. See "Use of Proceeds," "Recent History" and "The Equity Offerings, the Note Offering and the Capital Securities Offering." The Equity Offerings and the Note Offering are being made pursuant to separate prospectuses.

                                ----------------

  The Company's executive offices are located at One Nationwide Plaza, Columbus, Ohio 43215, and its telephone number is (614) 249-7111. The place of business and the telephone number of the Trust are the principal executive offices and telephone number of the Company.

                        THE CAPITAL SECURITIES OFFERING

The Trust.....................  Nationwide Financial Services Capital Trust, a
                                Delaware business trust.

Securities Offered............  $100,000,000 aggregate liquidation amount of
                                  % Capital Securities (Liquidation Amount,
                                $1,000 per Capital Security).

Distributions.................  Distributions on the Capital Securities will accrue from the date of original issuance of
                                the Capital Securities and will be payable at
                                the annual rate of   % of the liquidation
                                amount of $1,000 per Capital Security. Subject to the distribution deferral provisions described below, distributions will be payable
                                semi-annually in arrears on                and
                                          of each year, commencing            ,
                                1997. Because distributions on the Capital
                                Securities constitute interest, corporate holders thereof will not be entitled to a dividends-received deduction.

Distribution Deferral           The ability of the Trust to pay distributions
Provisions....................  on the Capital Securities is solely dependent on its receipt of principal and interest payments from the Company on the Junior
                                Subordinated Debentures. So long as no Event of Default has occurred and is continuing, the Company has the right at any time to defer the interest payments due from time to time on the Junior Subordinated Debentures during any
                                Deferral Period for a period not exceeding 10 consecutive semi-annual periods. Semi-annual distributions on the Capital Securities would be deferred by the Trust (but would continue to accumulate semi-annually and would accrue interest to the extent permitted by law) until the end of any such Deferral Period. There could be multiple Deferral Periods of varying lengths throughout the term of the Junior
                                Subordinated Debentures. See "Risk Factors--
                                Factors Relating to the Capital Securities--
                                Option to Extend Interest Payment Period" and
                                "--Tax Consequences of Extension of Interest
                                Payment Period," "Description of the Capital
                                Securities--Distributions" and "Description of the Junior Subordinated Debentures--Option to
                                Extend Interest Payment Period." If a deferral of an interest payment occurs, the holders of the Capital Securities will continue to accrue income for United States federal income tax purposes in advance of any corresponding cash distribution. See "Risk Factors--Factors
                                Relating to the Capital Securities--Option to Extend Interest Payment Period" and "--Tax
                                Consequences of Extension of Interest Payment
                                Period," and "United States Federal Income
                                Taxation--Original Issue Discount."

Rights Upon Deferral of         During any Deferral Period, interest on the
Distributions.................  Junior Subordinated Debentures will compound semi-annually and semi-annual distributions
                                (compounded semi-annually at the distribution rate) will accrue on the Capital Securities.
                                The Company has agreed, among other things, not to declare or pay any dividend on its capital stock (subject to certain exceptions) or make certain other restricted payments during any Deferral Period. See "Description of the Junior Subordinated Debentures--Option to
                                Extend Interest Payment Period" and
                                "Description of the Guarantee--Certain
                                Covenants of the Company."

Distribution of Junior
 Subordinated Debentures Upon
 Liquidation of the Trust.....
                                At any time, the Company will have the right to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. Such Junior Subordinated Debentures shall have an aggregate principal amount, an interest rate and accrued and unpaid interest equal to, respectively, the aggregate liquidation amount, distribution rate and accrued and unpaid distributions of the Trust Securities. See "Description of the Capital Securities-- Distribution of Junior Subordinated Debentures Upon Liquidation of the Trust."

Distribution of Cash Upon
 Liquidation of the Trust.....
                                In the event of a Liquidation of the Trust, the holders will be entitled, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to receive $1,000 per Capital Security plus any additional amount payable upon redemption of the Junior Subordinated Debentures as a result of the Make-Whole Premium and accrued and unpaid distributions thereon to the date of payment, unless, in connection with such Liquidation, Junior Subordinated Debentures are distributed to such holders. See "Description of the Capital Securities--Distribution of Cash Upon Liquidation of the Trust" and "--Distribution of Junior Subordinated Debentures Upon Liquidation of the Trust."

Mandatory Redemption..........  Upon the repayment or payment of the Junior
                                Subordinated Debentures, whether at maturity or upon redemption or otherwise, the Trust must use the proceeds from such repayment or redemption to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of Junior Subordinated Debentures so repaid or redeemed at the Redemption Price. See "Description of the Capital Securities--Mandatory Redemption."

Tax Event.....................  If at any time a Tax Event shall occur and be continuing, the Trust shall, except in limited circumstances, be dissolved and Junior Subordinated Debentures shall be distributed to the holders of Trust Securities. See "-- Distribution of Junior Subordinated Debentures Upon Liquidation of the Trust." In certain circumstances, upon the occurrence of a Tax Event, cash will be distributed in redemption of the Junior Subordinated Debentures at the Redemption Price; provided, that no Make-Whole Premium shall be payable in connection with such redemption. See "Description of the Capital Securities--Tax Event Distribution."

Guarantee.....................  The Company will guarantee, as described herein, the payment in full of (i) the
                                distributions on the Capital Securities to the extent of funds held by the Trust, (ii) the amount payable upon redemption of the Capital Securities to the extent of funds held by the Trust and (iii) generally, the liquidation amount of the Capital Securities to the extent of the assets of the Trust available for distribution to holders of Capital Securities. The Guarantee will be subordinated and junior in right of payment to all other liabilities of the Company, except any liabilities that may be made pari passu expressly by their terms. The Guarantee will rank pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or preferred securities of any affiliate of the Company. Upon the liquidation, dissolution or winding up of the Company, its obligations under the Guarantee will rank junior to all of its other liabilities, except as aforesaid, and as a result, funds may not be available for payment under the Guarantee. See "Risk Factors--Factors Relating to the Capital Securities--Subordination of Guarantee and Junior Subordinated Debentures" and "Description of the Guarantee--Status of the Guarantee; Subordination."

                                The Company has, through the Guarantee, the Junior Subordinated Debentures, the Indenture and the Declaration, taken together, fully and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Description of the Guarantee" and "Effect of Obligations Under the Junior Subordinated Debentures, the Guarantee and the Declaration."

Voting Rights.................  Except as specified herein, holders of the
                                Capital Securities will have no voting rights. See "Description of the Capital Securities-- Voting Rights; Amendment of Declaration."

Junior Subordinated             The Junior Subordinated Debentures will mature
Debentures....................  on           , 2037 and will bear interest at
                                the rate of   % per annum, payable semi-
                                annually in arrears. So long as no Event of Default has occurred and is continuing, interest payments may be deferred from time to time by the Company (during any Deferral
                                Period, interest would continue to accrue and compound semi-annually) for a Deferral Period not to exceed 10 consecutive semi-annual periods, provided that no such Deferral Period may extend beyond the maturity date of the Junior Subordinated Debentures. Prior to the termination of any Deferral Period of less than 10 consecutive semi-annual periods, so long as no Event of Default has occurred and is continuing, the Company may further extend the Deferral Period; provided, that no such Deferral Period, as extended, may exceed 10 consecutive semi-annual periods or extend beyond the maturity date of the Junior
                                Subordinated Debentures. Upon the termination of any Deferral Period, the Company is required to pay all amounts then due and, upon such payment, the Company may select a new Deferral
                                Period, subject to the preceding sentence. No interest shall be due during a Deferral Period until the end of such period. During a Deferral
                                Period, the Company will be prohibited from paying dividends on any of its capital stock
                                (subject to certain exceptions) and making certain other restricted payments until semi-annual interest payments are resumed and all accumulated and unpaid interest (including interest thereon to the extent permitted by law) on the Junior Subordinated Debentures is made current. The Company may optionally redeem the Junior Subordinated Debentures at any time at the Redemption Price, which includes (except in the case of a redemption following a Tax
                                Event) the Make-Whole Premium. The payment of the principal of and interest on the Junior
                                Subordinated Debentures will be subordinated and junior in right of payment, to the extent set forth herein, to all existing and future
                                Senior Indebtedness of the Company. Further, the Junior Subordinated Debentures (and therefore the Capital Securities) will be effectively subordinated to all existing and future liabilities and obligations of the Company's subsidiaries, including obligations to policyholders. At December 31, 1996, after giving effect to the Note Offering, the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company's subsidiaries, including obligations to policyholders, that would effectively rank senior to the Junior Subordinated Debentures was approximately $45.9 billion. See
                                "Capitalization" and "Pro Forma Selected
                                Consolidated Financial Data." See "Description of the Junior Subordinated Debentures" and "Risk Factors--Factors Relating to the Capital
                                Securities--Subordination of Guarantee and
                                Junior Subordinated Debentures."

Form of Capital Securities....  The Capital Securities will be issued only as fully-registered securities registered in the name of Cede & Co., as nominee for DTC. One or more fully registered global Capital Security certificates will be issued, representing in the aggregate the total number of Capital Securities, and will be deposited with DTC. See "Description of the Capital Securities--Book-Entry-Only Issuance--The Depository Trust Company."

Use of Proceeds...............  All of the proceeds from the sale of the
                                Capital Securities will be invested by the Trust in Junior Subordinated Debentures and the net proceeds to the Company of $98.6 million from the sale of Junior Subordinated Debentures will be contributed by the Company to the capital of Nationwide Life. Of the $426.6 million estimated net proceeds from the Equity Offerings, the Company will contribute $371.6 million to the capital of Nationwide Life and retain the balance for general corporate purposes. All of the net proceeds from the Note Offering will be contributed by the Company to the capital of Nationwide Life. See "Use of Proceeds" and "The Equity Offerings, the Note Offering and the Capital Securities Offering."

                                  RISK FACTORS

  Potential purchasers of the Capital Securities offered hereby should carefully consider the risk factors set forth herein under "Risk Factors" commencing on page 17, as well as other information contained in this Prospectus.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

  The following table sets forth certain summary consolidated financial data for the Company. The consolidated income statement data set forth below for the years ended December 31, 1992 through 1996 and the consolidated balance sheet data as of December 31, 1992 through 1996 are derived from the consolidated financial statements of the Company, which have been audited by KPMG Peat Marwick LLP, independent certified public accountants. Segment and Other Data and Pro Forma Consolidated Balance Sheet Data appearing below are unaudited. The summary consolidated financial data set forth below should be read in conjunction with the consolidated financial statements of the Company and notes thereto and the other financial information, including "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere herein.

                              AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                          -----------------------------------------------------
                            1996       1995       1994       1993       1992
                          ---------  ---------  ---------  ---------  ---------
                                            (DOLLARS IN MILLIONS)
CONSOLIDATED INCOME
 STATEMENT DATA:
Total revenues..........  $ 2,016.6  $ 1,837.0  $ 1,634.1  $ 1,639.3  $ 1,405.6
Total benefits and
 expenses...............    1,688.5    1,555.8    1,393.7    1,363.5    1,289.2
                          ---------  ---------  ---------  ---------  ---------
Income from continuing
 operations before
 federal income tax
 expense and cumulative
 effect of accounting
 changes................      328.1      281.2      240.4      275.8      116.4
Federal income tax
 expense................      115.8       96.3       82.5       96.7       32.1
                          ---------  ---------  ---------  ---------  ---------
Income from continuing
 operations before
 cumulative effect of
 accounting changes.....      212.3      184.9      157.9      179.1       84.3
Income from discontinued
 operations, net of
 federal income tax
 expense................       11.3       24.7       20.5       28.6        2.1
                          ---------  ---------  ---------  ---------  ---------
Income before cumulative
 effect of accounting
 changes................      223.6      209.6      178.4      207.7       86.4
Cumulative effect of
 accounting changes, net
 of federal income tax
 benefit................        --         --         --        (0.1)       --
                          ---------  ---------  ---------  ---------  ---------
Net income..............  $   223.6  $   209.6  $   178.4  $   207.6  $    86.4
                          =========  =========  =========  =========  =========
CONSOLIDATED BALANCE
 SHEET DATA:
General account assets..  $20,843.5  $19,915.0  $17,156.2  $15,697.5  $14,674.8
Separate account
 assets.................   26,926.7   18,591.1   12,087.1    9,006.4    6,081.4
Total assets............   47,770.2   38,506.1   29,243.3   24,703.9   20,756.2
Long-term debt..........        --         --         --         --         --
Total liabilities.......   45,638.5   35,889.4   27,382.7   23,094.3   19,358.6
Shareholder's
 equity(1)..............    2,131.7    2,616.7    1,860.6    1,609.6    1,397.6
SEGMENT AND OTHER DATA:
Operating income (loss)
 before income taxes by
 segment(2):
 Variable Annuities.....  $    90.3  $    50.8  $    24.6  $    10.4  $    13.1
 Fixed Annuities........      135.4      137.0      139.0      105.9       95.3
 Life Insurance.........       67.2       67.6       53.0       49.7       46.1
 Corporate and
  Other(1)(3)...........       35.4       27.5       40.3        3.6      (18.7)
Policy reserves by
 segment:
 Variable Annuities(4)..   24,278.1   16,761.8   10,751.1    7,854.8    5,028.2
 Fixed Annuities(4).....   13,511.8   12,784.0   11,247.0   10,154.1    9,659.8
 Life Insurance.........    2,938.9    2,660.5    2,425.2    2,255.0    2,084.8
 Corporate and
  Other(3)..............    3,302.5    2,644.3    2,252.7    2,103.9    1,823.0
Statutory premiums,
 deposits and other
 considerations by
 product segment(5):
 Variable Annuities(6)..    6,500.3    4,399.3    3,821.1    2,414.2    1,561.8
 Fixed Annuities(6).....    1,600.5    1,864.2    1,308.6    1,300.9    1,637.8
 Life Insurance.........      439.3      352.4      320.8      279.4      264.7
 Corporate and
  Other(3)..............      502.6      182.1      148.5      205.3       91.7
Net operating
 income(2)..............      211.3      184.8      168.2      109.7       97.0
Ratio of earnings to
 fixed charges(7).......        1.3x       1.3x       1.3x       1.3x       1.1x

                                                         AS OF DECEMBER 31, 1996
                                                         -----------------------
                                                          (DOLLARS IN MILLIONS)
PRO FORMA CONSOLIDATED BALANCE SHEET DATA(8):
General account assets..................................        $19,993.5
Separate account assets.................................         26,926.7
Total assets............................................         46,920.2
Long-term debt..........................................              --
Total liabilities.......................................         45,638.5
Shareholder's equity(1).................................          1,281.7

-------
(1) The Company has received cash capital contributions and declared cash dividends over the periods presented as follows:

                                  FOR THE YEAR ENDED DECEMBER 31,
                                  ------------------------------------
                                   1996   1995    1994    1993   1992
                                  ------  -----  ------  ------  -----
                                           (DOLLARS IN MILLIONS)
   Cash capital contributions.... $  --   $ --   $200.0  $100.0  $13.5
   Cash dividends................  (52.0)  (8.5)   (1.0)  (10.6)  (4.6)
                                  ------  -----  ------  ------  -----
   Net contributions............. $(52.0) $(8.5) $199.0  $ 89.4  $ 8.9
                                  ======  =====  ======  ======  =====

  The cash capital contributions and cash dividends and the related increases and decreases to net investment income are recorded in the Corporate and Other segment. The cash capital contributions and cash dividends had a direct impact on the Company's shareholder's equity and the operating income/(loss) before federal income tax expense of the Corporate and Other segment.
(2) Excludes realized gains/(losses) on investments (net of related federal income tax expense where applicable), discontinued operations and cumulative effect of accounting changes.
(3) The Corporate and Other segment includes net investment income on investments not allocated to the three product segments; all realized investment gains and losses; investment management fees, other revenues and operating expenses of Nationwide mutual funds other than the portion allocated to the Variable Annuities and Life Insurance segments; commissions and other income earned by the marketing and distribution subsidiaries of the Company; and revenues, benefits and expenses associated with group annuity contracts issued to Nationwide Insurance Enterprise employee and agent benefit plans.
(4) Policy reserves related to the fixed option under the Company's variable annuity contracts are included in Fixed Annuities. As of December 31, 1996, 1995 and 1994, such amounts were $9.52 billion, $8.83 billion and $7.27 billion, respectively.
(5) Statutory data have been derived from the Annual and Quarterly Statements of Nationwide Life, as filed with insurance regulatory authorities and prepared in accordance with statutory accounting practices.
(6) Statutory premiums, deposits and other considerations related to the fixed option under the Company's variable annuity contracts are included in Fixed Annuities. For the years ended December 31, 1996, 1995 and 1994, such amounts were $1.24 billion, $1.57 billion and $1.05 billion, respectively.
(7) For purposes of this computation, earnings consist of income from continuing operations before federal income tax expense and cumulative effect of accounting changes and fixed charges. Fixed charges consist of interest expense on debt plus interest credited to policyholder account balances. There was no interest expense on debt for any of the periods presented.
(8) Pro forma to give effect to the Special Dividend totalling $850.0 million as if the Special Dividend had occurred as of December 31, 1996. The Special Dividend will have been paid by the Company prior to the completion of the Equity Offerings.

                 SUMMARY PRO FORMA CONSOLIDATED FINANCIAL DATA

  The summary pro forma consolidated financial data for the Company set forth below give effect to the Special Dividend (as defined herein), the Equity Offerings, the Note Offering, the Capital Securities Offering and, with respect to Consolidated Income Statement Data only, the 1996 Cash Dividend (as defined herein) as if they had been consummated at the beginning of the period indicated or, in the case of the balance sheet data, as of the date indicated. The summary pro forma consolidated financial data do not purport to reflect what the Company's financial position or results of operations would actually have been if the Special Dividend, the Equity Offerings, the Note Offering, the Capital Securities Offering and the 1996 Cash Dividend had in fact occurred on such date nor should they be taken as indicative of the future results of operations of the Company. The summary pro forma consolidated financial data should be read in conjunction with the consolidated financial statements of the Company and the notes thereto and the other financial information pertaining to the Company included elsewhere herein. See "Recent History," "Pro Forma Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                          AS OF OR FOR THE YEAR
                                  ENDED
                            DECEMBER 31, 1996
                          -----------------------
                           ACTUAL    PRO FORMA(1)
                          ---------  ------------
                          (DOLLARS IN MILLIONS,
                          EXCEPT PER SHARE DATA)
CONSOLIDATED INCOME
 STATEMENT DATA:
Income from continuing
 operations.............  $   212.3   $   148.0
Income from continuing
 operations per common
 share(2)...............       2.03        1.18
CONSOLIDATED BALANCE
 SHEET DATA:
General account assets..   20,843.5    20,820.1
Separate account as-
 sets...................   26,926.7    26,926.7
Total assets............   47,770.2    47,746.8
Long-term debt..........        --        300.0
Capital Securities(3)...        --        100.0
Shareholders' equity....    2,131.7     1,708.3
Debt/capital ratio(4)...        --         15.5%
Debt and Capital
 Securities/capital ra-
 tio(4).................        --         20.7%
Book value per common
 share(2)...............  $   20.35   $   13.64
Adjusted book value per
 common share(2)(4).....      18.69       12.25
OTHER DATA:
Ratio of earnings to
 fixed charges(5).......        1.3x        1.2x

--------

(1) Pro forma to give effect to (i) the Equity Offerings (assuming net proceeds of $426.6 million and the issuance of 20,540,000 shares of Class A Common Stock), (ii) the Special Dividend totalling $850.0 million which will have been paid by the Company prior to the completion of the Equity Offerings,
    (iii) the Note Offering and the Capital Securities Offering (assuming net proceeds of $394.9 million from such offerings) and (iv) with respect to Consolidated Income Statement Data only, the 1996 Cash Dividend totalling $50.0 million which was paid by the Company on December 31, 1996. Results reflect the reduction of $68.2 million of pre-tax net investment income for the year ended December 31, 1996 as a result of the decrease in invested assets of the Company from the 1996 Cash Dividend totalling $50.0 million and the Special Dividend totalling $850.0 million. If this reduction were partially offset by net investment income on the proceeds from the Equity Offerings, the Note Offering and the Capital Securities Offering at an assumed reinvestment rate of 7.5%, the net adjustment would be a reduction of $6.6 million. The $300 million aggregate principal amount of Notes is assumed to bear interest at a rate of 7.5% per annum for the periods indicated. The $100 million aggregate liquidation amount of the Capital Securities is assumed to bear a distribution rate of 8.0% per annum for the periods indicated. There can be no assurance that these will be the actual rates borne by such instruments. An increase of 1.0% per annum on the assumed interest rate on the Notes and on the assumed distribution rate on the Capital Securities would result in an increase of $4.0 million to interest expense for the year ended December 31, 1996. Interest expense includes amortization of deferred issuance costs.
(2) Actual is based on 104,745,000 shares of Class B Common Stock outstanding. Pro forma is based on 125,285,000 shares outstanding, which consists of 104,745,000 shares of Class B Common Stock and 20,540,000 shares of Class A Common Stock assumed to be issued in the Equity Offerings.
(3) The Capital Securities will be reflected separately in the Company's consolidated financial statements as "Company-obligated mandatorily redeemable capital securities of the Nationwide Financial Services Capital Trust, holding solely junior subordinated debentures of Nationwide Financial Services, Inc." with a footnote indicating that all of the Common Securities of the Trust, which are the only voting securities of the Trust, are owned by the Company, that the sole assets of the Trust are the junior subordinated debentures (indicating the principal amount, interest rate and maturity date thereof) and that the Trust's obligations with respect to the Capital Securities, through the Guarantee, the Junior Subordinated Debentures, the Indenture and the Declaration, taken together, are fully and unconditionally guaranteed by the Company.
(4) Adjusted to exclude net unrealized gains and losses recorded in shareholder's equity in accordance with Statement of Financial Accounting Standards No. 115 ("SFAS 115").
(5) For purposes of this computation, earnings consist of income from continuing operations before federal income tax expense and fixed charges. Fixed charges consist of interest expense on debt plus interest credited to policyholder account balances. There was no actual interest expense on debt for the year ended December 31, 1996.

                                 RISK FACTORS

  Prospective purchasers of the Capital Securities offered hereby should consider carefully the risk factors set forth below, as well as the other information set forth in this Prospectus.

FACTORS RELATING TO THE CAPITAL SECURITIES

  Subordination of Guarantee and Junior Subordinated Debentures. The Company's obligations under the Guarantee are unsecured, subordinate and junior in right of payment to all other liabilities of the Company, with certain limited exceptions. The obligations of the Company under the Junior Subordinated Debentures are subordinate and junior in right of payment to all existing and future Senior Indebtedness of the Company. There are no terms of the Capital Securities, the Junior Subordinated Debentures or the Guarantee that limit the Company's ability to incur additional unsecured or secured indebtedness or liabilities, including indebtedness or liabilities that would rank senior to the Junior Subordinated Debentures and the Guarantee. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. In addition, the principal sources of the Company's income are dividends, interest and fees from its insurance and non-insurance affiliates. In addition, payment of dividends to the Company by the subsidiary insurance companies is subject to ongoing review by insurance regulators and is subject to various statutory limitations and in certain circumstances requires approval by insurance regulatory authorities. See "Business--Regulation--Regulation of Dividends and Other Payments from Insurance Subsidiaries." Accordingly, the Guarantee and the Junior Subordinated Debentures (and therefore the Capital Securities) will be effectively subordinated to all existing and future liabilities and obligations of the Company's subsidiaries, including obligations to policyholders. Holders of Junior Subordinated Debentures should look only to the assets of the Company for payments of interest and principal and premium, if any, thereon. See "Description of the Guarantee--Status of the Guarantee; Subordination," "Description of the Junior Subordinated Debentures-- Subordination," "The Equity Offerings, the Note Offering and the Capital Securities Offering," "Capitalization" and "Pro Forma Consolidated Financial Data." At December 31, 1996, after giving effect to the Note Offering, the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company's subsidiaries that would effectively rank senior to the Guarantee and the Junior Subordinated Debentures was approximately $45.9 billion. See "Capitalization" and "Pro Forma Consolidated Financial Data."

  The ability of the Trust to pay amounts due on the Capital Securities is wholly dependent upon the Company's making payments on the Junior Subordinated Debentures as and when required.

  Option to Extend Interest Payment Period. So long as no Event of Default has occurred and is continuing, the Company has the right at any time under the Indenture to defer interest payments from time to time on the Junior Subordinated Debentures during any Deferral Period for a period not exceeding 10 consecutive semi-annual periods. Upon the termination of any Deferral Period and the payment of all amounts then due, the Company may select a new Deferral Period, subject to the requirements described herein. As a consequence, during any such Deferral Period, semi-annual distributions on the Capital Securities would be deferred (but would continue to accrue with interest thereon) by the Trust. In the event that the Company exercises this right, during such period the Company (i) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid), (ii) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Junior Subordinated Debentures, and (iii) shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Deferral Period, the Company may further extend the Deferral Period, so long as no Event of Default has occurred and is continuing, provided that such Deferral Period, as extended, may not exceed 10 consecutive semi-annual periods and may not extend beyond the maturity date of the Junior Subordinated Debentures. Upon the termination of any Deferral Period and the payment of all amounts then due, the Company may commence a new Deferral Period, subject to the above requirements. Consequently, there could be multiple Deferral Periods of varying lengths prior to the maturity date of the Junior Subordinated Debentures. See "Description of the Capital Securities--Distributions" and "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."

  Tax Consequences of Extension of Interest Payment Period. Should the Company exercise its right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period, each holder of Capital Securities will accrue income (as original issue discount ("OID")) in respect of the deferred interest allocable to its Capital Securities for United States federal income tax purposes. Such income will be allocated but not distributed to holders of the Capital Securities. As a result, each such holder of the Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Capital Securities prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company determine to exercise such right in the future, the market price of the Capital Securities is likely to be adversely affected. A holder that disposes of its Capital Securities during a Deferral Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent an undivided beneficial interest in the Junior Subordinated Debentures) may be more volatile than the market price of other securities on which OID accrues that do not have such rights. See "United States Federal Income Taxation--Original Issue Discount."

  Rights Under the Guarantee. The Guarantee Trustee (as defined herein) will hold the Guarantee for the benefit of the holders of the Capital Securities. The Guarantee guarantees to the holders of the Capital Securities the payment (but not the collection) of (i) any accrued and unpaid distributions on the Capital Securities to the extent of funds held by the Trust, (ii) the amount payable upon redemption, including all accrued and unpaid distributions, of the Capital Securities called for redemption by the Trust, to the extent of funds held by the Trust and (iii) upon a Liquidation (other than in connection with a redemption of all of the Capital Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Capital Securities to the date of payment, to the extent of funds held by the Trust and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities upon a Liquidation. The holders of a majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligations under the Junior Subordinated Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in each such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, the remedy of holders of the Capital Securities is to enforce the rights of the Trust to receive payments on the Junior Subordinated Debentures held by the Trust against the Company pursuant to the terms of the Junior Subordinated Debentures. See "Description of the Guarantee" and "Description of the Junior Subordinated Debentures--Events of Default." The Declaration will provide that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee (including the subordination provisions thereof) and the Indenture.

  Tax Event Distribution. If, at any time, a Tax Event shall occur and be continuing, the Trust shall, except in the limited circumstances described below, be dissolved with the result that the Junior Subordinated Debentures will be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. Furthermore, under certain circumstances, the Company shall have the right to redeem the Junior Subordinated Debentures at par plus accrued and unpaid interest thereon to the date fixed for redemption, in whole or in part, in lieu of a distribution of the Junior Subordinated Debentures by the Trust in which event the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Junior Subordinated Debentures are redeemed by the Company. See "Description of the Capital Securities--Tax Event Distribution."

  Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. Upon occurrence of a Tax Event, however, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

  There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for Capital Securities. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debentures that a holder of Capital Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures upon the occurrence of a Tax Event or upon liquidation or dissolution of the Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained in this Prospectus. See "Description of the Capital Securities--Tax Event Distribution" and "-- Distribution of Junior Subordinated Debentures Upon Liquidation of the Trust" and "Description of the Junior Subordinated Debentures--General."

  Distribution of the Junior Subordinated Debentures. At any time, the Company will have the right to terminate the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. Under current United States federal income tax law and interpretations thereof and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Junior Subordinated Debentures should not be a taxable event to holders of the Capital Securities. Should there be a change in such law, or a change in the legal interpretation thereof, however, the distribution of the Junior Subordinated Debentures could be a taxable event to the holders of the Capital Securities. In addition, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

  Prepayment Considerations. At the option of the Company, the Junior Subordinated Debentures may be redeemed, at any time, at a redemption price equal to the sum of (i) 100% of the principal amount of the Junior Subordinated Debentures to be redeemed and (ii) the Make-Whole Premium (except that in the event of a redemption following a Tax Event, the redemption price shall not include the Make-Whole Premium), plus any accrued and unpaid interest to the redemption date. See "Description of the Junior Subordinated Debentures--Optional Redemption." If Junior Subordinated Debentures are redeemed, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of Junior Subordinated Debentures so redeemed. See "Description of the Capital Securities--Mandatory Redemption."

  Proposed Tax Law Changes. On February 6, 1997 the revenue portion of President Clinton's Budget proposal (the "Proposal") was released. The Proposal would, among other things, deny deductions for interest on a debt instrument issued by a corporation with a maximum weighted average maturity of more than 40 years or which has a maximum term of more than 15 years and is not shown as indebtedness on the separate balance sheet of the issuer. An instrument would not be shown as indebtedness on a balance sheet merely because it was described as indebtedness in footnotes or other narrative disclosures. The Proposal would apply only to corporations which file annual financial statements with the Commission, and the relevant balance sheet would be the balance sheet filed with the Commission. The proposal would be effective generally for instruments issued on or after the date of first committee action. As currently drafted, the Proposal could affect the Junior Subordinated Debentures unless the Junior Subordinated Debentures were issued prior to the first date of any committee action. In addition, the Proposal could be enacted with retroactive effect. If the Proposal is enacted so as to apply to the Junior Subordinated Debentures, the Company would not be entitled to an interest deduction with respect to the Junior Subordinated Debentures. There can be no assurance that current or future legislative proposals or final legislation will not give rise to a Tax Event, which would permit the Company to cause a redemption of the Junior Subordinated Debentures or a distribution of the Junior Subordinated Debentures in a Liquidation. See "Description of the Capital Securities--Tax Event Distribution."

  Limited Voting Rights. Except as specified herein, holders of Capital Securities will have no voting rights. See "Description of the Capital Securities--Voting Rights; Amendment of Declaration."

  Trading Characteristics of Capital Securities. The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid distributions. A holder who disposes of its Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income. To the extent the selling price is less than the holder's adjusted tax basis a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation--Sales of Capital Securities."

  Lack of Public Market for the Capital Securities. The Capital Securities have been approved for listing on the NYSE, subject to official notice of issuance. Trading of the Capital Securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the Capital Securities. There is no existing trading market for the Capital Securities, and there can be no assurance regarding the future development of a market for the Capital Securities, or the ability of holders of the Capital Securities to sell their Capital Securities or the price at which such holders may be able to sell their Capital Securities. If such a market were to develop, the Capital Securities could trade at prices that may be higher or lower than the initial offering price depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities.

CONTROL BY AND RELATIONSHIP WITH THE NATIONWIDE INSURANCE ENTERPRISE; CONFLICTS OF INTEREST

Control by Nationwide Corp.

  The Company has two classes of common stock with different voting rights that enable Nationwide Corp. (the holder of all of the outstanding Class B Common Stock) to control the Company. On all matters submitted to a stockholder vote, each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to ten votes per share. Both classes vote together as a single class on all matters, subject to certain exceptions described under "Description of Capital Stock." Upon any transfer of shares of Class B Common Stock to a person other than a member of the Nationwide Insurance Enterprise, such shares will convert automatically into shares of Class A Common Stock. See "Description of Capital Stock."

  Upon completion of the Equity Offerings, Nationwide Corp. will own all of the outstanding shares of Class B Common Stock representing 83.6% and 98.1% (81.6% and 97.8% if the Underwriters' over-allotment option is exercised in full) of the total number of shares of Common Stock outstanding and the combined voting power of the stockholders of the Company, respectively. For so long as Nationwide Corp. and its affiliates (excluding the Company and its subsidiaries) continue beneficially to own shares of Common Stock representing more than 50% of the combined voting power of the stockholders of the Company, Nationwide Corp. will control the Company, will be able to elect all of the Company's directors and will be able to determine the outcome of corporate actions requiring stockholder approval, including, among other things, the adoption of amendments of the Certificate of Incorporation of the Company (the "Certificate"), the approval of mergers and sales of all or substantially all of the Company's assets, the incurrence of indebtedness in excess of specified amounts, the issuance of additional Common Stock or other equity securities and, with certain specified exceptions, the payment of dividends with respect to the Common Stock. Pursuant to an intercompany agreement (the "Intercompany Agreement") among Nationwide Mutual, Nationwide Corp. and the Company, until such time as Nationwide Corp. and its affiliates no longer own at least 50% of the combined voting power of the outstanding voting stock of the Company, the prior written consent of Nationwide Mutual is required in connection with these and other corporate actions. See "Certain Relationships and Related Transactions--New Agreements with the Nationwide Insurance Enterprise--Intercompany Agreement."

Use of Nationwide Insurance Enterprise Insurance Agents

  Nationwide Mutual has informed the Company that it currently intends that the Company will be its principal affiliate in the U.S. offering variable annuity, fixed annuity and individual universal, variable and traditional life insurance products. In the Intercompany Agreement, Nationwide Mutual has agreed that the Company has the exclusive right, subject to certain limited exceptions, to distribute such products through Nationwide Insurance Enterprise insurance agents for at least five years following the Equity Offerings. Thereafter, the Intercompany Agreement provides that Nationwide Mutual will have the option to terminate such right on one year's notice if Nationwide Corp. and its affiliates no longer own at least 50% of the combined voting power of the outstanding voting stock of the Company. The termination of such right could have an adverse effect on the Company's ability to distribute certain of its life insurance products. In 1996, 5.8% of the Company's statutory premiums and deposits were attributable to products sold by Nationwide Insurance Enterprise insurance agents. See "Certain Relationships and Related Transactions--New Agreements with the Nationwide Insurance Enterprise--Intercompany Agreement--Nationwide Insurance Enterprise Insurance Agents."

Deconsolidation and Control of Tax Matters

  Beneficial ownership of at least 80% of the combined voting power and value of the outstanding capital stock of the Company is required in order for Nationwide Mutual to continue to include the Company in its consolidated group for federal income tax purposes. Either a sale by Nationwide Corp. of some of its shares of Class B Common Stock to persons other than its affiliates or the Company's issuance of additional shares of voting stock to persons other than Nationwide Corp. or its affiliates (except the Company and its subsidiaries) could cause Nationwide Corp.'s ownership of the combined voting power and value of the outstanding capital stock of the Company to fall below 80%, resulting in the loss of the ability of the Company and its domestic subsidiaries to join with Nationwide Mutual and its domestic subsidiaries in the filing of a consolidated federal income tax return. Under applicable law, each member of Nationwide Mutual's consolidated tax group, which includes the Company and its subsidiaries, is jointly and severally liable for the federal income tax liability of each other member of the group and is also jointly and severally liable for pension and benefit funding and termination liabilities of other group members, and certain benefit plan taxes. If the Company were no longer included in Nationwide Mutual's consolidated tax group for federal tax purposes, there is no assurance that the Company's tax position would be as favorable as it is at present. Additionally, deconsolidation would result in the payment by the Company of approximately $54.0 million of deferred income taxes. The Company has recorded this amount as a deferred tax liability and therefore the payment would have no impact on net income or shareholders' equity. However, the payment would result in a $54.0 million decrease in Nationwide Life's statutory surplus. See "Certain Relationships and Related Transactions--New Agreements with the Nationwide Insurance Enterprise--Tax Sharing Agreement."

  By virtue of its control of the Company and the terms of a tax sharing agreement (the "Tax Sharing Agreement") among Nationwide Mutual and, among others, the Company, Nationwide Mutual effectively will control all of the Company's tax decisions. Under the Tax Sharing Agreement, Nationwide Mutual will have sole authority to respond to and conduct all tax proceedings (including tax audits) relating to the Company, to file all returns on behalf of the Company and to determine the amount of the Company's liability to (or entitlement to payment from) Nationwide Corp. under the Tax Sharing Agreement. This arrangement may result in conflicts of interest between the Company and Nationwide Mutual. For example, under the Tax Sharing

Agreement, Nationwide Mutual may choose to contest, compromise or settle any adjustment or deficiency proposed by the relevant tax authority in a manner that may be beneficial to Nationwide Mutual and detrimental to the Company. Under the Tax Sharing Agreement, however, Nationwide Mutual is obligated to act in good faith with regard to all persons included in the applicable returns. See "Certain Relationships and Related Transactions--New Agreements with the Nationwide Insurance Enterprise--Tax Sharing Agreement."

Use of "Nationwide" Name and Certain Other Service Marks

  Pursuant to the Intercompany Agreement, among other things, Nationwide Mutual has granted to the Company and certain of its subsidiaries a non-exclusive, non-assignable, revocable license to use the "Nationwide" name and certain other service marks solely in connection with the Company's annuity, pension and life insurance businesses and activities related to such businesses. The Intercompany Agreement provides that, subject to Nationwide Mutual's right to revoke such license under certain circumstances, such license will remain in effect for at least five years following the Equity Offerings. Thereafter, the Intercompany Agreement provides that, subject to certain exceptions, Nationwide Mutual will have the option to revoke such license on one year's notice if Nationwide Corp. and its affiliates no longer own at least 50% of the combined voting power of the outstanding voting stock of the Company. Upon the revocation of such license, the Company and any of its subsidiaries shall change their names to exclude the word "Nationwide" and shall discontinue the use of the other licensed service marks. The revocation of such license could have a material adverse effect on the Company's ability to conduct its business. See "Certain Relationships and Related Transactions-- New Agreements with the Nationwide Insurance Enterprise--Intercompany Agreement--License to Use Nationwide Name and Service Marks." Nationwide Life owns "The Best of America" service mark and does not license such mark from Nationwide Mutual.

Common Directors and Officers

  The Company's Board of Directors currently consists of ten members, seven of whom serve concurrently on the boards of directors of other companies within the Nationwide Insurance Enterprise. In addition, a significant number of officers of the Company also serve as officers of Nationwide Mutual or other companies within the Nationwide Insurance Enterprise. Service as a director or officer of both the Company and another company (other than a subsidiary of the Company) within the Nationwide Insurance Enterprise could create or appear to create potential conflicts of interest when the director or officer is faced with decisions that could have different implications for the Company and such other company. A conflict of interest could also exist with respect to allocation of the time and attention of persons who are officers of both the Company and one or more other companies within the Nationwide Insurance Enterprise. Under Delaware law, directors and officers have a fiduciary duty to act in good faith and in what they believe to be in the best interests of the corporation and its stockholders. Such duties include the duty to refrain from impermissible self-dealing and to deal fairly with respect to transactions in which such directors or officers, or other companies with which they are affiliated, have an interest. See "--Allocation of Corporate Opportunities."

Intercompany Transactions

  The Company has engaged in various transactions, and is party to various arrangements, with members of the Nationwide Insurance Enterprise, certain of which will continue after the consummation of the Capital Securities Offering. In the future, the Company may enter into agreements with members of the Nationwide Insurance Enterprise that will not be the result of arm's-length negotiations between independent parties. Conflicts of interest could arise with respect to transactions involving members of the Nationwide Insurance Enterprise, on the one hand, and the Company, on the other hand. Any such transactions that are material to the Company will be subject to approval by a vote of disinterested members of the Company's Board of Directors. In addition, under Ohio insurance holding company laws, arrangements and agreements between the Company's insurance subsidiaries and other members of the Nationwide Insurance Enterprise must be fair and equitable and may be subject to the approval of the Superintendent of Insurance of the State of Ohio. Finally, the Company's credit facility requires that any transaction between the Company and any of its affiliates be on an arm's-length basis on terms at least as favorable to the Company as could have been obtained from a third party which is not an affiliate. See "Business--Regulation," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Certain Relationships and Related Transactions."

Allocation of Corporate Opportunities

  Nationwide Mutual has informed the Company that it currently intends that the Company will be its principal affiliate in the U.S. offering variable annuity, fixed annuity and individual universal, variable and traditional life insurance products. However, conflicts may exist between the Company and other members of the Nationwide Insurance Enterprise with respect to the allocation of corporate opportunities among the Company and such other members. The Certificate provides that members of the Nationwide Insurance Enterprise have no duty to refrain from engaging in the same or similar lines of business as the Company. The Certificate further provides that in the event a member of the Nationwide Insurance Enterprise or a director or officer of the Company who is also a director or officer of another member of the Nationwide Insurance Enterprise acquires knowledge of a potential transaction or other matter that may constitute a corporate opportunity of either or both the Company and another member of the Nationwide Insurance Enterprise, such member of the Nationwide Insurance Enterprise, officer or director may allocate such opportunity among the Company and the other members of the Nationwide Insurance Enterprise as such member, officer or director deems appropriate under the circumstances. The Certificate specifies that none of the foregoing members, officers or directors will be liable to the Company or any Stockholders of the Company for breach of any fiduciary duty by reason of such action. These provisions may limit the liability of such persons under Delaware law. See "Description of Capital Stock--Certain Certificate and Bylaw Provisions--Certain Provisions Relating to Corporate Opportunities."

INTEREST RATE RISK

  The Company's Fixed Annuities segment is subject to several inherent risks arising from movements in interest rates. Interest rate changes can cause compression of the Company's net spread between interest earned on investments and interest credited on customer deposits, thereby adversely affecting the Company's results. Interest rate changes can also produce an unanticipated increase in transfers to separate account (variable) options or withdrawals of the Company's fixed annuity products which may force the Company to sell investment assets at a loss in order to fund such transfers or withdrawals.

  The Company will experience spread compression when it is unable or chooses not to maintain the same margin between its investment earnings and its crediting rates. When interest rates rise, the Company may not be able to replace the assets in its investment portfolio with higher-yielding assets that will be necessary to fund the higher crediting rates necessary to keep the products in its Fixed Annuities segment competitive. As a result, the Company may experience either a decrease in sales and an increase in transfers to separate account (variable) options or withdrawals (as described below) if it chooses to maintain its spread by not raising its crediting rates, or spread compression if it does increase its crediting rates. Conversely, when interest rates fall, the Company would have to reinvest the cash received from its investments (i.e., interest and payments of principal upon maturity or redemption) in the lower-yielding instruments then available. If the Company were unable (e.g., due to guaranteed minimum or fixed crediting rates or limitations on the frequency of crediting rate resets) or chose not to reduce the crediting rate on the products in its Fixed Annuities segment or acquire relatively higher-risk securities yielding higher rates of return, spread compression would occur.

  If, as a result of interest rate increases, the Company were unable or chose not to raise its crediting rates to keep them competitive, the Company may experience an increase in transfers to separate account (variable) options or withdrawals. If the Company lacked sufficient liquidity, the Company might have to sell investment securities to fund associated payments. Because the value of such securities would likely have decreased in response to the increase in interest rates, the Company would realize a loss on the sales. Although certain of the

Company's products contain market value adjustment features which approximate and transfer such loss to the customer if the selected time horizon for the fixed return investment is terminated prior to maturity, there can be no assurance that the Company would be fully insulated from realizing any losses on sales of its securities. In addition, regardless of whether the Company realizes an investment loss, the withdrawals would produce a decrease in invested assets, with an adverse effect on future earnings therefrom. Finally, premature withdrawals may also cause the Company to accelerate amortization of deferred policy acquisition costs and value of insurance in force which would otherwise be amortized over a longer period, but the impact of such acceleration generally would be offset to some extent by surrender charge fees.

INVESTMENT PORTFOLIO EXPOSURE

  The Company's general account investment portfolio consists primarily of investment grade fixed maturity securities. The fair value of these and the Company's other general account invested assets fluctuates depending upon general economic and market conditions and the interest rate environment. In general, the market value of the Company's general account fixed maturity securities portfolio increases or decreases in inverse relationship with fluctuations in interest rates. For example, if interest rates rise, the Company's fixed maturity investments will generally decrease in value. Additionally, the Company's net investment income may be affected by interest rate changes. If interest rates decline, net investment income will decrease if high-yielding fixed maturity investments mature or are sold and the proceeds therefrom are reinvested in securities yielding a lower rate.

  Mortgage backed securities ("MBSs"), including collateralized mortgage obligations ("CMOs"), are subject to prepayment risks that vary with, among other things, interest rates. Such securities accounted for approximately 30% of the carrying value of the Company's general account fixed maturity securities as of December 31, 1996. During periods of declining interest rates, MBSs generally prepay faster as the underlying mortgages are prepaid and refinanced by the borrowers in order to take advantage of the lower rates. MBSs that have an amortized cost that is greater than par (i.e., purchased at a premium) may incur a reduction in yield or a loss as a result of such prepayments. In addition, during such periods, the Company will generally be unable to reinvest the proceeds of any such prepayment at comparable yields. Conversely, during periods of rising interest rates, prepayments generally slow. MBSs that have an amortized value that is less than par (i.e., purchased at a discount) may incur a decrease in yield or a loss as a result of slower prepayments.

  The Company attempts to mitigate the negative impact of interest rate changes through asset/liability management, including purchasing non-callable bonds where practical and investing in private placement bonds, mortgage loans and mortgage-backed securities which provide prepayment protection. There can be no assurance, however, that management will be able to manage successfully the negative impact of interest rate changes. See "Business--Investments." Additionally, the Company may, from time to time, for business, regulatory or other reasons, elect or be required to sell certain of its general account invested assets at a time when their fair values are less than their original cost, resulting in realized capital losses, which would reduce net income.

  The risk of fluctuations in market value of substantially all of the Company's separate account assets is borne by the policyholders. The Company's policy charges for administering such separate account assets, however, are generally set as a percentage of such assets. Accordingly, fluctuations in the market value of separate account assets may result in fluctuations in the Company's revenue from policy charges.

RESTRICTIONS ON DIVIDENDS

  As an insurance holding company, the Company's ability to meet debt service obligations, including payment of principal and interest on the Junior Subordinated Debentures, and pay operating expenses and dividends depends primarily on the receipt of sufficient funds from its principal operating subsidiary, Nationwide Life. The inability of Nationwide Life to pay dividends to the Company in an amount sufficient to meet debt service obligations and pay operating expenses and dividends would have a material adverse effect on the Company. The payment of dividends by Nationwide Life is subject to restrictions set forth in the insurance laws and regulations of Ohio, its domiciliary state. The Ohio insurance laws require Ohio-domiciled life insurance companies to seek prior regulatory approval to pay a dividend or distribution of cash or other property if the fair market value thereof, together with that of other dividends or distributions made in the preceding 12 months, exceeds the greater of (i) 10% of policyholders' surplus as of the prior December 31 or (ii) the net income of the insurer for the 12-month period ending as of the prior December 31. The Ohio insurance laws also require insurers to seek prior regulatory approval for any dividend paid from other than earned surplus. As a result of the Special Dividend and the dividend by Nationwide Life of the stock of certain subsidiaries that do not operate in the long-term savings and retirement market, any dividend paid by Nationwide Life during the 12-month period immediately following the Special Dividend would be an extraordinary dividend under Ohio insurance laws. Accordingly, no such dividend could be paid without prior regulatory approval. See "Recent History." The payment of dividends by Nationwide Life may also be subject to restrictions set forth in the insurance laws of New York that limit the amount of statutory profits on Nationwide Life's participating policies (measured before dividends to policyholders) that can inure to the benefit of the Company and its stockholders. The Company currently does not expect such regulatory requirements to impair its ability to pay operating expenses and stockholder dividends in the future, and to meet its debt service obligations. The Company can give no assurance, however, that any dividends will be declared or paid by Nationwide Life. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business--Regulation--Regulation of Dividends and Other Payments from Insurance Subsidiaries."

REGULATION

  The Company's insurance subsidiaries are subject to extensive regulation and supervision in the jurisdictions in which they do business. Such regulations, in addition to limiting the amount of dividends and other payments that can be paid by the Company's insurance subsidiaries without prior approval, impose restrictions on the amount and type of investments the Company's insurance subsidiaries may hold. These regulations also affect many other aspects of the Company's insurance subsidiaries' businesses, including risk-based capital requirements, the type and amount of required asset valuation reserve accounts and policy forms. These regulations are primarily intended to protect policyholders rather than stockholders and other investors. The Company cannot predict the effect that any proposed or future legislation may have on the financial condition or results of operations of the Company and its insurance subsidiaries. See "Business--Regulation."

COMPETITION

  The Company competes with a large number of other insurers as well as non-insurance financial services companies, such as banks, broker/dealers and mutual funds, some of which have greater financial resources, offer alternative products and, with respect to other insurers, have higher ratings than the Company. The Company believes that competition in the Company's lines of business is based on price, product features, commission structure, perceived financial strength, claims-paying ratings, service and name recognition. National banks, with their preexisting customer bases for financial services products, may pose increasing competition in the future to insurers who sell annuities, including the Company, as a result of the U.S. Supreme Court's 1994 decision in NationsBank of North Carolina v. Variable Annuity Life Insurance Company, which permits national banks to sell annuity products of life insurance companies in certain circumstances.

  Several proposals to repeal or modify the Glass-Steagall Act of 1933, as amended, and the Bank Holding Company Act of 1956, as amended, have been made by members of Congress and the Clinton Administration. Currently, the Bank Holding Company Act restricts banks from being affiliated with insurance companies. None of these proposals has yet been enacted, and it is not possible to predict whether any of these proposals will be enacted, or, if enacted, their potential effect on the Company. See "Business--Competition."

RATINGS

  Ratings with respect to claims-paying ability and financial strength have become an increasingly important factor in establishing the competitive position of insurance companies. Ratings are important to maintaining public confidence in the Company and its ability to market its annuity and life insurance products. Rating organizations continually review the financial performance and condition of insurers, including the Company. Any lowering of the Company's ratings could have a material adverse effect on the Company's ability to market its products and could increase the surrender of the Company's annuity products. Both of these consequences could, depending upon the extent thereof, have a material adverse effect on the Company's liquidity and, under certain circumstances, net income. Nationwide Life is rated "A+" (Superior) by A.M. Best and its claims-paying ability is rated "Aa2" (Excellent) by Moody's Investors Service, Inc. ("Moody's") and "AA+" (Excellent) by Standard & Poor's Corporation ("S&P"). Moody's recently confirmed and S&P recently affirmed Nationwide Life's claims-paying ability rating with a negative outlook. Such ratings reflect the rating agency's opinion of Nationwide Life's financial strength, operating performance and ability to meet its obligations to policyholders and are not evaluations directed toward the protection of investors. Such factors are of concern to policyholders, agents and intermediaries. Such ratings should not be relied upon when making a decision to invest in the Capital Securities. See "Business--Ratings."

SALES PRACTICE LITIGATION

  In recent years, life insurance companies, have been named as defendants in lawsuits, including class actions, relating to life insurance pricing and sales practices. A number of these lawsuits have resulted in substantial jury awards or settlements. Nationwide Life has been named as a defendant in two lawsuits, including one in which the plaintiff seeks to represent a national class, related to the sale of whole life policies on a "vanishing premium" basis. There can be no assurance that any future litigation relating to pricing and sales practices will not have a material adverse effect on the Company. See "Business--Legal Proceedings."

FEDERAL INCOME TAX LEGISLATION

  Current federal income tax laws generally permit the tax-deferred accumulation of earnings on the premiums paid by the holders of annuities and life insurance products. Taxes, if any, are payable on the accumulated tax-deferred earnings when such earnings are actually paid. Congress has, from time to time, considered possible legislation that would eliminate the deferral of taxation on the accretion of value within certain annuities and life insurance products. The 1994 United States Supreme Court ruling in NationsBank of North Carolina v. Variable Annuity Life Insurance Company that annuities are not insurance for purposes of the National Bank Act may cause Congress to consider legislation that would eliminate such tax deferral at least for certain annuities. Other possible legislation, including a simplified "flat tax" income tax structure with an exemption from taxation for investment income, could also adversely affect purchases of annuities and life insurance if such legislation were to be enacted. There can be no assurance as to whether legislation will be enacted which would contain provisions with possible adverse effects on the Company's annuity and life insurance products. See "Business--Regulation--Potential Tax Legislation."

                  NATIONWIDE FINANCIAL SERVICES CAPITAL TRUST

GENERAL

  Nationwide Financial Services Capital Trust is a statutory business trust which was formed under Delaware law pursuant to a declaration of trust, dated as of December 18, 1996, executed by the Company, as sponsor of the Trust, and the trustees of the Trust named therein and the filing of a certificate of trust with the Secretary of State of the State of Delaware on December 19, 1996. Such declaration of trust will be amended and restated in its entirety by the Company, as sponsor of the Trust, and the trustees of the Trust (as so amended and restated, the "Declaration"), as of or prior to the date the Trust issues any of the Trust Securities. The Company will directly acquire Common Securities in an aggregate liquidation amount equal to 3% or more of the total capital of the Trust. The Common Securities will rank pari passu, and payment will be made thereon pro rata, with the Capital Securities, except that, upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. The assets of the Trust will consist solely of the Junior Subordinated Debentures, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto. The term of the Trust will expire
on       , 2052.

  Pursuant to the Declaration, the number of trustees will initially be four. Three of the trustees (the "Regular Trustees") will be individuals who are employees or officers of or who are affiliated with the Company. The fourth trustee will be a financial institution that is unaffiliated with the Company (the "Property Trustee") and will maintain its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially, Wilmington Trust Company, a Delaware banking corporation, will act as Property Trustee and as Delaware Trustee until, in each case, removed or replaced by the holder of the Common Securities. The Property Trustee will also act as indenture trustee under the Guarantee (the "Guarantee Trustee") and under the Indenture (the "Indenture Trustee"). See "Description of the Guarantee," "Description of the Capital Securities" and "Description of the Junior Subordinated Debentures."

  The Property Trustee will hold title to the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Junior Subordinated Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing trust account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities. The Company, as the holder of all of the Common Securities, will have the right to appoint, remove or replace any of the Regular Trustees, the Property Trustee and the Delaware Trustee, provided, however, that if a Declaration Event of Default shall have occurred and be continuing, the Property Trustee may be removed only by the vote of holders of a majority in liquidation amount of the Capital Securities voting as a class. The Company will pay all fees and expenses related to the Trust and the offering of the Capital Securities.

  The rights of the holders of the Capital Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration and the Delaware Business Trust Act, as amended (the "Trust Act"). See "Description of the Capital Securities." The Declaration, the Indenture and the Guarantee also incorporate by reference the terms of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). At the time the Registration Statement becomes effective, the Declaration, the Indenture and the Guarantee will be qualified under the Trust Indenture Act.

  The place of business and the telephone number of the Trust are the principal executive offices and telephone number of the Company.

ACCOUNTING TREATMENT

  The financial statements of the Trust will be included in the Company's consolidated financial statements, with the Capital Securities shown separately as "Company-obligated mandatorily redeemable capital securities of the Nationwide Financial Services Capital Trust, holding solely junior subordinated debentures of Nationwide Financial Services, Inc." A footnote to the Company's consolidated financial statements will indicate that all of the Common Securities of the Trust, which are the only voting securities of the Trust, are owned by the Company, that the sole assets of the Trust are the Junior Subordinated Debentures (indicating the principal amount, interest rate and maturity date thereof) and that the Trust's obligations with respect to the Capital Securities, through the Guarantee, the Junior Subordinated Debentures, the Indenture and the Declaration, taken together, are fully and unconditionally guaranteed by the Company. See "Capitalization" and "Pro Forma Consolidated Financial Data."

                                USE OF PROCEEDS

  The proceeds to the Trust (without giving effect to expenses of the offering payable by the Company) from the offering of the Capital Securities will be $100,000,000. All of the proceeds from the sale of the Capital Securities will be invested by the Trust in Junior Subordinated Debentures and the net proceeds to the Company of $98.6 million from the sale of Junior Subordinated Debentures will be contributed by the Company to the capital of Nationwide Life. The net proceeds to the Company from the Equity Offerings (after deduction of underwriting discounts and commissions and estimated offering expenses payable by the Company in connection therewith) are estimated to be $426.6 million. The net proceeds to the Company from the sale of the Notes are estimated to be $296.3 million. Of the $426.6 million estimated net proceeds to the Company from the Equity Offerings, the Company will contribute approximately $371.6 million to the capital of Nationwide Life and retain the balance for general corporate purposes, which amount will be invested in short-term interest-bearing securities. The Company expects to contribute all of the net proceeds from the Note Offering to the capital of Nationwide Life.

                                RECENT HISTORY

  The Company was formed in November 1996 as a holding company for Nationwide Life and the other companies within the Nationwide Insurance Enterprise that offer or distribute long-term savings and retirement products. On January 27, 1997, Nationwide Corp. contributed to the Company all of the outstanding capital stock of Nationwide Life and the other companies within the Nationwide Insurance Enterprise that offer or distribute long-term savings and retirement products. The historical financial information contained in this Prospectus gives effect to such contribution to the Company.

  In anticipation of the Equity Offerings, Nationwide Life effected the following transactions: (i) on September 24, 1996, the Board of Directors of Nationwide Life declared a dividend to Nationwide Corp. consisting of the stock of those subsidiaries of Nationwide Life that do not operate in the long-term savings and retirement market and (ii) effective January 1, 1996, Nationwide Life reinsured all of its accident and health and group life insurance business to other members of the Nationwide Insurance Enterprise. The historical financial information contained in this Prospectus does not give effect to the dividend of such subsidiaries or such reinsurance. Such subsidiaries and the accident and health and group life insurance business have been accounted for herein as discontinued operations.

  On December 31, 1996, Nationwide Life paid a $50.0 million cash dividend to Nationwide Corp. (the "1996 Cash Dividend"). In addition, prior to the consummation of the Equity Offerings, Nationwide Life will dividend to the Company, and the Company will subsequently dividend to Nationwide Corp., securities having an aggregate market value of $850.0 million (the "Special Dividend"). The historical financial information contained in this Prospectus does not give effect to the Special Dividend, except where indicated in pro forma presentations. See "Certain Relationships and Related Transactions-- Existing Arrangements with the Nationwide Insurance Enterprise--Organization of the Company" and "--Modified Coinsurance Agreements."

  Following the Equity Offerings, Nationwide Corp. will be the controlling stockholder of the Company. Upon completion of the Equity Offerings, Nationwide Corp. will own all of the outstanding shares of the Class B Common Stock, representing 83.6% and 98.1% (81.6% and 97.8% if the Underwriters' over-allotment option is exercised in full) of the total number of shares of Common Stock outstanding and the combined voting power of the stockholders of the Company. Nationwide Corp. is a subsidiary of Nationwide Mutual. Nationwide Mutual and Nationwide Mutual Fire are mutual companies which are the controlling entities of the Nationwide Insurance Enterprise. The Nationwide Insurance Enterprise is an affiliated group of over 100 companies that offers a wide range of insurance and investment products and services. Nationwide Mutual and Nationwide Mutual Fire control the companies within the Nationwide Insurance Enterprise through a variety of means, including security ownership, management contracts and common directors. The Nationwide Insurance Enterprise had $68.0 billion in total statutory assets as of December 31, 1996. See "Risk Factors--Control by and Relationship with the Nationwide Insurance Enterprise; Conflicts of Interest" and "Certain Relationships and Related Transactions."

                                CAPITALIZATION

  The following table sets forth, as of December 31, 1996, (i) the actual capitalization of the Company, (ii) the pro forma capitalization of the Company after giving effect to the Special Dividend, (iii) the pro forma capitalization of the Company after giving effect to the Special Dividend and the Equity Offerings (assuming net proceeds of $426.6 million from the issuance of 20,540,000 shares of Class A Common Stock), (iv) the pro forma capitalization of the Company after giving effect to the Special Dividend, the Equity Offerings and the Note Offering, (v) the pro forma capitalization of the Company after giving effect to the Special Dividend, the Equity Offerings and the Capital Securities Offering and (vi) the pro forma capitalization of the Company after giving effect to the Special Dividend, the Equity Offerings, the Note Offering and the Capital Securities Offering. This table should be read in conjunction with the consolidated financial statements of the Company and the notes thereto included elsewhere in this Prospectus.

                                            AS OF DECEMBER 31, 1996
                          ----------------------------------------------------------------
                                                                                PRO FORMA
                                                                                 FOR THE
                                                          PRO FORMA  PRO FORMA   SPECIAL
                                                           FOR THE    FOR THE   DIVIDEND,
                                                           SPECIAL    SPECIAL   THE EQUITY
                                               PRO FORMA  DIVIDEND,  DIVIDEND,  OFFERINGS,
                                                FOR THE      THE     THE EQUITY  THE NOTE
                                                SPECIAL    EQUITY    OFFERINGS   OFFERING
                                    PRO FORMA  DIVIDEND   OFFERINGS   AND THE    AND THE
                                     FOR THE    AND THE    AND THE    CAPITAL    CAPITAL
                                     SPECIAL    EQUITY      NOTE     SECURITIES SECURITIES
                           ACTUAL   DIVIDEND   OFFERINGS  OFFERING    OFFERING   OFFERING
                          --------  ---------  ---------  ---------  ---------- ----------
                                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Notes...................  $    --   $    --    $    --    $  300.0    $    --    $  300.0
Company-obligated
 mandatorily redeemable
 capital securities of
 the Nationwide
 Financial Services
 Capital Trust, holding
 solely junior
 subordinated debentures
 of Nationwide Financial
 Services, Inc.(1)......       --        --         --         --        100.0      100.0
Shareholders' equity:
  Preferred stock, $0.01
   par value; 50,000,000
   shares authorized; no
   shares issued and
   outstanding..........       --        --         --         --          --         --
  Class A Common Stock,
   $0.01 par value;
   750,000,000 shares
   authorized(2)........       --        --         0.2        0.2         0.2        0.2
  Class B Common Stock,
   $0.01 par value;
   750,000,000 shares
   authorized(3)........       1.0       1.0        1.0        1.0         1.0        1.0
  Additional paid-in
   capital..............     551.5     551.5      977.9      977.9       977.9      977.9
  Unrealized gains on
   securities available-
   for-sale, net........     173.6     173.6      173.6      173.6       173.6      173.6
  Retained earnings.....   1,405.6     555.6      555.6      555.6       555.6      555.6
                          --------  --------   --------   --------    --------   --------
  Total shareholders'
   equity...............   2,131.7   1,281.7    1,708.3    1,708.3     1,708.3    1,708.3
                          --------  --------   --------   --------    --------   --------
  Total capitalization..  $2,131.7  $1,281.7   $1,708.3   $2,008.3    $1,808.3   $2,108.3
                          ========  ========   ========   ========    ========   ========
Debt/capital ratio(4)...       -- %      -- %       -- %      16.4%        -- %      15.5%
Debt and Capital
 Securities/capital
 ratio(4)...............       --        --         --        16.4         6.1       20.7
Book value per common
 share(2)(3)............  $  20.35  $  12.24   $  13.64   $  13.64    $  13.64   $  13.64
Adjusted book value per
 common share(2)(3)(4)..     18.69     10.58      12.25      12.25       12.25      12.25

--------
(1) The Capital Securities will be reflected separately in the Company's consolidated financial statements as "Company-obligated mandatorily redeemable capital securities of the Nationwide Financial Services Capital Trust, holding solely junior subordinated debentures of Nationwide Financial Services, Inc." with a footnote indicating that all of the Common Securities of the Trust, which are the only voting securities of the Trust, are owned by the Company, that the sole assets of the Trust are the junior subordinated debentures (indicating the principal amount, interest rate and maturity date thereof), and that the Trust's obligations with respect to the Capital Securities, through the Guarantee, the Junior Subordinated Debentures, the Indenture and the Declaration, taken together, are fully and unconditionally guaranteed by the Company.
(2) Based on no shares of Class A Common Stock outstanding for "Actual" and "Pro Forma for the Special Dividend" columns and 20,540,000 shares of Class A Common Stock outstanding for all other columns.
(3) Based on 104,745,000 shares of Class B Common Stock outstanding for all columns.
(4) Adjusted to exclude net unrealized gains on securities available-for-sale in accordance with SFAS 115.

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The following table sets forth certain selected consolidated financial data for the Company. The consolidated income statement data set forth below for the years ended December 31, 1992 through 1996 and the consolidated balance sheet data as of December 31, 1992 through 1996 are derived from the consolidated financial statements of the Company, which have been audited by KPMG Peat Marwick LLP, independent certified public accountants. Segment and Other Data and Pro Forma Consolidated Balance Sheet Data appearing below are unaudited. The selected consolidated financial data set forth below should be read in conjunction with the consolidated financial statements of the Company and the notes thereto and the other financial information, including "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere herein.

                              AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                          -----------------------------------------------------
                            1996       1995       1994       1993       1992
                          ---------  ---------  ---------  ---------  ---------
                                        (DOLLARS IN MILLIONS)
CONSOLIDATED INCOME
 STATEMENT DATA:
Revenues:
 Policy charges.........  $   400.9  $   286.6  $   217.2  $   165.5  $   131.3
 Life insurance
  premiums..............      198.6      199.1      176.7      188.4      200.2
 Net investment income..    1,357.8    1,294.0    1,210.8    1,131.2    1,049.4
 Realized gains/(losses)
  on investments........       (0.2)      (1.7)     (16.5)     106.2      (19.4)
 Other income...........       59.5       59.0       45.9       48.1       44.1
                          ---------  ---------  ---------  ---------  ---------
 Total revenues.........    2,016.6    1,837.0    1,634.1    1,639.3    1,405.6
                          ---------  ---------  ---------  ---------  ---------
Benefits and expenses:
 Benefits and claims....    1,160.6    1,115.4      992.7      982.2      966.3
 Policyholder
  dividends.............       41.0       39.9       38.8       43.0       45.7
 Amortization of
  deferred policy
  acquisition costs.....      133.4       82.7       85.6       70.2       49.2
 Operating expenses.....      353.5      317.8      276.6      268.2      228.0
                          ---------  ---------  ---------  ---------  ---------
 Total benefits and ex-
  penses................    1,688.5    1,555.8    1,393.7    1,363.5    1,289.2
                          ---------  ---------  ---------  ---------  ---------
Income from continuing
 operations before
 federal income tax
 expense and cumulative
 effect of accounting
 changes................      328.1      281.2      240.4      275.8      116.4
Federal income tax
 expense................      115.8       96.3       82.5       96.7       32.1
                          ---------  ---------  ---------  ---------  ---------
Income from continuing
 operations before
 cumulative effect of
 accounting changes.....      212.3      184.9      157.9      179.1       84.3
Income from discontinued
 operations, net of
 federal income tax
 expense................       11.3       24.7       20.5       28.6        2.1
                          ---------  ---------  ---------  ---------  ---------
Income before cumulative
 effect of accounting
 changes................      223.6      209.6      178.4      207.7       86.4
Cumulative effect of
 accounting changes, net
 of federal income tax
 benefit................        --         --         --        (0.1)       --
                          ---------  ---------  ---------  ---------  ---------
 Net income.............  $   223.6  $   209.6  $   178.4  $   207.6  $    86.4
                          =========  =========  =========  =========  =========
CONSOLIDATED BALANCE
 SHEET DATA:
General account assets..  $20,843.5  $19,915.0  $17,156.2  $15,697.5  $14,674.8
Separate account
 assets.................   26,926.7   18,591.1   12,087.1    9,006.4    6,081.4
Total assets............   47,770.2   38,506.1   29,243.3   24,703.9   20,756.2
Long-term debt..........        --         --         --         --         --
Total liabilities.......   45,638.5   35,889.4   27,382.7   23,094.3   19,358.6
Shareholder's
 equity(1)..............    2,131.7    2,616.7    1,860.6    1,609.6    1,397.6
SEGMENT AND OTHER DATA:
Operating income (loss)
 before income taxes by
 segment(2):
 Variable Annuities.....  $    90.3  $    50.8  $    24.6  $    10.4  $    13.1
 Fixed Annuities........      135.4      137.0      139.0      105.9       95.3
 Life Insurance.........       67.2       67.6       53.0       49.7       46.1
 Corporate and
  Other(1)(3)...........       35.4       27.5       40.3        3.6      (18.7)

                             AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                         ----------------------------------------------------
                           1996       1995       1994       1993       1992
                         ---------  ---------  ---------  ---------  --------
                           (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Policy reserves by seg-
 ment:
 Variable Annuities(4).. $24,278.1  $16,761.8  $10,751.1  $ 7,854.8  $5,028.2
 Fixed Annuities(4).....  13,511.8   12,784.0   11,247.0   10,154.1   9,659.8
 Life Insurance.........   2,938.9    2,660.5    2,425.2    2,255.0   2,084.8
 Corporate and
  Other(3)..............   3,302.5    2,644.3    2,252.7    2,103.9   1,823.0
Statutory premiums,
 deposits and other
 considerations by
 product segment(5):
 Variable Annuities(6)..   6,500.3    4,399.3    3,821.1    2,414.2   1,561.8
 Fixed Annuities(6).....   1,600.5    1,864.2    1,308.6    1,300.9   1,637.8
 Life Insurance.........     439.3      352.4      320.8      279.4     264.7
 Corporate and
  Other(3)..............     502.6      182.1      148.5      205.3      91.7
Net operating in-
 come(2)................     211.3      184.8      168.2      109.7      97.0
Ratio of earnings to
 fixed charges(7).......       1.3x       1.3x       1.3x       1.3x      1.1x

                                                         AS OF DECEMBER 31, 1996
                                                         -----------------------
                                                          (DOLLARS IN MILLIONS)
PRO FORMA CONSOLIDATED BALANCE SHEET DATA(8):
General account assets..................................        $19,993.5
Separate account assets.................................         26,926.7
Total assets............................................         46,920.2
Long-term debt..........................................              --
Total liabilities.......................................         45,638.5
Shareholder's equity(1).................................          1,281.7

--------
(1) The Company has received cash capital contributions and declared cash dividends over the periods presented as follows:

                                           FOR THE YEAR ENDED DECEMBER 31,
                                           ------------------------------------
                                            1996   1995    1994    1993   1992
                                           ------  -----  ------  ------  -----
                                                (DOLLARS IN MILLIONS)
   Cash capital contributions............. $  --   $ --   $200.0  $100.0  $13.5
   Cash dividends.........................  (52.0)  (8.5)   (1.0)  (10.6)  (4.6)
                                           ------  -----  ------  ------  -----
   Net contributions...................... $(52.0) $(8.5) $199.0  $ 89.4  $ 8.9
                                           ======  =====  ======  ======  =====

  The cash capital contributions and cash dividends and the related increases and decreases to net investment income are recorded in the Corporate and Other segment. The cash capital contributions and cash dividends had a direct impact on the Company's shareholder's equity and the operating income
  (loss) before federal income tax expense of the Corporate and Other segment.
(2) Excludes realized gains/(losses) on investments (net of related federal income tax where applicable), discontinued operations and cumulative effect of accounting changes.
(3) The Corporate and Other segment includes net investment income on investments not allocated to the three product segments; all realized investment gains and losses; investment management fees; other revenues and operating expenses of Nationwide mutual funds other than the portion allocated to the Variable Annuities and Life Insurance segments; commissions and other income earned by the marketing and distribution subsidiaries of the Company; and revenues, benefits and expenses associated with group annuity contracts issued to Nationwide Insurance Enterprise employee and agent benefit plans.
(4) Policy reserves related to the fixed option under the Company's variable annuity contracts are included in Fixed Annuities. As of December 31, 1996, 1995 and 1994, such amounts were $9.52 billion, $8.83 billion and $7.27 billion, respectively.
(5) Statutory data have been derived from the Annual and Quarterly Statements of Nationwide Life, as filed with insurance regulatory authorities and prepared in accordance with statutory accounting practices.
(6) Statutory premiums, deposits and other considerations related to the fixed option under the Company's variable annuity contracts are included in Fixed Annuities. For the years ended December 31, 1996, 1995 and 1994, such amounts were $1.24 billion, $1.57 billion and $1.05 billion, respectively.
(7) For purposes of this computation, earnings consist of income from continuing operations before federal income tax expense and cumulative effect of accounting changes and fixed charges. Fixed charges consist of interest expense on debt plus interest credited to policyholder account balances. There was no interest expense on debt for any of the periods presented.
(8) Pro forma to give effect to the Special Dividend totalling $850.0 million as if the Special Dividend had occurred as of December 31, 1996. The Special Dividend will have been paid by the Company prior to the completion of the Equity Offerings.

                     PRO FORMA CONSOLIDATED FINANCIAL DATA

  The pro forma consolidated financial data for the Company set forth in the tables below give effect to (i) the Special Dividend, the Equity Offerings, the Note Offering and the Capital Securities Offering, (ii) the Special Dividend and the Equity Offerings, (iii) the Special Dividend, the Equity Offerings and the Note Offering and (iv) the Special Dividend, the Equity Offerings and the Capital Securities Offering. The Consolidated Income Statement Data and Other Data set forth in the tables below also give effect to 1996 Cash Dividend. The tables below are presented as if each of the Special Dividend, the Equity Offerings, the Note Offering, the Capital Securities Offering and the 1996 Cash Dividend, as applicable, had been consummated at the beginning of the period indicated or, in the case of the balance sheet data, as of the date indicated. The pro forma financial data do not purport to reflect what the Company's financial position or results of operations would actually have been if any or all of the Equity Offerings, the Special Dividend, the Note Offering, the Capital Securities Offering and the 1996 Cash Dividend had in fact occurred on such dates nor should they be taken as indicative of the future results of operations of the Company. The pro forma consolidated financial information should be read in conjunction with the consolidated financial statements of the Company and the notes thereto and the other financial information pertaining to the Company included elsewhere herein. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

PRO FORMA FOR THE SPECIAL DIVIDEND, THE EQUITY OFFERINGS, THE NOTE OFFERING, THE CAPITAL SECURITIES OFFERING AND, WITH RESPECT TO CONSOLIDATED INCOME STATEMENT DATA AND OTHER DATA ONLY, THE 1996 CASH DIVIDEND

                                             AS OF OR FOR THE YEAR ENDED
                                                  DECEMBER 31, 1996
                                          ------------------------------------
                                           ACTUAL   ADJUSTMENTS   PRO FORMA(1)
                                          --------  -----------   ------------
                                          (DOLLARS IN MILLIONS, EXCEPT PER
                                                     SHARE DATA)
CONSOLIDATED INCOME STATEMENT DATA:
Revenues:
 Policy charges.......................... $  400.9    $   --        $  400.9
 Life insurance premiums.................    198.6        --           198.6
 Net investment income...................  1,357.8      (68.2)(2)    1,289.6
 Realized losses on investments..........     (0.2)       --            (0.2)
 Other income............................     59.5        --            59.5
                                          --------    -------       --------
  Total revenues.........................  2,016.6      (68.2)       1,948.4
                                          --------    -------       --------
Benefits and Expenses:
 Benefits and claims.....................  1,160.6        --         1,160.6
 Policyholder dividends..................     41.0        --            41.0
 Amortization of deferred policy acquisi-
  tion costs.............................    133.4        --           133.4
 Operating expenses......................    353.5        --           353.5
 Interest expense........................      --        30.7 (3)       30.7
                                          --------    -------       --------
  Total benefits and expenses............  1,688.5       30.7        1,719.2
                                          --------    -------       --------
Income from continuing operations before
 federal income tax expense..............    328.1      (98.9)         229.2
Federal income tax expense...............    115.8      (34.6)(4)       81.2
                                          --------    -------       --------
    Income from continuing operations.... $  212.3    $ (64.3)      $  148.0
                                          ========    =======       ========

                                              AS OF OR FOR THE YEAR ENDED
                                                   DECEMBER 31, 1996
                                           -------------------------------------
                                            ACTUAL    ADJUSTMENTS   PRO FORMA(1)
                                           ---------  -----------   ------------
                                            (DOLLARS IN MILLIONS, EXCEPT PER
                                                      SHARE DATA)
CONSOLIDATED BALANCE SHEET DATA:
General account assets.................... $20,843.5    $(23.4)(5)   $20,820.1
Separate account assets...................  26,926.7       --         26,926.7
Total assets..............................  47,770.2     (23.4)       47,746.8
Long-term debt............................       --      300.0 (6)       300.0
Capital Securities........................       --      100.0 (7)       100.0
Shareholders' equity......................   2,131.7    (423.4)(8)     1,708.3
OTHER DATA:
Net operating income(9)................... $   211.3    $(64.3)      $   147.0
Realized gains/(losses) on investments,
 net of tax...............................       1.0       --              1.0
                                           ---------    ------       ---------
 Income from continuing operations........ $   212.3    $(64.3)      $   148.0
                                           =========    ======       =========
 Income from continuing operations per
  common share(10)........................ $    2.03                 $    1.18
                                           =========                 =========
Ratio of earnings to fixed charges(11)....       1.3x                      1.2x

--------

 (1) Pro forma to give effect to (i) the Equity Offerings (assuming net proceeds of $426.6 million and the issuance of 20,540,000 shares of Class A Common Stock), (ii) the Special Dividend totalling $850.0 million which will have been paid by the Company prior to the completion of the Equity Offerings, (iii) the Note Offering and the Capital Securities Offering (assuming net proceeds of $394.9 million from such offerings) and (iv) with respect to Consolidated Income Statement Data and Other Data only, the 1996 Cash Dividend totalling $50.0 million which was paid by the Company on December 31, 1996.

 (2) Reduction in net investment income on the 1996 Cash Dividend and the Special Dividend at an assumed rate of 7.5%. If this reduction were partially offset by net investment income on the proceeds from the Equity Offerings, the Note Offering and the Capital Security Offering at an assumed reinvestment rate of 7.5%, the net adjustment would be a reduction of $6.6 million, resulting in pro forma net operating income of $187.0 million.
 (3) The $300 million aggregate principal amount of Notes is assumed to bear interest at a rate of 7.5% per annum for the period indicated. The $100 million aggregate liquidation amount of the Capital Securities is assumed to bear a distribution rate of 8.0% per annum for the period indicated. There can be no assurance that these will be the actual rates borne by such instruments. An increase of 1.0% per annum on the assumed interest rate on the Notes and on the assumed distribution rate on the Capital Securities would result in an increase of $4.0 million to interest expense for the year ended December 31, 1996. Interest expense includes amortization of deferred issuance costs.
 (4) Income tax effect of the pro forma adjustments at the statutory rate.
 (5) The excess of the Special Dividend over the proceeds from the Equity Offerings, the Note Offering and the Capital Securities Offering. Also included are capitalized issuance costs.
 (6) Represents aggregate principal amount of Notes.
 (7) The Capital Securities will be reflected separately in the Company's consolidated financial statements as "Company-obligated mandatorily redeemable capital securities of the Nationwide Financial Services Capital Trust, holding solely junior subordinated debentures of Nationwide Financial Services, Inc." with a footnote indicating that all of the Common Securities of the Trust, which are the only voting securities of the Trust, are owned by the Company, that the sole assets of the Trust are the junior subordinated debentures (indicating the principal amount, interest rate and maturity date thereof) and that the Trust's obligations with respect to the Capital Securities, through the Guarantee, the Junior Subordinated Debentures, the Indenture and the Declaration, taken together, are fully and unconditionally guaranteed by the Company.
 (8) The excess of the Special Dividend over the proceeds from the Equity Offerings.
 (9) Excludes realized gains/(losses) on investments (net of related federal income tax) and discontinued operations.
(10) Actual is based on 104,745,000 shares of Class B Common Stock outstanding. Pro forma is based on 125,285,000 shares outstanding, which consists of 104,745,000 shares of Class B Common Stock and 20,540,000 shares of Class A Common Stock assumed to be issued in the Equity Offerings.
(11) For purposes of this computation, earnings consist of income from continuing operations before federal income tax expense and fixed charges. Fixed charges consist of interest expense on debt plus interest credited to policyholder account balances. There was no actual interest expense on debt for the year ended December 31, 1996.

PRO FORMA FOR THE SPECIAL DIVIDEND, THE EQUITY OFFERINGS AND, WITH RESPECT TO CONSOLIDATED INCOME STATEMENT DATA AND OTHER DATA ONLY, THE 1996 CASH DIVIDEND

                                   AS OF OR FOR THE YEAR ENDED
                                        DECEMBER 31, 1996
                          ------------------------------------------------------
                             ACTUAL          ADJUSTMENTS         PRO FORMA(1)
                          ---------------  ----------------    -----------------
                           (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED INCOME
 STATEMENT DATA:
Revenues:
 Policy charges.........  $         400.9    $         --       $         400.9
 Life insurance premi-
  ums...................            198.6              --                 198.6
 Net investment income..          1,357.8            (67.5)(2)          1,290.3
 Realized losses on in-
  vestments.............             (0.2)             --                  (0.2)
 Other income...........             59.5              --                  59.5
                          ---------------    -------------      ---------------
  Total revenues........          2,016.6            (67.5)             1,949.1
                          ---------------    -------------      ---------------
Benefits and Expenses:
 Benefits and claims....          1,160.6              --               1,160.6
 Policyholder divi-
  dends.................             41.0              --                  41.0
 Amortization of de-
  ferred policy acquisi-
  tion costs............            133.4              --                 133.4
 Operating expenses.....            353.5              --                 353.5
 Interest expense.......              --               --                   --
                          ---------------    -------------      ---------------
  Total benefits and
   expenses.............          1,688.5              --               1,688.5
                          ---------------    -------------      ---------------
Income from continuing
 operations before fed-
 eral income tax ex-
 pense..................            328.1            (67.5)               260.6
Federal income tax ex-
 pense..................            115.8            (23.6)(3)             92.2
                          ---------------    -------------      ---------------
    Income from continu-
     ing operations.....  $         212.3    $       (43.9)     $         168.4
                          ===============    =============      ===============
CONSOLIDATED BALANCE
 SHEET DATA:
General account assets..  $      20,843.5    $      (423.4)(4)  $      20,420.1
Separate account as-
 sets...................         26,926.7              --              26,926.7
Total assets............         47,770.2           (423.4)            47,346.8
Long-term debt..........              --               --                   --
Capital Securities......              --               --                   --
Shareholders' equity....          2,131.7           (423.4)(4)          1,708.3
OTHER DATA:
Net operating income
 (5)....................  $         211.3    $       (43.9)     $         167.4
Realized gains/(losses)
 on investments, net of
 tax....................              1.0              --                   1.0
                          ---------------    -------------      ---------------
 Income from continuing
  operations............  $         212.3    $       (43.9)     $         168.4
                          ===============    =============      ===============
 Income from continuing
  operations per common
  share(6)..............  $          2.03                       $          1.34
                          ===============                       ===============
Ratio of earnings to
 fixed charges (7)......              1.3x                                  1.3x

--------

(1) Pro forma to give effect to (i) the Equity Offerings (assuming net proceeds of $426.6 million from the issuance of 20,540,000 shares of Class A Common Stock), (ii) the Special Dividend totalling $850.0 million which will have been paid by the Company prior to the completion of the Equity Offerings and (iii) with respect to Consolidated Income Statement Data and Other Data only, the 1996 Cash Dividend totalling $50.0 million which was paid by the Company on December 31, 1996.

(2) Reduction in net investment income on the 1996 Cash Dividend and the Special Dividend at an assumed rate of 7.5%. If this reduction were partially offset by net investment income on the proceeds from the Equity Offerings at an assumed reinvestment rate of 7.5%, the net adjustment would be a reduction of $35.5 million, resulting in net operating income of $188.2 million.
(3) Income tax effect of the pro forma adjustments at the statutory rate.
(4) The excess of the Special Dividend over the proceeds form the Equity Offerings.
(5) Excludes realized gains/(losses) on investments (net of related federal income tax) and discontinued operations.
(6) Actual is based on 104,745,000 shares of Class B Common Stock outstanding. Pro forma is based on 125,285,000 shares outstanding, which consists of 104,745,000 shares of Class B Common Stock and 20,540,000 shares of Class A Common Stock assumed to be issued in the Equity Offerings.
(7) For purposes of this computation, earnings consist of income from continuing operations before federal income tax expense and fixed charges. Fixed charges consist of interest expense on debt plus interest credited to policyholder account balances. There was no actual interest expense on debt for the year ended December 31, 1996.

PRO FORMA FOR THE SPECIAL DIVIDEND, THE EQUITY OFFERINGS, THE NOTE OFFERING AND, WITH RESPECT TO CONSOLIDATED INCOME STATEMENT DATA AND OTHER DATA ONLY, THE 1996 CASH DIVIDEND

                         AS OF OR FOR THE YEAR ENDED DECEMBER 31, 1996
                         ------------------------------------------------------
                            ACTUAL          ADJUSTMENTS         PRO FORMA(1)
                         ---------------  ----------------    -----------------
                          (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED INCOME
 STATEMENT DATA:
Revenues:
 Policy charges........  $         400.9    $         --       $         400.9
 Life insurance
  premiums.............            198.6              --                 198.6
 Net investment
  income...............          1,357.8            (68.1)(2)          1,289.7
 Realized losses on
  investments..........             (0.2)             --                  (0.2)
 Other income..........             59.5              --                  59.5
                         ---------------    -------------      ---------------
   Total revenues......          2,016.6            (68.1)             1,948.5
                         ---------------    -------------      ---------------
Benefits and Expenses:
 Benefits and claims...          1,160.6              --               1,160.6
 Policyholder
  dividends............             41.0              --                  41.0
 Amortization of
  deferred policy
  acquisition costs....            133.4              --                 133.4
 Operating expenses....            353.5              --                 353.5
 Interest expense......              --              22.6 (3)             22.6
                         ---------------    -------------      ---------------
   Total benefits and
    expenses...........          1,688.5             22.6              1,711.1
                         ---------------    -------------      ---------------
Income from continuing
 operations before
 income tax expense....            328.1            (90.7)               237.4
Federal income tax
 expense...............            115.8            (31.7)(4)             84.1
                         ---------------    -------------      ---------------
    Income from
     continuing
     operations........  $         212.3    $       (59.0)     $         153.3
                         ===============    =============      ===============
CONSOLIDATED BALANCE
 SHEET DATA:
General account
 assets................  $      20,843.5    $      (123.4)(5)  $      20,720.1
Separate accounts
 assets................         26,926.7              --              26,926.7
Total assets...........         47,770.2           (123.4)            47,646.8
Long-term debt.........              --             300.0 (6)            300.0
Capital Securities.....              --               --                   --
Shareholders' equity...          2,131.7           (423.4)(7)          1,708.3
OTHER DATA:
Net operating income
 (8)...................  $         211.3    $       (59.0)     $         152.3
Realized gains/(losses)
 on investments, net of
 tax...................              1.0              --                   1.0
                         ---------------    -------------      ---------------
 Income from continu-
  ing operations.......  $         212.3    $       (59.0)     $         153.3
                         ===============    =============      ===============
 Income from
  continuing
  operations per
  common share (9).....  $          2.03                       $          1.22
                         ===============                       ===============
Ratio of earnings to
 fixed charges (10)....              1.3x                                  1.2x

--------

 (1) Pro forma to give effect to (i) the Equity Offerings (assuming net proceeds of $426.6 million from the issuance of 20,540,000 shares of Class A Common Stock), (ii) the Special Dividend totalling $850.0 million which will have been paid by the Company prior to the completion of the Equity Offerings, (iii) the Note Offering (assuming net proceeds of $296.3 million) and (iv) with respect to Consolidated Income Statement Data and Other Data only, the 1996 Cash Dividend totalling $50.0 million which was paid by the Company on December 31, 1996.

 (2) Reduction in net investment income on the 1996 Cash Dividend and the Special Dividend at an assumed rate of 7.5%. If this reduction were partially offset by net investment income on the proceeds from the Equity Offerings and the Note Offering at an assumed reinvestment rate of 7.5%, the net adjustment would be a reduction of $13.8 million, resulting in pro forma net operating income of $187.6 million.
 (3) The $300 million aggregate principal amount of the Notes is assumed to bear interest at a rate of 7.5% per annum for the period indicated. There can be no assurance that this will be the actual rate borne by the Notes. An increase of 1.0% per annum in the assumed interest rate on the Notes would result in an increase of $3.0 million to interest expense for the year ended December 31, 1996. Interest expense includes amortization of deferred issuance costs.
 (4) Income tax effect of the pro forma adjustments at the statutory rate.
 (5) The excess of the Special Dividend over the proceeds from the Equity Offerings and Note Offering. Also included are capitalized issuance costs.
 (6) Represents aggregate principal amount of Notes.
 (7) The excess of the Special Dividend over the proceeds from the Equity Offerings.
 (8) Excludes realized gains/(losses) on investments (net of related federal income tax) and discontinued operations.
 (9) Actual is based on 104,745,000 shares of Class B Common Stock outstanding. Pro forma is based on 125,285,000 shares outstanding, which consists of 104,745,000 shares of Class B Common Stock and 20,540,000 shares of Class A Common Stock assumed to be issued in the Equity Offerings.
(10) For purposes of this computation, earnings consist of income from continuing operations before federal income tax expense and fixed charges. Fixed charges consist of interest expense on debt plus interest credited to policyholder account balances. There was no actual interest expense on debt for the year ended December 31, 1996.

PRO FORMA FOR THE SPECIAL DIVIDEND, THE EQUITY OFFERINGS, THE CAPITAL SECURITIES OFFERING AND, WITH RESPECT TO CONSOLIDATED INCOME STATEMENT DATA AND OTHER DATA ONLY, THE 1996 CASH DIVIDEND

                                  AS OF OR FOR THE YEAR ENDED
                                       DECEMBER 31, 1996
                         ------------------------------------------------------
                            ACTUAL          ADJUSTMENTS         PRO FORMA(1)
                         ---------------  ----------------    -----------------
                          (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED INCOME
 STATEMENT DATA:
Revenues:
 Policy charges........  $         400.9    $         --       $         400.9
 Life insurance
  premiums.............            198.6              --                 198.6
 Net investment
  income...............          1,357.8            (67.7)(2)          1,290.1
 Realized losses on
  investments..........             (0.2)             --                  (0.2)
 Other income..........             59.5              --                  59.5
                         ---------------    -------------      ---------------
  Total revenues.......          2,016.6            (67.7)             1,948.9
                         ---------------    -------------      ---------------
Benefits and Expenses:
 Benefits and claims...          1,160.6              --               1,160.6
 Policyholder
  dividends............             41.0              --                  41.0
 Amortization of
  deferred policy
  acquisition costs....            133.4              --                 133.4
 Operating expenses....            353.5              --                 353.5
 Interest expense......              --               8.0 (3)              8.0
                         ---------------    -------------      ---------------
  Total benefits and
   expenses............          1,688.5              8.0              1,696.5
                         ---------------    -------------      ---------------
Income from continuing
 operations before
 federal income tax
 expense...............            328.1            (75.7)               252.4
Federal income tax
 expense...............            115.8            (26.5)(4)             89.3
                         ---------------    -------------      ---------------
    Income from
     continuing
     operations........  $         212.3    $       (49.2)     $         163.1
                         ===============    =============      ===============
CONSOLIDATED BALANCE
 SHEET DATA:
General account
 assets................        $20,843.5          $(323.4)(5)        $20,520.1
Separate account
 assets................         26,926.7              --              26,926.7
Total assets...........         47,770.2           (323.4)            47,446.8
Long-term debt.........              --               --                   --
Capital securities.....              --             100.0 (6)            100.0
Shareholders' equity...          2,131.7           (423.4)(7)          1,708.3
OTHER DATA:
Net operating
 income(8).............  $         211.3    $       (49.2)     $         162.1
Realized gains/(losses)
 on investments, net of
 tax...................              1.0              --                   1.0
                         ---------------    -------------      ---------------
  Income from
   continuing
   operations..........  $         212.3    $       (49.2)     $         163.1
                         ===============    =============      ===============
  Income from
   continuing
   operations per
   common share(9).....  $          2.03                       $          1.30
                         ===============                       ===============
Ratio of earnings to
 fixed charges(10).....             1.3x                                  1.3x

--------

 (1) Pro forma to give effect to (i) the Equity Offerings (assuming net proceeds of $426.6 million and the issuance of 20,540,000 shares of Class A Common Stock), (ii) the Special Dividend totalling $850.0 million which will have been paid by the Company prior to the completion of the Equity Offerings, (iii) the Capital Securities Offering (assuming net proceeds of $98.6 million) and (iv) with respect to Consolidated Income Statement Data and Other Data only, the 1996 Cash Dividend totalling $50.0 million which was paid by the Company on December 31, 1996.

 (2) Reduction in net investment income on the 1996 Cash Dividend and the Special Dividend at an assumed rate of 7.5%. If this reduction were partially offset by net investment income on the proceeds from the Equity Offerings and the Capital Securities Offering at an assumed reinvestment rate of 7.5%, the net adjustment would be a reduction of $28.3 million, resulting in pro forma net operating income of $187.7 million.
 (3) The $100 million aggregate liquidation amount of the Capital Securities is assumed to bear a distribution rate of 8.0% per annum for the period indicated. There can be no assurance that this will be the actual rate borne by the Capital Securities. An increase of 1.0% per annum on the assumed distribution rate on the Capital Securities would result in an increase of $1.0 million to interest expense for the year ended December 31, 1996. Interest expense includes amortization of deferred issuance costs.
 (4) Income tax effect of the pro forma adjustments at the statutory rate.
 (5) The excess of the Special Dividend over the proceeds from the Equity Offerings and Capital Securities Offering. Also included are capitalized issuance costs.
 (6) The Capital Securities will be reflected separately in the Company's consolidated financial statements as "Company-obligated mandatorily redeemable capital securities of the Nationwide Financial Services Capital Trust, holding solely junior subordinated debentures of Nationwide Financial Services, Inc." with a footnote indicating that all of the Common Securities of the Trust, which are the only voting securities of the Trust, are owned by the Company, that the sole assets of the Trust are the junior subordinated debentures (indicating the principal amount, interest rate and maturity date thereof) and that the Trust's obligations with respect to the Capital Securities, through the Guarantee, the Junior Subordinated Debentures, the Indenture and the Declaration, taken together, are fully and unconditionally guaranteed by the Company.
 (7) The excess of the Special Dividend over the proceeds from the Equity Offerings.
 (8) Excludes realized gains/(losses) on investments (net of related federal income tax) and discontinued operations.
 (9) Actual is based on 104,745,000 shares of Class B Common Stock outstanding. Pro forma is based on 125,285,000 shares outstanding, which consists of 104,745,000 shares of Class B Common Stock and 20,540,000 shares of Class A Common Stock assumed to be issued in the Equity Offerings.
(10) For purposes of this computation, earnings consist of income from continuing operations before federal income tax expense and fixed charges. Fixed charges consist of interest expense on debt plus interest credited to policyholder account balances. There was no actual interest expense on debt for the year ended December 31, 1996.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

  The following analysis of consolidated results of operations and financial condition of the Company should be read in conjunction with "Selected Consolidated Financial Data," "Pro Forma Consolidated Financial Data" and the Consolidated Financial Statements and related footnotes included elsewhere in this Prospectus.

  The Company was formed in November 1996 as a holding company for Nationwide Life and the other companies within the Nationwide Insurance Enterprise that offer or distribute long-term savings and retirement products. The consolidated financial information discussed below includes the results of operations of Nationwide Life and the related marketing and distribution companies as though they had been consolidated with the Company for all periods presented. See "Recent History," "Certain Relationships and Related Transactions--Existing Arrangements with the Nationwide Insurance Enterprise-- Organization of the Company" and "--Modified Coinsurance Agreements."

RESULTS OF OPERATIONS

  Policy Charges. Policy charges include asset fees, which are primarily earned from separate account assets generated from sales of variable annuities; administration fees, which include fees charged per contract on a variety of the Company's products and premium loads on universal life insurance products; surrender fees, which are charged as a percentage of assets withdrawn during a specified period (usually the first seven years) of annuity and certain life insurance contracts; and cost-of-insurance ("COI") charges earned on universal life insurance products. For 1996, policy charges were $400.9 million, a 39.9% increase from $286.6 million in 1995. Policy charges increased 32.0% in 1995 from $217.2 million in 1994. Increases in policy charges have resulted primarily from increases in separate account assets and the resulting higher levels of asset fees, as well as a moderate increase in all of the fees discussed above due to the growth in customer accounts.

  Life Insurance Premiums. Life insurance premiums are earned primarily from traditional life insurance in the Life Insurance segment, but are also earned from the sale of life-contingent immediate annuities in the Fixed Annuities segment. Life insurance premiums from traditional life insurance policies are recognized as revenue when due from the policyholder. For life-contingent immediate annuities, net premium (i.e., the portion of the premium which covers benefits and expenses) is recognized as revenue when received. Any premium received in excess of the net premium is deferred and recognized as revenue over the expected benefit period. Traditional life insurance products accounted for 87.9%, 83.5% and 88.6% of the total life insurance premiums in 1996, 1995 and 1994, respectively. Life insurance premiums were $198.6 million for 1996, a 0.3% decrease from $199.1 million for 1995. The slight decrease in 1996 was due to an $8.7 million decrease in sales of life-contingent immediate annuities offset by an $8.3 million increase in traditional life insurance premiums. Life insurance premiums increased 12.7% in 1995 from $176.7 million in 1994. The 1995 increase in life insurance premiums resulted from an increase in traditional life insurance in-force in the Life Insurance segment and growth in the Fixed Annuities segment.

  Net Investment Income. Net investment income includes the gross investment income earned on investments supporting fixed annuities and certain life insurance products as well as the yield on the Company's general account invested assets which are not allocated to product segments. Net investment income was $1.36 billion in 1996, $1.29 billion in 1995 and $1.21 billion in 1994. Net investment income has increased as a result of growth in the Company's general account invested assets. General account invested assets were $18.32 billion, $17.83 billion and $15.23 billion as of December 31, 1996, 1995 and 1994, respectively.

  Realized Gains/(Losses) on Investments. Realized gains on investments are not considered by the Company to be a recurring source of earnings. The Company makes decisions concerning the sale of invested assets based on a variety of market, business, tax and other factors. All realized gains and losses are reported in the Corporate and Other segment. Net realized losses on investments were $0.2 million in 1996, $1.7 million in 1995 and $16.5 million in 1994.

  Other Income. Other income consists of investment management fees earned by a subsidiary of the Company from the management of Nationwide mutual funds, as well as commission and other income earned by the Company's marketing and distribution subsidiaries. Net investment management fees earned on Nationwide mutual fund assets selected as investment options for variable annuity products and variable life insurance products are reported in the Variable Annuities segment and Life Insurance segment, respectively. The Company also sells its mutual fund products separately, and investment management fees from these assets are included in the Corporate and Other segment. Other income was $59.5 million in 1996, a 0.8% increase from 1995. Other income increased 28.8% to $59.0 million in 1995 from $45.9 million in 1994. The increase in other income in 1996 and 1995 resulted primarily from an increase in commission income.

  Benefits and Claims. Benefits and claims consist primarily of interest credited on fixed annuity products and life insurance benefits in the Life Insurance segment. Benefits and claims increased 4.0% to $1.16 billion in 1996 from 1995. Benefits and claims increased 12.4% to $1.12 billion in 1995 from $992.7 million in 1994. The changes in benefits and claims from year to year are primarily attributable to the changes in interest credited which are discussed in the Fixed Annuities segment results below. Life insurance benefits have remained consistent over the periods.

  Policyholder Dividends. Policyholder dividends are paid on certain participating policies, primarily in the Life Insurance segment. Policyholder dividends were $41.0 million in 1996, a 2.8% increase over 1995. Policyholder dividends increased 2.8% to $39.9 million in 1995 from $38.8 million in 1994.

  Amortization of DAC. Amortization of deferred policy acquisition costs ("DAC") results from the capitalization of commissions and other costs of acquiring new contracts and the amortization of these costs over the estimated life of the contract. Amortization of DAC was $133.4 million in 1996, a 61.3% increase over 1995. Amortization of DAC decreased 3.4% to $82.7 million in 1995 from $85.6 million in 1994. The increase in 1996 was primarily attributable to growth in all product segments while the decrease in 1995 resulted from a decrease in the amortization rate for variable and fixed individual annuities due to lower than anticipated lapse rates and strong separate account asset performance.

  Operating Expenses. Operating expenses were $353.5 million in 1996, an 11.3% increase 1995. Operating expenses increased 14.9% to $317.8 million in 1995 from $276.6 million in 1994. These increases were primarily due to the increasing number of individual and group annuity contracts in-force and the related increase in administrative processing costs. The Company has controlled its operating expenses by taking advantage of economies of scale and by increasing productivity through investments in technology. As a result, the ratio of operating expenses to total assets declined to 0.74% in 1996 from 0.83% in 1995 and 0.95% in 1994.

  Federal Income Tax Expenses. Federal income tax expense was $115.8 million, $96.3 million and $82.5 million, representing effective tax rates of 35.3%, 34.3% and 34.3%, for 1996, 1995 and 1994, respectively. The increase in the 1996 effective tax rate is the result of greater benefits in 1995 and from charitable donations of appreciated securities.

  Net Operating Income. Net operating income is net income, excluding realized gains and losses on investments (net of related federal income tax) and discontinued operations. Net operating income for 1996 was $211.3 million, a 14.3% increase from 1995. The Company's net operating income increased 9.9% to $184.8 million in 1995 from $168.2 million in 1994.

  Discontinued Operations. Discontinued operations include the results of (i) the three Nationwide Life subsidiaries whose outstanding capital stock, on September 24, 1996, was declared as a dividend to Nationwide Corp. and (ii) all of the Company's accident and health and group life business which was ceded to affiliates effective January 1, 1996. Income from discontinued operations was $11.3 million, $24.7 million and $20.5 million in 1996, 1995 and 1994, respectively. The Company did not recognize any gain or loss on the disposal of these subsidiaries or discontinuance of the accident and health and group life insurance business. Income from discontinued operations was $11.3 million in 1996, a 54.3% decrease from $24.7 million in 1995. The decrease is attributable to losses incurred on group accident and health business, which are due to increases in the volume of claims and medical costs. Income from discontinued operations was $24.7 million in 1995, a 20.5% increase from $20.5 million in 1994. The increase is attributable to the income reported by Employers Life Insurance Company of Wausau ("Employers Life"), which the Company acquired effective December 31, 1994.

EFFECT OF THE SPECIAL DIVIDEND, THE NOTE OFFERING AND THE CAPITAL SECURITIES OFFERING

  Prior to the Capital Securities Offering, the Company expects to consummate the Equity Offerings and concurrently with the Capital Securities Offering, the Company expects to consummate the Note Offering. The consummation of the Capital Securities Offering is not conditioned on the completion of the Note Offering. There can be no assurance that the Note Offering will be consummated. See "Use of Proceeds," "Recent History" and "The Equity Offerings, the Note Offering and the Capital Securities Offering." The Equity Offerings and the Note Offering are being made pursuant to separate prospectuses.

  The proceeds from the Capital Securities Offering will be used by the Trust to purchase Junior Subordinated Debentures of the Company. The proceeds received by the Company from the sale of the Junior Subordinated Debentures, together with proceeds from the Note Offering, will be contributed to the capital of Nationwide Life. Prior to the consummation of the Equity Offerings, Nationwide Life will dividend to the Company, and the Company will subsequently dividend to Nationwide Corp., securities having an aggregate market value of $850.0 million. Together with the effect of the proceeds of the Equity Offerings, these transactions are expected to result in a net decrease in invested assets of the Company of $28.5 million, which is expected to result in a slight decrease in net investment income in the future. Interest expense generated by the securities sold in the Note Offering and the Capital Securities Offering is expected to be approximately $30.7 million per year. See Note 3 to "Pro Forma Consolidated Financial Data--Pro Forma for the Special Dividend, the Equity Offerings, the Note Offering, the Capital Securities Offering and, with respect to Consolidated Income Statement Data and Other Data only, the 1996 Cash Dividend."

  The Notes are expected to have a maturity of approximately 30 years from the date of issuance, with interest payable semi-annually. The Notes are expected to include the option for the Company to redeem part or all of the outstanding Notes beginning approximately 10 years from the date of issuance. The Notes will not require any sinking fund payments.

RESULTS OF OPERATIONS BY PRODUCT SEGMENT

  The Company has three product segments: Variable Annuities, Fixed Annuities and Life Insurance. In addition, the Company reports corporate income and expenses and investments and related investment income supporting capital not specifically allocated to its product segments in a Corporate and Other segment. All information set forth below relating to the Company's Variable Annuities segment excludes the fixed option under the Company's variable annuity contracts. Such information is included in the Company's Fixed Annuities segment.

  The table below presents summary financial data for the Company by segment.

                                        AS OF OR FOR THE YEAR ENDED
                                               DECEMBER 31,
                                       -------------------------------
                                         1996       1995       1994
                                       ---------  ---------  ---------
                                               (DOLLARS IN MILLIONS)
REVENUES:
Variable Annuities(1)................. $   284.6  $   189.0  $   132.7
Fixed Annuities(1)....................   1,092.6    1,052.0      939.9
Life Insurance........................     435.6      409.1      383.1
Corporate and Other...................     204.0      188.6      194.9
                                       ---------  ---------  ---------
  Total operating revenues............   2,016.8    1,838.7    1,650.6
Realized losses on investments........      (0.2)      (1.7)     (16.5)
                                       ---------  ---------  ---------
  Total revenues...................... $ 2,016.6  $ 1,837.0  $ 1,634.1
                                       =========  =========  =========
INCOME FROM CONTINUING OPERATIONS BE-
 FORE FEDERAL INCOME TAX
 EXPENSE:
Variable Annuities.................... $    90.3  $    50.8  $    24.6
Fixed Annuities.......................     135.4      137.0      139.0
Life Insurance........................      67.2       67.6       53.0
Corporate and Other...................      35.4       27.5       40.3
                                       ---------  ---------  ---------
  Total operating income..............     328.3      282.9      256.9
Realized losses on investments........      (0.2)      (1.7)     (16.5)
                                       ---------  ---------  ---------
  Total income from continuing
   operations before income federal
   tax expense........................ $   328.1  $   281.2  $   240.4
                                       =========  =========  =========
POLICY RESERVES:
Variable Annuities(2)................. $24,278.1  $16,761.8  $10,751.1
Fixed Annuities(2)....................  13,511.8   12,784.0   11,247.0
Life Insurance........................   2,938.9    2,660.5    2,425.2
Corporate and Other...................   3,302.5    2,644.3    2,252.7
                                       ---------  ---------  ---------
  Total policy reserves(3)............ $44,031.3  $34,850.6  $26,676.0
                                       =========  =========  =========

--------
(1) Revenues related to the fixed option under the Company's variable annuity contracts are included in Fixed Annuities.
(2) Policy reserves related to the fixed option under the Company's variable annuity contracts are included in Fixed Annuities. As of December 31, 1996, 1995 and 1994, such policy reserves represented $9.52 billion, $8.83 billion and $7.27 billion, respectively.
(3) Total policy reserves as presented here differ from the amounts set forth in the Company's financial statements because the presented amounts exclude (i) accident and health and group life insurance business ceded to other members of the Nationwide Insurance Enterprise and (ii) the fixed annuity policy reserves ceded to Franklin Life Insurance Company ("Franklin Life"). See "Business--Reinsurance" and "Certain Relationships and Related Transactions--Existing Arrangements with the Nationwide Insurance Enterprise--Modified Coinsurance Agreements."

Variable Annuities

  Revenues. Revenues in the Variable Annuities segment consist of policy charges and other income. Policy charges consist of asset fees, which are generally a percentage of separate account assets deposited for the purchase of variable annuities; administration fees, which are generally a specific dollar amount per contract; and surrender fees, which are charged against assets withdrawn during a specified period (generally the first seven years) of variable annuity contracts. The separate account assets generated by the Variable Annuities segment do not contribute to net investment income of the Company because the customer receives the investment benefit and bears the investment risk of these assets. Other income includes net investment management fees earned on separate account assets held in mutual funds managed by a subsidiary of the Company.

  Revenues were $284.6 million in 1996, a 50.6% increase from 1995. Revenues increased 42.4% to $189.0 million in 1995 from $132.7 million in 1994. Revenues have increased primarily as a result of growth in separate account assets related to this segment and the corresponding growth in asset fees, which were $261.8 million, $172.8 million and $120.4 million in 1996, 1995 and 1994, respectively. Asset fees as a percentage of variable annuity separate account assets have remained relatively stable during the periods presented, reflecting minimal changes in the levels of asset fees charged on most variable annuity products.

  Income from Continuing Operations Before Federal Income Tax Expense. Income from continuing operations before federal income tax expense was $90.3 million in 1996, a 77.8% increase from 1995. Income from continuing operations before federal income tax expense increased 106.5% to $50.8 million in 1995 from $24.6 million in 1994. Increases have primarily resulted from growth in variable annuity separate account assets and the corresponding increases in asset fees combined with expense levels which have decreased as a percentage of revenues. Total expenses were $189.7 million, $135.4 million and $105.8 million, or 66.7%, 71.6% and 79.7% of total revenues for 1996, 1995 and 1994, respectively. During the period, the Company has controlled its operating expenses by taking advantage of economies of scale and by increasing productivity through investments in technology.

  Policy Reserves. Variable annuity policy reserves increased 44.9% from $16.76 billion as of December 31, 1995 to $24.28 billion as of December 31, 1996. Of this increase, $2.72 billion was due to market appreciation of separate account assets, while $6.50 billion of statutory premiums and deposits offset by $1.70 billion of withdrawals and policy charges resulted in the remainder of the increase. Variable annuity policy reserves increased 55.9% to $16.76 billion as of December 31, 1995 from $10.75 billion as of December 31, 1994, which was a 36.8% increase from $7.86 billion as of December 31, 1993. Market appreciation accounted for $2.93 billion of the increase in 1995 while market depreciation accounted for an $84.0 million decrease in 1994. Statutory premiums and deposits were $4.40 billion and $3.82 billion, while withdrawals and policy charges were $1.32 billion and $840.0 million, in 1995 and 1994, respectively.

Fixed Annuities

  Revenues. Revenues in the Fixed Annuities segment consist mainly of net investment income, which is earned on invested assets allocated to support fixed annuity policy reserves and shareholders' equity allocated to such segment. Total revenues were $1.09 billion, $1.05 billion and $939.9 million in 1996, 1995 and 1994, respectively. Net investment income was $1.05 billion, $1.00 billion and $903.7 million, representing average pre-tax yields on the assets supporting this segment of 8.22%, 8.50% and 8.59% in 1996, 1995 and 1994, respectively. The increase in net investment income for each period presented is the result of the increases in policy reserves discussed below and the corresponding increase in invested assets.

  Interest Credited. Interest credited on account balances was $805.0 million, $775.7 million and $680.9 million, representing crediting rates of 6.30%, 6.58% and 6.47% for 1996, 1995 and 1994, respectively. The differential between net investment income and interest credited on account balances resulted in spreads of $245.6 million, $227.1 million and $222.8 million, or 1.92%, 1.92% and 2.12%, in 1996, 1995 and 1994, respectively. Spreads vary depending on crediting rates offered by competitors, performance of the investment portfolio and other factors. The higher spread in 1994 is primarily the result of declining interest rates in late 1993 and early 1994 which resulted in lower crediting rates.

  Income from Continuing Operations Before Federal Income Tax Expense. Income from continuing operations before federal income tax expense was $135.4 million in 1996, a 1.2% decrease from 1995. Income from continuing operations before federal income tax expense decreased 1.4% to $137.0 million in 1995 from $139.0 million in 1994. Narrowing spreads, offset by asset growth, caused 1996 and 1995 earnings to decline from 1994.

  Policy Reserves. Fixed annuity policy reserves increased 5.7% to $13.51 billion as of December 31, 1996, from $12.78 billion as of December 31, 1995. Statutory premiums and deposits of $1.60 billion and interest credited of $805.0 million were offset by $1.68 billion of withdrawals, annuity benefits and policy charges. Policy reserves increased 13.6% to $12.78 billion as of December 31, 1995 from $11.25 billion as of December 31, 1994. Statutory premiums and deposits were $1.86 billion and $1.31 billion, while interest credited was $775.7 million and $680.9 million in 1995 and 1994, respectively. Withdrawals and policy charges were $1.10 billion and $895.0 million in 1995 and 1994, respectively.

Life Insurance

  Revenues. Revenues in the Life Insurance segment consist of the life insurance premiums and policy charges, as well as net investment income. Total revenues were $435.6 million, $409.1 million and $383.1 million for 1996, 1995 and 1994, respectively. The increases are attributed to increases in life insurance in-force with the majority of the growth coming from the variable universal life product.

  Income from Continuing Operations Before Federal Income Tax Expense. Income from continuing operations before federal income tax expense was $67.2 million in 1996, a 0.6% decrease from $67.6 million for 1995. The decrease is attributable to the increased amount of amortization of DAC due to increased volume and higher general expenses due to increased sales offset by an increase in revenues from the variable universal product. Income from continuing operations before federal income tax expense increased 27.5% to $67.6 million in 1995 from $53.0 million in 1994. The increase is due to growth in insurance in-force, particularly variable universal life, combined with only minimal increases in expenses.

  Life Insurance In-Force. Life insurance in-force was $37.72 billion, $33.41 billion and $30.13 billion as of December 31, 1996, 1995 and 1994, respectively. Nearly two-thirds of the growth of life insurance in-force is in variable universal life and term insurance policies.

Corporate and Other

  Revenues. Revenues in the Corporate and Other segment consist of net investment income on invested assets not allocated to the three product segments, all realized investment gains and losses, investment management fees and other revenues earned from Nationwide mutual funds other than the portion allocated to the Variable Annuities and Life Insurance segments, commissions and other income earned by the marketing and distribution subsidiaries of the Company and net investment income and policy charges from group annuity contracts issued to Nationwide Insurance Enterprise employee and agent benefit plans. Total revenues excluding realized gains and losses were $204.0 million for 1996, an 8.2% increase from 1995. The increase in 1996 is the result of an increase in investment income, investment management fees and commissions earned. Total revenues excluding realized gains and losses were $188.6 million and $194.9 million in 1995 and 1994, respectively. The decrease is a result of a reduction of $155.0 million of invested assets discussed below. Effective December 31, 1994, the Company transferred $155.0 million of invested assets from the Corporate and Other segment for the purchase of Employers Life. Realized losses on investments were $0.2 million, $1.7 million and $16.5 million in 1996, 1995 and 1994, respectively.

  Income from Continuing Operations Before Federal Income Tax Expense. Income from continuing operations before federal income tax expense excluding realized gains and losses was $35.4 million, $27.5 million and $40.3 million in 1996, 1995 and 1994, respectively. The changes between years are primarily attributed to the changes in revenues discussed above. Interest expense related to the Note Offering and the Capital Securities Offering will be recorded in the Corporate and Other segment which will reduce income from continuing operations before federal income tax expense for the Corporate and Other segment in periods after the completion of such offerings.

INTERCOMPANY AGREEMENTS

  The Company has existing arrangements with Nationwide Mutual and other affiliates that address the sharing of federal income taxes, the leasing of office space and the sharing of certain operational and administrative services. These arrangements have been in effect for all periods for which financial data is presented herein. See "Certain Relationships and Related Transactions--Existing Arrangements with the Nationwide Insurance Enterprise." The Company does not believe that expenses recognized under the intercompany arrangements are materially different from expenses that would have been recognized had the Company operated on a stand-alone basis.

  Nationwide Mutual and its U.S. subsidiaries, including the Company and its subsidiaries, file a consolidated federal income tax return. The members of the consolidated group currently have a tax sharing arrangement which provides for each member to bear essentially the same federal income tax liability as if separate tax returns were filed. For the years ended December 31, 1996, 1995 and 1994, the Company made federal income tax payments under the tax sharing arrangement of $117.3 million, $58.1 million and $84.9 million, respectively. See "Certain Relationships and Related Transactions--Existing Arrangements with the Nationwide Insurance Enterprise--Federal Income Taxes."

  The Company leases 512,000 square feet of office space at a current market rate of $19.53 per square foot, with limited exceptions, from Nationwide Mutual and certain of its subsidiaries. For the years ended December 31, 1996, 1995 and 1994, the Company made lease payments to Nationwide Mutual and its subsidiaries of $10.0 million, $9.9 million and $9.0 million, respectively. See "Certain Relationships and Related Transactions--Existing Arrangements with the Nationwide Insurance Enterprise--Lease."

  Pursuant to a cost sharing agreement among Nationwide Mutual and certain of its direct and indirect subsidiaries, including the Company, Nationwide Mutual provides certain operational and administrative services, such as sales support, advertising, personnel and general management services, to those subsidiaries. Expenses covered by such agreement are subject to allocation among Nationwide Mutual and such subsidiaries. Amounts allocated to the Company were $101.6 million, $107.1 million and $100.6 million for the years ended December 31, 1996, 1995 and 1994, respectively. Under the cost sharing agreement, expenses are allocated in accordance with NAIC guidelines and are based on standard allocation techniques and procedures acceptable under general cost accounting practices. Measures used to allocate expenses include individual employee estimates of time spent, special cost studies, salary expense, commissions expense and other measures that are agreed to by the participating companies and are within regulatory and industry guidelines and practices. The cost sharing agreement will remain in effect following the Equity Offerings until terminated upon the consent of both Nationwide Mutual and the Company. See "Certain Relationships and Related Transactions--Existing Arrangements with the Nationwide Insurance Enterprise--Cost Sharing Agreement."

  Upon consummation of the Equity Offerings, certain other intercompany agreements will become effective, including the revised Tax Sharing Agreement, a lease agreement (the "Lease Agreement") and the Intercompany Agreement. The Company will be subject to the Tax Sharing Agreement until such time as Nationwide Mutual no longer beneficially owns at least 80% of the combined voting power and value of the outstanding capital stock of the Company. The initial term of the Lease Agreement is for 12 months and automatically renews upon the same terms and conditions unless either Nationwide Mutual or the Company gives 30 days' written notice to the other party prior to the end of such 12-month period. Neither the Tax Sharing Agreement nor the Lease Agreement may be amended without the prior written consent of the Company. See "Certain Relationships and Related Transactions--New Agreements with the Nationwide Insurance Enterprise."

  The Intercompany Agreement will govern, among other things, the use by the Company of certain trade names and service marks owned by Nationwide Mutual, Nationwide Mutual's approval of certain extraordinary transactions involving the Company, Nationwide Corp.'s preemptive and registration rights, certain indemnification matters and the use by the Company of Nationwide Insurance Enterprise insurance agents. The Intercompany Agreement may not be amended without the prior written consent of the Company and certain material provisions thereof may not be amended without the approval of a majority of the directors of the Company who are not officers or directors of members of the Nationwide Insurance Enterprise other than the Company and its subsidiaries. See "Certain Relationships and Related Transactions--New Agreements with the Nationwide Insurance Enterprise--Intercompany Agreement."

  The Company does not believe its results of operations will be materially adversely affected as a result of any of the new intercompany agreements that will become effective upon the consummation of the Equity Offerings.

REINSURANCE

  The Company follows the customary industry practice of reinsuring ("ceding") a portion of its life insurance and annuity risks with other companies in order to reduce net liability on individual risks, to provide protection against large losses and to obtain greater diversification of risks. The ceding of risk does not discharge the original insurer from its primary obligation to the policyholder. The Company has entered into a reinsurance contract to cede a portion of its general account individual annuity reserves to Franklin Life. Total recoveries due from Franklin Life were $240.5 million and $245.3 million as of December 31, 1996 and 1995, respectively. Under the terms of the contract, Franklin Life has established a trust as collateral for the recoveries. The trust assets are invested in investment grade securities, the market value of which must at all times be greater than or equal to 102% of the reinsured reserves. The Company has no other material reinsurance arrangements with unaffiliated reinsurers.

  The only material reinsurance agreements which the Company has with affiliates are the modified coinsurance agreements pursuant to which Nationwide Life reinsured all of its accident and health and group life insurance business to Employers Life and Nationwide Mutual. See "Certain Relationships and Related Transactions--Existing Arrangements with the Nationwide Insurance Enterprise--Modified Coinsurance Agreements." Nationwide Life entered into these reinsurance agreements because its accident and health and group life insurance business was unrelated to the Company's long-term savings and retirement products. Accordingly, all accident and health and group life insurance business is accounted for as discontinued operations. Under the modified coinsurance agreements, invested assets are retained by the ceding company and investment earnings are paid to the reinsurer. Under the terms of such agreements, the investment risk associated with changes in interest rates is borne by Employers Life or Nationwide Mutual, as the case may be. Risk of asset default is retained by the Company, although a fee is paid by Employers Life or Nationwide Mutual, as the case may be, to the Company for the Company's retention of such risk. The contracts will remain in force until all policy obligations are settled. However, with respect to the agreement between Nationwide Life and Nationwide Mutual, either party may terminate the contract on January 1 of any year with prior notice. The Company believes that the terms of such modified coinsurance agreements are consistent in all material respects with what the Company could have obtained with unaffiliated parties.

  Total premiums ceded under the intercompany reinsurance agreements were $321.6 million during 1996. The effect of the reinsurance agreements was an increase in the Company's income from discontinued operations before federal income tax expense of $4.5 million during 1996. The Company does not expect the intercompany reinsurance agreements to have any material adverse effect on the Company's future operations.

LIQUIDITY AND CAPITAL RESOURCES

  The Company is an insurance holding company whose principal asset is the common stock of Nationwide Life. The principal sources of funds for the Company to pay principal, interest, dividends and operating expenses are dividends from Nationwide Life and other subsidiaries and payments from Nationwide Life under the Tax Sharing Agreement.

  State insurance laws generally restrict the ability of insurance companies to pay cash dividends in excess of certain prescribed limitations without prior approval. The ability of Nationwide Life to pay dividends is subject to restrictions set forth in the insurance laws and regulations of Ohio, its domiciliary state. The Ohio insurance laws require life insurance companies to seek prior regulatory approval to pay a dividend or distribution of cash or other property if the fair market value thereof, together with that of other dividends or distributions made in the preceding 12 months, exceeds the greater of (i) 10% of policyholders' surplus as of the prior December 31 or (ii) the net income of the insurer for the 12-month period ending as of the prior December 31. The Ohio insurance laws also require insurers to seek prior regulatory approval for any dividend paid from other than earned surplus. The payment of dividends by Nationwide Life may also be subject to restrictions set forth in the insurance laws of New York that limit the amount of statutory profits on Nationwide Life's participating policies (measured before dividends to policyholders) that can inure to the benefit of the Company and its stockholders. The Company currently does not expect such regulatory requirements to impair its ability to pay operating expenses and dividends in the future. However, the Company can give no assurance that dividends will be declared or paid by the Company.

  As a result of the Special Dividend and the dividend by Nationwide Life of the stock of certain subsidiaries that do not operate in the long-term savings and retirement market, any dividend paid by Nationwide Life during the 12-month period immediately following the Special Dividend would be an extraordinary dividend under Ohio insurance laws. See "Recent History." Accordingly, no such dividend could be paid without prior regulatory approval. The Company has no reason to believe that any reasonably foreseeable dividend to be paid by Nationwide Life would not receive the required approval. However, in order to increase liquidity at the holding company level, the Company will retain approximately $55.0 million from the net proceeds of the Equity Offerings. The $55.0 million, which will be invested in short-term interest-bearing securities, will be available initially to pay interest associated with the Note Offering and the Capital Securities Offering, stockholder dividends, and expenses.

  Nationwide Life's statutory capital and surplus was $1.00 billion at December 31, 1996. Nationwide Life will pay the Special Dividend of $850.0 million prior to the consummation of the Equity Offerings. The Company will contribute to Nationwide Life approximately $371.6 million of the net proceeds from the Equity Offerings. The Company believes that after the Special Dividend and such contribution of the proceeds from the Equity Offerings, Nationwide Life will have adequate statutory capital and surplus to satisfy all regulatory requirements and to support its growth over the following year. In addition, any proceeds from the Note Offering and the Capital Securities Offerings will be contributed to Nationwide Life, providing it with additional capital resources.

  Nationwide Life will pay the Special Dividend by transferring primarily fixed maturity investments with an aggregate market value on the date of transfer of $850.0 million from the Corporate and Other segment. The Company may recognize a gain or loss on the transfer of the securities. The related tax impact of any gain or loss would be recognized but would not be paid as long as the securities are held by Nationwide Mutual and the Company remains within the consolidated federal tax return of Nationwide Mutual.

  Nationwide Life's principal sources of funds are premiums and other considerations paid, contract charges earned, net investment income received and proceeds from investments called, redeemed or sold. The principal uses of these funds are the payment of benefits on annuity contracts and life insurance policies, operating expenses and the purchase of investments. Net cash provided by operating activities (reflecting principally (i) premiums and contract charges collected, less (ii) benefits paid on life insurance products, plus (iii) income collected on invested assets, less (iv) commissions and other general expenses paid) was $341.6 million, $192.8 million and $77.9 million for the years ended December 31, 1996, 1995 and 1994, respectively. Net cash used by investing activities (principally reflecting investments purchased less investments called, redeemed or sold) was $765.9 million, $1.73 billion and $1.43 billion in the years ended December 31, 1996, 1995 and 1994, respectively. Net cash provided by financing activities (principally reflecting deposits to investment product and universal life insurance product account balances less withdrawals from such account balances and capital contributions less dividends paid) was $457.5 million, $1.54 billion and $1.33 billion for the years ended December 31, 1996, 1995 and 1994, respectively.

  A primary liquidity concern with respect to life insurance and annuity products is the risk of early policyholder and contractholder withdrawal. The Company closely evaluates and manages this risk. The following table summarizes the Company's annuity policy reserves as of December 31, 1996 and 1995 by the contractholder's ability to withdraw funds.

                                                 AS OF              AS OF
                                           DECEMBER 31, 1996  DECEMBER 31, 1995
                                           ------------------ ------------------
                                             POLICY             POLICY
                                            RESERVES     %     RESERVES     %
                                           ------------------ ------------------
                                                   (DOLLARS IN MILLIONS)
Not subject to discretionary withdrawal..  $  1,139.5    2.8% $  1,087.2    3.4%
Subject to discretionary withdrawal with
 adjustment:
  With market value adjustment...........    35,463.2   86.3    27,312.1   84.8
  At contract value, less surrender
   charge of 5% or more..................     1,046.6    2.5       992.1    3.1
                                           ---------- ------- ---------- -------
                                             37,649.3   91.6    29,391.4   91.3
Subject to discretionary withdrawal at
 contract value with no surrender charge
 or surrender charge less than 5%........     3,443.2    8.4     2,798.7    8.7
                                           ---------- ------- ---------- -------
    Total annuity policy reserves........   $41,092.5  100.0%  $32,190.1  100.0%
                                           ========== ======= ========== =======

  Life insurance policies are also subject to withdrawal. However, they are less susceptible to withdrawal than are annuity contracts because policyholders may incur surrender charges and undergo a new underwriting process in order to obtain a new insurance policy.

  Nationwide Life's principal sources of liquidity to meet unexpected cash outflows are its portfolio of liquid assets and its net operating cash flow. See "Business--Investments."

  The short- and long-term liquidity requirements of the Company are monitored regularly to match cash inflows with cash requirements. The Company periodically reviews its short- and long-term projected sources and uses of funds and the asset/liability, investment and cash flow assumptions underlying these projections. Adjustments are made periodically with respect to the Company's investment policies to reflect changes in the Company's short- and long-term cash needs and changing business and economic conditions.

  The Company employs an asset/liability management approach tailored to the specific requirements of each of its product lines. The Company's general account investment assets are primarily managed in a number of pools that are separated by weighted average maturity of the assets acquired by the pools. On bonds and mortgages, the weighted average maturity is based on repayments which are scheduled to occur under the terms of the asset. For mortgage backed securities, repayments are determined using the current rate of repayment of the underlying pool of mortgages and the terms of the securities. Each product line has an investment strategy based on the specific characteristics of such product line. The strategy establishes asset duration, quality and other guidelines. The Company's actuaries determine the amount of new investments needed for each line to arrive at the amount of new investments needed for each pool by month. The investments acquired for each pool are shared on a proportional basis by each of the lines requesting investments in the pool based on their actual investment needs. See "Business--Investments."

  For all business having future benefits which cannot be changed at the option of the policyholder, the underlying assets are managed in a separate pool. The duration of assets and liabilities in this pool are kept as close together as possible. For assets, the repayment cash flows, plus anticipated coupon payments, are used in calculating asset duration. Future benefits and expenses are used for liabilities. On December 31, 1996, the average duration of assets in this pool was 6.80 years and the average duration of the liabilities was 7.44 years. Policy reserves on this business were $1.11 billion as of December 31, 1996.

  Because the timing of the payment of future benefits on the majority of the Company's business can be changed by the policyholder, the Company employs cash flow testing techniques as a final step in its asset/liability management process. Annually, the Company's annuity and insurance business is analyzed to determine the adequacy of the reserves supporting such business. This analysis is accomplished by projecting under a number of possible future interest rate scenarios the anticipated cash flows from such business and the assets required to support such business. The first seven of these scenarios are required by state insurance laws. Projections are also made using 13 additional scenarios which involve more extreme fluctuations in future interest rates. Finally, to get a statistical analysis of possible results and to minimize any bias in the 20 predetermined scenarios, additional projections are made using 200 randomly generated interest rate scenarios. For the Company's 1996 cash flow testing process, interest rates for 90-day treasury bills ranged from 0.4% to 11.5% under the 20 predetermined scenarios and 0.8% to 25.3% under the 200 random scenarios. Interest rates for longer maturity treasury securities had comparable ranges. The values produced by each projection are used to determine future gains or losses from the Company's annuity and insurance business, which, in turn, are used to quantify the adequacy of the Company's reserves over the entire projection period. The results of the Company's cash flow testing for year end 1996 (the most recent year for which results are available) indicated that the Company's reserves were adequate at December 31, 1996.

  The Company manages its investment portfolio in part to reduce its exposure to interest rate fluctuations. In general, the market value of the Company's fixed maturity portfolio increases or decreases in inverse relationship with fluctuations in interest rates. For example, if interest rates rise, the Company's fixed maturity investments will generally decrease in value. Additionally, the Company's net investment income may be affected by interest rate changes. If interest rates decline, net investment income will decrease if high-yielding fixed maturity investments mature or are sold and the proceeds therefrom are reinvested in securities yielding a lower rate.

  On August 12, 1996, Nationwide Life and Nationwide Mutual entered into a Credit Facility (the "Credit Facility") which provides for a $600.0 million loan over a five-year term on a fully revolving basis with a group of banks led by Morgan Guaranty Trust Company of New York. The Credit Facility provides for several and not joint liability with respect to any amount drawn by either Nationwide Life or Nationwide Mutual. To date, neither Nationwide Life nor Nationwide Mutual has drawn down any amount under the Credit Facility. The Credit Facility provides for several borrowing options including interest at a spread over LIBOR, money market auction, CD or base rate. The Credit Facility also provides covenants, including, but not limited to, restrictions on decreases in the statutory surplus of Nationwide Mutual below $2.75 billion, mergers and sales of assets if a default has occurred and is continuing, transactions with affiliates (which must be on an arm's-length basis on terms at least as favorable to Nationwide Life or Nationwide Mutual as could have been obtained from a third party who was not affiliated with Nationwide Life or Nationwide Mutual) and restrictions on the creation, assumption or suffering to exist of liens. In addition, the Credit Facility provides for customary representations, warranties and events of default. Pursuant to the terms of the Credit Facility, Nationwide Life may not declare or pay a dividend if it is, or if the payment thereof would cause it to be, in default under such facility. Events of default under the Credit Facility include, among others, the failure of Nationwide Mutual and its affiliates to maintain beneficial ownership of more than 50% of the combined voting power of Nationwide Life's outstanding voting stock and the failure of Nationwide Life to maintain statutory surplus in excess of $875.0 million. Amounts borrowed under the Credit Facility may be used for, among other things, general corporate purposes.

  Given the Company's historic cash flow and current financial results, management of the Company believes that the cash flow from the operating activities of the Company over the next year will provide sufficient liquidity for the operations of the Company, as well as provide sufficient funds to enable the Company to make dividend payments, satisfy debt service obligations and pay other operating expenses. Although the Company currently anticipates that it will be able to make dividend payments and pay other operating and capital expenses for the foreseeable future, the Company can give no assurances as to whether the net cash provided primarily by dividends from Nationwide Life and its other subsidiaries will provide sufficient funds for the Company to do so.

INFLATION

  Many of the Company's assets and liabilities are monetary in nature and sensitive to the interest rate environment which can be affected by inflation. The Company is exposed to the risk of a reduction in interest spread or profit margins when interest rates fluctuate. Bond calls, mortgage prepayments, contract surrenders and withdrawals of annuities and life insurance policies are influenced by the interest rate environment. In general, the fair value of the Company's fixed maturities portfolio increases or decreases inversely with fluctuations in interest rates. For example, if interest rates rise, the Company's fixed maturity investments will generally decrease in value. Additionally, the Company's net investment income may be affected by interest rate changes. If interest rates decline, net investment income will decrease if high-yielding fixed maturity investments mature or are sold and the proceeds therefrom are reinvested in securities yielding a lower rate. Management attempts to mitigate the negative impact of interest rate changes through asset/liability management, product design, management of crediting rates, relatively high surrender charges and management of mortality charges and dividend scales with respect to its in-force life insurance policies, but there can be no assurance that such attempts will be completely successful. Extreme changes in the interest rate environment could cause net interest margins to fluctuate from historical levels.

                                   BUSINESS

OVERVIEW

  The Company is a leading provider of long-term savings and retirement products to retail and institutional customers throughout the United States. The Company offers variable annuities, fixed annuities and life insurance as well as mutual funds and pension products and administrative services. By developing and offering a wide variety of products, the Company believes that it has positioned itself to compete effectively in various stock market and interest rate environments. The Company markets its products through a broad spectrum of wholesale and retail distribution channels, including financial planners, pension plan administrators, securities firms, banks and Nationwide Insurance Enterprise insurance agents.

  The Company is one of the leaders in the development and sale of variable annuities. For the year ended December 31, 1996, the Company was the fourth largest U.S. writer of individual variable annuity contracts based on sales, according to VARDS. Its principal variable annuity series, The Best of America, allows the customer to choose from 36 investment options, including mutual funds managed by such well-known firms as American Century, Dreyfus, Fidelity, Janus, Neuberger & Berman, Oppenheimer, T. Rowe Price, Templeton, Vanguard and Warburg Pincus, as well as mutual funds managed by the Company.

  The Company has grown substantially in recent years as a result of its long-term investment in developing the distribution channels necessary to reach its target customers and the products required to meet the demands of these customers. The Company believes its growth has been enhanced further by favorable demographic trends, the growing tendency of Americans to supplement traditional sources of retirement income with self-directed investments, such as products offered by the Company, and the performance of the financial markets, particularly the U.S. stock markets, in recent years. From 1992 to 1996, the Company's assets grew from $20.8 billion to $47.8 billion, a compound annual growth rate of 23.1%. During the same period, the Company's net operating income grew from $97.0 million to $211.3 million, a compound annual growth rate of 21.5%. Asset growth during this period resulted from sales of the Company's products as well as market appreciation of assets in the Company's separate accounts and in its general account investment portfolio. The Company's sales of variable annuities grew from $1.56 billion in 1992 to $6.50 billion in 1996, a compound annual growth rate of 42.9%. The Company's separate account assets, which are generated by the sale of variable annuities and variable universal life insurance, grew from 29.3% of total assets at December 31, 1992 to 56.4% of total assets at December 31, 1996. During this period of substantial growth, the Company controlled its operating expenses by taking advantage of economies of scale and by increasing productivity through investments in technology. From 1992 to 1996, the Company's total assets increased by 130.1% while operating expenses increased by only 55.1%. As a result, its ratio of operating expenses to total assets fell from 1.10% in 1992 to 0.74% in 1996.

  The Company believes that demographic trends and shifts in attitudes toward retirement savings will continue to support increased consumer demand for its products. According to U.S. Census Bureau projections, the number of Americans between the ages of 45 and 64 will grow from 55.7 million in 1996 to 71.1 million in 2005, making this "preretirement" age group the fastest growing segment of the U.S. population. The Company believes that Americans increasingly are supplementing traditional sources of retirement income, such as employer-provided defined benefit plans and Social Security, with self-directed investments. Reflecting this shift, industry sales of individual variable annuity products grew from $28.5 billion in 1992 to $73.8 billion in 1996, a compound annual growth rate of 26.9%, according to VARDS. During the same period, industry individual variable annuity assets grew from $212 billion to $501 billion, a compound annual growth rate of 24.0%, according to VARDS.

PRODUCT SEGMENTS

  The Company has three product segments: Variable Annuities, Fixed Annuities and Life Insurance. The Variable Annuities segment, which accounted for $90.3 million (or 27.5%) of the Company's operating income before federal income tax expense for 1996, consists of annuity contracts that provide the customer with the opportunity to invest in mutual funds managed by independent investment managers and the Company, with investment returns accumulating on a tax-deferred basis. The Fixed Annuities segment, which accounted for $135.4 million (or 41.2%) of the Company's operating income before federal income tax expense for 1996, consists of annuity contracts that generate a return for the customer at a specified interest rate, fixed for a prescribed period, with returns accumulating on a tax-deferred basis. Such contracts consist of single premium deferred annuities, flexible premium deferred annuities and single premium immediate annuities. The Fixed Annuities segment also includes the fixed option under the Company's variable annuity contracts, which accounted for 70.5% of the Company's fixed annuity policy reserves as of December 31, 1996. For the year ended December 31, 1996, the average crediting rate on contracts (including the fixed option under the Company's variable contracts) in the Fixed Annuities segment was 6.3%. Substantially all of the Company's crediting rates on its fixed annuity contracts are guaranteed for a period not exceeding 15 months. See "--Product Segments--Fixed Annuities." The Life Insurance segment, which accounted for $67.2 million (or 20.5%) of the Company's operating income before federal income tax expense for 1996, consists of insurance products, including variable life insurance products, that provide a death benefit and may also allow the customer to build cash value on a tax-deferred basis. In addition, the Company reports corporate income and expenses not specifically allocated to its product segments in a Corporate and Other segment, which accounted for $35.4 million (or 10.7%) of the Company's operating income before federal income tax expense for 1996. After giving pro forma effect to the 1996 Cash Dividend, the Special Dividend, the Equity Offerings, the Note Offering and the Capital Securities Offering as if each had been consummated at January 1, 1996, and assuming the aggregate proceeds of the Equity Offerings, the Note Offering and the Capital Securities Offering had been invested to earn a return of 7.5%, the Variable Annuities, Fixed Annuities, Life Insurance and Corporate and Other segments would have represented 31.0%, 46.5%, 23.1% and (0.6%), respectively, of the Company's operating income (loss) before federal income tax expense for 1996. See "Pro Forma Consolidated Financial Data."

Variable Annuities

  The Company is one of the leaders in the development and sale of individual and group variable annuity products. For the year ended December 31, 1996, the Company was the fourth largest U.S. writer of individual variable annuity contracts based on sales, according to VARDS. The Company believes that demographic trends and shifts in attitudes toward retirement savings will continue to support increased consumer demand for its variable annuity products.

  The Company believes that it possesses distinct competitive advantages in the market for variable annuities. Some of the Company's most important advantages include its innovative product offerings and strong relationships with independent, well-known fund managers. For example, the Company's The Best of America IV and The Best of America--America's Vision individual variable annuity contracts allow the customer to choose from 36 investment options, including mutual funds managed by a variety of well-known fund managers and the Company. In the aggregate, the Company's group variable annuity products offer over 100 underlying investment options.

  The Company markets its variable annuity products through a broad spectrum of channels, including broker/dealers, financial planners, banks and Nationwide Insurance Enterprise insurance agents. See "--Marketing and Distribution." The Company seeks to capture a growing share of variable annuity sales in these channels by working closely with its investment managers and product distributors to adapt the Company's products and services to changes in the retail and institutional marketplace in order to enhance its leading position in the market for variable annuities. The Company is following a strategy of extending The Best of America brand name to more of its products and distribution channels in an effort to build upon its brand name recognition.

  The wide array of investment options available under the Company's variable annuity contracts include mutual funds managed by the nationally recognized money managers set forth below:

  AIM Advisors, Inc.                      Neuberger & Berman Management
  American Century Investors               Incorporated
   Research Corporation                   Oppenheimer Management Corporation
  Banc One Investment Advisers            Phoenix Investment Counsel, Inc.
   Corporation                            Putnam Investment Management, Inc.
  Capital Research and Management         SEI Financial Management Corporation
   Company                                Smith Barney Advisers, Inc.
  Davis Selected Advisors, L.P.           Smith Barney Mutual Funds
  Delaware Management Company,             Management, Inc.
   Inc.                                   Strong Capital Management, Inc.
  Evergreen Asset Management              T. Rowe Price-Flemington
   Corp.                                   International, Inc.
  Federated Advisers                      Templeton Global Advisors Limited
  Fidelity Management & Research          Templeton Investment Counsel, Inc.
   Company                                Tiffany Capital Advisors, Inc. (The
  INVESCO Funds Group, Inc.                Dreyfus Socially Responsible Growth
  J&W Seligman & Co. Incorporated          Fund, Inc.)
  Janus Capital Corporation               Van Eck Associates Corporation
  Lexington Management                    Van Kampen American Capital Asset
   Corporation                             Management, Inc.
  Massachusetts Financial Service         The Vanguard Group, Inc.
   Company (MFS(R) Variable               Warburg Pincus Counsellors, Inc.
   Insurance Trust)                       Weiss, Peck & Greer, L.L.C.
  Mellon Equity Associates
   (Dreyfus Stock Index Fund,
   Inc.)
  Miller Anderson & Sherrerd

  The Company believes that the variable annuity business is attractive because it generates fee income. In addition, because the investment risk on variable annuities is borne principally by the customer and not the Company, the variable annuity business requires significantly less capital support than fixed annuity and traditional life insurance businesses. The Company receives income from variable annuity contracts primarily in the form of asset and administration fees. In addition, most of the Company's variable annuity products provide for a contingent deferred sales charge, also known as a "surrender charge" or "back-end load," that is assessed against customer withdrawals in excess of specified amounts made during a specified period, usually the first seven years of the contract. Surrender charges are intended to protect the Company from withdrawals early in the contract period, before the Company has had the opportunity to recover its sales expenses. Generally, surrender charges on variable annuity products are 7% of premiums withdrawn during the first year, scaling ratably to 0% for the eighth year and each year thereafter.

  The Company's variable annuity products consist almost entirely of flexible premium deferred variable annuity ("FPVA") contracts. FPVA contracts are distributed through broker/dealers, financial planners, banks, pension plan administrators and Nationwide Insurance Enterprise insurance agents. Such contracts are savings vehicles in which the customer makes a single deposit or a series of deposits. The customer has the flexibility to invest in mutual funds managed by independent investment managers and the Company. Deposits may be made at regular or irregular intervals and in regular or irregular amounts. The value of the annuity fluctuates in accordance with the investment experience of the mutual funds chosen by the customer. The customer is permitted to withdraw all or part of the accumulated value of the annuity, less a surrender charge for withdrawals during an initial penalty period of generally seven years. As specified in the FPVA contract, the customer generally can elect from a number of payment options that provide either fixed or variable benefit payments.

  The following table summarizes certain selected unaudited financial data for the Company's Variable Annuities segment for the periods indicated.

                 VARIABLE ANNUITIES SELECTED FINANCIAL DATA(1)

                                                        AS OF OR FOR THE
                                                    YEAR ENDED DECEMBER 31,
                                                   ----------------------------
                                                     1996      1995      1994
                                                   --------  --------  --------
                                                     (DOLLARS IN MILLIONS)
INCOME STATEMENT DATA:
Policy charges...................................  $  293.5  $  196.8  $  137.9
Net investment income and other income(2)........      (8.9)     (7.8)     (5.2)
                                                   --------  --------  --------
  Total revenues.................................     284.6     189.0     132.7
                                                   --------  --------  --------
Benefits and claims..............................       4.6       2.9       2.3
Amortization of deferred policy acquisition
 costs...........................................      57.4      26.3      22.1
Operating expenses...............................     132.3     109.0      83.7
                                                   --------  --------  --------
  Total benefits and expenses....................     194.3     138.2     108.1
                                                   --------  --------  --------
    Operating income before federal income tax
     expense.....................................  $   90.3  $   50.8  $   24.6
                                                   ========  ========  ========
OTHER DATA:
Statutory premiums, deposits and other
 considerations(3)...............................  $6,500.3  $4,399.3  $3,821.1
Withdrawals......................................   1,697.3   1,071.6     684.8
Policy reserves at period end....................  24,278.1  16,761.8  10,751.1
Ratio of policy charges/average policy reserves..      1.43%     1.44%     1.48%

--------
(1) Excludes the fixed option under the Company's variable annuity contracts which is reported in the Company's Fixed Annuities segment.
(2) The Company's method of allocating net investment income results in a charge (negative net investment income) to this segment which is recognized as net investment income in the Corporate and Other segment. The charge relates to non-invested assets which support this segment on a statutory basis.
(3) Statutory data have been derived from the Annual and Quarterly Statements of Nationwide Life, as filed with insurance regulatory authorities and prepared in accordance with statutory accounting practices.

  The Company offers individual variable annuities under The Best of America brand name. In addition to The Best of America individual variable annuities, the Company markets employer-sponsored variable annuities to both public sector employees and teachers for use in connection with plans described under Sections 457 and 403(b) of the IRC, and to private sector employees for use in connection with IRC Section 401(k) plans. These employer-sponsored variable annuities are marketed under several brand names, including Group Best of America. The Company also markets variable annuities as "private label" products. Such products are offered through banks and are also offered to members of The National Education Association of the United States (the "NEA") under The NEA Valuebuilder brand name.

  The Best of America. The Company's principal FPVA contracts are sold under the brand names The Best of America--America's Vision and The Best of America
IV. These two brand name variable annuities accounted for $3.50 billion (or 53.8%) of the Company's variable annuity sales in 1996, and $13.97 billion (or 57.5%) of the Company's variable annuity policy reserves as of December 31, 1996. The Company's The Best of America--America's Vision product is intended to appeal to distributors in the market for large initial deposits. The contract requires a minimum initial deposit of $15,000. The Company's The Best of America IV product is intended primarily for the tax-qualified, payroll deduction market, where initial deposits are often smaller. The Best of America IV generally pays a lower up-front commission to distributors but requires only $1,500 as an initial deposit. Both products generate an annual asset fee and annual administration fees for the Company.

  Group Best of America. These group variable annuity products accounted for $1.62 billion (or 25.0%) of the Company's variable annuity sales in 1996, and $4.37 billion (or 18.0%) of the Company's variable annuity policy reserves as of December 31, 1996. Group Best of America products are typically offered only on a tax-qualified basis. These products may be structured with a variety of features which may be arranged in over 600 combinations of front-end loads, back-end loads and asset-based fees.

  Section 457 Contracts. These products accounted for $799.3 million (or 12.3%) of the Company's variable annuity sales in 1996, and $4.10 billion (or 16.9%) of the Company's variable annuity policy reserves as of December 31, 1996. The Company offers a variety of group variable annuity contracts that are designed primarily for use in conjunction with plans described under IRC
Section 457. Section 457 permits employees of state and local governments to defer a certain portion of their yearly income and invest such income on a tax-deferred basis. These contracts typically generate an annual asset fee and may also generate annual administration fees for the Company.

  Private Label Variable Annuities. These products accounted for $487.8 million (or 7.5%) of the Company's variable annuity sales in 1996, and $1.65 billion (or 6.8%) of the Company's variable annuity policy reserves as of December 31, 1996. The Company has developed several private label variable annuity products in conjunction with other financial intermediaries, including Bank One, Fidelity Asset Management Corporation and First Union Bank. These products allow financial intermediaries to market products with substantially the same features as The Best of America IV to their own customer bases under their own brand names. The Company believes these private label products strengthen the Company's ties to certain significant distributors of the Company's products. These contracts generate an annual asset fee and may also generate annual administration fees for the Company.

  The NEA Valuebuilder. This product accounted for $89.5 million (or 1.4%) of the Company's variable annuity sales in 1996, and $196.8 million (or 0.8%) of the Company's variable annuity account balances as of December 31, 1996. The Company offers individual variable annuity contracts to the Teacher Market under Section 403(b) of the IRC. Section 403(b) permits teachers and other employees of educational organizations to defer a certain portion of their yearly income and invest such income on a tax-deferred basis. These contracts generate an annual asset fee and may also generate annual administration fees for the Company.

Fixed Annuities

  The Company has sought to maintain its ability to grow profitably in a variety of market environments. The Company believes that periods of rising interest rates, that tend to cause lower sales growth in its Variable Annuities segment, make its fixed annuity products more attractive to consumers. In addition to providing balance to the Company's variable annuity business, its fixed annuity business allows the Company to offer a comprehensive portfolio of savings alternatives to its customers and distributors as the Company seeks to capture a growing share of sales in all distribution channels. The Fixed Annuities segment includes the fixed option under the Company's variable annuity products. Customers who purchase variable annuities are able to designate some or all of their deposits to fixed options which, like the Company's fixed annuity contracts, offer a guarantee of principal and a guaranteed interest rate for a specified period of time. The Company includes such business in its Fixed Annuities segment because of its similar characteristics. The fixed option under the Company's variable annuity products accounted for $1.24 billion (or 77.3%) of the Company's fixed annuity sales in 1996, and $9.52 billion (or 70.5%) of the Company's fixed annuity policy reserves as of December 31, 1996.

  Fixed annuity products are marketed to individuals who choose to allocate long-term savings to products that provide a guarantee of principal, a stable net asset value and a guarantee of the interest rate to be credited to the principal amount for some period of time. The Company's fixed annuity products are offered both to individuals and as group products to employers for use in employee benefit programs. The Company's individual fixed annuity products are distributed through its wholesale and retail channels and include single premium deferred annuity contracts, flexible premium deferred annuity contracts and single premium immediate annuity contracts. The Company's group fixed annuity contracts are also distributed through its wholesale and retail channels. The Company invests fixed annuity customer deposits in its general account investment portfolio. See "--Investments." Unlike variable annuity assets that are held in the Company's separate account, the Company bears the investment risk on assets held in its general account. The Company attempts to earn a spread by investing a customer's deposits for higher yields than the interest rate it credits to the customer's fixed annuity contract.

  For the year ended December 31, 1996, the average crediting rate on contracts (including the fixed option under the Company's variable contracts) in the Fixed Annuities segment was 6.3%. Substantially all of the Company's crediting rates on the Company's fixed annuity contracts are guaranteed for a period not exceeding 15 months.

  The following table summarizes certain selected unaudited financial data for the Company's Fixed Annuities segment for the periods indicated.

                  FIXED ANNUITIES SELECTED FINANCIAL DATA(1)

                                                AS OF OR FOR THE
                                             YEAR ENDED DECEMBER 31,
                                          -----------------------------
                                            1996      1995      1994
                                          --------- --------- ---------
                                                  (DOLLARS IN MILLIONS)
INCOME STATEMENT DATA:
Policy charges..........................  $    18.0 $    16.4 $    16.1
Life insurance premiums.................       24.0      32.8      20.1
Net investment income...................    1,050.6   1,002.8     903.7
                                          --------- --------- ---------
  Total revenues........................    1,092.6   1,052.0     939.9
                                          --------- --------- ---------
Benefits and claims.....................      838.5     805.0     702.1
Policyholder dividends..................        0.3       0.2      (1.0)
Amortization of deferred policy acquisi-
 tion costs.............................       38.6      29.5      29.9
Operating expenses......................       79.8      80.3      69.9
                                          --------- --------- ---------
  Total benefits and expenses...........      957.2     915.0     800.9
                                          --------- --------- ---------
    Operating income before federal
     income tax expense.................  $   135.4 $   137.0 $   139.0
                                          ========= ========= =========
OTHER DATA:
Statutory premiums, deposits and other
 considerations(2)......................  $ 1,600.5 $ 1,864.2 $ 1,308.6
Interest credited.......................      805.0     775.7     680.9
Withdrawals and benefits................    1,375.4   1,151.6     906.8
Policy reserves at period end...........   13,511.8  12,784.0  11,247.0
Net spread earned (basis points)........        192       192       212

--------
(1) Includes the fixed option under the Company's variable annuity contracts.
(2) Statutory data have been derived from the Annual and Quarterly Statements of Nationwide Life, as filed with insurance regulatory authorities and prepared in accordance with statutory accounting practices.

  Fixed Option Under Variable Annuity Contracts. Fixed options under variable annuity contracts accounted for $1.24 billion (or 77.3%) of the Company's fixed annuity sales in 1996, and $9.52 billion (or 70.5%) of the Company's fixed annuity policy reserves as of December 31, 1996. Fixed options are available to customers who purchase certain of the Company's variable annuities by designation of some or all of their deposits to such options. A fixed option offers the customer a guarantee of principal and a guaranteed interest rate for a specified period of time. Substantially all crediting rates on fixed options under variable annuity contracts are guaranteed for a period not exceeding 15 months. Such contracts have no maturity date and remain in force until the customer elects to take the proceeds of the annuity as a single payment or as a specified income for life or for a fixed number of years. The Company reports its fixed option business in its Fixed Annuities segment because the characteristics of such business are similar to those of its fixed annuity business. Although the customer may elect, subject to limitations for certain products, to transfer balances from the fixed option to other investment options, it is the Company's experience that historically few have made such election.

  Single Premium Deferred Annuity ("SPDA") Contracts. SPDA contracts accounted for $211.0 million (or 13.2%) of the Company's fixed annuity sales in 1996, and $1.74 billion (or 12.9%) of the Company's fixed annuity policy reserves as of December 31, 1996. SPDA contracts are distributed through broker/dealers, financial planners, banks and Nationwide Insurance Enterprise insurance agents. An SPDA contract is a savings vehicle in which the customer makes a single deposit with the Company. The Company guarantees the customer's principal and credits the customer's account with earnings at an interest rate that is stated and fixed for an initial period, typically at least one year. Thereafter, the Company resets, typically annually, the interest rate credited to the contract based upon market and other conditions. SPDA contracts have no maturity date and remain in force until the customer elects to take the proceeds of the annuity as a single payment or as a specified income for life or for a fixed number of years. No front-end sales charges are imposed for the Company's SPDA contracts. All such contracts, however, provide for the imposition of certain surrender charges, which are assessed against withdrawals in excess of specified amounts and which occur during the surrender charge period. The surrender charges are typically set within the range of 7% and 0% and typically decline from year to year, disappearing after seven contract years.

  Flexible Premium Deferred Annuity ("FPDA") Contracts. FPDA contracts accounted for $96.8 million (or 6.0%) of the Company's fixed annuity sales for 1996, and $1.22 billion (or 9.0%) of the Company's fixed annuity policy reserves as of December 31, 1996. FPDA contracts are distributed through broker/dealers, financial planners, banks and Nationwide Insurance Enterprise insurance agents. FPDA contracts are typically marketed to teachers and employees of tax-exempt organizations as tax-qualified retirement programs. Under these contracts, the Company accepts a single deposit or a series of deposits. Deposits may be paid at intervals which are either regular or irregular. FPDA contracts contain substantially the same guarantee of principal and interest rate terms included in the Company's SPDA contracts. Surrender charges are typically set within the range of 7% and 0% and typically decline from year to year, disappearing after seven contract years.

  Single Premium Immediate Annuity ("SPIA") Contracts. SPIA contracts accounted for $55.3 million (or 3.5%) of the Company's fixed annuity sales for 1996, and $1.03 billion (or 7.6%) of the Company's fixed annuity policy reserves as of December 31, 1996. The Company's SPIA contracts are offered through its retail and wholesale distribution channels and are offered as either direct purchases or as fixed annuity options under the Company's various individual and group annuity contracts. An SPIA is an annuity that requires a one-time deposit in exchange for guaranteed, periodic annuity benefit payments, often for the contract holder's lifetime. SPIA contracts are often purchased by persons at or near retirement age who desire a steady stream of future income.

  The following table sets forth policy reserves as of December 31, 1996 for the Company's fixed annuity contracts by crediting rates in effect on such date. Substantially all of the Company's fixed annuity contracts are guaranteed for a period not exceeding 15 months.

               FIXED ANNUITY POLICY RESERVES BY CREDITING RATES

                                                                  AMOUNT OF
CREDITING RATES                                               POLICY RESERVES(1)
---------------                                               ------------------
                                                                 (DOLLARS IN
                                                                  MILLIONS)
up to 4.75%..................................................     $   257.0
4.76 to 5.75%................................................       4,136.2
5.76 to 6.75%................................................       5,196.3
6.76 to 7.75%................................................       2,982.0
7.76 to 8.75%................................................          23.7
8.76 to 9.75%................................................           5.9
greater than 9.75%...........................................         910.7
                                                                  ---------
  Total Policy Reserves......................................     $13,511.8
                                                                  =========

--------
(1) Policy reserves are net of reinsurance of $240.5 million.

Life Insurance

  The Company's Life Insurance segment is composed of a wide range of whole life, universal life, term life and variable universal life products. In recent years, the Company has placed particular emphasis within this segment on the sale of variable life insurance products that offer multiple investment options. From 1992 to 1996, first year premiums related to the Company's variable universal life insurance products grew from $16.5 million to $140.7 million, a compound annual growth rate of 70.9%. The Company distributes its variable universal life insurance products through its wholesale distribution channels as well as through Nationwide Insurance Enterprise insurance agents. The Company's target markets for its life insurance products include the holders of personal automobile and homeowners' insurance policies issued by members of the Nationwide Insurance Enterprise and select customers to whom the accumulation of cash values is of paramount importance. As of December 31, 1996, approximately 10% of the Nationwide Insurance Enterprise's 7.7 million property/casualty policyholders also owned at least one of the Company's life insurance products. The Company distributes its traditional and universal life insurance products through Nationwide Insurance Enterprise insurance agents. See "Certain Relationships and Related Transactions--New Agreements with the Nationwide Insurance Enterprise-- Intercompany Agreement--Nationwide Insurance Enterprise Insurance Agents." During 1996, approximately 24.9% of first year premiums were provided by Nationwide Insurance Enterprise insurance agents and approximately 75.1% were provided by the Company's wholesale distribution channels.

  The following table summarizes certain selected unaudited financial data for the Company's Life Insurance segment for the periods indicated.

                    LIFE INSURANCE SELECTED FINANCIAL DATA

                                                          AS OF OR FOR THE
                                                      YEAR ENDED DECEMBER 31,
                                                   -----------------------------
                                                     1996      1995      1994
                                                   --------- --------- ---------
                                                       (DOLLARS IN MILLIONS)
INCOME STATEMENT DATA:
Policy charges.................................... $    86.6 $    71.3 $    60.2
Life insurance premiums...........................     174.6     166.3     156.6
Net investment income.............................     174.0     171.3     166.3
Other income......................................       0.4       0.2       --
                                                   --------- --------- ---------
  Total revenues..................................     435.6     409.1     383.1
                                                   --------- --------- ---------
Benefits and claims...............................     211.4     202.0     191.0
Policyholder dividends............................      40.7      39.7      39.8
Amortization of deferred policy acquisition
 costs............................................      37.4      31.0      29.5
Operating expenses................................      78.9      68.8      69.8
                                                   --------- --------- ---------
  Total benefits and expenses.....................     368.4     341.5     330.1
                                                   --------- --------- ---------
    Operating income before federal income tax
     expense...................................... $    67.2 $    67.6 $    53.0
                                                   ========= ========= =========
OTHER DATA:
First year premiums (sales):
 Traditional life................................. $    35.1 $    31.9 $    32.1
 Universal life/variable universal life...........     149.1      95.4      87.2
Life insurance in force:
 Traditional life.................................  19,098.5  17,657.9  16,381.6
 Universal life/variable universal life...........  18,621.1  15,748.5  13,745.9

  Traditional Life Insurance Products. The Company offers whole life and term life insurance. Whole life insurance combines a death benefit with a savings plan that increases gradually in amount over a period of years. The customer pays a level premium over the customer's expected lifetime. The customer may borrow against the savings and also has the option of surrendering the policy and receiving the accumulated cash value rather than the death benefit. Term life insurance provides only a death benefit without any savings component. These traditional life insurance products are distributed on a retail basis by Nationwide Insurance Enterprise insurance agents.

  Universal Life and Variable Universal Life Insurance Products. The Company offers universal life and variable universal life insurance products including both flexible premium and single premium designs. These products provide life insurance under which the benefits payable upon death or surrender depend upon the policyholder's account value. Universal life insurance provides whole life insurance with flexible premiums and adjustable death benefits. For universal life, the policyholder's account value is credited based on an adjustable rate of return set by the Company relating to current interest rates. For variable universal life, the policyholder's account value is credited with the investment experience of the mutual funds chosen by the customer. The variable universal life products also typically include a general account guaranteed interest investment option. All of the Company's variable universal life insurance products are marketed under the Company's The Best of America--Life Planning Series brand name and have the same wide range of investment options as the Company's variable annuity products. These products are distributed on a retail basis by Nationwide Insurance Enterprise insurance agents as well as through wholesale distribution channels by broker/dealers, financial planners and banks.

MARKETING AND DISTRIBUTION

  The Company defines wholesale channels of distribution as channels in which an unaffiliated company, such as a securities broker/dealer, pension plan administrator, bank or other financial institution, sells the Company's products to its own customer base. The Company defines retail channels as those in which the Company's representatives, such as Nationwide Insurance Enterprise insurance agents, agents of the Company's sales subsidiaries and affiliates or individual financial planners, market products directly to a customer base identified by the Company. The Company provides, through both its retail and wholesale channels, the means for employers sponsoring tax-favored retirement plans (such as those described in IRC Sections 401(k), 403(b) and 457) to allow their employees to make contributions to such plans through payroll deductions. Typically, the Company receives the right from an employer to market products to employees and arrange to deduct periodic deposits from the employees' regular paychecks. The Company believes that the payroll deduction market is characterized by more predictable levels of sales than other markets because these customers are less likely, even in times of market volatility, to stop making annuity deposits than customers in other markets. In addition, the Company believes that payroll deduction access to customers provides significant insulation from competition by providing the customer with a convenient, planned method of periodic saving. In both the Pension Market, where the Company's products are distributed primarily on a wholesale basis, and in the Public Sector and Teacher Markets, where the Company's products are distributed primarily on a retail basis, payroll deduction is the primary method used for collecting premiums and deposits.

  The following table summarizes certain selected unaudited financial data for the Company's distribution channels.

     STATUTORY PREMIUMS, DEPOSITS AND OTHER CONSIDERATIONS BY DISTRIBUTION
                                  CHANNEL(1)

                                FOR THE YEAR ENDED DECEMBER 31,
                         -----------------------------------------------
                              1996            1995            1994
                         --------------  --------------- ---------------
                            $       %       $       %       $       %
                         -------- -----  -------- ------ -------- ------
                                         (DOLLARS IN MILLIONS)
Wholesale channels:
 Investment dealers..... $3,627.8  40.1% $2,835.4  41.7% $2,279.0  40.7%
 Pension market.........  1,911.6  21.1   1,573.7 23.1    1,366.5 24.4
 Financial
  institutions..........    947.2  10.5     515.4  7.6      324.3  5.8
                         -------- -----  -------- ------ -------- ------
  Total wholesale
   channels.............  6,486.6  71.7   4,924.5 72.4    3,969.8 70.9
                         -------- -----  -------- ------ -------- ------
Retail channels:
 Public sector and
  teacher markets.......  1,528.0  16.9   1,244.9 18.3    1,104.4 19.8
 Nationwide Insurance
  Enterprise insurance
  agents................    525.5   5.8     446.5  6.6      376.3  6.7
                         -------- -----  -------- ------ -------- ------
  Total retail
   channels.............  2,053.5  22.7   1,691.4 24.9    1,480.7 26.5
                         -------- -----  -------- ------ -------- ------
Other(2)................    502.5   5.6     182.1  2.7      148.5  2.6
                         -------- -----  -------- ------ -------- ------
 Total statutory
  premiums, deposits and
  other considerations.. $9,042.6 100.0% $6,798.0 100.0% $5,599.0 100.0%
                         ======== =====  ======== ====== ======== ======

--------
(1) Statutory data have been derived from the Annual and Quarterly Statements of Nationwide Life, as filed with insurance regulatory authorities and prepared in accordance with statutory accounting practices.
(2) Statutory premiums, deposits and other considerations from Nationwide Insurance Enterprise employee and agent benefit plans.

Wholesale Channels

  Investment Dealers. The Company sells individual and group variable annuities, fixed annuities and variable life insurance through broker/dealers in all 50 states and the District of Columbia. The Company has access to over 1,000 broker/dealers and over 30,000 registered representatives. Target markets include retirement planning for individuals, retirement planning for institutions of higher education and 501(c)(3) hospitals, participant-directed 401(k) plans covering less than 1,000 lives, small business life insurance (fewer than 500 employees) and IRA rollovers and tax-sheltered annuity transfers. The Company historically has focused on distributing through mid-sized regional broker/dealers and financial planning firms. The Company believes that it has strong broker/dealer relationships based on its diverse product mix, large selection of fund options and administrative technology. In addition to such relationships, the Company believes its financial strength and The Best of America brand name are competitive advantages in this distribution channel. The Company regularly seeks to add new broker/dealers to its distribution network.

  Pension Market. The Company defines the Pension Market as defined contribution plans pursuant to Section 401 of the IRC sponsored by employers as part of employee retirement programs. The Company markets group variable annuities, group fixed annuities and record-keeping services to these plan sponsors primarily through over 200 regional pension plan administrators located in 45 states. The Company targets employers having between 25 and 2,000 employees because it believes that these plan sponsors tend to require more extensive record-keeping services from pension plan administrators and therefore tend to become long-term customers. As of December 31, 1996, 401(k) plans administered by the Company included over 280,000 participants. These participants generally make deposits through payroll deductions. The Company believes, based on industry survey data, that it is the third largest administrator of 401(k) plans based on total number of plans.

  Financial Institutions. The Company markets individual variable annuities (under its brand names and on a private-label basis), individual fixed annuities and variable universal life insurance through financial institutions, consisting primarily of banks and their subsidiaries. The Company seeks to establish marketing relationships with financial institutions having assets of $500.0 million or more. From January 1, 1991 to December 31, 1996, the number of financial institutions through which the Company distributes its products increased from 7 to 125. The Company is actively seeking to increase the number of financial institutions with which it has distribution arrangements. The Company believes that its expertise in training financial institution personnel to sell annuities, its breadth of product offerings, its financial strength and the Nationwide and The Best of America brand names are competitive advantages in this distribution channel. See "Certain Relationships and Related Transactions--New Agreement with the Nationwide Insurance Enterprise--Intercompany Agreement--License to Use Nationwide Name and Service Marks".

Retail Channels

  Public Sector and Teacher Markets. The Company markets various products and services on a retail basis through several subsidiary sales organizations to both the Public Sector and Teacher Markets. With respect to the Public Sector Market, the Company markets group variable annuities and fixed annuities to state and local governments for use in their IRC Section 457 retirement programs. Section 457 permits employees of state and local government entities and certain tax-exempt organizations to defer receipt of up to 33% of their taxable income, not to exceed $7,500 per year, and have such amounts accumulate on a tax-deferred basis until received. The Company currently markets such products to, and administers Section 457 retirement programs for, approximately 6,000 state and local government entities in 48 states. The Company believes that its existing relationships with state and local government entities and the Company's sponsorship by such entities as the National Association of Counties ("NACO") and The United States Conference of Mayors ("USCM") provide it with distinct competitive advantages in this market. NACO sponsorship, which began in 1980 and has been renewed three times, expires on December 31, 2005, and USCM sponsorship, which began in 1979 and has been renewed twice, expires on December 31, 2004.

  With respect to the Teacher Market, the Company has an exclusive contractual arrangement with the NEA to offer and sell certain products to its 2.2 million members. Under The NEA Valuebuilder brand name, the Company markets both qualified and non-qualified (under IRC Section 403(b)) individual variable annuity contracts. The Company also offers IRAs in this market. The Teacher Market is primarily serviced by the Company's network of approximately 140 representatives known as Valuebuilder Investment Professionals. As of December 31, 1996, the Company administers plans for over 1,800 school districts in 48 states. Section 403(b) permits teachers and employees of certain tax-exempt organizations to defer receipt of a portion of their taxable income, not to exceed $9,500 per year, and invest the amount deferred in tax-deferred annuity products. The Company's marketing approach to these customers emphasizes educational seminars and other targeted communication channels such as direct mail. The NEA exclusive contractual arrangement, which began in 1990, automatically renewed on July 26, 1995 for an additional 5-year period.

  Nationwide Insurance Enterprise Insurance Agents. The Company sells traditional life, universal life and variable universal life insurance products and individual annuities through approximately 4,500 licensed Nationwide Insurance Enterprise insurance agents who primarily target the holders of personal automobile and homeowners' insurance policies issued by the Nationwide Insurance Enterprise. As of December 31, 1996, approximately 10% of the Nationwide Insurance Enterprise's 7.7 million property/casualty policyholders also owned at least one of the Company's life insurance products. The Nationwide Insurance Enterprise insurance agents sell exclusively Nationwide Insurance Enterprise products and may not offer products which compete with those of the Company. See "Certain Relationships and Related Transactions--New Agreements with Nationwide Insurance Enterprise--Intercompany Agreement--Nationwide Insurance Enterprise Insurance Agents."

Mutual Funds

  Nationwide Mutual Funds. In addition to including Company-managed mutual funds among the investment options for its variable products, the Company markets 10 public, open-end mutual funds through Nationwide Insurance Enterprise insurance agents and directly to Nationwide Insurance Enterprise employees and their families. These products employ the existing investment management, shareholder services, accounting and administrative capabilities developed by the Company to support its variable annuity products. As of December 31, 1996, these mutual funds had $6.0 billion of assets under management, of which $3.9 billion related to variable annuities and variable life insurance and $2.1 billion related to retail mutual fund customers.

CORPORATE AND OTHER SEGMENT

  The Corporate and Other segment includes net investment income on investments not allocated to the three product segments; all realized investment gains and losses; investment management fees, other revenues and operating expenses of Nationwide mutual funds other than the portion allocated to the Variable Annuities and Life Insurance segments; commissions and other income earned by the marketing and distribution subsidiaries of the Company; and revenues, benefits and expenses associated with group annuity contracts issued to Nationwide Insurance Enterprise employee and agent benefit plans.

  The following table summarizes certain selected unaudited financial data for the Company's Corporate and Other segment for the periods indicated.

                  CORPORATE AND OTHER SELECTED FINANCIAL DATA

                                                   AS OF OR FOR THE
                                               YEAR ENDED DECEMBER 31,
                                              --------------------------
                                                1996     1995     1994
                                              -------- -------- --------
                                                    (DOLLARS IN MILLIONS)
INCOME STATEMENT DATA:
Net investment income........................ $  154.7 $  137.6 $  154.2
Other income.................................     49.3     51.0     40.7
                                              -------- -------- --------
  Total revenues.............................    204.0    188.6    194.9
                                              -------- -------- --------
Interest credited............................    106.1    105.6     97.3
Operating expenses...........................     62.5     55.5     57.3
                                              -------- -------- --------
  Total benefits and expenses................    168.6    161.1    154.6
                                              -------- -------- --------
    Operating income before federal income
     tax expense(1).......................... $   35.4 $   27.5 $   40.3
                                              ======== ======== ========
OTHER DATA(2):
Nationwide mutual fund assets................ $2,136.2 $2,113.9 $1,665.6

--------
(1) Excludes realized gains (losses) on investments and discontinued operations.
(2) Excludes mutual funds selected as investment options under the Company's variable annuity and variable universal life insurance contracts and mutual funds selected as investment options under Nationwide Insurance Enterprise employee and agent benefit plans.

  Interest expense related to the Note Offering and the Capital Securities Offering will be recorded in the Corporate and Other segment which will reduce income before taxes for the Corporate and Other segment in periods after the completion of such offerings.

LIFE INSURANCE UNDERWRITING

  Life insurance policies are individually underwritten based on standardized underwriting guidelines and procedures. After initial processing, each file is reviewed and additional information (such as medical examinations, doctors' statements and special medical tests) is obtained to make an underwriting decision. The Company follows detailed, uniform underwriting procedures designed to assess and quantify insurance risks before issuing life insurance policies to individuals.

LIFE INSURANCE AND ANNUITY RESERVES

  In accordance with applicable insurance regulations, the Company records in its statutory financial statements actuarially determined reserves that are calculated to meet future obligations under outstanding insurance contracts. The reserves are based on statutorily recognized methods using prescribed morbidity and mortality tables and interest rates. Reserves include unearned premiums, premium deposits, claims that have been reported but are not yet paid, claims that have been incurred but have not been reported and claims in the process of settlement. The Company's reserves satisfy applicable statutory requirements.

  The reserves reflected in the consolidated financial statements of the Company are calculated based on GAAP. These reserves are based upon the Company's best estimates of mortality, persistency, expenses and investment income with appropriate provisions for adverse statistical deviation and the use of the net level premium method for all non-interest-sensitive products and the retrospective deposit method for interest-sensitive products. GAAP reserves differ from statutory reserves due to the use of different assumptions regarding mortality and interest rates and the introduction of lapse assumptions into the GAAP reserve calculation.

REINSURANCE

  The Company follows the customary industry practice of reinsuring a portion of its life insurance and annuity risks with other companies in order to reduce net liability on individual risks, to provide protection against large losses and to obtain greater diversification of risks. The maximum amount of individual ordinary life insurance retained by the Company on any one life is $500,000, which amount will increase to $1.0 million effective April 1, 1997. The Company cedes insurance primarily on an automatic basis, under which risks are ceded to a reinsurer on specific blocks of business where the underlying risks meet certain predetermined criteria, and on a facultative basis, under which the reinsurer's prior approval is required for each risk reinsured. The Company also cedes insurance on a case-by-case basis particularly where the Company may be writing new risks or is unwilling to retain the full costs associated with new lines of business. The ceding of risk does not discharge the original insurer from its primary obligation to the policyholder. The Company has entered into a reinsurance contract to cede a portion of its general account individual annuity reserves to Franklin Life. Total recoveries due from Franklin Life were $240.5 million and $245.3 million as of December 31, 1996 and 1995, respectively. Under the terms of the contract, Franklin Life has established a trust as collateral for the recoveries. The trust assets are invested in investment grade securities, the market value of which must at all times be greater than or equal to 102% of the reinsured reserves. The Company has no other material reinsurance arrangements with unaffiliated reinsurers. The only material reinsurance agreements the Company has with affiliates are the modified coinsurance agreements pursuant to which Nationwide Life reinsured all of its accident and health and group life insurance business to other members of the Nationwide Insurance Enterprise. See "Certain Relationships and Related Transactions--Existing Arrangements with Nationwide Insurance Enterprise--Modified Coinsurance Agreements." Premiums and policy reserves ceded to unaffiliated reinsurers were 0.3% of statutory premiums and considerations in 1996 and 0.8% of policy reserves as of December 31, 1996. The Company's principal unaffiliated reinsurers of individual life insurance and annuity policies at December 31, 1995 (and their corresponding A.M. Best ratings) were: American United Life Insurance Company (A+), Reinsurance Group of America (A+), Lincoln National Life Insurance Company (A+), Franklin Life (A+), and Indianapolis Life Insurance Company (A+). See "--Ratings."

INVESTMENTS

General

  The Company's assets are divided between separate account and general account assets. As of December 31, 1996, $26.9 billion (or 56%) of the Company's total assets were held in separate accounts and $20.8 billion (or 44%) were held in the Company's general account, including $18.3 billion of general account investments. Separate account assets consist primarily of deposits from the Company's variable annuity business. Most separate account assets are invested in various mutual fund options available within the variable annuity products sold by the Company. All of the investment risk in the Company's separate account assets is borne by the Company's customers, with the exception of $280.2 million of policy reserves as of December 31, 1996 ($205.7 million as of December 31, 1995) for which the Company bears the investment risk. General account assets consist mainly of investments generated by premiums on life insurance products and deposits in the Company's

Fixed Annuities segment. The Company generates profits on these products, in part, based on the spread between the yield on general account invested assets and crediting rates on these products.

  The Company's general account investment policies emphasize high credit quality, diversification across asset classes and individual investment risks, and a buy and hold strategy. As noted in the table below, the Company's general account assets are invested primarily in fixed maturity securities and commercial mortgage loans. The Company has a general policy of diversifying investments within asset categories. Additionally, the Company's investment policy provides that fixed maturity investments are limited to purchases of investment grade securities or unrated securities which, in the opinion of the Company, should qualify for such rating. The Company monitors its exposure to individual borrowers, credit risks, industries or property types and geographic locations. The Company's investments are subject to suitability and diversification requirements under applicable insurance laws. See "Business-- Regulation." The Investment Committee of the Board of Directors of Nationwide Life, which is comprised of the Chairman and five outside directors, meets ten times a year. Such committee approves investment policy and strategy, approves all mortgage loans and large private placements and reviews and ratifies all other investments. In relation to the life insurers reporting to the American Council of Life Insurance ("ACLI"), the Company's general account investment portfolio has achieved (i) higher net investment yields, (ii) lower bond default rates and (iii) lower mortgage delinquency rates, in each case in each of the five years ended December 31, 1995 (with ACLI data not yet available for the year ended December 31, 1996).

  The following table summarizes the Company's consolidated invested assets by asset category as of December 31, 1996 and December 31, 1995.

                         CONSOLIDATED INVESTED ASSETS

                             AS OF DECEMBER 31, 1996   AS OF DECEMBER 31, 1995
                            ------------------------- -------------------------
                                           % OF                      % OF
                            CARRYING  GENERAL ACCOUNT CARRYING  GENERAL ACCOUNT
                              VALUE   INVESTED ASSETS   VALUE   INVESTED ASSETS
                            --------- --------------- --------- ---------------
                                           (DOLLARS IN MILLIONS)
Fixed maturities(1):
 Public.................... $ 8,395.6       45.8%     $ 8,609.8       48.3%
 Private...................   3,914.9       21.4        3,891.8       21.8
Mortgage loans, net:
 Commercial................   5,269.4       28.8        4,624.3       25.9
 Residential...............       2.7        --             3.1        --
Real estate, net...........     265.8        1.5          229.4        1.3
Policy loans...............     371.8        2.0          336.4        1.9
Equity securities(1).......      59.1        0.3           37.5        0.2
Other long-term
 investments...............      28.7        0.2           62.0        0.4
Short-term investments.....       9.3        --            42.7        0.2
                            ---------      -----      ---------      -----
  Total general account
   invested assets......... $18,317.3      100.0%     $17,837.0      100.0%
                            =========      =====      =========      =====
  Total separate account
   assets.................. $26,926.7                 $18,591.1
                            =========                 =========

--------
(1) As of December 31, 1996, all fixed maturities and equity securities are classified as available-for-sale and are carried at fair value.

  The Company employs an asset/liability management approach tailored to the specific requirements of each of its product lines. The Company's general account investment assets are primarily managed in a number of pools that are separated by weighted average maturity of the assets acquired by the pools. On bonds and mortgages, the weighted average maturity is based on repayments which are scheduled to occur under the terms of the asset. For mortgage backed securities, repayments are determined using the current rate of repayment of the underlying pool of mortgages and the terms of the securities. Each product line has an investment strategy based on the specific characteristics of such product line. The strategy establishes asset duration, quality and other guidelines. The Company's actuaries determine the amount of new investments needed for each line to arrive at the amount of new investments needed for each pool by month. The investments acquired for each pool are shared on a proportional basis by each of the lines requesting investments in the pool based on their actual investment needs.

  For all business having future benefits which cannot be changed at the option of the policyholder, the underlying assets are managed in a separate pool. The duration of assets and liabilities in this pool are kept as close together as possible. For assets, the repayment cash flows, plus anticipated coupon payments, are used in calculating asset duration. Future benefits and expenses are used for liabilities. On December 31, 1996, the average duration of assets in this pool was 6.80 years and the average duration of the liabilities was 7.44 years. Policy reserves on this business were $1.11 billion as of December 31, 1996.

  Because the timing of the payment of future benefits on the majority of the Company's business can be changed by the policyholder, the Company employs cash flow testing techniques as a final step in its asset/liability management process. Annually, the Company's annuity and insurance business is analyzed to determine the adequacy of the reserves supporting such business. This analysis is accomplished by projecting under a number of possible future interest rate scenarios the anticipated cash flows from such business and the assets required to support such business. The first seven of these scenarios are required by state insurance laws. Projections are also made using 13 additional scenarios which involve more extreme fluctuations in future interest rates. Finally, to get a statistical analysis of possible results and to minimize any bias in the 20 predetermined scenarios, additional projections are made using 200 randomly generated interest rate scenarios. For the Company's 1996 cash flow testing process, interest rates for 90-day treasury bills ranged from 0.4% to 11.5% under the 20 predetermined scenarios and 0.8% to 25.3% under the 200 random scenarios. Interest rates for longer maturity treasury securities had comparable ranges. The values produced by each projection are used to determine future gains or losses from the Company's annuity and insurance business, which, in turn, are used to quantify the adequacy of the Company's reserves over the entire projection period. The results of the Company's cash flow testing for year end 1996 (the most recent year for which results are available) indicated that the Company's reserves were adequate at December 31, 1996.

  The Company manages its investment portfolio in part to reduce its exposure to interest rate fluctuations. In general, the market value of the Company's fixed maturity portfolio increases or decreases in inverse relationship with fluctuations in interest rates. For example, if interest rates rise, the Company's fixed maturity investments will generally decrease in value. Additionally, the Company's net investment income may be affected by interest rate changes. If interest rates decline, net investment income will decrease if high-yielding fixed maturity investments mature or are sold and the proceeds therefrom are reinvested in securities yielding a lower rate.

  The following table summarizes the net investment yield of the Company's general account invested assets relative to that of the life insurers reporting to the ACLI.

                             NET INVESTMENT YIELD

                                                       THE           BASIS POINT
YEAR                                                 COMPANY ACLI(1) DIFFERENCE
----                                                 ------- ------- -----------
1991................................................  9.34%   9.09%       25
1992................................................  8.93    8.58        35
1993................................................  8.57    8.07        50
1994................................................  8.37    7.63        74
1995................................................  8.21    7.90        31
1996................................................  8.00     --         --

--------
(1) Source: ACLI Statistical Bulletin #97-1 (January 8, 1997) entitled "Revised Rate of Investment Income of U.S. Legal Reserve Life Insurance Companies." ACLI data for the year ended December 31, 1996 are not yet available.

Fixed Maturity Securities

  As of December 31, 1996, general account fixed maturity securities were $12.3 billion (or 67.2%) of the carrying value of consolidated general account invested assets. As of such date, public and private fixed maturity securities constituted $8.4 billion (or 68.3%) and $3.9 billion (or 31.7%), respectively, of total general account fixed maturity securities. The Company's general account fixed maturity securities portfolio consists primarily of investment grade corporate fixed maturity securities, high-quality mortgage-backed securities and U.S. government and agency obligations.

  The following table summarizes the composition of the Company's general account fixed maturity securities by category as of December 31, 1996.

           GENERAL ACCOUNT FIXED MATURITY SECURITIES -- COMPOSITION

                                                     AS OF DECEMBER 31, 1996
                                                     --------------------------
                                                      CARRYING
                                                        VALUE       % OF TOTAL
                                                     ------------- ------------
                                                      (DOLLARS IN MILLIONS)
U.S. government/agencies............................ $       285.0         2.3%
Foreign governments.................................         102.0         0.9
State and political subdivisions....................           6.6         --
Mortgage-backed securities:
 U.S. government/agencies...........................       3,665.3        29.8
 Non-government/agencies............................           --          --
Corporate...........................................       8,251.6        67.0
                                                     -------------   ---------
  Total............................................. $    12,310.5       100.0%
                                                     =============   =========

  The following table sets forth scheduled maturities for the Company's general account fixed maturity securities as of December 31, 1996.

     GENERAL ACCOUNT FIXED MATURITY SECURITIES -- SCHEDULED MATURITIES(1)

                                                     AS OF DECEMBER 31, 1996
                                                     --------------------------
                                                      CARRYING
                                                        VALUE       % OF TOTAL
                                                     ------------- ------------
                                                      (DOLLARS IN MILLIONS)
Due in one year or less............................. $       444.2         3.6%
Due after one year through five years...............       4,059.1        33.0
Due after five years through 10 years...............       2,871.8        23.3
Due after 10 years..................................       1,270.1        10.3
Mortgage-backed securities..........................       3,665.3        29.8
                                                     -------------   ---------
  Total fixed maturity securities................... $    12,310.5       100.0%
                                                     =============   =========

--------
(1) General account fixed maturity securities with call dates are classified on their earliest call date.

  The average duration and average maturity of the Company's general account fixed maturity securities as of December 31, 1996 were approximately 3.75 and
7.97 years, respectively. As a result, the market value of the Company's general account investments may fluctuate significantly in response to changes in interest rates. In addition, the Company may also be likely to experience investment losses to the extent its liquidity needs require the disposition of general account fixed maturity securities in unfavorable interest rate environments.

  The Company's portfolio of general account investment grade fixed maturity securities is diversified by number and type of issuer. As of December 31, 1996, general account investment grade fixed maturity securities included the securities of over 548 issuers, with no issuer, other than the U.S. government or its agencies, representing more than 0.6% of the carrying value of general account investment grade fixed maturity securities. As of December 31, 1996, one investment with a value of $0.5 million had been restructured and is currently performing.

  Below investment grade fixed maturity securities in the Company's general account as of December 31, 1996 included the securities of 23 issuers representing approximately 1.8% of the carrying value of total fixed maturity securities. The Company's investment policy provides that fixed maturity investments are limited to purchases of investment grade securities or unrated securities which, in the opinion of the Company, should qualify for such rating. All of the below grade fixed maturity securities held in the Company's general account as of December 31, 1996 were investment grade securities when purchased by the Company.

  The NAIC assigns securities quality ratings and uniform valuations called "NAIC Designations" which are used by insurers when preparing their annual statements. The NAIC assigns designations to publicly traded as well as privately placed securities. The designations assigned by the NAIC range from class 1 to class 6, with a designation in class 1 being of the highest quality. Of the Company's general account fixed maturity securities, 98.2% by the carrying value were in the highest two NAIC Designations as of December 31, 1996.

  The following tables set forth an analysis of the credit quality, as determined by NAIC Designation, of the Company's general account fixed maturity securities portfolio and general account public fixed maturity securities portfolio as of December 31, 1996 and December 31, 1995.

          GENERAL ACCOUNT FIXED MATURITY SECURITIES -- CREDIT QUALITY

                                            AS OF DECEMBER 31, 1996    AS OF DECEMBER 31, 1995
                                            -------------------------- --------------------------
      NAIC            RATING AGENCY          CARRYING                   CARRYING
 DESIGNATION(1) EQUIVALENT DESIGNATION(2)      VALUE       % OF TOTAL     VALUE       % OF TOTAL
 -------------- -------------------------   ------------- ------------ ------------- ------------
                                                          (DOLLARS IN MILLIONS)
 1                      Aaa/Aa/A..          $     8,453.4        68.7% $     8,659.9        69.3%
 2                      Baa.......                3,629.9        29.5        3,562.9        28.5
 3                      Ba........                  166.6         1.3          224.1         1.8
 4                      B.........                   49.7         0.4           44.9         0.4
                           Caa and
 5                      lower.....                   10.9         0.1            2.8        --
                        In or near
 6                      default...                    --         --              7.0        --
 Redeemable preferred stock and other.....            --         --              --         --
                                            -------------   ---------- -------------   ----------
    Total.................................  $    12,310.5       100.0% $    12,501.6       100.0%
                                            =============   ========== =============   ==========

--------
(1) NAIC Designations are assigned no less frequently than annually. Some designations for securities shown as of December 31, 1996 have been assigned to securities not yet assigned an NAIC Designation in a manner approximating equivalent public rating categories.
(2) Comparisons between NAIC and Moody's designations are published by the NAIC. In the event no Moody's rating is available, the Company has assigned internal ratings corresponding to the public rating.

      GENERAL ACCOUNT PUBLIC FIXED MATURITY SECURITIES -- CREDIT QUALITY

                                              AS OF DECEMBER
                                                 31, 1996       AS OF DECEMBER 31, 1995
                                            ------------------- -------------------------
      NAIC            RATING AGENCY         CARRYING             CARRYING
 DESIGNATION(1) EQUIVALENT DESIGNATION(2)    VALUE   % OF TOTAL   VALUE       % OF TOTAL
 -------------- -------------------------   -------- ---------- ------------ ------------
                                                       (DOLLARS IN MILLIONS)
 1                  Aaa/Aa/A.........       $6,540.4    77.9%   $    6,730.2        78.2%
 2                  Baa..............        1,776.6    21.2         1,811.0        21.0
 3                  Ba...............           52.7     0.6            49.0         0.6
 4                  B................           25.9     0.3            19.6         0.2
 5                  Caa and lower....            --     --               --         --
                    In or near
 6                  default..........            --     --               --         --
 Redeemable preferred stock and other.....       --     --               --         --
                                            --------   ------   ------------   ----------
    Total.................................  $8,395.6   100.0%   $    8,609.8       100.0%
                                            ========   ======   ============   ==========

--------
(1) NAIC Designations are assigned no less frequently than annually. Some designations for securities shown as of December 31, 1996 have been assigned to securities not yet assigned an NAIC Designation in a manner approximating equivalent public rating categories.
(2) Comparisons between NAIC and Moody's designations are published by the NAIC. In the event no Moody's rating is available, the Company has assigned internal ratings corresponding to the public rating.

  The Company invests in private fixed maturity securities because of the (i) generally higher nominal yield available compared to comparably rated public fixed maturity securities, (ii) more restrictive financial and business covenants available in private fixed maturity security loan agreements and
(iii) stronger prepayment protection. Although private fixed maturity securities are not registered with the Commission and generally are less liquid than public fixed maturity securities, restrictive financial and business covenants included in private fixed maturity security loan agreements generally are designed to compensate for the impact of increased liquidity risk. A significant majority of the private fixed maturity securities that the Company holds are participations in issues that are also owned by other investors. In addition, some of the private fixed maturity securities are rated by nationally recognized rating agencies and substantially all have been assigned a rating designation by the NAIC.

  The following table sets forth an analysis of the credit quality, as determined by NAIC Designation, of the Company's general account private fixed maturity securities portfolio as of December 31, 1996 and December 31, 1995.

      GENERAL ACCOUNT PRIVATE FIXED MATURITY SECURITIES -- CREDIT QUALITY

                                              AS OF DECEMBER
                                                 31, 1996       AS OF DECEMBER 31, 1995
                                            ------------------- --------------------------
      NAIC            RATING AGENCY         CARRYING             CARRYING
 DESIGNATION(1) EQUIVALENT DESIGNATION(2)    VALUE   % OF TOTAL   VALUE        % OF TOTAL
 -------------- -------------------------   -------- ---------- ------------- ------------
                                                       (DOLLARS IN MILLIONS)
 1                   Aaa/Aa/A.......        $1,913.0    48.9%   $     1,929.7         49.6%
 2                   Baa............         1,853.4    47.3          1,751.9         45.0
 3                   Ba.............           113.9     2.9            175.1          4.5
 4                   B..............            25.7     0.6             25.3          0.6
                             Caa and
 5                   lower..........            10.9     0.3              2.8          0.1
                          In or near
 6                   default........             --      --               7.0          0.2
 Redeemable preferred stock and other.....       --      --               --           --
                                            --------   -----    -------------   ----------
    Total.................................  $3,914.9   100.0%   $     3,891.8        100.0%
                                            ========   =====    =============   ==========

--------
(1) NAIC Designations are assigned no less frequently than annually. Some designations for securities shown as of December 31, 1996 have been assigned to securities not yet assigned an NAIC Designation in a manner approximating equivalent public rating categories.
(2) Comparisons between NAIC and Moody's designations are published by the NAIC. In the event no Moody's rating is available, the Company has assigned internal ratings corresponding to the public rating.

  The following table sets forth the bond default rates for the Company and the life insurers reporting to the ACLI for the periods indicated.

                           COMPANY AND LIFE INDUSTRY
                              BOND DEFAULT RATES

                                          FOR THE YEAR ENDED DECEMBER 31,
                                         --------------------------------------
                                          1996    1995    1994    1993    1992
                                         ------  ------  ------  ------  ------
Company.................................   0.00%   0.04%   0.03%   0.01%   0.03%
ACLI(1).................................    --     0.09    0.19    0.28    0.60

--------
(1) Source: ACLI Statistical Bulletins entitled "Quality Distribution of Bond Holdings of U.S. Legal Reserve Life Insurance Companies:" Bulletin #'s 96-2, 95-7, 94-5 and 93-5, dated May 15, 1996, July 24, 1995, July 28, 1994 and August 3, 1993, respectively. ACLI data for the year ended December 31, 1996 are not yet available.

  The Company maintains significant general account investments in MBSs. The Company's general account MBS investments include residential MBSs and commercial MBSs. As of December 31, 1996, MBSs were $3.67 billion (or 29.8%) of the carrying value of the general account fixed maturity securities, all of which were guaranteed by the U.S. government or an agency of the U.S. government.

  The Company believes that general account MBS investments add diversification, liquidity, credit quality and additional yield to its general account fixed maturity securities portfolio. The objective of the Company's general account MBS investments is to provide reasonable cash flow stability and increased yield. General account MBS investments include CMOs and mortgage-backed pass- through securities. The Company's general account MBS investments do not include interest-only securities or principal-only securities or other MBSs which may exhibit extreme market value volatility.

  Prepayment risk is an inherent risk of holding MBSs. However, the degree of prepayment risk is particular to the type of MBS held. The Company limits its exposure to prepayments by purchasing less volatile types of MBSs. As of December 31, 1996, $2.97 billion (or 81.0%) of the carrying value of the general account MBS portfolio was invested in planned amortization class CMOs ("PACs"). PACs are securities whose cash flows are designed to remain constant over a variety of mortgage prepayment environments. Other classes in the CMO security are structured to accept the volatility of mortgage prepayment changes, thereby insulating the PAC class. Of the remaining general account MBS portfolio, $2.5 million (or 0.1%) was invested in mortgage-backed pass-throughs or sequential CMOs. Pass-throughs are securities in which the monthly cash flows of principal and interest (both scheduled and prepayments) generated by the underlying mortgages are distributed on a pro rata basis to the holders of securities. A sequential MBS is structured to divide the CMO security into sequentially ordered classes. Receipt of principal payments are made currently on all classes. While these securities are more sensitive to prepayment risk than PACs, the Company does not consider them highly volatile securities.

  The following table sets forth the distribution by investment type of the Company's general account MBS portfolio as of December 31, 1996.

       GENERAL ACCOUNT MORTGAGE-BACKED SECURITIES -- INVESTMENT TYPE(1)

                                                    AS OF DECEMBER 31, 1996
                                                    --------------------------
                                                     CARRYING
                                                      VALUE        % OF TOTAL
                                                    ------------- ------------
                                                     (DOLLARS IN MILLIONS)
Accrual............................................ $        41.4          1.1%
PAC................................................       2,970.6         81.0
Sequential.........................................           2.5          0.1
Scheduled..........................................         167.2          4.6
TAC................................................          87.7          2.4
VADM...............................................         395.9         10.8
                                                    -------------   ----------
  Total............................................ $     3,665.3        100.0%
                                                    =============   ==========

--------
(1) All general account mortgage-backed securities are agency-backed.

  Pursuant to the Company's investment policies, the Company does not invest in derivative securities other than MBSs.

Mortgage Loans

  As of December 31, 1996, general account mortgage loans were $5.27 billion (or 28.8%) of the carrying value of consolidated general account invested assets. As of such date, commercial mortgage loans constituted substantially all (99.9%) of total general account mortgage loans with the remainder being 76 residual residential loans originated prior to 1981 with a principal balance of $2.7 million. These mortgages, substantially all of which are made on a non-recourse basis, consist primarily of fixed rate mortgages on existing income-producing properties. As of December 31, 1996, there were two second mortgages totaling $2.6 million and no construction loans, participating or convertible mortgages or land development loans. Commitments to fund mortgage loans of $327.5 million extending into 1997 were outstanding as of December 31, 1996.

  The following tables set forth the distribution by property type and region of the Company's commercial mortgages as of December 31, 1996 and December 31, 1995.

                      GENERAL ACCOUNT COMMERCIAL MORTGAGE
                        LOAN PORTFOLIO -- PROPERTY TYPE

                       AS OF DECEMBER 31, 1996       AS OF DECEMBER 31, 1995
                    ----------------------------- -----------------------------
                                       % OF TOTAL                    % OF TOTAL
                     NUMBER  PRINCIPAL PRINCIPAL   NUMBER  PRINCIPAL PRINCIPAL
                    OF LOANS  BALANCE   BALANCE   OF LOANS  BALANCE   BALANCE
                    -------- --------- ---------- -------- --------- ----------
                                       (DOLLARS IN MILLIONS)
Property Type(1):
 Apartment.........   192    $1,216.0     22.8%     159    $  995.8     21.3%
 Retail............   426     2,337.6     43.9      396     2,237.3     47.8
 Office............   153       891.0     16.7      131       785.8     16.8
 Industrial........   190       864.3     16.2      159       660.9     14.1
 Hotel/motel.......     5        18.6      0.4        2         1.5      --
 Other.............     2         0.3      --         3         0.9      --
                      ---    --------    -----      ---    --------    -----
   Total...........   968    $5,327.8    100.0%     850    $4,682.2    100.0%
                      ===    ========    =====      ===    ========    =====

--------
(1) As defined by the ACLI.

                      GENERAL ACCOUNT COMMERCIAL MORTGAGE
                           LOAN PORTFOLIO -- REGION

                            AS OF DECEMBER 31, 1996       AS OF DECEMBER 31, 1995
                         ----------------------------- -----------------------------
                                            % OF TOTAL                    % OF TOTAL
                          NUMBER  PRINCIPAL PRINCIPAL   NUMBER  PRINCIPAL PRINCIPAL
                         OF LOANS  BALANCE   BALANCE   OF LOANS  BALANCE   BALANCE
                         -------- --------- ---------- -------- --------- ----------
                                            (DOLLARS IN MILLIONS)
Region(1):
 New England............    35    $  238.9      4.5%      30    $  197.5      4.2%
 Middle Atlantic........    62       362.5      6.8       57       350.0      7.5
 East North Central.....   180     1,022.5     19.2      160       930.9     19.9
 West North Central.....    33       244.5      4.6       36       262.4      5.6
 South Atlantic.........   225     1,103.4     20.7      187       901.4     19.3
 East South Central.....    65       319.1      6.0       63       307.1      6.5
 West South Central.....   105       725.7     13.6       91       618.4     13.2
 Mountain...............    51       247.5      4.6       45       203.8      4.4
 Pacific and other......   212     1,064.0     20.0      181       910.7     19.4
                           ---    --------    -----      ---    --------    -----
   Total................   968    $5,327.8    100.0%     850    $4,682.2    100.0%
                           ===    ========    =====      ===    ========    =====

--------
(1) The ACLI defines each of the regions set forth above as follows: (i) New England includes Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island and Vermont; (ii) Middle Atlantic includes New York, New Jersey and Pennsylvania; (iii) East North Central includes Illinois, Indiana, Michigan, Ohio and Wisconsin; (iv) West North Central includes Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota; (v) South Atlantic includes Delaware, District of Columbia, Florida, Georgia, Maryland, North Carolina, South Carolina, Virginia and West Virginia; (vi) East South Central includes Alabama, Kentucky, Mississippi and Tennessee;
    (vii) West South Central includes Arkansas, Louisiana, Oklahoma and Texas;
    (viii) Mountain includes Arizona, Colorado, Idaho, Montana, Nevada, New Mexico, Utah and Wyoming; and (ix) Pacific and other includes Alaska, California, Hawaii, Oregon, Washington, Puerto Rico, U.S. Territories and Possessions, Canada and other foreign jurisdictions.

  As of December 31, 1996, the Company's largest mortgage loan exposure to any borrowing group was $95.7 million, or 1.8% of the Company's general account mortgage portfolio.

  The following table sets forth the composition of the Company's general account commercial mortgage loan portfolio by loan size as of December 31, 1996 and December 31, 1995.

        GENERAL ACCOUNT COMMERCIAL MORTGAGE LOAN PORTFOLIO -- LOAN SIZE

                            AS OF DECEMBER 31, 1996       AS OF DECEMBER 31, 1995
                         ----------------------------- -----------------------------
                                            % OF TOTAL                    % OF TOTAL
                          NUMBER  PRINCIPAL PRINCIPAL   NUMBER  PRINCIPAL PRINCIPAL
         SIZE            OF LOANS  BALANCE   BALANCE   OF LOANS  BALANCE   BALANCE
         ----            -------- --------- ---------- -------- --------- ----------
                                            (DOLLARS IN MILLIONS)
Under $5 million........   559    $1,393.4     26.1%     482    $1,195.4     25.5%
$5 million to $9.9
 million................   273     1,911.7     35.9      251     1,771.3     37.9
$10 million to $19.9
 million................   121     1,582.0     29.7      106     1,387.5     29.6
$20 million to $29.9
 million................    10       238.8      4.5        7       168.4      3.6
Over $30 million........     5       201.9      3.8        4       159.6      3.4
                           ---    --------    -----      ---    --------    -----
  Total.................   968    $5,327.8    100.0%     850    $4,682.2    100.0%
                           ===    ========    =====      ===    ========    =====

  The Company's investment policy with regard to the origination of new mortgage loans involves a review of the economics of the property being financed, adherence to guidelines that provide for diversification of the mortgage portfolio by property type and location, a review of industry lending practices prevailing from time to time and diversification of the Company's total general account investment portfolio. Guidelines for new mortgage loans generally require a loan-to-value ratio of not greater than 75% at the time of origination.

  Substantially all of the general account commercial mortgage loans were originated by the Company and not purchased from third parties. The Company originates general account commercial mortgage loans through a national network of mortgage banking correspondent companies which represent the Company in many of the major metropolitan areas of the United States. Typically, a correspondent company is an independent business which has a staff of experienced specialists in property finance who are highly knowledgeable about the real estate market in the company's local or regional area. The correspondent company is an expert in the appraisal, underwriting and servicing of commercial mortgage loans. Typically, the correspondent company is the Company's one representative through which all mortgage investment opportunities in the particular market must originate. The correspondent company presents commercial mortgage loan opportunities to the Company on property types and with respect to borrowers that meet the Company's stringent underwriting requirements. After a mortgage loan is made, the correspondent company services the loans for the Company by, among other things, collecting all mortgage payments as well as amounts escrowed for the payment of any taxes and insurance premiums. For its services, the correspondent company receives from the Company an annual fee generally ranging between .0625% and .125% of the mortgage balance.

  Currently, the Company is represented by 24 correspondent companies that originate commercial mortgage investment opportunities and service the general account mortgage loans. In addition, the Company is represented by another 10 companies that service general account mortgage loans but do not originate mortgage loan investment opportunities.

  The general account commercial mortgage loan portfolio includes both amortizing and balloon loans. The Company defines balloon loans to be mortgages with periodic installments of principal and interest that do not fully amortize the loan. The balance is due at a specified date in the future which represents the end of the loan term.

  The following table sets forth the maturity and principal repayment schedule for the Company's general account mortgage loan portfolio as of December 31, 1996 and December 31, 1995.

        GENERAL ACCOUNT MORTGAGE LOAN PORTFOLIO -- SCHEDULED MATURITIES

                              AS OF DECEMBER 31, 1996           AS OF DECEMBER 31, 1995
                         --------------------------------- ---------------------------------
                             AGGREGATE                         AGGREGATE
                         PRINCIPAL BALANCE      % OF       PRINCIPAL BALANCE      % OF
                            OF MORTGAGE    TOTAL PRINCIPAL    OF MORTGAGE    TOTAL PRINCIPAL
                          LOANS MATURING       BALANCE      LOANS MATURING       BALANCE
                         ----------------- --------------- ----------------- ---------------
                                                (DOLLARS IN MILLIONS)
1996....................     $    --             0.0%          $  254.9            5.4%
1997....................        162.0            3.0              210.4            4.5
1998....................        210.2            3.9              230.2            4.9
1999....................        349.3            6.6              347.3            7.4
2000....................        519.5            9.7              564.6           12.1
2001....................        357.1            6.7              367.1            7.8
2002....................        429.8            8.1              439.1            9.4
2003....................        490.0            9.2              303.5            6.5
2004....................        378.5            7.1              369.4            7.9
2005....................        686.7           12.9              694.6           14.8
2006....................        453.5            8.5              103.3            2.2
After 2006..............      1,293.9           24.3              800.9           17.1
                             --------          ------          --------          ------
                             $5,330.5          100.0%          $4,685.3          100.0%
                             ========          ======          ========          ======

  The Company monitors all of the mortgage loans in its general account mortgage loan portfolio on an ongoing basis and identifies mortgage loans that, because of certain objective or subjective characteristics, cause management to conclude that such loans require additional investigation. Among criteria that cause a loan to be so identified are (i) borrower bankruptcies,
(ii) bankruptcies of major tenants of mortgaged properties, (iii) requests from borrowers for loan restructuring or relief, (iv) known or suspected cash flow deficiencies, (v) lateness of payments, (vi) noncompliance with covenants, (vii) known or suspected loan-to-value imbalances, (viii) lease rollovers affecting debt service coverage or property value, (ix) property vacancy rates, (x) maturing loans identified as potential refinancing risks and (xi) other subjective factors relating to the borrower or the mortgaged property.

  The Company and the ACLI define problem mortgage loans as loans which are 60 or more days delinquent and/or are in foreclosure. The following tables set forth as of December 31, 1996 and 1995 the distribution by property type and region of the Company's commercial mortgage loans that were delinquent or in the process of foreclosure as compared to the life insurers reporting to the ACLI.

                COMMERCIAL MORTGAGE LOANS DELINQUENT OR IN THE
                    PROCESS OF FORECLOSURE BY PROPERTY TYPE

                                    AS OF DECEMBER 31, 1996                     AS OF DECEMBER 31, 1995
                          ------------------------------------------- -------------------------------------------
                                      COMPANY               ACLI(1)               COMPANY               ACLI(2)
                          ------------------------------- ----------- ------------------------------- -----------
                                              DELINQUENCY DELINQUENCY                     DELINQUENCY DELINQUENCY
                                                  AND         AND                             AND         AND
                          NUMBER OF PRINCIPAL FORECLOSURE FORECLOSURE NUMBER OF PRINCIPAL FORECLOSURE FORECLOSURE
                            LOANS    BALANCE    RATE(3)      RATE       LOANS    BALANCE    RATE(3)      RATE
                          --------- --------- ----------- ----------- --------- --------- ----------- -----------
                                     (DOLLARS IN MILLIONS)                       (DOLLARS IN MILLIONS)
Property Type(4):
 Apartment..............      --      $ --        -- %        -- %        --      $ --        -- %       0.23%
 Retail.................       4       26.3      0.49         --           5       29.5      0.63        0.43
 Office.................       3       15.8      0.30         --          --        --        --         1.20
 Industrial.............      --        --        --          --          --        --        --         0.21
 Hotel/motel............      --        --        --          --          --        --        --         0.14
 Mixed Use..............      --        --        --          --          --        --        --         0.01
 Other Commercial
  Property..............      --        --        --          --          --        --        --         0.13
                             ---      -----      ----         ---        ---      -----      ----        ----
 Total..................       7      $42.1      0.79%        -- %         5      $29.5      0.63%       2.35%
                             ===      =====      ====         ===        ===      =====      ====        ====

--------
(1) ACLI data as of December 31, 1996 are not yet available.
(2) Source: ACLI Investment Bulletin entitled "Quarterly Survey of Mortgage Loan Delinquencies and Foreclosures," Number 1326, dated February 28, 1996.
(3) Reflects, by individual property types, commercial mortgage loans that are delinquent 60 days or more or in the process of foreclosure as a percentage of composite total loans.
(4) As defined by the ACLI.

                COMMERCIAL MORTGAGE LOANS DELINQUENT OR IN THE
                       PROCESS OF FORECLOSURE BY REGION

                                    AS OF DECEMBER 31, 1996                     AS OF DECEMBER 31, 1995
                          ------------------------------------------- -------------------------------------------
                                      COMPANY               ACLI(1)               COMPANY               ACLI(2)
                          ------------------------------- ----------- ------------------------------- -----------
                                              DELINQUENCY DELINQUENCY                     DELINQUENCY DELINQUENCY
                                                  AND         AND                             AND         AND
                          NUMBER OF PRINCIPAL FORECLOSURE FORECLOSURE NUMBER OF PRINCIPAL FORECLOSURE FORECLOSURE
                            LOANS    BALANCE    RATE(3)      RATE       LOANS    BALANCE    RATE(3)      RATE
                          --------- --------- ----------- ----------- --------- --------- ----------- -----------
                                     (DOLLARS IN MILLIONS)                       (DOLLARS IN MILLIONS)
Region(4):
 New England............       2      $14.6      0.27%        -- %         2      $14.8      0.32%       0.17%
 Middle Atlantic........       1       10.5      0.20         --          --        --        --         0.51
 East North Central.....       2        9.5      0.18         --          --        --        --         0.36
 West North Central.....      --        --        --          --          --        --        --         0.04
 South Atlantic.........       1        3.1      0.06         --           2        9.1      0.19        0.34
 East South Central.....      --        --        --          --          --        --        --         0.05
 West South Central.....      --        --        --          --          --        --        --         0.14
 Mountain...............      --        --        --          --          --        --        --         0.06
 Pacific................       1        4.4      0.08         --           1        5.6      0.12        0.60
 Other..................      --        --        --          --          --        --        --         0.08
                             ---      -----      ----         ---        ---      -----      ----        ----
 Total..................       7      $42.1      0.79%        -- %         5      $29.5      0.63%       2.35%
                             ===      =====      ====         ===        ===      =====      ====        ====

--------
(1) ACLI data as of December 31, 1996 are not yet available.
(2) Source: ACLI Investment Bulletin entitled "Quarterly Survey of Mortgage Loan Delinquencies and Foreclosures," Number 1326, dated February 28, 1996.
(3) Reflects, by region, commercial mortgage loans that are delinquent 60 days or more or in the process of foreclosure as a percentage of composite total loans.
(4) The ACLI defines each of the regions set forth above as follows: (i) New England includes Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island and Vermont; (ii) Middle Atlantic includes New York, New Jersey and Pennsylvania; (iii) East North Central includes Illinois, Indiana, Michigan, Ohio and Wisconsin; (iv) West North Central includes Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota; (v) South Atlantic includes Delaware, District of Columbia, Florida, Georgia, Maryland, North Carolina, South Carolina, Virginia and West Virginia; (vi) East South Central includes Alabama, Kentucky, Mississippi and Tennessee;
    (vii) West South Central includes Arkansas, Louisiana, Oklahoma and Texas;
    (viii) Mountain includes Arizona, Colorado, Idaho, Montana, Nevada, New Mexico, Utah and Wyoming; and (ix) Pacific includes Alaska, California, Hawaii, Oregon and Washington and (x) Other includes Puerto Rico, U.S. Territories and Possessions, Canada and other foreign jurisdictions.

  In certain situations delinquent mortgages may be restructured or modified. As of December 31, 1996, the amortized cost of restructured mortgages totaled $57.5 million, as compared with $66.0 million and $77.0 million as of December 31, 1995 and 1994, respectively.

  The Company aggressively seeks to manage and resolve its troubled commercial mortgage loans. Commercial mortgage loans are placed into default by the Company immediately following the Company failing to receive a payment when due. With respect to a delinquent mortgage loan, the Company seeks to enforce the assignment of rents clause in order to gain control of the rental income from the property shortly following the default in payment. The foreclosure process with respect to a delinquent mortgage loan is generally initiated by the Company prior to the second mortgage payment becoming delinquent. Over the last five years, the Company has recovered approximately 74% of the unpaid principal of all of its mortgage loans in default.

  The following table sets forth the delinquency, foreclosure and restructured commercial mortgage loan experience for the Company and for the life insurers reporting to the ACLI for the periods indicated.

                    THE COMPANY AND LIFE INSURANCE INDUSTRY
                            PROBLEM LOAN COMPARISON

                     FOR THE YEAR ENDED     FOR THE YEAR ENDED  FOR THE YEAR ENDED  FOR THE YEAR ENDED  FOR THE YEAR ENDED
                      DECEMBER 31, 1996      DECEMBER 31, 1995   DECEMBER 31, 1994   DECEMBER 31, 1993   DECEMBER 31, 1992
                     ---------------------  ------------------- ------------------- ------------------- -------------------
                      COMPANY     ACLI(1)    COMPANY   ACLI(2)   COMPANY   ACLI(2)   COMPANY   ACLI(2)   COMPANY   ACLI(2)
                     ----------  ---------  --------- --------- --------- --------- --------- --------- --------- ---------
Delinquent(3)......       0.79%        --%     0.63%      2.35%    0.48%      3.38%    0.80%      4.54%    1.41%      6.62%
In foreclosure(4)..      0.79         --      0.63       1.45     0.48       1.80     0.80       2.17     1.41       3.16
Restructured(5)....      1.11         --      1.48       8.27     1.95       9.58     1.87       9.35     1.25       7.44
                     ----------   --------  --------  --------- --------  --------- --------  --------- --------  ---------
 Subtotal..........      1.90         --      2.11      10.62     2.43      12.96     2.67      13.89     2.66      14.06
Foreclosed--year to
 date..............      0.35         --      0.74       1.75     1.18       2.52     1.48       3.21     3.33       3.31
                     ----------   --------  --------  --------- --------  --------- --------  --------- --------  ---------
 Total.............       2.25%        --%     2.85%     12.37%    3.61%     15.48%    4.15%     17.10%    5.99%     17.37%
                     ==========   ========  ========  ========= ========  ========= ========  ========= ========  =========

--------
(1) ACLI data for the year ended December 31, 1996 are not yet available.
(2) Source: ACLI Investment Bulletins entitled "Quarterly Survey of Mortgage Loan Delinquencies and Foreclosures," numbers 1326, 1289, 1253 and 1213, dated February 28, 1996, March 9, 1995, March 1, 1994 and March 2, 1993, respectively.
(3) Commercial mortgage loans are classified by the Company and the ACLI as delinquent when they are 60 days or more past due.
(4) Delinquent includes loans in foreclosure; therefore, subtotal and total lines exclude "In foreclosure" amounts.
(5) Commercial mortgage loans are classified by the Company and the ACLI as restructured when they are in good standing, but the basic terms have been modified as a result of an actual or anticipated delinquency.

  The following table shows credit-related realized and unrealized gains and losses before taxes on the Company's general account commercial mortgage loans for the periods indicated. Realized losses on general account commercial mortgage loans are generally a result of delinquent loans 30 days or more past due. The following table focuses on credit losses and does not reflect gains from prepayment penalties of $4.5 million, $3.2 million, $6.4 million, $5.2 million and $1.3 million in 1996, 1995, 1994, 1993 and 1992, respectively.

                   GENERAL ACCOUNT COMMERCIAL MORTGAGE LOAN
                             CREDIT-RELATED LOSSES

                                         FOR THE YEAR ENDED DECEMBER 31,
                                         ------------------------------------
                                         1996   1995    1994    1993    1992
                                         -----  -----  ------  ------  ------
Realized losses......................... $ 4.1  $ 7.1  $ 20.4  $ 28.2  $ 36.1
Unrealized losses.......................   --     --      --      --      --
                                         -----  -----  ------  ------  ------
  Total................................. $ 4.1  $ 7.1  $ 20.4  $ 28.2  $ 36.1
                                         =====  =====  ======  ======  ======
Percentage of beginning of year
 portfolio..............................  0.09%  0.17%   0.53%   0.79%   1.12%

Real Estate

  As of December 31, 1996, equity real estate assets were $265.8 million, or 1.5% of the carrying value of general account invested assets. The equity real estate category consists of retail, office, industrial and other properties. Retail properties constitute the largest component of the category and are primarily grocery store- anchored neighborhood shopping centers.

Policy Loans

  The Company held $371.8 million of general account policy loans as of December 31, 1996. Of such policy loans, 56.6% were on traditional life policies and 43.4% were on universal life policies and annuities. Policy loans are permitted to the extent of a policy's contractual limits and are collateralized fully by policy cash values. Loan rates are fixed in the contracts and range from 5% to 8%. For policies with variable rate provisions, the loan interest rates were tied to external indices. The weighted average policy loan interest rate was 7.39% as of December 31, 1996.

Equity Securities

  As of December 31, 1996, the Company held general account equity securities of $59.1 million, or 0.3% of general account consolidated invested assets. The Company's general account equity security investments consist of a diversified portfolio primarily of publicly traded common stocks.

Other Long-Term Investments

  As of December 31, 1996, other long-term investments were $28.7 million, or 0.2% of the carrying value of general account invested assets. Such investments primarily consist of joint ventures and limited partnership interests in real estate.

Short-Term Investments

  As of December 31, 1996, short-term investments were $9.3 million, or 0.05% of the carrying value of general account invested assets. Such short-term investments comprised cash and cash equivalents. The Company invests in U.S. Treasury bills, commercial paper and certificates of deposit.

RATINGS

  Ratings with respect to claims-paying ability and financial strength have become an increasingly important factor in establishing the competitive position of insurance companies. Ratings are important to maintaining public confidence in the Company and its ability to market its annuity and life insurance products. Rating organizations continually review the financial performance and condition of insurers, including the Company. Any lowering of the Company's ratings could have a material adverse effect on the Company's ability to market its products and could increase the surrender of the Company's annuity products. Both of these consequences could, depending upon the extent thereof, have a material adverse effect on the Company's liquidity and, under certain circumstances, net income. Nationwide Life is rated "A+" (Superior) by A.M. Best and its claims-paying ability is rated "Aa2" (Excellent) by Moody's and "AA+" (Excellent) by S&P. Moody's recently confirmed and S&P recently affirmed Nationwide Life's claims-paying ability rating with a negative outlook.

  A.M. Best's ratings for insurance companies currently range from "A++" to "F," and some companies are not rated. A.M. Best publications indicate that "A++" and "A+" ratings are assigned to those companies that in A.M. Best's opinion have achieved superior overall performance when compared to the norms of the life insurance industry and generally have demonstrated a strong ability to meet their policyholder and other contractual obligations.

  Moody's rating for insurance companies currently range from "Aaa" to "Caa." S&P ratings for insurance companies range from "AAA" to "CCCq." In evaluating a company's financial and operating performance, Moody's and S&P review its profitability, leverage and liquidity as well as its book of business, the adequacy and soundness of its reinsurance, the quality and estimated market value of its assets, the adequacy of its policy reserves and the experience and competency of its management.

  The foregoing ratings reflect each rating agency's opinion of Nationwide Life's financial strength, operating performance and ability to meet its obligations to policyholders and are not evaluations directed toward the protection of investors. Such factors are of concern to policyholders, agents and intermediaries. Such ratings should not be relied upon when making a decision to invest in the Capital Securities.

COMPETITION

  The Company competes with a large number of other insurers as well as non-insurance financial services companies, such as banks, broker/dealers and mutual funds, some of whom have greater financial resources, offer alternative products and, with respect to other insurers, have higher ratings than the Company. The Company believes that competition in the Company's lines of business is based on price, product features, commission structure, perceived financial strength, claims-paying ratings, service and name recognition. National banks, with their preexisting customer bases for financial services products, may pose increasing competition in the future to insurers who sell annuities, including the Company, as a result of the U.S. Supreme Court's 1994 decision in NationsBank of North Carolina v. Variable Annuity Life Insurance Company, which permits national banks to sell annuity products of life insurance companies in certain circumstances.

  Several proposals to repeal or modify the Glass-Steagall Act of 1933, as amended, and the Bank Holding Company Act of 1956, as amended, have been made by members of Congress and the Clinton administration. Currently, the Bank Holding Company Act restricts banks from being affiliated with insurance companies. None of these proposals has yet been enacted, and it is not possible to predict whether any of these proposals will be enacted, or if enacted, their potential effect on the Company.

REGULATION

General Regulation at State Level

  As an insurance holding company, the Company is subject to regulation by the states in which its insurance subsidiaries are domiciled and/or transact business. Most states have enacted legislation that requires each insurance holding company and each insurance company in an insurance holding company system to register with the insurance regulatory authority of the insurance company's state of domicile and, annually, to furnish financial and other information concerning the operations of companies within the holding company system that may materially affect the operations, management or financial condition of the insurers within such system. The Company is subject to the insurance holding company laws in Ohio. Under such laws, all transactions within an insurance holding company system affecting insurers must be fair and equitable and each insurer's policyholder surplus following any such transaction must be both reasonable in relation to its outstanding liabilities and adequate for its needs. The Ohio insurance holding company laws also require prior notice or regulatory approval of the change of control of an insurer or its holding company and of material intercorporate transfers of assets within the holding company structure. Generally, under such laws, a state insurance authority must approve in advance the direct or indirect acquisition of 10% or more of the voting securities of an insurance company domiciled in its state.

  In addition, the laws of the various states establish regulatory agencies with broad administrative powers to approve policy forms, grant and revoke licenses to transact business, regulate trade practices, license agents, require statutory financial statements and prescribe the type and amount of investments permitted. In recent years, a number of life and annuity insurers have been the subject of regulatory proceedings and litigation relating to alleged improper life insurance pricing and sales practices. Some of these insurers have incurred or paid substantial amounts in connection with the resolution of such matters. In addition, state insurance regulatory authorities regularly make inquiries, hold investigations and administer market conduct examinations with respect to insurers' compliance with applicable insurance laws and regulations. None of the Company's insurance subsidiaries is the subject of any such investigation by any regulatory authority or any such market conduct examination in any state at this time. The Company's subsidiaries continuously monitor sales, marketing and advertising practices and related activities of their agents and personnel and provide continuing education and training in an effort to ensure compliance with applicable insurance laws and regulations.

  Insurance companies are required to file detailed annual and quarterly financial statements with state insurance regulators in each of the states in which they do business, and their business and accounts are subject to examination by such agencies at any time. In addition, insurance regulators periodically examine an insurer's financial condition, adherence to statutory accounting practices and compliance with insurance department rules and regulation. Applicable state insurance laws, rather than federal bankruptcy laws, apply to the liquidation or the restructuring of insurance companies.

  As part of their routine regulatory oversight process, state insurance departments conduct detailed examinations periodically (generally once every three years) of the books, records and accounts of insurance companies domiciled in their states. Such examinations are generally conducted in cooperation with the departments of two or three other states under guidelines promulgated by the NAIC. Nationwide Life's last examination occurred during 1993 for the three-year period ended December 31, 1992. Final reports of these examinations have been issued by each of the Ohio, California and Delaware insurance departments, and none of such reports raised any significant issues or adjustments.

Regulation of Dividends and Other Payments from Insurance Subsidiaries

  As an insurance holding company, the Company's ability to meet debt service obligations, including payment of principal and interest on the Junior Subordinated Debentures, and pay operating expenses and dividends depends primarily on the receipt of sufficient funds from its primary operating subsidiary, Nationwide Life. The inability of Nationwide Life to pay dividends to the Company in an amount sufficient to meet debt service obligations and pay operating expenses and dividends would have a material adverse effect on the Company. The payment of dividends by Nationwide Life is subject to restrictions set forth in the insurance laws and regulations of Ohio, its domiciliary state. The Ohio insurance laws require Ohio-domiciled life insurance companies to seek prior regulatory approval to pay a dividend or distribution of cash or other property if the fair market value thereof, together with that of other dividends or distributions made in the preceding 12 months, exceeds the greater of (i) 10% of policyholders' surplus as of the prior December 31 or (ii) the net income of the insurer for the 12-month period ending as of the prior December 31. The Ohio insurance laws also require insurers to seek prior regulatory approval for any dividend paid from other than earned surplus. Earned surplus is defined under the Ohio insurance laws as the amount equal to the Company's unassigned funds as set forth in its most recent statutory financial statements, including net unrealized capital gains and losses or revaluation of assets. Additionally, following any dividend, an insurer's policyholder surplus must be reasonable in relation to the insurer's outstanding liabilities and adequate for its financial needs. As a result of the Special Dividend and the dividend by Nationwide Life of the stock of certain subsidiaries that do not operate in the long-term savings and retirement market, any dividend paid by Nationwide Life during the 12-month period immediately following the Special Dividend would be an extraordinary dividend under Ohio insurance laws. See "Recent History." Accordingly, no such dividend could be paid without prior regulatory approval. The payment of dividends by Nationwide Life may also be subject to restrictions set forth in the insurance laws of New York that limit the amount of statutory profits on Nationwide Life's participating policies (measured before dividends to policyholders) that can inure to the benefit of the Company and its stockholders. The Company currently does not expect such regulatory requirements to impair its ability to pay operating expenses and dividends and to meet its debt service obligations in the future.

NAIC IRIS Ratios

  In the 1970s, the NAIC developed a set of financial relationships or "tests" known as the Insurance Regulatory Information System ("IRIS") that was designed for early identification of companies which may require special attention by insurance regulatory authorities. There are separate but similar tests for property/casualty companies and life and health companies. Insurance companies submit data annually to the NAIC, which in turn analyzes the data by utilizing, in the case of life insurance companies, 13 ratios, each with defined "usual ranges." An insurance company may fall out of the usual range for one or more ratios because of specific transactions that are in themselves immaterial or eliminated at the consolidated level. Generally, an insurance company will become subject to regulatory scrutiny if it falls outside the usual ranges of four or more of the ratios, and regulators may then act, if the company has insufficient capital, to constrain the company's underwriting capacity. No ratios for the Company's insurance subsidiaries currently fall outside the usual range for any of the ratios.

Risk-Based Capital Requirements

  In order to enhance the regulation of insurer solvency, the NAIC has adopted a model law to implement risk-based capital ("RBC") requirements for life insurance companies. The requirements are designed to monitor capital adequacy and to raise the level of protection that statutory surplus provides for policyholders.

The model law measures four major areas of risk facing life insurers: (i) the risk of loss from asset defaults and asset value fluctuation; (ii) the risk of loss from adverse mortality and morbidity experience; (iii) the risk of loss from mismatching of asset and liability cash flow due to changing interest rates and (iv) business risks. Insurers having less statutory surplus than required by the RBC model formula will be subject to varying degrees of regulatory action depending on the level of capital inadequacy.

  The RBC formula provides a mechanism for the calculation of an insurance company's Authorized Control Level RBC and its total adjusted capital. The model law sets forth the points at which a superintendent of insurance is authorized and expected to take regulatory action. The first level is known as the Company Action Level RBC, which is set at twice the Authorized Control Level RBC. The second level is the Regulatory Action Level RBC, set at 1.5 times the Authorized Control Level RBC. The third is the Authorized Control Level RBC, and the fourth is the Mandatory Control Level RBC, set at 70 percent of the Authorized Control Level RBC.

  If an insurance company's adjusted capital is higher than the Regulatory Action Level but below the Company Action Level, the insurance company must submit to its superintendent of insurance a comprehensive financial plan. If an insurance company's adjusted capital is higher than the Authorized Control Level but lower than the Regulatory Action Level, the superintendent of insurance shall perform such examination or analysis as he or she deems necessary of the insurer's business and operations and issue any appropriate corrective orders to address the insurance company's financial problems. If an insurer's adjusted capital is higher than the Mandatory Control Level but lower than the Authorized Control Level, the superintendent may place the insurer under regulatory control. If the insurance company's adjusted capital falls below the Mandatory Control Level, the superintendent will be required to place the insurer under regulatory control. Based on the formula adopted by the NAIC, Nationwide Life exceeded the Company Action Level by a substantial amount as of December 31, 1995. After giving pro forma effect to the Special Dividend and the contribution to Nationwide Life by the Company of $766.5 million of proceeds from the Equity Offerings, the Note Offering and the Capital Securities Offering, Nationwide Life exceeded the Company Action Level by a substantial amount as of December 31, 1996. See "Use of Proceeds," "Recent History" and "The Equity Offerings, the Note Offering and the Capital Securities Offering."

Assessments Against Insurers

  Insurance guaranty association laws exist in all states, the District of Columbia and Puerto Rico. Insurers doing business in any of these jurisdictions can be assessed for policyholder losses incurred by insolvent insurance companies. The amount and timing of any future assessment on the Company's insurance subsidiaries under these laws cannot be reasonably estimated and are beyond the control of the Company and its insurance subsidiaries. Recent regulatory actions against certain large life insurers encountering financial difficulty have prompted the various state insurance guaranty associations to begin assessing life insurance companies for the deemed loss. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's solvency and further provide for annual limits on such assessments. A large part of the assessments paid by the Company's insurance subsidiaries pursuant to these laws may be used as credits for a portion of the Company's insurance subsidiaries' premium taxes. Based on the best information presently available, the Company believes the total assessments will not be material to its operating results or financial position. For the years ended December 31, 1996, 1995 and 1994, the Company paid $4.5 million, $7.5 million and $5.3 million, respectively, in assessments pursuant to state insurance guaranty association laws.

General Regulation at Federal Level

  Although the federal government generally does not directly regulate the insurance business, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures that may significantly affect the insurance business include limitations on antitrust immunity, minimum solvency requirements and the removal of barriers restricting banks from engaging in the insurance and mutual fund business.

Securities Laws

  Certain of the Company's insurance subsidiaries and certain policies and contracts offered by them are subject to regulation under the federal securities laws administered by the Commission and under certain state securities laws. Certain separate accounts of the Company's insurance subsidiaries are registered as investment companies under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Separate account interests under certain variable annuity contracts and variable insurance policies issued by the Company's insurance subsidiaries are also registered under the Securities Act. Certain other subsidiaries of the Company are registered as broker/dealers under the Exchange Act and are members of, and subject to regulation by, the National Association of Securities Dealers.

  Certain of the Company's subsidiaries are investment advisors registered under the Investment Advisers Act of 1940, as amended. The investment companies managed by such subsidiaries are registered with the Commission under the Investment Company Act and the shares of certain of these entities are qualified for sale in certain states in the United States and the District of Columbia. A subsidiary of the Company is registered with the Commission as a transfer agent. Certain subsidiaries of the Company are also subject to the Commission's net capital rules.

  All aspects of the Company's subsidiaries' investment advisory activities are subject to various federal and state laws and regulations in jurisdictions in which they conduct business. These laws and regulations are primarily intended to benefit investment advisory clients and investment company shareholders and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the carrying on of business for failure to comply with such laws and regulations. In such event, the possible sanctions which may be imposed include the suspension of individual employees, limitations on the activities in which the investment advisor may engage, suspension or revocation of the investment advisor's registration as an advisor, censure and fines.

ERISA Compliance

  On December 13, 1993, the United States Supreme Court issued its opinion in John Hancock Mutual Life Insurance Company v. Harris Trust and Savings Bank holding that certain assets in excess of amounts necessary to satisfy guaranteed obligations held by John Hancock in its general account under a participating group annuity contract are "plan assets" and therefore subject to certain fiduciary obligations under ERISA, which specify that fiduciaries must perform their duties solely in the interest of ERISA plan participants and beneficiaries. The Court limited the imposition of ERISA fiduciary obligations in these instances to assets in an insurer's general account that were not reserved to pay benefits of guaranteed benefit policies (i.e., benefits whose value would not fluctuate in accordance with the insurer's investment experience). The Secretary of Labor is required to issue proposed regulations not later than June 30, 1997, providing guidance for the purpose of determining, in cases where an insurer issues one or more policies backed by the insurer's general account to or for the benefit of an employee benefit plan, which assets of the insurer constitute plan assets for purposes of ERISA and the IRC. Final regulations, after a notice and comment period, must be issued by December 31, 1997. The regulations will apply only with respect to a policy issued by an insurer on or before December 31, 1998. In the case of such a policy, the regulations will take effect at the end of the 18-month period following the date such regulations become final. Generally, no person will be liable under ERISA or the IRC for conduct occurring prior to the end of such 18-month period, where the basis of a claim is that insurance company general account assets constitute plan assets. New policies issued after December 31, 1998, which are not guaranteed benefit policies will be subject to the fiduciary obligations under ERISA.

  The regulations should indicate the requirements that must be met in order to satisfy ERISA's fiduciary standards. A review of Nationwide Life's procedures with respect to its general account contracts will be required to ensure compliance with the regulations.

Potential Tax Legislation

  Congress has, from time to time, considered possible legislation that would eliminate the deferral of taxation on the accretion of value within certain annuities and life insurance products. The 1994 United States Supreme Court ruling in NationsBank of North Carolina v. Variable Annuity Life Insurance Company that annuities are not insurance for purposes of the National Bank Act may cause Congress to consider legislation that would eliminate such tax deferral at least for certain annuities. Other possible legislation, including a simplified "flat tax" income tax structure with an exemption from taxation for investment income, could also adversely affect purchases of annuities and life insurance if such legislation were to be enacted. There can be no assurance as to whether legislation will be enacted which would contain provisions with possible adverse effects on the Company's annuity and life insurance products.

PROPERTIES

  The Company's principal executive offices are located in Columbus, Ohio. The Company leases its home office complex, consisting of approximately 512,000 square feet, from Nationwide Mutual and its subsidiaries at One Nationwide Plaza, Two Nationwide Plaza and Three Nationwide Plaza, Columbus, Ohio. See "Certain Relationships and Related Transactions."

  The Company believes that its present facilities are adequate for the anticipated needs of the Company.

LEGAL PROCEEDINGS

  From time to time the Company is a party to litigation and arbitration proceedings in the ordinary course of its business, none of which is expected to have a material adverse effect on the Company.

  In recent years, life insurance companies have been named as defendants in lawsuits, including class action lawsuits, relating to life insurance pricing and sales practices. A number of these lawsuits have resulted in substantial jury awards or settlements. In October 1996, a policyholder of Nationwide Life filed a complaint in Alabama state court against Nationwide Life and an agent of Nationwide Life (Wayne M. King v. Nationwide Life Insurance Company and Danny Nix) related to the sale of a whole life policy on a "vanishing premium" basis and seeking unspecified compensatory and punitive damages. In February 1997, Nationwide Life was named as a defendant in a lawsuit filed in New York Supreme Court also related to the sale of whole life policies on a "vanishing premium" basis (John H. Snyder v. Nationwide Mutual Insurance Company, Nationwide Mutual Insurance Co. and Nationwide Life Insurance Co.). The plaintiff in such lawsuit seeks to represent a national class of Nationwide Life policyholders, and claims unspecified compensatory and punitive damages. This lawsuit is in an early stage and has not been certified as a class action. Nationwide Life intends to defend these cases vigorously. There can be no assurance that any future litigation relating to pricing and sales practices will not have a material adverse effect on the Company.

EMPLOYEES

  As of December 31, 1996, the Company had approximately 3,550 employees. None of the employees of the Company is covered by a collective bargaining agreement, and the Company believes that its employee relations are satisfactory.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table provides information regarding the executive officers and directors of the Company. Of such executive officers, Messrs. Gasper, Brock, Galloway, Karas, B. Barnes and Easley work exclusively for the Company. The other executive officers perform duties for the Company and other members of the Nationwide Insurance Enterprise.

 NAME                              AGE        POSITION WITH THE COMPANY
 ----                              ---        -------------------------
 Dimon Richard McFerson(1)........  59 Chairman and Chief Executive Officer--
                                        Nationwide Insurance Enterprise and
                                        Director
                                    53 President and Chief Operating Officer
 Joseph J. Gasper.................     and Director
 Galen R. Barnes..................  49 Executive Vice President
 Richard D. Crabtree..............  56 Executive Vice President
                                    61 Executive Vice President--Law and
 Gordon E. McCutchan..............     Corporate Services and Secretary
                                    50 Executive Vice President--Chief
 Robert A. Oakley.................     Financial Officer
                                    55 Executive Vice President--Chief
 Robert J. Woodward, Jr...........     Investment Officer
                                    49 Senior Vice President--Company
 James E. Brock...................     Operations
                                    54 Senior Vice President and General
 W. Sidney Druen..................     Counsel
                                    63 Senior Vice President--Chief Actuary--
 Harvey S. Galloway, Jr...........     Life and Annuities
                                    54 Senior Vice President--Sales--Financial
 Richard A. Karas.................     Services
 Bruce C. Barnes..................  49 Vice President--Information Systems
 Dennis W. Click..................  58 Vice President and Assistant Secretary
 David A. Diamond.................  41 Vice President--Controller
                                    40 Vice President--Marketing and
 Matthew S. Easley................     Administrative Services
 Mark R. Thresher.................  40 Vice President--Finance and Treasurer
 Charles L. Fuellgraf, Jr.(1)(2)..  65 Director
 Henry S. Holloway(1).............  64 Director
 Lydia Micheaux Marshall(3).......  48 Director
 Donald L. McWhorter(2)(3)........  61 Director
 David O. Miller(1)(2)............  58 Director
 James F. Patterson(1)............  55 Director
 Gerald D. Prothro(3).............  54 Director
 Arden L. Shisler(1)..............  55 Director

--------
(1) Member of Executive Committee.
(2) Member of Compensation Committee.
(3) Member of Audit Committee.

  Biographical information for each of the individuals listed in the above table is set forth below.

  DIMON RICHARD MCFERSON has been Chief Executive Officer of the Nationwide Insurance Enterprise since December 1992. He has been Chairman and Chief Executive Officer--Nationwide Insurance Enterprise of the Company since December 1996 and a director of the Company since November 1996. Mr. McFerson has been a director of Nationwide Life and Nationwide Mutual since April 1988 and Chairman and Chief Executive Officer--Nationwide Insurance Enterprise of Nationwide Life and Nationwide Mutual since April 1996. Previously he was elected Chief Executive Officer of Nationwide Life in December 1992, and President and Chief Executive Officer--Nationwide Insurance Enterprise of Nationwide Life in December 1993. He was President and General Manager of Nationwide Mutual from April 1988 to April 1991; President and Chief Operating Officer of Nationwide Mutual from April 1991 to December 1992; and President and Chief Executive Officer of Nationwide Mutual from December 1992 to April 1996. Mr. McFerson has been with the Nationwide Insurance Enterprise for 17 years.

  JOSEPH J. GASPER has been President and Chief Operating Officer of the Company since December 1996 and a director of the Company since November 1996. Mr. Gasper has been President and Chief Operating Officer of Nationwide Life since April 1996. Previously, he was Executive Vice President--
Property/Casualty

Operations of Nationwide Mutual from April 1995 to April 1996. He was Senior Vice President--Property/Casualty Operations of Nationwide Mutual from September 1993 to April 1995. Prior to that time, Mr. Gasper held numerous positions within the Nationwide Insurance Enterprise. Mr. Gasper has been with the Nationwide Insurance Enterprise for 30 years.

  GALEN R. BARNES has been Executive Vice President of the Company since December 1996. Mr. Barnes has been President of the Nationwide Insurance Enterprise since April 1996. Previously, he was President and Chief Operating Officer of the Wausau Insurance Companies, members of the Nationwide Insurance Enterprise, from May 1993 to September 1996 and was Senior Vice President of the Nationwide Insurance Enterprise from May 1993 to April 1996. Prior to that time, Mr. Barnes held several positions within the Nationwide Insurance Enterprise. Mr. Barnes has been with the Nationwide Insurance Enterprise for 21 years.

  RICHARD D. CRABTREE has been Executive Vice President of the Company since December 1996. Mr. Crabtree has been a director and President and Chief Operating Officer of Nationwide Mutual, Nationwide Mutual Fire and Nationwide Property and Casualty Insurance Company since April 1996. Previously, he was Executive Vice President--Property/Casualty Operations of the Nationwide Insurance Enterprise from April 1995 to April 1996. Prior to that time, Mr. Crabtree held various positions within the Nationwide Insurance Enterprise. Mr. Crabtree has been with the Nationwide Insurance Enterprise for 31 years.

  GORDON E. MCCUTCHAN has been Executive Vice President--Law and Corporate Services and Secretary of the Company since December 1996. Mr. McCutchan has been Executive Vice President--Law and Corporate Services and Secretary of the Nationwide Insurance Enterprise since September 1994. Previously, he was Executive Vice President, General Counsel and Secretary of the Nationwide Insurance Enterprise from November 1989 to September 1994. Prior to that time, Mr. McCutchan held several positions within the Nationwide Insurance Enterprise. Mr. McCutchan has been with the Nationwide Insurance Enterprise for 33 years.

  ROBERT A. OAKLEY has been Executive Vice President--Chief Financial Officer of the Company since December 1996. Mr. Oakley has been Executive Vice President--Chief Financial Officer of the Nationwide Insurance Enterprise since April 1995. Previously, he was Senior Vice President--Chief Financial Officer of the Nationwide Insurance Enterprise from October 1993 to April 1995. Prior to that time, Mr. Oakley held several positions within the Nationwide Insurance Enterprise. Mr. Oakley has been with the Nationwide Insurance Enterprise for 21 years.

  ROBERT J. WOODWARD, JR. has been Executive Vice President--Chief Investment Officer of the Company since December 1996. Mr. Woodward has been Executive Vice President--Chief Investment Officer of the Nationwide Insurance Enterprise since August 1995. Previously, he was Senior Vice President--Fixed Income Investments of the Nationwide Insurance Enterprise from March 1991 to August 1995. Prior to that time, Mr. Woodward held several positions within the Nationwide Insurance Enterprise. Mr. Woodward has been with the Nationwide Insurance Enterprise for 32 years.

  JAMES E. BROCK has been Senior Vice President--Company Operations of the Company since December 1996. Mr. Brock has been Senior Vice President--Life Company Operations of Nationwide Life since April 1996. Previously, he was Senior Vice President--Investment Product Operations of Nationwide Life from November 1990 to April 1996. Prior to that time, Mr. Brock held several positions within the Nationwide Insurance Enterprise. Mr. Brock has been with the Nationwide Insurance Enterprise for 27 years.

  W. SIDNEY DRUEN has been Senior Vice President and General Counsel of the Company since December 1996. Mr. Druen has been Senior Vice President and General Counsel and Assistant Secretary of the Nationwide Insurance Enterprise since September 1994. Previously, he was Vice President, Deputy General Counsel and Assistant Secretary of the Nationwide Insurance Enterprise from October 1989 to September 1994. Prior to that time, Mr. Druen held several positions within the Nationwide Insurance Enterprise. Mr. Druen has been with the Nationwide Insurance Enterprise for 27 years.

  HARVEY S. GALLOWAY, JR. has been Senior Vice President--Chief Actuary--Life and Annuities of the Company since December 1996. Mr. Galloway has been Senior Vice President--Chief Actuary--Life, Health and Annuities of the Nationwide Insurance Enterprise since April 1993. Previously, he was Senior Vice President and Chief Actuary of the Nationwide Insurance Enterprise from January 1983 to April 1993. Prior to that time, Mr. Galloway held several positions within the Nationwide Insurance Enterprise. Mr. Galloway has been with the Nationwide Insurance Enterprise for 27 years.

  RICHARD A. KARAS has been Senior Vice President--Sales--Financial Services of the Company since December 1996. Mr. Karas has been Senior Vice President-- Sales--Financial Services of the Nationwide Insurance Enterprise since March 1993. Previously, he was Vice President--Sales--Financial Services of the Nationwide Insurance Enterprise from February 1989 to March 1993. Prior to that time, Mr. Karas held several positions within the Nationwide Insurance Enterprise. Mr. Karas has been with the Nationwide Insurance Enterprise for 32 years.

  BRUCE C. BARNES has been Vice President--Information Systems of the Company since February 1997. Mr. Barnes has been Vice President--Life Systems of the Nationwide Insurance Enterprise since May 1996. Previously, he was Vice President--Investment Product Systems of the Nationwide Insurance Enterprise from April 1995 to May 1996. Prior to that time Mr. Barnes was Vice President--Individual Investment Products/Common Systems of the Nationwide Insurance Enterprise from May 1994 to April 1995 and Associate Vice President--Individual Investment Products/Common Systems of Nationwide Life from May 1992 to May 1994. Mr. Barnes was Vice President--Information Services of PHP Benefits Systems, Inc. from January 1987 to January 1992. Mr. Barnes has been with the Nationwide Insurance Enterprise for 5 years.

  DENNIS W. CLICK has been Vice President and Assistant Secretary of the Company since December 1996. Mr. Click has been Vice President and Assistant Secretary of the Nationwide Insurance Enterprise since August 1994. Previously, he was Associate Vice President and Assistant Secretary of the Nationwide Insurance Enterprise from August 1989 to August 1994. Prior to that time, he held several positions within the Nationwide Insurance Enterprise. Mr. Click has been with the Nationwide Insurance Enterprise for 36 years.

  DAVID A. DIAMOND has been Vice President--Controller of the Company since December 1996. Mr. Diamond has been Vice President--Enterprise Controller of the Nationwide Insurance Enterprise since August 1996. Previously, he was Vice President--Controller of Nationwide Life from October 1993 to August 1996. Prior to that time, Mr. Diamond held several positions within the Nationwide Insurance Enterprise. Mr. Diamond has been with the Nationwide Insurance Enterprise for 8 years.

  MATTHEW S. EASLEY has been Vice President--Marketing and Administrative Services of the Company since December 1996. Mr. Easley has been Vice President--Life Marketing and Administrative Services of the Nationwide Insurance Enterprise since May 1996. Previously, he was Vice President-- Annuity and Pension Actuarial of the Nationwide Insurance Enterprise from August 1989 to May 1996. Prior to that time, Mr. Easley held several positions within the Nationwide Insurance Enterprise. Mr. Easley has been with the Nationwide Insurance Enterprise for 14 years.

  MARK R. THRESHER has been Vice President--Finance and Treasurer of the Company since February 1997. Mr. Thresher has been Vice President--Controller of Nationwide Life since August 1996. He was Vice President and Treasurer of the Company from November 1996 to February 1997. Previously, he was Vice President and Treasurer of the Nationwide Insurance Enterprise from June 1996 to August 1996. Prior to joining the Nationwide Insurance Enterprise, Mr. Thresher served as a partner with KPMG Peat Marwick LLP since July 1988.

  CHARLES L. FUELLGRAF, JR. has been a director of the Company since November 1996. Mr. Fuellgraf has been Chief Executive Officer of Fuellgraf Electric Company, an electrical contractor, of Butler, Pennsylvania, and Nashville, Tennessee, since 1986. He is Chairman of the Board of Nationwide Communications Inc. and serves on the board of directors of several members of the Nationwide Insurance Enterprise.

  HENRY S. HOLLOWAY has been a director of the Company since November 1996. Mr. Holloway has been a farm owner and operator in Darlington, Maryland, since 1959. He is Chairman of the Board of Nationwide Life, Nationwide Life and Annuity Insurance Company and Nationwide Corp. and serves on the board of directors of several members of the Nationwide Insurance Enterprise. He is also a director of the National Cooperative Business Association and the Forest Hill State Bank.

  LYDIA MICHEAUX MARSHALL has been a director of the Company since February 1997. Ms. Marshall has been Executive Vice President, Marketing of the Student Loan Marketing Association ("Sallie Mae"), in Washington D.C., since November 1993. Previously, she was Senior Vice President, Marketing of Sallie Mae from January 1991 to November 1993. Prior to that time, Ms. Marshall held several positions with Sallie Mae. She is Chair of the Board of CARE (Cooperative for American Relief Everywhere) and a trustee of the Greater Washington Board of Trade's Greater Washington Initiative.

  DONALD L. MCWHORTER has been a director of the Company since February 1997. Mr. McWhorter retired from Banc One Corporation in April 1995, after serving as President and Chief Operating officer of Banc One Corporation since April 1992. Previously, he was Chairman and Chief Executive officer of Banc One Ohio from July 1989 to April 1992. Prior to that time, Mr. McWhorter held several positions with Banc One Corporation.

  DAVID O. MILLER has been a director of the Company since November 1996. Mr. Miller has been a farm owner and land developer since 1962. He is the President of Owen Potato Farm Inc., the owner of The Berry Barn and is a partner of M&M Enterprises in Licking County, Ohio. He is Chairman of the Board of the Wausau Insurance Companies and serves on the board of directors of several members of the Nationwide Insurance Enterprise. He is also a director of the National Cooperative Business Association.

  JAMES F. PATTERSON has been a director of the Company since November 1996. Mr. Patterson has operated the Patterson Fruit Farm in Chesterland, Ohio, since 1964 and has been the President of Patterson Farms, Inc. since December 1991. He is Chairman of the Board of Nationwide Mutual Fire Insurance Company and serves on the board of directors of several members of the Nationwide Insurance Enterprise. He is also a trustee of The Ohio State University and serves on the board of directors of the University Hospitals Health System in Cleveland, Ohio, and Geauga Hospital, Inc. in Chardon, Ohio.

  GERALD D. PROTHRO has been a director of the Company since February 1997. Mr. Prothro has been Vice President and IBM Chief Information Officer of International Business Machines Corporation since April 1994. Previously, he was IBM Vice President, Information and Telecommunications Systems of International Business Machines Corporation from June 1992 to April 1994. Prior to that time, Mr. Prothro held several positions with International Business Machines Corporation. He is a director of National Technological University and a member of the Review and Priority Board of Lehigh University/Iacocca Institute. He is also a trustee of Howard University.

  ARDEN L. SHISLER has been a director of the Company since November 1996. Mr. Shisler has been President and Chief Executive Officer of K & B Transport, Inc., a trucking firm in Dalton, Ohio, since January 1992. Previously, he was Chief Operating Officer of K & B Transport, Inc. from April 1986 to January 1992. Prior to that time, Mr. Shisler held several positions with K & B Transport, Inc. He is Chairman of the Board of Nationwide Mutual Insurance Company and serves on the board of directors of several members of the Nationwide Insurance Enterprise. He is also a director of the National Cooperative Business Association.

  The Company's Board of Directors currently consists of ten directors, divided into three classes. The initial term of the first class will expire at the annual meeting of stockholders to be held in 1998, the initial term of the second class will expire at the annual meeting of stockholders in 1999 and the initial term of the third class will expire at the annual meeting of stockholders in 2000. Messrs. Holloway, Patterson and Prothro are members of the first class, Messrs. Fuellgraf, McFerson, McWhorter and Shisler are members of the second class and Messrs. Gasper and Miller and Ms. Marshall are members of the third class. At each annual meeting of stockholders, directors will be elected for a three-year term to succeed the directors whose terms are then to expire. Officers of the Company are elected annually and serve until their retirement, resignation or removal.

  The Company's Board of Directors has an Audit Committee currently consisting of three directors, none of whom is an officer or employee of the Company. Ms. Marshall and Messrs. McWhorter and Prothro are the members of such committee. The Audit Committee recommends to the Board of Directors the selection of independent certified public accountants to audit annually the books and records of the Company, reviews the activities and the reports of the independent certified public accountants and reports the results of such review to the Board of Directors. The Audit Committee also considers the adequacy of the Company's internal controls and internal auditing methods and procedures. The Board of Directors has a Compensation Committee currently consisting of three directors, none of whom is an officer or employee of the Company, which, as authorized by the Board of Directors, makes determinations with respect to non-cash compensation to officers, directors and employees of the Company, including grants, options and awards under the Company's 1996 Long-Term Equity Compensation Plan. Messrs. Fuellgraf, McWhorter and Miller are the members of such committee. The Board of Directors has an Executive Committee currently consisting of six directors, which, to the extent authorized by the Board of Directors, exercises all the powers and authority of the Board of Directors in the management of the business and affairs of the Company. Messrs. Fuellgraf, Holloway, McFerson, Miller, Paterson and Shisler are the members of such committee.

DIRECTOR COMPENSATION

  Directors of the Company who are not employees of the Company or its affiliates will receive an annual retainer of $50,000. Pursuant to the Nationwide Financial Services, Inc. Stock Retainer Plan for Non-Employee Directors, the annual retainer will be paid (i) $25,000 in cash and (ii) in shares of Class A Common Stock having an aggregate market value of $25,000 as of the date of payment. In addition, the Company will reimburse directors for reasonable travel expenses incurred in attending meetings of the Board of Directors and committees thereof.

  In addition, directors of the Company who are not employees of the Company or its affiliates also receive compensation for service on the boards of directors of Nationwide Life and Nationwide Life and Annuity Insurance Company. For the fiscal year ended December 31, 1996, Messrs. Fuellgraf, Holloway, Miller, Patterson and Shisler received $8,820, $14,059, $13,783, $10,949 and $13,621, respectively, for service to such companies.

Directors' Deferred Compensation Program

  Nationwide Mutual and certain of its subsidiaries and affiliates, including Nationwide Life, maintain a deferred compensation program applicable to nonemployee members of their boards of directors (the "Directors' Deferred Compensation Program"). Each director who has been elected to the board of directors at least twice and has served for at least 3 years on the board of directors of a participating company is entitled to monthly payments, following termination of his or her service on the board of directors, of a monthly amount equal to the monthly director's fee being received by that director at the time of his or her retirement from the board of directors. The number of monthly payments will equal the number of months the individual served on the board of directors (other than months in which he or she was also a salaried officer of the participating company). Messrs. Fuellgraf, Holloway, Miller, Patterson and Shisler, the nonemployee members of the Board of Directors of the Company, are also nonemployee members of the board of directors of Nationwide Life.

Directors' Stock Retainer Plan

  The Company has established the Nationwide Financial Services, Inc. Stock Retainer Plan for Non-Employee Directors. As a means of solidifying the common interests of the Company and its directors, pursuant to such plan, each director of the Company will be paid half of the annual retainer fee in cash and the other half in the form of shares of Class A Common Stock having an equivalent fair market value as of the date of payment.

EXECUTIVE COMPENSATION

  The Company was incorporated in November 1996. Pursuant to a cost sharing agreement, the salaries and benefits of certain of the officers and employees of the Company and its subsidiaries, including the Named Executive Officers (as defined below), will be paid by Nationwide Mutual and reimbursed in accordance with the terms of such agreement. See "Certain Relations and Related Transactions--Existing Arrangements with the Nationwide Insurance Enterprise--Cost Sharing Agreement."

  The following summary compensation table sets forth information regarding the compensation of the Chief Executive Officer and the other five most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for the fiscal year ended December 31, 1996 solely for services rendered to the Company and its subsidiaries.

                          SUMMARY COMPENSATION TABLE

                                                               LONG-TERM
                                  ANNUAL COMPENSATION         COMPENSATION
                             -------------------------------- ------------
                                                 OTHER ANNUAL     LTIP       ALL OTHER
NAME AND PRINCIPAL POSITION   SALARY   BONUS     COMPENSATION   PAYOUTS     COMPENSATION
---------------------------  -------- -------    ------------ ------------  ------------
Dimon Richard
 McFerson(1).............    $324,790 $80,058(2)    $ -- (3)    $149,803(4)   $13,363(5)
 Chairman and Chief
  Executive
  Officer--Nationwide
  Insurance Enterprise
Joseph J. Gasper(6)......     232,959      --(2)      -- (3)          --(4)    10,650(5)
 President and Chief
  Operating Officer
 Executive Vice
  President--
  Chief Investment
  Officer
Harvey S. Galloway, Jr...     247,520  69,901(2)      -- (3)      74,100(4)    11,973(5)
 Senior Vice President--
  Chief Actuary--Life and
  Annuities
Robert J. Woodward, Jr.
 (1).....................     222,784  59,399(2)      -- (3)      64,698(4)    10,610(5)
 Executive Vice
  President--
  Chief Investment
  Officer
James E. Brock...........     217,520  59,620(2)      -- (3)      65,100(4)    10,492(5)
 Senior Vice President--
  Company Operations
Richard A. Karas ........     216,905  52,312(2)      -- (3)      57,750(4)    10,059(5)
 Senior Vice President--
  Sales--Financial Serv-
  ices

--------
(1) Figures in the table represent compensation received by such person solely for his services rendered to the Company and its subsidiaries as allocated pursuant to a cost sharing agreement. See "Certain Relationships and Related Transactions--Existing Arrangements with the Nationwide Insurance Enterprise--Cost Sharing Agreement."
(2) Represents the amount received by the Named Executive Officer under the Management Incentive Plan in 1996 for the 1995 award year. See "-- Incentive Plans--Management Incentive Plan." Payout under such plan for the 1996 award year is not available as of the date of this Prospectus.
(3) Aggregate perquisites and other personal benefits are less than the lower of $50,000 or 10% of combined salary and bonus.
(4) Represents the amount received by the Named Executive Officer under the Executive Incentive Plan in 1996 for the award period 1993 to 1995. See "--Incentive Plans--Executive Incentive Plan." No payouts were made in 1996 under the Sustained Performance Incentive Plan. See "--Incentive Plans--Sustained Performance Incentive Plan."
(5) Represents contributions made or credited by the Company in 1996 under the Savings Plan (as defined herein) and the DC Supplemental Plan (as defined herein). See "--Savings Plans."
(6) Represents compensation received by Mr. Gasper solely for his services rendered to the Company in 1996 as allocated pursuant to a cost sharing agreement. Prior to April 1996, Mr. Gasper was the Executive Vice President--Property/Casualty Operations of Nationwide Mutual and received compensation from Nationwide Mutual and its property/casualty insurance subsidiaries for services rendered to such companies. Such compensation is not reflected in the table.

INCENTIVE PLANS

Sustained Performance Incentive Plan

  Prior to 1997, Nationwide Mutual and certain of its subsidiaries and affiliates, including Nationwide Life, maintained the Sustained Performance Incentive Plan (the "SPIP"). Under the SPIP, payments were made to the Named Executive Officers and other senior officers of the participating companies in each odd numbered calendar year based on the achievement of measures tied to the performance of the Nationwide Insurance Enterprise over the preceding four years. Performance measures were based on profitability, growth and strategic objectives for the Nationwide Insurance Enterprise which were established in advance by the boards of directors of the participating companies. Under the SPIP, participants were granted target incentive amounts that represented a percentage (10% to 20% depending on the participant's position within the participating company) of the sum of the participant's base salary for the last two years of the performance cycle. The actual amount received by the participant ranged from zero to twice the target incentive amount, depending solely on the achievement of the performance measures.

  Nationwide Mutual and the participating subsidiaries and affiliates terminated the SPIP at the close of calendar year 1996. If a payment under the SPIP is made in 1997, covering performance measured for the period from 1993 to 1996, such payment will be made in cash as provided in the SPIP. To facilitate the termination of the SPIP, the performance measurement period for 1995 to 1998 was closed at the end of calendar 1996. Payments made in 1997 for such performance measurement period will be made in shares of restricted stock of the Company under the Company's 1996 Long-Term Equity Compensation Plan. Messrs. McFerson, Gasper, Galloway, Woodward, Brock and Karas will receive 23,602, 6,875, 4,282, 2,944 and 3,128 shares of restricted stock, respectively.

Executive Incentive Plan

  Nationwide Mutual and certain of its subsidiaries and affiliates, including Nationwide Life, maintain the Executive Incentive Plan (the "EIP"). Under the EIP, annual payments are made to the Named Executive Officers and certain other officers of the participating companies based on the achievement of measures tied to the performance of the Nationwide Insurance Enterprise and the relevant operating company over the preceding three years. Performance measures are based on profitability and growth objectives which are established in advance by the Board of Directors of the participating company. Under the EIP, the participant will be granted a target incentive amount that represents a percentage (from 5% to 25% depending on the participant's position within the participating company) of the participant's base salary. The actual amount received by the participant will range from zero to twice the target incentive amount, depending solely on the achievement of the performance measures.

Management Incentive Plan

  Nationwide Mutual and certain of its subsidiaries and affiliates, including Nationwide Life, maintain the Management Incentive Plan (the "MIP"). Under the MIP, annual payments are made to the Named Executive Officers and certain other management employees of the participating companies based on the achievement of measures tied to the performance of the Nationwide Insurance Enterprise, the relevant operating company, the relevant business unit and the individual participant over the preceding year. Performance measures are based on profitability, growth, expense management and key strategic objectives which are established in advance. Under the MIP, the participant will be granted a target incentive amount that represents a percentage (from 5% to 15% depending on the participant's position within the participating company) of the participant's base salary. The actual amount received by the participant under the MIP will range from zero to twice the target incentive amount, depending solely on the achievement of the performance measures.

PENSION PLANS

Retirement Plan

  Nationwide Mutual and certain of its subsidiaries and affiliates, including Nationwide Life, maintain a qualified defined benefit plan, the Nationwide Insurance Enterprise Retirement Plan (the "Retirement Plan"). In general, a participant's annual retirement benefit under the Retirement Plan will be equal to the sum of (i) 1.25% of the participant's Final Average Compensation times years of service (to a maximum of 35 years) and (ii) 0.50% of the participant's Final Average Compensation in excess of Social Security Covered Compensation times years of service (to a maximum of 35 years). Final Average Compensation, for the portion of the participant's benefit which is attributable to service on or after January 1, 1996, is the average of the highest five consecutive covered compensation amounts of the participant in the participant's last 10 years of service. For the portion of a participant's benefit attributable to service prior to January 1, 1996, Final Average Compensation is the average of the highest 3 consecutive covered compensation amounts of the participant in the participant's last 10 years of service. Covered compensation, for purposes of determining Final Average Compensation under either method, is calculated on a calendar year basis and includes compensation from any member of the Nationwide Insurance Enterprise. With respect to Messrs. Gasper, Galloway, Brock and Karas, because each such officer's compensation is allocated solely to the Company and its subsidiaries, covered compensation includes the compensation listed under the headings Salary, Bonus and LTIP Payouts and a portion of the compensation that is included under the heading Other Annual Compensation shown in the Summary Compensation Table. Covered compensation for Messrs. McFerson and Woodward includes the amounts set forth under such headings and additional compensation amounts received for services rendered to other members of the Nationwide Insurance Enterprise. Social Security Covered Compensation means the average of the social security wage bases in effect during the 35 year period ending with the last day of the year the participant attains social security retirement age. The portion of a participant's benefit attributable to years of service credited prior to 1996 is also subject to post-retirement increases following the commencement of benefits or the participant's attainment of age 65, whichever is later.

  A participant becomes fully vested after the completion of five years of vesting service. The Retirement Plan generally provides for payments to or on behalf of each vested participant upon such participant's retirement on his or her normal retirement date or later, although provision is made for payment of early retirement benefits on a reduced basis commencing at age 55 for those participants with 15 or more years of vesting service or at age 62 for those with 5 or more years of vesting service. The normal retirement date under the Retirement Plan is the later of the date the participant attains age 65 or completes five years of vesting service. Death benefits are payable to a participant's spouse or, under certain circumstances, the named beneficiary, of a participant who dies with a vested benefit under the Retirement Plan or while an employee. The Retirement Plan also provides for the funding of retiree medical benefits under Section 401(h) of the IRC.

Excess and Supplemental Plans

  Nationwide Mutual and certain of its subsidiaries and affiliates, including Nationwide Life, maintain an unfunded, nonqualified defined benefit excess benefit plan, the Nationwide Insurance Enterprise Excess Benefit Plan (the "Excess Plan") and an unfunded, nonqualified defined benefit supplemental benefit plan pursuant to which certain participants may receive a supplemental retirement benefit, the Nationwide Insurance Enterprise Supplemental Retirement Plan (the "Supplemental Plan"). Any participant whose benefits are limited under the Retirement Plan by reason of limitations under Section 415 of the IRC on the maximum benefit that may be paid under the Retirement Plan will receive, under the Excess Plan, that portion of the benefit that he or she would have been entitled to receive under the Retirement Plan in the absence of such limitations. Officers who earn in excess of $160,000 annually, have at least 5 years of vesting service and whose benefits under the Retirement Plan are limited by reason of other certain limitations under the IRC, may receive benefits under the Supplemental Plan. Benefits under the Supplemental Plan will be the sum of (i) 1.25% of the participant's Final Average Compensation times years of service (up to a maximum of 40 years) and
(ii) 0.75% of the participant's Final Average Compensation in excess of Social Security Covered Compensation times years of service (up to a maximum of 40 years) reduced by benefits accrued under the Retirement Plan and the Excess Plan. The benefits under the Excess and Supplemental Plans vest at the same time as benefits vest under the Retirement Plan.

  The chart below indicates the estimated maximum annual retirement benefits that a hypothetical participant would be entitled to receive under the Retirement Plan (including payments made under the Excess and Supplemental Plans as a result of limitations imposed by the IRC) computed on a straight-life annuity basis, if retirement occurred at age 65 and the number of credited years of service and Final Average Compensation equaled the amounts indicated. For purposes of the chart, it is assumed that the Final Average Compensation is the same whether measured over the three-year averaging period that applies to service accumulated prior to 1996 or the five-year period that applies to service accumulated after 1995. In actual operation, the total benefit received under the Retirement Plan (including payments made under the Excess and Supplemental Plans) would be the total of the benefit determined based on years of service earned under each method.

                                                  YEARS OF SERVICE
                                    --------------------------------------------
FINAL AVERAGE
COMPENSATION                           15       20       25       30       35
--------------                      -------- -------- -------- -------- --------
$125,000........................... $ 30,744 $ 40,992 $ 51,241 $ 61,489 $ 71,737
 150,000...........................   41,898   55,864   69,830   83,795   97,761
 175,000...........................   49,398   65,864   82,330   98,795  115,261
 200,000...........................   56,898   75,864   94,830  113,795  132,761
 225,000...........................   64,398   85,864  107,330  128,795  150,261
 250,000...........................   71,898   95,864  119,830  143,795  167,761
 300,000...........................   86,898  115,864  144,830  173,795  202,761
 400,000...........................  116,898  155,864  194,830  233,795  272,761
 450,000...........................  131,898  175,864  219,830  263,795  307,761
 500,000...........................  146,898  194,864  244,830  293,795  342,761

  All Named Executive Officers have a portion of their benefit calculated based on the post-1995 definition of Final Average Compensation. As of December 31, 1995, the number of credited years of service under the Retirement Plan for Messrs. McFerson, Gasper, Woodward, Galloway, Brock and Karas was 23 years, 29.5 years, 32.7 years, 26.5 years, 26.5 years and 31.5 years, respectively. Mr. McFerson's credited years of service include, pursuant to an agreement with Nationwide Mutual, 8.17 years in excess of those actually earned through employment by the Nationwide Insurance Enterprise. The benefit attributable to those additional years will be paid by Nationwide Mutual (not the Retirement Plan) and is reduced by the benefit payable under the retirement plan of Mr. McFerson's previous employer. Each of the Named Executive Officers earned an additional year of service in 1996 and their benefit for such year and all future years will be calculated under the new definition of Final Average Compensation. Covered compensation paid by the Company for the fiscal year ended December 31, 1996 for Messrs. McFerson, Gasper, Woodward, Galloway, Brock and Karas was $444,217, $349,412, $348,003, $392,313, $343,167 and $328,513, respectively.

SAVINGS PLANS

Savings Plan

  Nationwide Mutual and certain of its subsidiaries and affiliates, including Nationwide Life, maintain the Nationwide Insurance Enterprise Savings Plan (the "Savings Plan"), a qualified profit sharing plan including a qualified cash or deferred arrangement covering eligible employees of participating companies within the Nationwide Insurance Enterprise. Under the Savings Plan, participants who are not residents of Puerto Rico may elect to contribute between 1% and 16% of their compensation to accounts established on their behalf under the Savings Plan in the form of voluntary salary reductions on a pre-tax basis and participants who are residents of Puerto Rico may make contributions on an after-tax basis. The participating companies are obligated to make matching employer contributions, for the benefit of their participating employees, at the rate of 70% of the first 2% of compensation deferred or contributed to the Savings Plan by each employee, and 40% of the next 4% of compensation deferred or contributed by each employee to the Savings Plan. All amounts contributed to the Savings Plan are held in a separate account for each participant and are invested in one or more funds made available under the Savings Plan and selected by the participant. Normally, a participant receives the value of his or her account upon termination of employment, although a participant may withdraw all or a part of the amounts credited to his or her accounts during employment under certain circumstances including attainment of age 59 1/2, or receive a loan of a portion of his or her account balance. Under the Savings Plan, a participant is immediately vested in all amounts credited to his or her account as a result of salary deferrals (and earnings on those deferrals) or after-tax contributions (and earnings on those contributions), as applicable. A participant is vested in amounts attributable to employer matching contributions (and earnings on those contributions) over a period of five years.

Supplemental Defined Contribution Plan

  Nationwide Mutual and certain of its subsidiaries and affiliates, including Nationwide Life, maintain an unfunded, nonqualified defined contribution supplemental benefit plan, the Nationwide Insurance Enterprise Supplemental Defined Contribution Plan (the "DC Supplemental Plan"), which provides benefits, equal to employer matching contributions that would have been made under the Savings Plan for the participants, in the absence of the IRC limitations on compensation that can be considered and amounts that can be deferred under the Savings Plan less actual matching contributions to the Savings Plan in the absence of the limitations under IRC Sections 401(a)(17) and 402(g), reduced by actual employer contributions made to the Savings Plan. Participants are limited to those officers earning in excess of $160,000 annually. Benefits under the DC Supplemental Plan vest at the same time as employer matching contributions vest under the Savings Plan.

DEFERRED COMPENSATION PROGRAM

  Nationwide Mutual and certain of its subsidiaries and affiliates, including Nationwide Life, maintain a deferred compensation program (the "Officers' Deferred Compensation Program") pursuant to which officers of participating companies may elect to defer payment of amounts otherwise payable to them. In addition, participants receive credit for employer matching contributions which were not made under the Savings Plan or DC Supplemental Plan and any reduction in benefits under the Retirement Plan, Supplemental Plan or Excess Plan as a result of salary or other deferrals under the Deferred Compensation Program. An eligible officer is permitted to enter into a deferral agreement pursuant to which such officer may annually elect to defer a portion of his or her salary or his or her incentive compensation earned under the Management Incentive Plan or Executive Incentive Plan during the following year. Any such election is effective prospectively. Amounts deferred under the Officers' Deferred Compensation Program plan will generally be payable in annual installments beginning in January of the calendar year following the calendar year in which the officer terminates employment. Amounts deferred under the Officers' Deferred Compensation Program are credited with interest. The interest rate is based on the fixed rate option in the Savings Plan.

SEVERANCE PAY PLAN

  Nationwide Mutual and certain of its subsidiaries and affiliates, including Nationwide Life, maintain the Nationwide Salaried Employees Severance Pay Plan (the "Severance Plan"), an unfunded plan which provides severance benefits to employees whose employment is involuntarily terminated due to unsatisfactory job performance or job elimination without an offer of replacement employment within the Nationwide Insurance Enterprise or with a successor employer. Employees will not be entitled to benefits if their employment is terminated as a result of theft, absenteeism, insubordination and other similar problems. The benefit provided is a lump sum payment determined on the basis of years of service completed (a minimum of 6 months of service is required) and salary, with a maximum benefit of 8 weeks of salary plus an additional week of salary for each full or partial year of service in excess of 11.

LONG-TERM EQUITY COMPENSATION PLAN

General

  The Board of Directors of the Company has adopted, and Nationwide Corp., as the sole stockholder of the Company has approved, the Nationwide Financial Services, Inc. 1996 Long-Term Equity Compensation Plan (the "LTEP"). The purpose of the LTEP is to benefit the stockholders of the Company by encouraging high levels of performance by selected officers, directors and employees of the Company and certain of its affiliates, attracting and retaining the services of such individuals and aligning the interests of such individuals with those of the stockholders.

  The LTEP grants the Compensation Committee of the Board of Directors of the Company, which will administer the LTEP, flexibility in creating the terms and restrictions deemed appropriate for particular awards as facts and circumstances warrant. The LTEP is intended to constitute a nonqualified, unfunded, unsecured plan for incentive and deferred compensation and is not intended to be subject to any requirements of ERISA. The LTEP is intended to satisfy the requirements of Section 16b-3 of the Exchange Act, and awards under the LTEP which are performance-based are intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the IRC.

Types of Awards

  The LTEP provides for the grant of any or all of the following types of awards: (i) stock options, including incentive stock options and non-qualified stock options, for shares of Class A Common Stock; (ii) stock appreciation rights ("SARs"), either in tandem with stock options or freestanding; (iii) restricted stock; and (iv) performance awards. Any stock option granted in the form of an incentive stock option must satisfy the applicable requirements of
Section 422 of the IRC. Awards may be made to the same person on more than one occasion and may be granted singly, in combination or in tandem as determined by the Compensation Committee.

Term

  The LTEP was effective as of December 11, 1996. No awards may be granted under the LTEP after December 11, 2006, and the LTEP may be terminated by the Board of Directors of the Company prior to such date. In the event of expiration or earlier termination of the LTEP, the LTEP will remain in effect until such time as all awards granted thereunder have been satisfied or have expired. No new awards may by made under the LTEP after its expiration or termination.

Administration

  The LTEP will be administered by the Compensation Committee of the Board of Directors of the Company. The Company intends that each member of the Compensation Committee shall be a "nonemployee director" within the meaning and for purposes of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning and for purposes of Section 162(m) of the IRC. Under the LTEP, the Compensation Committee will have authority (i) to select the employees, officers and directors of the Company and its affiliates to receive awards; (ii) to determine the timing, form, amount or value and terms of grants and awards, and the terms and conditions, if any, subject to which grants and awards will be made and become payable under the LTEP, (iii) to construe the LTEP and to prescribe rules and regulations with respect to the administration of the LTEP and (iv) to make such other determinations authorized under the LTEP as the Compensation Committee deems necessary or appropriate.

Eligibility

  All employees, officers and directors of the Nationwide Insurance Enterprise are eligible to participate.

Shares Subject to the LTEP

  The number of shares of Class A Common Stock which may be issued under the LTEP, or as to which SARs or other awards may be granted, may not exceed 2.6 million.

  In the event of any increases or decreases in the number of issued and outstanding shares of Class A Common Stock pursuant to stock splits, mergers, reorganizations, recapitalizations, stock dividends or other events described under the terms of the LTEP, the Compensation Committee shall make appropriate adjustments to the aggregate number of shares available for issuance under the LTEP and the number of shares subject to outstanding grants or awards, to the exercise price per share of outstanding stock options and to the number or kinds of shares which may be distributed under the LTEP. The terms of stock options, SARs, restricted stock and performance awards may also be subject to adjustments by the Compensation Committee to reflect changes in the Company's capitalization.

Stock Options

  The Compensation Committee may grant awards in the form of options to purchase shares of Class A Common Stock. The Compensation Committee shall, with regard to each stock option, determine the number of shares subject to the option and the manner and time of the option's exercise; provided, however, that the maximum number of shares of Class A Common Stock that may be subject to stock options granted under the LTEP to an individual optionee during any calendar year cannot exceed 100,000 shares (subject to appropriate adjustment in the event of stock dividends, stock splits and certain other events). The exercise price of a stock option may not be less than the fair market value of the Class A Common Stock on the date the option is granted. The Committee will designate each option as a non-qualified or an incentive stock option. The option price upon exercise may, at the discretion of the Committee, be paid by a participant in cash, shares of Class A Common Stock, a "cashless exercise" or a combination thereof.

  Prior to the consummation of the Equity Offerings, stock options will be granted under the LTEP to the following Named Executive Officers at an exercise price equal to the initial public offering price in the following amounts:

                                                             NUMBER OF SHARES
           NAMED EXECUTIVE OFFICER                           SUBJECT TO OPTION
           -----------------------                           -----------------
           Dimon Richard McFerson                                 40,000
           Joseph J. Gasper                                       30,000
           Robert J. Woodward, Jr.                                10,000
           Richard A. Karas                                       10,000
           Harvey S. Galloway, Jr.                                 7,500
           James E. Brock                                          7,500

  Additionally, 196,500 and 26,000 stock options will be granted in the aggregate under the LTEP to other officers and directors, respectively, of the Company and its subsidiaries.

Stock Appreciation Rights

  The LTEP also authorizes the Compensation Committee to grant SARs either independent of, or in connection with, a stock option. If granted with a stock option, exercise of the SAR will result in the surrender of the right to purchase the shares under the option to which the SAR was exercised. Upon exercising an SAR, the holder receives for each share with respect as to which the SAR is exercised, an amount equal to the difference between the exercise price and the fair market value of Class A Common Stock on the date of exercise. Payment of such amount may be made in shares of Class A Common Stock, cash, or a combination thereof, as determined by the Compensation Committee. The maximum number of shares of Class A Common Stock that may be subject to SARs granted under the LTEP to an individual grantee during any calendar year cannot exceed 100,000 shares (subject to appropriate adjustment in the event of stock dividends, stock splits and certain other events).

Restricted Stock

  The LTEP provides that shares of Class A Common Stock subject to certain restrictions including restrictions on transferability may be awarded from time to time as determined by the Compensation Committee. The Compensation Committee will determine the nature and extent of the restrictions on such shares, the duration of such restrictions and any circumstance under which restricted shares will be forfeited by the participant. Subject to such restrictions as the Compensation Committee shall determine, participants holding shares of restricted stock may exercise full voting rights with respect to such shares and may receive dividends payable to holders of such shares. The maximum number of shares of Class A Common Stock that may be granted in the form of restricted shares to an individual grantee during any calendar year cannot exceed 100,000 shares (subject to appropriate adjustment in the event of stock dividends, stock splits and certain other events).

  Prior to the consummation of the Equity Offerings, restricted stock will be granted under the LTEP to the following officers of the Company in the following amounts:

                                                            NUMBER OF SHARES
                                                          OF RESTRICTED STOCK
           NAMED EXECUTIVE OFFICER                        (3 YEAR RESTRICTION)
           -----------------------                        --------------------
           Dimon Richard McFerson                                15,000
           Joseph J. Gasper                                      10,000
           Richard A. Karas                                       4,000
           Robert J. Woodward, Jr.                                3,500
           Harvey S. Galloway, Jr.                                3,000
           James E. Brock                                         3,000

  Additionally, 69,750 and 8,000 shares of restricted stock will be granted in the aggregate under the LTEP to other officers and directors, respectively, of the Company and its subsidiaries.

Performance Awards

  The LTEP provides for the Compensation Committee to grant performance awards, consisting of performance units and/or performance shares, to eligible persons under the LTEP from time to time. The beginning value of performance units is set by the Compensation Committee at the time of grant, while the beginning value of performance shares is equal to the fair market value of the shares of the Class A Common Stock at the time of grant. A performance award will be contingent upon future performance by the Company or any subsidiary, division or department thereof. The Compensation Committee shall establish at the time of grant the relevant performance criteria. Performance periods may overlap and participants may be awarded performance units and performance shares having different performance criteria. Unless the Compensation Committee otherwise determines, in the event of a participant's termination as an employee or director before the end of any relevant performance period (other than due to death, disability or retirement), the participant will not be entitled to any performance award related to such period. Subject to the discretion of the Compensation Committee, participants who have earned shares of Class A Common Stock in connection with grants of performance awards may exercise full voting rights with respect to such shares and may receive dividends payable to holders of such shares. Payment of a performance award may be made in cash, Class A Common Stock or a combination thereof, as determined by the Committee. The benefit to the grantee of a performance award is the difference between its beginning value and its value at the end of the performance period. The maximum performance award that may be granted to an individual grantee during any calendar year cannot exceed the value of 100,000 shares of Class A Common Stock (subject to appropriate adjustment in the event of stock dividends, stock splits and certain other events).

Award Agreements

  Each award under the LTEP will be evidenced by an agreement in such form and containing such provisions consistent with the provisions of the LTEP as the Compensation Committee from time to time approves. In applicable situations, such agreements may include provisions to qualify as an incentive stock option, or providing for the payment of the option price, in whole or in part, by the delivery of a number of shares of Class A Common Stock (plus cash if necessary) having a fair market value equal to the option price. Such agreements may also include provisions relating to (i) vesting, (ii) tax matters (including provisions covering any applicable employee wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of the LTEP that the Compensation Committee in its sole discretion determines. The terms and conditions of award agreements need not to be identical.

Amendment

  The Board of Directors of the Company may at any time terminate or amend the LTEP in any respect; provided, however, that no amendment which requires stockholder approval in order for the LTEP to comply with Rule 16b-3 under the Exchange Act shall be effective unless such amendment is approved by the requisite number of stockholders of the Company entitled to vote thereon. No amendment or termination of the LTEP shall, without the consent of the optionee or participant in the LTEP, alter or impair the rights of such person under any options or other awards theretofore granted under the LTEP.

Change of Control

  Upon the occurrence of a Change in Control (as defined in the LTEP), (i) the exercisability and vesting of stock appreciation rights and stock options shall be accelerated, (ii) the restrictions and limitations applicable to any restricted stock shall lapse, (iii) the target payout opportunities attainable under all outstanding awards of restricted stock, performance units and performance shares shall be deemed to have been fully earned for the entire performance period, (iv) the vesting of restricted stock and performance awards denominated in shares of Class A Common Stock will be accelerated and
(v) within 30 days following the effective date of the Change in Control, a pro rata amount of any outstanding performance awards will be paid in cash to participants, based upon an assumed achievement of all relevant performance goals and upon the portion of the performance period which has elapsed prior to the Change in Control.

                          OWNERSHIP OF CAPITAL STOCK

  Prior to the consummation of the Equity Offerings, all of the outstanding shares of Common Stock of the Company will be owned by Nationwide Corp. After the Equity Offerings, Nationwide Corp. will own all of the outstanding shares of the Class B Common Stock and none of the outstanding shares of the Class A Common Stock. Such shares of the Class B Common Stock will represent 83.6% and 98.1% (81.6% and 97.8% if the Underwriters' over-allotment option is exercised in full) of the total number of shares of Common Stock outstanding and the combined voting power of the stockholders of the Company, respectively, following the Equity Offerings.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EXISTING ARRANGEMENTS WITH THE NATIONWIDE INSURANCE ENTERPRISE

Organization of the Company

  The Company was formed in November 1996 as a holding company for Nationwide Life and the other companies within the Nationwide Insurance Enterprise that offer or distribute long-term savings and retirement products. On September 24, 1996, Nationwide Life declared a dividend to Nationwide Corp. consisting of the stock of those subsidiaries of Nationwide Life that do not operate in the long-term savings and retirement market. On January 27, 1997, Nationwide Corp. contributed to the Company all of the outstanding capital stock of Nationwide Life and the other companies within the Nationwide Insurance Enterprise that offer or distribute long-term savings and retirement products.

  On December 31, 1996, Nationwide Life paid a $50.0 million cash dividend to Nationwide Corp. In addition, prior to the consummation of the Equity Offerings, Nationwide Life will dividend to the Company, and the Company will subsequently dividend to Nationwide Corp., securities having an aggregate market value of $850.0 million.

  Effective as of January 1, 1996, Nationwide Life entered into a 100% modified coinsurance agreement with Employers Life pursuant to which all of Nationwide Life's nonvariable group and wholesale life insurance business and group and franchise health insurance business was reinsured by Employers Life. Nationwide Life also entered into a 100% modified coinsurance agreement with Nationwide Mutual effective as of January 1, 1996, pursuant to which all of Nationwide Life's individual accident and health insurance business was reinsured by Nationwide Mutual. See "--Modified Coinsurance Agreements."

  Following the Equity Offerings, Nationwide Corp. will be the controlling stockholder of the Company. Upon completion of the Equity Offerings, Nationwide Corp. will own all of the outstanding shares of the Class B Common Stock representing 83.6% and 98.1% (81.6% and 97.8% if the Underwriters' over-allotment option is exercised in full) of the total number of shares of Common Stock outstanding and the combined voting power of the stockholders of the Company.

Federal Income Taxes

  Nationwide Mutual and its U.S. subsidiaries, including the Company and its subsidiaries, file a consolidated federal income tax return. The members of the consolidated group currently have a tax sharing arrangement which provides, in effect, for each member to bear essentially the same federal income tax liability as if separate tax returns were filed. For the years ended December 31, 1996 and 1995, the Company made federal income tax payments under the tax sharing arrangement of $117.3 million and $58.1 million, respectively.

Legal Services

  The attorneys in the Office of General Counsel of Nationwide Mutual also operate as the law firm of Druen, Rath & Dietrich. Pursuant to a partnership agreement, the firm limits its representation to the members of the Nationwide Insurance Enterprise. The partnership was formed to assure compliance with Ohio law that prohibits corporations from practicing law. Through a retainer arrangement, an annual retainer fee is paid by each member of the Nationwide Insurance Enterprise based upon an estimate of time spent by each attorney working on legal matters related to the respective member during the previous year. W. Sidney Druen, Senior Vice President and General Counsel of the Company, is the senior partner in such firm, and all attorneys and other employees of the firm are salaried employees of Nationwide Mutual. The firm applies all of its retainer fees toward office overhead under a rental and office expense agreement with Nationwide Mutual. For the years ended December 31, 1996 and 1995, the Company paid the firm $2.0 million and $1.7 million, respectively, for legal services rendered to the Company which amounts were immediately remitted to Nationwide Mutual.

Lease

  Pursuant to an arrangement between Nationwide Mutual and certain of its subsidiaries, the Company leases approximately 512,000 square feet of office space at One Nationwide Plaza, Two Nationwide Plaza and Three Nationwide Plaza, Columbus, Ohio, at a current market rate of $19.53 per square foot, with limited exceptions. Under the arrangement, the Company determines the amount of office space necessary to conduct its operations and leases such space from Nationwide Mutual, subject to availability. For the years ended December 31, 1996 and 1995, the Company made payments to Nationwide Mutual and its subsidiaries totaling $10.0 million and $9.9 million, respectively, under such arrangement.

Modified Coinsurance Agreements

  Effective as of January 1, 1996, Nationwide Life entered into a 100% modified coinsurance agreement with Employers Life. Under the agreement, Nationwide Life cedes to Employers Life, and Employers Life assumes, Nationwide Life's nonvariable group and wholesale life insurance business and group and franchise health insurance business and any ceded or assumed reinsurance applicable to such group business. For the year ended December 31, 1996, Nationwide Life ceded $224.3 million of premium to Employers Life.

  Effective as of January 1, 1996, Nationwide Life also entered into a 100% modified coinsurance agreement with Nationwide Mutual. Under the agreement, Nationwide Life cedes to Nationwide Mutual, and Nationwide Mutual assumes, Nationwide Life's individual accident and health insurance business and any ceded or assumed reinsurance applicable to such business. For the year ended December 31, 1996, Nationwide Life ceded $97.3 million of premium to Nationwide Mutual.

  Nationwide Life entered into these reinsurance agreements because the accident and health and group life insurance business was unrelated to the Company's long-term savings and retirement products. Under the modified coinsurance agreements, invested assets are retained by the ceding company and investment earnings are paid to the reinsurer. Under the terms of such agreements, the investment risk associated with changes in interest rates is borne by Employers Life or Nationwide Mutual, as the case may be. Risk of asset default is retained by the Company, although a fee is paid by Employers Life or Nationwide Mutual, as the case may be, to the Company for the Company's retention of such risk. The contracts will remain in force until all policy obligations are settled. However, with respect to the agreement between Nationwide Life and Nationwide Mutual, either party may terminate the contract on January 1 of any year with prior notice. The Company believes that the terms of such modified coinsurance contracts are consistent in all material respects with what the Company could have obtained with unaffiliated parties.

  Total premiums ceded under the reinsurance agreements were $321.6 million during 1996. The effect of the reinsurance agreements was an increase in the Company's income before federal income tax expense of $4.5 million during 1996.

Cost Sharing Agreement

  Pursuant to a cost sharing agreement among Nationwide Mutual and certain of its direct and indirect subsidiaries, including the Company, Nationwide Mutual provides certain operational and administrative services, such as sales support, advertising, personnel and general management services, to those subsidiaries. Expenses covered by such agreement are subject to allocation among Nationwide Mutual and such subsidiaries. Under such agreement, for the years ended December 31, 1996 and 1995, the Company made payments to Nationwide Mutual totaling $101.6 million and $107.1 million, respectively. Under the cost sharing agreement, expenses are allocated in accordance with NAIC guidelines and are based on standard allocation techniques and procedures acceptable under general cost accounting practices. Measures used to allocate expenses include individual employee estimates of time spent, special cost studies, salary expense, commissions expense and other measures that are agreed to by the participating companies and are within regulatory and industry guidelines and practices. The cost sharing agreement will remain in effect following the Equity Offerings until terminated upon the consent of both Nationwide Mutual and the Company.

Cash Management Agreements

  Nationwide Mutual has entered into separate Investment Agency Agreements with California Cash Management Company ("CCMC") and Nationwide Cash Management Company ("NCMC"), each an affiliate of the Company. Pursuant to the terms of such agreements, CCMC and NCMC make, hold and administer short-term investments (those maturing in one year or less) for Nationwide Mutual and certain of its affiliates, including Nationwide Life and certain of the Company's other subsidiaries. Under each agreement, expenses of CCMC or NCMC, as the case may be, are allocated pro rata among the participants based upon the participant's ownership percentage of total assets held by CCMC or NCMC. For the years ended December 31, 1996 and 1995, the Company paid CCMC and NCMC fees and expenses totaling $0.5 million and $0.5 million, respectively, under such agreements.

Benefit Plans

  The Company participates in the common employee benefit programs with Nationwide Mutual and its subsidiaries. Included in these programs are accident and health benefits, disability income benefits and life insurance benefits. The Company ultimately pays for all benefits provided to its employees under the benefit program plus an administrative processing fee, reduced by employee contributions. The administrative processing fee paid by the Company approximated $1.0 million and $0.7 million for the years ended December 31, 1996 and 1995, respectively.

  The Company also participates, along with Nationwide Mutual and its subsidiaries and affiliates, in life insurance and health care benefit plans for qualifying retirees. Such plans are funded in amounts determined at the discretion of management of the Company based on current and anticipated future costs. Contributions to the plan by the participating companies are primarily invested in group annuity contracts of Nationwide Life. Contributions by the Company approximated $1.6 million and $1.4 million for the years ended December 31, 1996 and 1995, respectively.

Repurchase Agreement

  Nationwide Life and certain of the Company's other subsidiaries are party to a master repurchase agreement pursuant to which securities or other financial instruments are transferred between parties against the transfer of funds by the transferee for a period of time ending on a specific date or upon the demand of the transferor.

NEW AGREEMENTS WITH THE NATIONWIDE INSURANCE ENTERPRISE

  Set forth below are descriptions of certain agreements between the Company and other members of the Nationwide Insurance Enterprise that will become effective upon the consummation of the Equity Offerings.

Tax Sharing Agreement

  The Company is, and after the Capital Security Offering will continue to be, included in the consolidated United States federal income tax return for which Nationwide Mutual is the common parent and the Company's tax liability will be included in the consolidated federal income tax liability of Nationwide Mutual. The Company also may be included in certain state and local tax returns of Nationwide Mutual or its subsidiaries.

  The Company will enter into the Tax Sharing Agreement which will become effective for 1996 and subsequent years, as long as the Company is included in Nationwide Mutual's consolidated federal income tax return. It will also be effective for any year in which the Company is included in a consolidated or combined state or local tax return. Under the Tax Sharing Agreement, Nationwide Mutual will compute its federal tax on a consolidated basis, and its state and/or local taxes on a combined basis (in those states or other jurisdictions in which Nationwide Mutual files a combined return for such year). Each corporation that is included in the consolidated and/or combined return shall compute its federal, state, and/or local tax liability on a separate basis, and the federal, state, and/or local tax liability of each corporation shall be determined by applying the Percentage Method for allocating tax liability, all as set forth in Treas. Reg. 1.1502-33(d)(3), using a fixed percentage of

100%. Pursuant to that regulation, each corporation's federal income tax liability will be equal to the consolidated federal income tax liability (including any amounts determined to be due as a result of a redetermination of the tax liability of the consolidated group of which Nationwide Mutual is the common parent, whether arising from any audit or otherwise, but in all instances without regard to the alternative minimum tax) of Nationwide Mutual times a fraction, the numerator of which is the federal tax liability of such corporation determined on a separate basis, and the denominator of which is the aggregated federal tax liability of all corporations in the consolidated group, determined on a separate basis. Any corporation that has no federal income tax liability when computed on a separate basis is ignored for purposes of allocating the consolidated tax liability. The state and local tax liability, in those states or other jurisdictions in which a combined return is filed, shall be determined in a manner consistent with the foregoing description. The Company will pay its tax liability, as computed above, to Nationwide Mutual. The Company will be responsible for all taxes, including assessments, if any, for prior years with respect to all other taxes payable by the Company or any of its subsidiaries, and for all other federal, state and local taxes that may be imposed upon the Company and that are not addressed in the Tax Sharing Agreement.

  By virtue of its control of the Company and the terms of the Tax Sharing Agreement, Nationwide Mutual effectively will control all of the Company's tax decisions. Under the Tax Sharing Agreement, Nationwide Mutual will have sole authority to respond to and conduct all tax proceedings (including tax audits) relating to the Company, to file all returns on behalf of the Company and to determine the amount of the Company's liability to (or entitlement to payment from) Nationwide Corp. under the Tax Sharing Agreement. This arrangement may result in conflicts of interest between the Company and Nationwide Mutual. For example, under the Tax Sharing Agreement, Nationwide Mutual may choose to contest, compromise or settle any adjustment or deficiency proposed by the relevant tax authority in a manner that may be beneficial to Nationwide Mutual and detrimental to the Company. Under the Tax Sharing Agreement, however, Nationwide Mutual is obligated to act in good faith with regard to all persons included in the applicable returns.

  The Tax Allocation Agreement may not be amended without the prior written consent of the Company.

Intercompany Agreement

  The Company, Nationwide Mutual and Nationwide Corp. will enter into the Intercompany Agreement, certain provisions of which are summarized below. As used herein, "Nationwide Mutual" means Nationwide Mutual collectively with its subsidiaries and affiliates (other than the Company and its subsidiaries).

  Nationwide Mutual Consent to Certain Events. The Intercompany Agreement will provide that until Nationwide Mutual and its affiliates cease to control at least 50% of the combined voting power of the outstanding voting stock of the Company, the prior written consent of Nationwide Mutual will be required for:
(i) any consolidation or merger of the Company or any of its subsidiaries with any person (other than with a wholly owned subsidiary); (ii) any sale, lease, exchange or other disposition or acquisition of assets by the Company or any of its subsidiaries (other than transactions to which the Company and its subsidiaries are the only parties), or any series of related dispositions or acquisitions, involving consideration in excess of $250 million; (iii) any change in the authorized capital stock of the Company or the creation of any additional class or series of capital stock of the Company; (iv) any issuance by the Company or any subsidiary of the Company of any equity securities or rights, warrants or options to purchase such equity securities, except (a) up to 2.6 million shares of Class A Common Stock pursuant to employee and director stock option, profit sharing and other benefit plans of the Company and its subsidiaries and any options exercisable therefor, (b) shares of Class A Common Stock issued upon the conversion of any Class B Common Stock, (c) the issuance of shares of capital stock of a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company and
(d) in the Equity Offerings; (v) the dissolution, liquidation or winding up of the Company; (vi) the amendment of the Certificate and certain provisions of the Bylaws affecting corporate governance; (vii) the election, removal or filling of a vacancy in the office of the Chairman or Chief Executive Officer or President of the Company; (viii) the declaration of dividends on any class or series of capital stock of the Company, except dividends not in excess of the most recent regular cash dividend or any dividend per share not in excess of 15% of the then current per share market price of the Class A Common Stock;
(ix) capital expenditures or series of
related capital expenditures of the Company or any of its subsidiaries in excess of $250 million during any period of 12 consecutive months; (x) the creation, incurrence or guaranty by the Company or any of its subsidiaries of indebtedness for borrowed money in excess of $100 million, except the Note Offering and the Capital Securities Offering; and (xi) any change in the number of directors on the Board of Directors of the Company, the determination of members of the Board of Directors or any committee thereof and the filling of newly created memberships and vacancies on the Board of Directors or any committee thereof.

  License to Use Nationwide Name and Service Marks. Pursuant to the Intercompany Agreement, Nationwide Mutual will grant to the Company and certain of its subsidiaries a non-exclusive, non-assignable, revocable license to use the "Nationwide" trade name and certain other service marks specifically identified in the Intercompany Agreement (collectively, the "Service Marks") solely for the purpose of identifying and advertising the Company's long-term savings and retirement business and activities related to such business. The Intercompany Agreement will provide, among other things, that, subject to Nationwide Mutual's ability to revoke such license in the circumstances described below, such license will remain in effect for at least five years following the Equity Offerings. Thereafter, the Intercompany Agreement provides that, subject to certain exceptions, Nationwide Mutual will only have the option to revoke such license on one year's notice if Nationwide Corp. and its affiliates no longer own at least 50% of the combined voting power of the outstanding capital stock of the Company. Upon revocation of such license, the Company and its subsidiaries will be required to discontinue use of the Service Marks and to change the Company's name to exclude the word "Nationwide." In addition, the Intercompany Agreement will provide that the Company and its subsidiaries will not, without the prior written consent of Nationwide Mutual, take any action with respect to (i) any litigation or proceeding involving the Service Marks, (ii) any change in the Company's names, logos and other identifications that might reasonably be expected to adversely affect the Service Marks or (iii) any advertising campaigns or strategies that use the Service Marks or that refer to any member of the Nationwide Insurance Enterprise that are inconsistent with Nationwide Mutual's guidelines and standards. Nationwide Mutual has the right to revoke the license under certain circumstances relating to advertising, promotion or use of the Service Marks in a manner contrary to Nationwide Mutual guidelines and standards. In addition, Nationwide Mutual can revoke any of the Company's subsidiaries' use of the Service Marks if there is a change of control of any such subsidiary of the Company that is licensed to use the Service Marks. A revocation by Nationwide Mutual of the license to use the Service Marks could have a material adverse effect on the Company.

  Equity Purchase Rights. The Company will agree that, to the extent permitted by the NYSE and so long as Nationwide Mutual controls at least 50% of the combined voting power of the outstanding voting stock of the Company, Nationwide Corp. may purchase its pro rata share (based on its then current percentage voting interest in the Company) of any voting equity securities to be issued by the Company (excluding any such securities offered pursuant to employee stock options or other benefit plans, divided reinvestment plans and other offerings other than for cash) (the "Equity Purchase Rights").

  Registration Rights. The Company will grant to Nationwide Corp. certain demand and "piggyback" registration rights with respect to shares of Common Stock owned by it. Nationwide Corp. has the right to request up to two demand registrations in each calendar year, but not more than four in any five-year period. Nationwide Corp. will also have the right, which it may exercise at any time and from time to time, to include the shares of Common Stock held by it in any registration of common equity securities of the Company initiated by the Company on its own behalf or on behalf of any other stockholders of the Company. These rights will be subject to certain "blackout" provisions. Such registration rights will be transferable by Nationwide Corp. The Company will agree to pay all costs and expenses in connection with each such registration, except underwriting discounts and commissions applicable to the shares of Common Stock sold by Nationwide Corp. The Intercompany Agreement will contain customary terms and provisions with respect to, among other things, registration procedures and certain rights to indemnification granted by parties thereunder in connection with the registration of Common Stock on behalf of Nationwide Mutual.

  Indemnification. The Intercompany Agreement will provide that the Company will indemnify Nationwide Mutual and its respective officers, directors, employees and agents (collectively, the "Indemnitees") against

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

losses based on, arising out of or resulting from (i) the use of the Service Marks and (ii) any acts or omissions arising out of performances of the Intercompany Agreement by the Company and its subsidiaries. In addition, the Company will agree to indemnify the Indemnitees against certain civil liabilities, including liabilities under the Securities Act, relating to misstatements in or omissions from the Registration Statement of which this Prospectus forms a part and any other registration statement that the Company files under the Securities Act (other than misstatements or omissions made in reliance on information relating to and furnished by any member of Nationwide Mutual for use in the preparation thereof, against which Nationwide Mutual has agreed to indemnify the Company). Nationwide Mutual also will agree to indemnify the Company and its subsidiaries and each of their respective officers, directors, employees and agents against losses based on, arising out of or resulting from any breach by Nationwide Corp. or Nationwide Mutual of the Intercompany Agreement and certain other specifically identified matters.

  Nationwide Insurance Enterprise Insurance Agents. In the Intercompany Agreement, Nationwide Mutual will agree to allow the Company to distribute its variable annuity, fixed annuity and individual universal, variable and traditional life insurance products through Nationwide Insurance Enterprise insurance agents. Such right is exclusive to the Company, subject to the limited right of certain other members of the Nationwide Insurance Enterprise to sell such products through the agency force, for at least five years following the Equity Offerings. Thereafter, the Intercompany Agreement provides that Nationwide Mutual will only have the option to terminate the Company's right to distribute products through Nationwide Insurance Enterprise insurance agents on one year's notice if Nationwide Corp. and its affiliates no longer own at least 50% of the combined voting power of the outstanding voting stock of the Company. The termination of such right could have an adverse effect on the Company's ability to distribute certain of its products. In 1996, 5.8% of the Company's statutory premiums and deposits were attributable to products sold by Nationwide Insurance Enterprise insurance agents.

  Amendment. The Intercompany Agreement may not be amended without the prior written consent of the Company and certain material provisions thereof may not be amended without the approval of a majority of the directors of the Company who are not officers or directors of members of the Nationwide Insurance Enterprise other than the Company and its subsidiaries.

Lease Agreement

  The Company will enter into a Lease Agreement with Nationwide Mutual which will provide that Nationwide Mutual will continue to lease to the Company the premises currently occupied by the Company on terms consistent with prior allocation practices. See "--Existing Arrangements with the Nationwide Insurance Enterprise--Lease." The initial term of the Lease Agreement is for 12 months and automatically renews upon the same terms and conditions unless either Nationwide Mutual or the Company gives 30 days' written notice to the other party prior to the end of such 12-month period. The Lease Agreement may not be amended without the prior written consent of the Company.

FUTURE TRANSACTIONS WITH THE NATIONWIDE INSURANCE ENTERPRISE

  In the future, the Company may enter into agreements with members of the Nationwide Insurance Enterprise that will not be the result of arm's-length negotiations between independent parties. Conflicts of interest could arise in the future with respect to transactions involving members of the Nationwide Insurance Enterprise, on the one hand, and the Company, on the other hand. Any such transactions that are material to the Company will be subject to approval by a vote of disinterested members of the Company's Board of Directors. In addition, under the Ohio insurance holding company laws, arrangements and agreements between the Company's insurance subsidiaries and other members of the Nationwide Insurance Enterprise must be fair and equitable and may be subject to the approval of the Superintendent of Insurance of the State of Ohio. The Credit Facility requires that any transaction between the Company and any of its affiliates be on an arm's-length basis on terms at least as favorable to the Company as could have been obtained from a third party which is not an affiliate. See "Business--Regulation."

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

                     DESCRIPTION OF THE CAPITAL SECURITIES

  The following summary of the material terms and provisions of the Capital Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Trust Act and the Trust Indenture Act. The Capital Securities will be issued pursuant to the terms of the Declaration. At the time the Registration Statement becomes effective, the Declaration will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as Property Trustee under the Declaration. The Property Trustee will act as indenture trustee for the Declaration for purposes of compliance with the Trust Indenture Act. The terms of the Capital Securities will include those stated in the Declaration, including those required to be made part of the Declaration by the Trust Indenture Act. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Declaration.

GENERAL

  The Declaration authorizes the Regular Trustees to issue on behalf of the Trust, the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. The Capital Securities entitle the holders thereof to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits, as described in the Declaration.

  All of the Common Securities will be owned by the Company. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities except as described under "--Subordination of Common Securities." The Junior Subordinated Debentures will be owned by the Property Trustee and held for the benefit of the holders of the Trust Securities. The Guarantee does not guarantee payment of distributions or amounts payable on redemption or liquidation of the Capital Securities when the Trust does not have funds available to make such payments. The Company, however, has, through the Guarantee and certain back-up obligations, consisting of obligations of the Company to provide certain indemnities in respect of, and pay and be responsible for, certain expenses, costs, liabilities and debts of the Trust as set forth in the Declaration, the Indenture and the Junior Subordinated Debentures, taken together, fully and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Description of the Guarantee" and "Effect of Obligations Under the Junior Subordinated Debentures, the Guarantee and the Declaration."

DISTRIBUTIONS

  Distributions on the Capital Securities will be fixed at a rate per annum of % of the stated liquidation amount of $1,000 per Capital Security. Deferred distributions (and interest thereon) will (to the extent permitted by applicable law) accrue interest (compounded semi-annually) at the same rate. The term "distributions" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month.

  Distributions on the Capital Securities will be cumulative, will accrue from the date of initial issuance and will be payable semi-annually in arrears on
         and          of each year, commencing           , 1997, when, as and
if available for payment by the Property Trustee, except as otherwise described below.

  The Company has the right under the Indenture, so long as no Event of Default (or event which would be an Event of Default with the giving of required notice or passage of time) has occurred and is continuing, to defer interest payments from time to time on the Junior Subordinated Debentures for a Deferral Period not exceeding 10 consecutive semi-annual periods, and, as a consequence, semi-annual distributions on the Capital Securities would be deferred by the Trust (although to the extent permitted by law, such distributions would continue to accrue interest since interest would continue to accrue on the Junior Subordinated Debentures) during

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

any such Deferral Period. In the event that the Company exercises this right, during such period, the Company (i) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid or purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans), (ii) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Junior Subordinated Debentures, and (iii) shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any Deferral Period, the Company may further extend such Deferral Period, so long as no Event of Default (or an event which would be an Event of Default with the giving of required notice or the passage of time) has occurred and is continuing; provided, that such Deferral Period as extended may not exceed 10 consecutive semi-annual periods and may not extend beyond the maturity date of the Junior Subordinated Debentures. Upon the termination of any Deferral Period, the Company is required to pay all amounts then due and, upon such payment, the Company may select a new Deferral Period, subject to the above requirements. Consequently, there could be multiple Deferral Periods of varying lengths prior to the maturity date of the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures-- Interest" and "--Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Capital Securities as they appear on the books and records of the Trust on the record date for distributions due at the end of such Deferral Period.

  Distributions on the Capital Securities must be paid semi-annually on the dates payable to the extent of funds of the Trust available for the payment of such distributions. Amounts available to the Trust for distribution to the holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of the Junior Subordinated Debentures." The payment of distributions on the Capital Securities is guaranteed by the Company, to the extent of funds held by the Trust, as set forth under "Description of the Guarantee."

  Distributions on the Capital Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be the first day of the month in which the relevant payment date falls. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Book-Entry-Only Issuance--The Depository Trust Company" below. In the event that any date on which distributions are payable on the Capital Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day which is a Business Day (without any distribution or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in New York, New York or Wilmington, Delaware are authorized or required by law to close.

MANDATORY REDEMPTION

  The Junior Subordinated Debentures will mature on           , 2037 and are
redeemable by the Company (i) in whole at any time or in part from time to time at par plus the applicable Make-Whole Premium or (ii) under certain circumstances, in whole, within 90 days following the occurrence of a Tax Event, at par, plus, in the case of clause (i) or (ii) above, accrued and unpaid interest thereon to the date fixed for redemption. Upon the repayment or payment of the Junior Subordinated Debentures, whether at maturity or upon redemption or otherwise, the Trust must use the proceeds from such repayment or redemption to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of Junior Subordinated Debentures so repaid or redeemed at the Redemption Price (except, in the event of a redemption following a Tax Event, the Redemption Price shall not include the Make-Whole Premium); provided that holders of the Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. See "--Tax Event Distribution" and "Description of the Junior Subordinated Debentures--Optional Redemption." In the event that fewer than

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

all of the outstanding Trust Securities are to be redeemed, the Trust Securities will be redeemed pro rata to each holder according to the aggregate liquidation amount of Trust Securities held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities outstanding. See "--Book-Entry Issuance--The Depository Trust Company" below for a description of DTC's procedures in the event of redemption.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES UPON LIQUIDATION OF THE TRUST

  At any time, the Company will have the right to terminate the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. The distribution of Junior Subordinated Debentures upon any dissolution of the Trust is conditioned upon the receipt by the Regular Trustees of an opinion of counsel by independent tax counsel experienced in such matters to the effect that the holders of the Capital Securities will not recognize any gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and such distribution of Junior Subordinated Debentures. A dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "--Distribution of Cash Upon Liquidation of the Trust" and "United States Federal Income Taxation-- Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

  The Trust shall automatically terminate upon the first to occur: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of Junior Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, if the Company has given direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described below, wholly within the discretion of the Company); (iii) redemption of all of the Capital Securities as described under "--Mandatory Redemption" above; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

  If a termination occurs as described in clause (i), (iv), or (v) of the preceding paragraph, the Trust shall be liquidated by the Regular Trustees as expeditiously as the Regular Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each holder of the Capital Securities, Junior Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Capital Securities.

  If the Company either elects not to or is unable to liquidate the Trust and distribute the Junior Subordinated Debentures to holders of the Trust Securities, the Trust Securities will remain outstanding until the repayment of the Junior Subordinated Debentures on their maturity.

  After the date fixed for any distribution of Junior Subordinated Debentures upon liquidation of the Trust (i) the Capital Securities will no longer be deemed to be outstanding, and (ii) DTC or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution.

  There can be no assurance as to the market prices for either the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for Capital Securities. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

DISTRIBUTION OF CASH UPON LIQUIDATION OF THE TRUST

  In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the Trust Securities will be entitled to receive on a pro rata basis

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solely out of the assets of the Trust, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, distributions in an amount equal to the aggregate of the stated liquidation amount of $1,000 per Capital Security plus any additional amount payable upon redemption of the Junior Subordinated Debentures as a result of the Make-Whole Premium and accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Junior Subordinated Debentures are distributed as provided above in "-- Distribution of Junior Subordinated Debentures Upon Liquidation of the Trust."

  If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Capital Securities, except that if a Declaration Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities with regard to such distributions.

TAX EVENT DISTRIBUTION

  "Tax Event" means that the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel (reasonably acceptable to the Regular Trustees) experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change, provided that a Tax Event shall not occur more than 90 days before the effective date of any such prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date of original issuance of the Capital Securities), which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Trust is or will be subject to United States federal income tax with respect to interest received on the Junior Subordinated Debentures, (ii) interest payable in cash to the Trust on the Junior Subordinated Debentures is not, or will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes or (iii) the Trust is or will be subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

  If, at any time, a Tax Event shall occur and be continuing, the Trust shall, except in the limited circumstances described below, be dissolved with the result that the Junior Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, will be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of such Tax Event; provided, however, that such dissolution and distribution shall be conditioned on (i) the Regular Trustees' receipt of an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Junior Subordinated Debentures and (ii) the Company being unable to avoid such Tax Event within such 90 day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Trust Securities. Furthermore, if after receipt of a Dissolution Tax Opinion by the Regular Trustees (i) the Company has received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Junior Subordinated Debentures for United States federal income tax purposes, even after the Junior Subordinated Debentures were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described above, or (ii) the Regular

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Trustees shall have been informed by such tax counsel that it cannot deliver a
No Recognition Opinion to the Trust, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Junior Subordinated Debentures at par plus accrued and unpaid interest thereon to the date fixed for redemption, in whole or in part, for cash within 90 days following the occurrence of such Tax Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed shall be redeemed by the Trust at the Redemption Price on a pro rata basis; provided, however, that (i) no Make-Whole Premium shall be payable in connection with a redemption of Junior Subordinated Debentures upon the occurrence of a Tax
Event and (ii) if at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that has no adverse effect on the Trust, the Company or the holders of the Trust Securities, the Company or the Trust will pursue such measure in lieu of redemption.

  On February 6, 1997, the Proposal was released. The Proposal would, among other things, deny deductions for interest on a debt instrument issued by a corporation with a maximum weighted average maturity of more than 40 years or which has a maximum term of more than 15 years and is not shown as indebtedness on the separate balance sheet of the issuer. An instrument would not be shown as indebtedness on a balance sheet merely because it was described as indebtedness in footnotes or other narrative disclosures. The Proposal would apply only to corporations which file annual financial statements with the Commission, and the relevant balance sheet would be the balance sheet filed with the Commission. The Proposal would be effective generally for instruments issued on or after the date of first committee action. As currently drafted, the Proposal could affect the Junior Subordinated Debentures unless the Junior Subordinated Debentures were issued prior to the first date of any committee action. In addition, the Proposal could be enacted with retroactive effect. If the Proposal is enacted so as to apply to the Junior Subordinated Debentures, the Company would not be entitled to an interest deduction with respect to the Junior Subordinated Debentures. There can be no assurance that current or future legislative proposals or final legislation will not give rise to a Tax Event, which would permit the Company to cause a redemption of the Junior Subordinated Debentures or a distribution of the Junior Subordinated Debentures in a Liquidation.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date fixed for redemption to each holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the date fixed for redemption interest ceases to accrue on such Junior Subordinated Debentures called for prepayment.

  If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Junior Subordinated Debentures the Additional Sums. "Additional Sums" means such additional amounts as may be necessary in order that the amount of distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties or other governmental charges to which the Trust has become subject as a result of a Tax Event.

REDEMPTION PROCEDURES

  The Trust Securities will not be redeemed unless all accrued and unpaid distributions have been paid on all Trust Securities for all semi-annual distribution periods terminating on or prior to the date of redemption.

  If the Trust gives a notice of redemption in respect of Trust Securities (which notice will be irrevocable), then, by 12:00 noon, New York time, on the redemption date, the Trust will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption and will give DTC irrevocable instructions and authority to pay such amount to the beneficial owners of Capital Securities so redeemed. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any Trust Securities called for redemption shall be payable to the holders of such Trust Securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds are deposited as required, then upon the date of such deposit, all rights of holders of such Trust Securities so called for redemption will cease, except the right of the

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holders of such Trust Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Trust Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Trust Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee described under "Description of the Guarantee," distributions on such Trust Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the amount payable upon redemption (other than for purposes of calculating any premium).

  In the event that fewer than all of the outstanding Capital Securities are to be redeemed, the Capital Securities will be redeemed as described below under "--Book-Entry-Only Issuance--The Depository Trust Company."

  Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

SUBORDINATION OF COMMON SECURITIES

  Payment of distributions on, and the amount payable upon redemption of, the Trust Securities, as applicable, shall be made pro rata based on the liquidation amount of the Trust Securities; provided, however, that, if on any distribution date or redemption date a Declaration Event of Default shall have occurred and be continuing, no payment of any distribution on, or amount payable upon redemption of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all outstanding Capital Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the amount payable upon redemption of the Capital Securities, the full amount of such amount in respect of all outstanding Capital Securities shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or the amount payable upon redemption of, Capital Securities then due and payable.

  In the case of any Declaration Event of Default, the holder of Common Securities will be deemed to have waived any such Declaration Event of Default until the effect of all such Declaration Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until any such Declaration Events of Default with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not the holders of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST

  The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity or person, except as described below. The Trust may with the consent of a majority of the Regular Trustees, and without the consent of, among others, the holders of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by, a trust organized as such under the laws of any state of the United States of America or of the District of Columbia; provided that (i) if the Trust is not the surviving entity, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities (the "Successor Securities") having substantially the same terms as the Capital Securities or the Common Securities, as the case may be, as long as the respective Successor Securities rank, with respect to participation in the profits and distributions or in the assets of the successor entity, at least as high as the corresponding Trust Securities rank with respect to participation in the profits and dividends or in the

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

assets of the Trust, (ii) the Company expressly acknowledges such successor entity as the holder of the Junior Subordinated Debentures, (iii) the Capital Securities or any corresponding Successor Securities are listed, or any corresponding Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Capital Securities (including any corresponding Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Capital Securities (including any corresponding Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust,
(vii) the Company has provided a guarantee to the holders of the corresponding Successor Securities with respect to such successor entity having substantially the same terms as the Guarantee and (viii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel (reasonably acceptable to the Property Trustee) to the Trust experienced in such matters to the effect that
(x) such successor entity will be treated as a grantor trust for United States federal income tax purposes, (y) following such merger, consolidation, amalgamation or replacement, neither the Company nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and (z) such merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any corresponding Successor Securities) in any material respect. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Common Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or any successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

EVENTS OF DEFAULT AND DECLARATION EVENTS OF DEFAULT

  An event of default under the Indenture (an "Event of Default") or a default by the Company under the Guarantee constitutes an event of default under the Declaration with respect to the Capital Securities (a "Declaration Event of Default"); provided that, pursuant to the Declaration, the holders of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until all such Declaration Events of Default with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of the Capital Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and, therefore, the Indenture.

  As long as the Capital Securities are outstanding, upon the occurrence of an Event of Default, the Property Trustee, as the sole holder of the Junior Subordinated Debentures, will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debentures to be immediately due and payable. The Company and the Trust are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

  In addition to any other right of the holders of the Capital Securities provided in the Declaration if the Property Trustee fails to enforce its rights with respect to the Junior Subordinated Debentures held by the Trust, any holder of Capital Securities may institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Junior Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures issued to the Trust on the date such interest or principal is otherwise payable, then a holder of Capital Securities may institute a proceeding directly against the Company for enforcement of payment to the holder of the Capital Securities of the principal of or interest on the Junior Subordinated Debentures on or after the respective due dates specified in the Junior Subordinated Debentures (taking into account any Deferral Periods).

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

VOTING RIGHTS

  Except as described below, under the Trust Act and under "Description of the Guarantee--Amendments and Assignment," and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

  Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Junior Subordinated Debentures, to (i) exercise the remedies available under the Indenture with respect to the Junior Subordinated Debentures, (ii) waive any past Event of Default that is waiveable under the Indenture or otherwise, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or such Junior Subordinated Debentures, where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of Junior Subordinated Debentures affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the Capital Securities which is at least equal to the percentage required under the Indenture may direct the Property Trustee to give such consent or take such action. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. A holder of Capital Securities may also directly institute a proceeding on behalf of the Trust for enforcement of payment to the Trust of the principal of or premium, if any, or interest on the Junior Subordinated Debentures on or after the respective due dates specified in the Indenture. The holders of the Capital Securities would not be able to exercise directly any other remedies available to the holder of the Junior Subordinated Debentures unless the Property Trustee or the Indenture Trustee, acting for the benefit of the Property Trustee, fails to do so. In such event, the holders of at least 25% in aggregate liquidation amount of outstanding Capital Securities would have a right to institute such proceedings. The Property Trustee shall notify all holders of the Capital Securities of any notice of default received from the Indenture Trustee with respect to the Junior Subordinated Debentures. Such notice shall state that such Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Property Trustee shall not take any of the actions described in clause (i), (ii), (iii) or (iv) above unless the Property Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

  In the event the consent of the Property Trustee, as the holder of the Junior Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that, where a consent under the Indenture would require the consent of the holders of more than a majority of the aggregate principal amount of the Junior Subordinated Debentures, the Property Trustee may only give such consent at the direction of the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities. The Property Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of tax counsel to the effect that for United States federal income tax purposes the Trust will not be classified as other than a grantor trust.

  A waiver of an Event of Default under the Indenture will constitute a waiver of the corresponding Declaration Event of Default.

  Any required approval or direction of holders of Capital Securities may be given at a separate meeting of holders of Capital Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Capital

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

Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Capital Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel Capital Securities or distribute Junior Subordinated Debentures in accordance with the Declaration.

  Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, none of the Capital Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Capital Securities were not outstanding.

  The procedures by which holders of Capital Securities may exercise their voting rights are described below. See "--Book-Entry-Only Issuance--The Depository Trust Company" below.

  Holders of the Capital Securities will have no rights to appoint or remove the Regular Trustees, who may be appointed, removed or replaced only by the Company as the indirect or direct holder of all of the Common Securities. If a Declaration Event of Default has occurred and is continuing, the holders of a majority in liquidation amount of the Capital Securities voting as a class shall have the sole right to remove the Property Trustee.

MODIFICATION OF THE DECLARATION

  The Declaration may be amended from time to time by the Regular Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be defective or inconsistent with any other provision, (ii) to add to the covenants, restrictions or obligations of the Company, (iii) to conform to any change in Rule 3a-5 of the 1940 Act or written change in interpretation or application of Rule 3a-5 of the 1940 Act by any legislative body, court, government agency or regulatory authority, (iv) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Capital Securities and Common Securities are outstanding; provided, however, that in the case of (iii) and
(iv), such amendment shall not adversely affect in any material respect the interests of any holder of Capital Securities or Common Securities. In addition, if any proposed amendment to the Declaration provides for (a) any action that would adversely affect the powers, preferences or special rights of the holders of the Capital Securities or the Common Securities, whether by way of amendment to the Declaration or otherwise, or (b) the dissolution, winding-up or termination of the Trust, other than as described in the Declaration, then the holders of outstanding Trust Securities as a single class, will be entitled to vote on such amendment or proposal (but not on any other amendment or proposal) and such amendment or proposal shall not be effective except (1) with the approval of the holders of at least 66 2/3% in liquidation amount of the Trust Securities, voting as a single class and (2) upon receipt by the Regular Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Regular Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the 1940 Act; provided, however, if any amendment or proposal referred to in clause (a) above would adversely affect only the Capital Securities or only the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of 66 2/3% in liquidation amount of such class.

  Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes, (ii) reduce or otherwise adversely affect the powers of the Property Trustee in contravention of the Trust Indenture Act of 1939 or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

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

BOOK-ENTRY-ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

  DTC will act as securities depository for the Capital Securities. The Capital Securities will initially be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully registered global Capital Security certificates will be issued, representing in the aggregate the total number of Capital Securities, and will be deposited with DTC.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in Capital Securities represented by a global certificate.

  DTC has advised the Company and the Trust that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement of securities transactions among Participants through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear transactions through, or maintain a custodial relationship with, a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Capital Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities on DTC's records. The ownership interest of each actual purchaser of each Capital Security (a "Beneficial Owner") is in turn to be recorded on the records of the Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which the Beneficial Owners purchased Capital Securities. Transfers of ownership interests in the Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Capital Securities, except in the event that use of the book-entry system for the Capital Securities is discontinued.

  The deposit of Capital Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Capital Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Capital Securities are credited, which may or may not be the Beneficial Owners. The Participants are responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among the respective parties, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices shall be sent to Cede & Co. If less than all of the Capital Securities are being redeemed, DTC will reduce pro rata the amount of the interest of each Direct Participant in such Capital Securities to be redeemed in accordance with its procedures.

  Although voting with respect to the Capital Securities is limited to the holders of record of the Capital Securities, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Capital Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as

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

soon as possible after the record date. The Omnibus Proxy assigns the consenting or voting rights of Cede & Co. to those Direct Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). The Company and the Trust believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.

  Distribution payments on the Capital Securities will be made by the Trust to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

  Except as provided herein, a Beneficial Owner in a global Capital Security certificate will not be entitled to receive physical delivery of Capital Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Capital Securities.
  DTC may discontinue providing its services as securities depository with respect to the Capital Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depository is not obtained, Capital Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of the Company) could decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository) with respect to the Capital Securities. In that event, certificates for the Capital Securities will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but the Trust and the Company assume no responsibility for the accuracy thereof. Neither the Trust nor the Company assume any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, prior to the occurrence of a Declaration Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such a default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities, unless offered reasonable security and indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Capital Securities will not be required to offer such security and indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take action following a Declaration Event of Default. Wilmington Trust Company, which is acting as the Property Trustee, the Delaware Trustee and the Guarantee Trustee, is also serving as the trustee in connection with the Note Offering.

GOVERNING LAW

  The Declaration and the Capital Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

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

MISCELLANEOUS

  The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act nor characterized as other than a grantor trust for federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration that the Regular Trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not adversely affect the interests of the holders of the Trust Securities.

  Holders of the Capital Securities have no preemptive rights.

  The Trust may not borrow money, issue debt or reinvest profits derived from investments or pledge any of its assets.

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

                         DESCRIPTION OF THE GUARANTEE

  Set forth below is a summary of the material terms and provisions of the Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of the Capital Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. At the time the Registration Statement becomes effective, the Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as the Guarantee Trustee. Wilmington Trust Company, as the Guarantee Trustee, will hold the Guarantee for the benefit of the holders of the Capital Securities. The terms of the Guarantee will include those stated in the Guarantee including those required to be made part of the Declaration by the Trust Indenture Act.

GENERAL

  The Company will irrevocably agree, to the extent set forth herein, to pay in full on a subordinated basis, to the holders of the Capital Securities, the Guarantee Payments (as defined herein), as and when due, regardless of any defense, right of set off or counterclaim that the Trust may have or assert. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions which are required to be paid on the Capital Securities to the extent of funds held by the Trust, (ii) the amount payable upon redemption of the Capital Securities, to the extent of funds held by the Trust, with respect to any Capital Securities called for redemption by the Trust and (iii) upon a Liquidation (other than in connection with the distribution of Junior Subordinated Debentures to the holders of the Capital Securities in exchange for Capital Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Capital Securities to the date of payment, to the extent of funds held by the Trust, and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities upon the Liquidation. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Capital Securities or by causing the Trust to pay such amounts to such holders.

  Because the Guarantee is a guarantee of payment and not of collection, holders of the Capital Securities may proceed directly against the Company as guarantor, rather than having to proceed against the Trust before attempting to collect from the Company, and the Company waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against the Company. Such obligations will not be discharged except by payment of the Guarantee Payments in full.

  If the Company fails to make interest payments on the Junior Subordinated Debentures or pay amounts payable upon the redemption, acceleration or maturity of the Junior Subordinated Debentures, the Trust will have insufficient funds to pay distributions on or to pay amounts payable upon the redemption or repayment of the Capital Securities. The Guarantee does not cover payment of distributions or the amount payable upon redemption or repayment in respect of the Capital Securities when the Trust does not have sufficient funds to pay such distributions or such amount. The Company has through the Guarantee, and certain back-up obligations, consisting of obligations of the Company to provide certain indemnities in respect of, and pay and be responsible for, certain expenses, costs, liabilities and debts of the Trust as set forth in the Declaration, the Indenture and the Junior Subordinated Debentures, taken together, fully and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Effect of Obligations Under the Junior Subordinated Debentures and the Guarantee."

CERTAIN COVENANTS OF THE COMPANY

  In the Guarantee, the Company will covenant that, so long as any Capital Securities remain outstanding, if at such time (i) the Company has exercised its option to defer interest payments on the Junior Subordinated

Debentures and such deferral is continuing, (ii) the Company shall be in default with respect to its payment or other obligations under the Guarantee or (iii) there shall have occurred any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Indenture, then the Company (a) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than stock dividends paid by the Company which consist of the stock of the same class as that on which the dividend is being paid), (b) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Junior Subordinated Debentures, and (c) shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee).

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not adversely affect the rights of holders of Capital Securities (in which case no consent of the holders of the Capital Securities will be required), the Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in aggregate stated liquidation amount of the outstanding Capital Securities. The manner of obtaining any such approval of holders of the Capital Securities will be as set forth under "Description of the Capital Securities--Book-Entry-Only Issuance--The Depository Trust Company." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company's assets to another entity as described below under "Description of the Junior Subordinated Debentures--Restrictions," the Company may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of at least 66 2/3% of the aggregate stated liquidation amount of the Capital Securities then outstanding.

TERMINATION OF THE GUARANTEE

  The Guarantee will terminate and be of no further force and effect upon (i) full payment of the applicable Redemption Price of each Capital Security, (ii) the distribution of the Junior Subordinated Debentures to all holders of the Capital Securities, or (iii) full payment of the amounts payable upon a Liquidation. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Capital Securities must restore payment of any sums paid under such Capital Securities or the Guarantee.

STATUS OF THE GUARANTEE; SUBORDINATION

  The Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all liabilities of the Company, except any liabilities that may be made pari passu expressly by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or preferred securities of any affiliate of the Company and
(iii) senior to the Common Stock. Upon the bankruptcy, liquidation or winding up of the Company, its obligations under the Guarantee will rank junior to all its other liabilities (except as aforesaid) and, therefore, funds may not be available for payment under the Guarantee.

  The Company is a non-operating holding company and almost all of the operations of the Company are conducted by the Company's subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The Company is a legal entity separate and distinct from its insurance and non-insurance affiliates. The principal sources of the Company's income are dividends, interest and fees from its insurance and non-insurance affiliates. In addition, payment of dividends to the Company by the subsidiary insurance companies is subject to ongoing review by insurance regulators and is subject to various statutory limitations and in certain circumstances requires approval by insurance regulatory authorities. See "Business--Regulation--Regulation of Dividends and Other Payments from Insurance Subsidiaries." Accordingly, the Guarantee will be effectively

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

subordinated to all existing and future liabilities and obligations of the Company's subsidiaries, including obligations to policyholders. At December 31, 1996, after giving effect to the Note Offering, the aggregate amount of liabilities and obligations of the Company's subsidiaries that would effectively rank senior to the Guarantee was approximately $45.9 billion.

  The Declaration provides that each holder of Capital Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, prior to the occurrence of a default under the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after such a default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Capital Securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

  The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

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

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

  Set forth below is a description of the specific terms of the Junior Subordinated Debentures in which the Trust will invest with the proceeds of the issuance and sale of (i) the Capital Securities and (ii) the Common Securities. The following description does not purport to be complete and is qualified in its entirety by reference to the Indenture dated as of
            , 1997 (the "Indenture"), between the Company and Wilmington Trust Company, as Indenture Trustee, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act. The Indenture will be qualified under the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

  At any time, the Company will have the right to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Capital Securities--Distribution of Junior Subordinated Debentures upon Liquidation of the Trust."

GENERAL

  The Property Trustee will be the initial holder of the Junior Subordinated Debentures. The Junior Subordinated Debentures will be limited in aggregate
principal amount to approximately           % of the aggregate stated
liquidation amount of the Capital Securities, such amount being the sum of the aggregate stated liquidation amount of the Capital Securities and the Common Securities.

  The entire principal amount of the Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon,
including Additional Sums, if any, on             , 2037.

  The obligations of the Company under the Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all existing and future Senior Indebtedness of the Company. See "-- Subordination."

  The Junior Subordinated Debentures, if distributed to holders of Capital Securities in a dissolution of the Trust, will initially be issued as a global security.

  Payments on Junior Subordinated Debentures will be made to DTC, as the depository for the Junior Subordinated Debentures.

  The Indenture does not contain any provisions that afford holders of Junior Subordinated Debentures protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company. The Junior Subordinated Debentures are not entitled to the benefit of any sinking fund.

  Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company including Senior Indebtedness. In addition, the Company relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses, which dividends may be limited in certain circumstances. See "--Subordination" and "Business-- Regulation--Regulation of Dividends and Other Payments from Insurance Subsidiaries" above.

INTEREST

  Each Junior Subordinated Debenture will bear interest at the rate of   % per
annum from the original date of issuance, payable semi-annually in arrears on
                     and                      (each, an

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

"Interest Payment Date"), commencing            , 1997, to the person in whose
name such Junior Subordinated Debenture is registered at the close of business on the first day of the month in which the Interest Payment Date occurs. Interest will compound semi-annually and will accrue to the extent permitted
by law at the annual rate of   % on any interest installment not paid when
due.

  The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  The Company shall have the right at any time during the term of the Junior Subordinated Debentures, so long as no Event of Default (or an event which would be an Event of Default with the giving of required notice or the passage of time) has occurred and is continuing, to defer interest payments from time to time for successive periods not exceeding 10 consecutive semi-annual periods. At the end of each Deferral Period, the Company shall pay all interest and Additional Payments (consisting of Compounded Interest (defined as interest on interest payments deferred during the Deferral Period, at the rate specified for the Junior Subordinated Debentures to the extent permitted by applicable law) and any Additional Sums) then accrued and unpaid. In no event shall any Deferral Period extend beyond the maturity of the Junior Subordinated Debentures. During any Deferral Period, the Company (i) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid), (ii) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Junior Subordinated Debentures, and
(iii) shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Deferral Period, the Company may further extend such Deferral Period, so long as no Event of Default (or an event which would be an Event of Default with the giving of required notice or the passage of time) has occurred and is continuing, provided that such Deferral Period together with all such further extensions thereof may not exceed 10 consecutive semi-annual periods or extend beyond the maturity of the Junior Subordinated Debentures. Upon the termination of any Deferral Period and the payment of all amounts then due, the Company may commence a new Deferral Period, subject to the above requirements. Consequently, there could be multiple Deferral Periods of varying lengths prior to the maturity of the Junior Subordinated Debentures. No interest during a Deferral Period, except at the end thereof, shall be due and payable. If the Property Trustee shall be the sole holder of the Junior Subordinated Debentures, the Company shall give the Property Trustee and the Indenture Trustee notice of its selection of a Deferral Period at least one Business Day prior to the earlier of (i) the Interest Payment Date or (ii) the date the Trust is required to give notice to any applicable self-regulatory organization or to holders of the Capital Securities on the record date or the date such distributions are payable, but in any event not less than ten Business Days prior to such record date. The Company shall cause the trust to give notice of the Company's selection of such Deferral Period to the holders of the Capital Securities. If the Property Trustee shall not be the sole holder of the Junior Subordinated Debentures, the Company shall give the holders of the Junior Subordinated Debentures and the Indenture Trustee notice of its selection of such Deferral Period at least ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date the Trust is required to give notice to any applicable self-regulatory organization or to holders of the Junior Subordinated Debentures on the record date or the date such distributions are payable, but in any event not less than two Business Days prior to such record date.

OPTIONAL REDEMPTION

  The Company shall have the right to redeem the Junior Subordinated Debentures, in certain circumstances upon the occurrence of a Tax Event as described under "Description of the Capital Securities--Tax Event
Distribution," upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the

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

principal amount of the Junior Subordinated Debentures to be redeemed plus any accrued and unpaid interest to the redemption date. The Company shall also have the right to redeem the Junior Subordinated Debentures in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' notice, at a Redemption Price equal to the sum of (i) 100% of the principal amount of the Junior Subordinated Debentures to be redeemed and (ii) the Make-Whole Premium, if any, plus any accrued and unpaid interest thereon to the date fixed for redemption. As used herein, the Make-Whole Premium shall mean the excess, if any, of (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the
redemption date on a semiannual basis at the Treasury Rate plus     basis
points over (ii) 100% of the principal amount of the Junior Subordinated Debentures to be redeemed.

  "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Junior Subordinated Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Junior Subordinated Debentures.

  "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Indenture Trustee after consultation with the Company.

  "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Indenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Indenture Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

  "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

SUBORDINATION

  The Indenture provides that the Junior Subordinated Debentures are subordinate and junior in right of payment to all existing and future Senior Indebtedness of the Company. No payment of principal of (including redemption payments) or premium, if any, or interest on the Junior Subordinated Debentures may be made (i) if any Senior Indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or (ii) if the maturity of any Senior Indebtedness has been accelerated because of a default thereunder. Upon any payment by the Company or distribution of assets of the Company to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the

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

Junior Subordinated Debentures are entitled to receive or retain any payment. In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company, whether in cash, property or securities, shall be received or collected by the Indenture Trustee or the holders of the Junior Subordinated Debentures in contravention of the foregoing provisions, such payment or distribution shall be held for the benefit of and shall be paid over to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay in full all Senior Indebtedness then due, after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the rights of the holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debentures are paid in full.

  The term "Senior Indebtedness" shall mean in respect of the Company (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise, (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Junior Subordinated Debentures and (2) any indebtedness (including all other debt securities initially issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other similar securities and (vii) interest accruing subsequent to events of bankruptcy of the Company and its subsidiaries at the rate provided for in the documentation governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under relevant bankruptcy law. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness or extension or renewal of such Senior Indebtedness.

  The Indenture does not limit the aggregate amount of Senior Indebtedness the Company may issue.

  The Company is a non-operating holding company and almost all of the operations of the Company are conducted by the Company's subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The Company is a legal entity separate and distinct from its insurance and non-insurance affiliates. The principal sources of the Company's income are dividends, interest and fees from its insurance and non-insurance affiliates. In addition, payment of dividends to the Company by the subsidiary insurance companies is subject to ongoing review by insurance regulators and is subject to various statutory limitations and in certain circumstances requires approval by insurance regulatory authorities. See "Business--Regulation--Regulation of Dividends and Other Payments from Insurance Subsidiaries." Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities and obligations of the Company's subsidiaries, including obligations to policyholders. Holders of Junior Subordinated Debentures should look only to the assets of the Company for payments of interest and principal and premium, if any.

  At December 31, 1996, after giving effect to the Note Offering, the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company's subsidiaries that would effectively rank senior to the Junior Subordinated Debentures was approximately $45.9 billion.


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

CERTAIN COVENANTS

  If (i) there shall have occurred any event that would constitute an Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee, or (iii) the Company shall have given notice of its election of a Deferral Period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then the Company
(a) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid), (b) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Junior Subordinated Debentures, and (c) shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee).

  The Company will covenant (i) to directly maintain 100% ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities and (ii) to use its reasonable efforts to cause the Trust (x) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (y) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

RESTRICTIONS

  The Indenture provides that the Company shall not consolidate with or merge with or into any other entity, or, directly or indirectly, convey, transfer or lease all or substantially all of the properties and assets of the Company on a consolidated basis to any entity, unless (i) the surviving entity is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such corporation or entity assumes by supplemental indenture all the obligations of the Company under the Indenture and the Junior Subordinated Debentures, (ii) no Event of Default shall exist immediately after the transaction, (iii) such transaction is permitted under, and does not give rise to, any breach or violation of the Declaration or the Guarantee and (iv) the Company has delivered to the Indenture Trustee an officer's certificate and an opinion of counsel stating that such transaction and, if required, such supplemental indenture comply with the Indenture, including all conditions precedent.

EVENTS OF DEFAULT

  The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Junior Subordinated Debentures: (i) failure for 30 days to pay interest on the Junior Subordinated Debentures, including any Compounded Interest in respect thereof, when due and payable, provided that a Deferral Period shall not constitute a default in the payment of interest for this purpose; (ii) failure to pay principal of or premium, if any, on the Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration or otherwise; (iii) failure to observe or perform any other covenant or warranty contained in the Indenture for 90 days after proper notice; (iv) the dissolution, winding up or termination of the Trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Capital Securities permitted by the Declaration; or (v) certain events in bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. A default under any other indebtedness of the Company or the Trust would not constitute an Event of Default under the Junior Subordinated Debentures.

  The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal of and any other amounts payable (including any Additional Sums) on the Junior Subordinated Debentures due and payable immediately if an Event of Default occurs and is continuing and, if the Property Trustee is the sole holder of the Junior Subordinated Debentures

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

and the Indenture Trustee or such holders of Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of outstanding Capital Securities shall have such right. After such declaration of acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Junior Subordinated Debentures may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and certain fees and expenses of the Indenture Trustee has been deposited with the Indenture Trustee.

  No holder of any Junior Subordinated Debenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Indenture Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the Junior Subordinated Debentures then outstanding shall also have made written request, and offered reasonable security or indemnity, to the Indenture Trustee to institute such proceeding as Indenture Trustee, and the Indenture Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Junior Subordinated Debenture or a holder of a Capital Security for enforcement of payment of the principal of or interest on such Junior Subordinated Debenture on or after the respective due dates specified in such Junior Subordinated Debenture.

  A holder of Capital Securities may directly institute a proceeding on behalf of the Trust for enforcement of payment to the Trust of the principal of or premium, if any, or interest on the Junior Subordinated Debentures on or after the respective due dates specified in the Indenture. The holders of the Capital Securities would not be able to exercise directly any other remedies available to the holder of the Junior Subordinated Debentures unless the Property Trustee or the Indenture Trustee, acting for the benefit of the Property Trustee, fails to do so. In such event, the holders of at least 25% in aggregate liquidation preference of outstanding Capital Securities would have such right to institute proceedings.

  Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee in case an Event of Default shall occur and be continuing, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of Junior Subordinated Debentures, unless such holders shall have offered to the Indenture Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Indenture Trustee, the holders of a majority in aggregate principal amount of the Junior Subordinated Debentures then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to such series.

  The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal, premium, if any, or interest (including any Additional Payments) on any Junior Subordinated Debenture (unless such default has been cured and a sum sufficient to make such payments due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Junior Subordinated Debenture affected. The Company is required to file annually with the Indenture Trustee and the Property Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture.

MODIFICATION OF THE INDENTURE

  From time to time, the Company when authorized by a Board resolution, and the Indenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, enter into one or more supplements to the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not adversely affect the interests of the holders of the Junior Subordinated Debentures or the holders of outstanding Capital Securities). The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures, to modify the Indenture or any supplemental indenture; provided that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture (i) extend the stated maturity of principal of or premium, if any, or interest on including any Additional Payments any Junior Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or impair the right to institute suit for the enforcement of any payment thereon on or after the stated maturity date (or, in the case of redemption, on or after the redemption date) or modify the subordination provisions of the Indenture in a manner adverse to the holders, or (ii) reduce the percentage in principal amount of Junior Subordinated Debentures outstanding, the holders of which are required to consent to any such supplemental indenture or for any waiver of compliance with certain provisions of the Indenture and their consequences provided for in the Indenture. Further, if the Trust is the sole holder of the Junior Subordinated Debentures, so long as any of the Capital Securities remains outstanding, no modification of the Indenture or any supplemental indenture may be made that adversely affects the holders of such Capital Securities, and no termination of the Indenture or any supplemental indenture may occur, and no waiver of any Event of Default or compliance with any covenant under the Indenture or any supplemental indenture shall be effective, without the prior consent of the holders of the percentage of the aggregate liquidation amount of the outstanding Capital Securities which is at least equal to the percentage of aggregate stated liquidation preference of the outstanding Junior Subordinated Debentures required under the Indenture or any supplemental indenture to make such modification, termination or waiver.

  In addition, the Company and the Indenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental indenture for certain other usual purposes.

SETOFF

  Notwithstanding anything to the contrary contained in the Indenture, the Company shall have the right to set off any payment with respect to the Junior Subordinated Debentures it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

GOVERNING LAW

  The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

  The Indenture Trustee, except during the continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Indenture and, if an Event of Default has occurred and is continuing, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable security or indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties under the Indenture if the Indenture Trustee reasonably believes that repayment or adequate security or indemnity is not reasonably assured to it.

                        EFFECT OF OBLIGATIONS UNDER THE
       JUNIOR SUBORDINATED DEBENTURES, THE GUARANTEE AND THE DECLARATION

  As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities and use the proceeds thereof to purchase from the Company the Junior Subordinated Debentures.

  As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Capital Securities primarily because (i) the aggregate principal amount of Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Capital Securities and the Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Capital Securities; (iii) the Declaration provides that the Company shall pay for all, and the Trust shall not be obligated to pay, directly or indirectly, for any, costs and expenses of the Trust; and (iv) the Declaration further provides that the holders of Common Securities and the Regular Trustees shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

  A holder of Capital Securities may, subject to certain limitations, directly institute a proceeding on behalf of the Trust for enforcement of payment to the Trust of the principal of or premium, if any, or interest on the Junior Subordinated Debentures on or after the respective due dates specified in the Indenture. The holders of the Capital Securities would not be able to exercise directly any other remedies available to the holder of the Junior Subordinated Debentures unless the Property Trustee or the Indenture Trustee, acting for the benefit of the Property Trustee, fails to do so. In such event, the holders of at least 25% in aggregate liquidation amount of outstanding Capital Securities would have such right to institute proceedings. In addition, if the Company fails to make interest or other payments on the Junior Subordinated Debentures when due, the Declaration provides a mechanism whereby the holders of the Capital Securities may direct the Property Trustee to enforce its rights under the Junior Subordinated Debentures.

  The Company has, through the Junior Subordinated Debentures, the Indenture, the Declaration and the Guarantee, taken together, fully and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Capital Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, the Trust will not pay distributions or other payments due on the Capital Securities.

  If the Company fails to make payments under the Guarantee, any holder of a Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust or any other person or entity.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

  The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities. It represents the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., tax counsel to the Trust. Unless otherwise stated, this summary deals only with Capital Securities held as capital assets by holders who purchase the Capital Securities upon original issuance ("Initial Holders"). It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency

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other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the IRC, U.S. Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Any such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of the Capital Securities. See "-- Proposed Tax Law Changes."

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES AND THE TRUST

  In connection with the issuance of the Junior Subordinated Debentures, LeBoeuf, Lamb, Greene & MacRae, L.L.P., legal counsel for the Company and the Trust, has rendered its opinion as of the date of this Prospectus generally to the effect that, under current law in effect as of the date of this Prospectus and assuming full compliance with the terms of the Indenture (and certain other documents), the Junior Subordinated Debentures, when issued, would be classified for United States federal income tax purposes as indebtedness of the Company.

  In connection with the issuance of the Capital Securities, LeBoeuf, Lamb, Greene & MacRae, L.L.P., has rendered its opinion as of the date of this Prospectus generally to the effect that, under current law in effect as of the date of this Prospectus and assuming full compliance with the terms of the Declaration, the Trust, upon issuance of the Capital Securities, would be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures. Each holder will be required to include in its gross income its allocable share of income accrued on the Subordinated Debentures.

  Investors should be aware that these tax opinions do not address any other issue and are not binding on the Internal Revenue Service or the courts.

ORIGINAL ISSUE DISCOUNT

  Under recently issued income tax regulations applicable to all debt instruments that, like the Junior Subordinated Debentures, are issued on or after August 13, 1996, remote contingencies that stated interest will not be timely paid are ignored in determining whether a debt instrument is issued with OID, which determination depends in part on whether interest is "unconditionally payable" on the debt instrument. OID must be included in income by all holders as it accrues economically on a daily basis, without regard to when it is paid in cash or whether a particular holder generally uses the cash method of accounting. The Company has concluded that the likelihood of its exercising its option to defer payments of interest is remote. This conclusion is based on the Company's analysis, as of the date of issue of the Junior Subordinated Debentures, of various facts and circumstances deemed relevant to exercising such deferral option, including, among other things, the inability of the Company to declare dividends on its stock while interest on the Junior Subordinated Debentures is being deferred, and the likely impact of the non-payment of dividends upon the ratings of the Company's securities if the deferral option is exercised. Based upon this conclusion by the Company, and in the absence of any specific definition of "remote" in the applicable income tax regulations, in the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., although the matter is not entirely free from doubt, the Subordinated Debentures will not include OID. As a consequence, holders of the Capital Securities should report interest under their own methods of accounting (e.g., cash or accrual) instead of under the daily economic accrual rules for OID instruments.

  Under the new regulations, however, if the Company exercises its right to defer payments of interest, the Junior Subordinated Debentures will become OID instruments, and all holders of the Capital Securities will be required to accrue interest on a daily basis and to report that OID as taxable interest income during any Deferral Period even though the Company will not pay the interest in cash until the end of the Deferral Period, and even though a holder may use the cash method of accounting. A holder who disposes of the Capital Securities during

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such a Deferral Period may suffer a loss because the market value of the Trust
Securities will likely fall if the Company exercises its option to defer payments of interest on the Junior Subordinated Debentures. Furthermore, the market value of the Capital Securities may not reflect the accumulated distribution that will be paid at the end of the Deferral Period, and a holder who sells the Capital Securities during the Deferral Period will not receive from the Company any cash related to the interest (OID) income the holder accrued and included in its taxable income under the OID rules (because that cash will be paid to the holder of record at the end of the Deferral Period).

  If the Junior Subordinated Debentures become OID instruments (i.e., if the Company exercises its rights to defer payment of interest), the Junior Subordinated Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of the Deferral Period, all holders will be required to continue accruing interest (OID) on the Junior Subordinated Debentures on a daily basis, regardless of their method of accounting.

  The new regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service other than the preamble to the Treasury Decision that issued the new regulations, which added the concept of "remote contingencies" to existing definitions used to determine whether interest payable under a debt instrument is "unconditionally payable." The new regulations could be viewed as a favorable reversal of the Internal Revenue Service's previous position, as expressed in a 1995 Revenue Ruling that has not been withdrawn. It is possible that the IRS could take a position contrary to the interpretation herein.

MARKET DISCOUNT AND BOND PREMIUM

  Holders of Capital Securities other than Initial Holders may be considered to have acquired their undivided interests in the Junior Subordinated Debentures with "market discount" or "acquisition premium" as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Capital Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE
TRUST

  As described under the caption "Description of the Capital Securities-- Distribution of the Junior Subordinated Debentures upon Liquidation of the Trust," Junior Subordinated Debentures may be distributed to holders in exchange for the Capital Securities and in liquidation of the Trust. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder.

  Under certain circumstances described herein (see "Description of the Capital Securities--Tax Event Distribution" and "Description of the Subordinated Debentures -- Optional Redemption"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "-- Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

  A holder that sells Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities. To the extent of any accrued but unpaid interest the amount realized on the sale of such Capital Securities will be treated as

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

ordinary income. Assuming the Company does not defer interest on the Junior Subordinated Debentures by extending the interest payment period, a holder's adjusted tax basis in the Capital Securities generally will equal its initial purchase price. Subject to the market discount rules described above and the discussion below regarding accrued and unpaid interest, such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

  The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. If the Company exercises its right to defer payments of interest, the Junior Subordinated Debentures will become OID instruments and a holder who disposes of Capital Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income, accrued and unpaid interest on the Junior Subordinated Debentures through the date of disposition, and to add such amount to such holder's adjusted tax basis in its pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. Accrual basis taxpayers would be subjected to similar treatment without regard to the Company's election to defer.

UNITED STATES ALIEN HOLDERS

  For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a foreign estate or trust.

  Under present United States federal income tax law: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

INFORMATION REPORTING TO HOLDERS

  Income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

  Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's federal income tax, provided the required information is provided to the Internal Revenue Service.

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

PROPOSED TAX LAW CHANGES

  On February 6, 1997, the Proposal was released. The Proposal would, among other things, deny deductions for interest on a debt instrument issued by a corporation with a maximum weighted average maturity of more than 40 years or which has a maximum term of more than 15 years and is not shown as indebtedness on the separate balance sheet of the issuer. An instrument would not be shown as indebtedness on a balance sheet merely because it was described as indebtedness in footnotes or other narrative disclosures. The Proposal would apply only to corporations which file annual financial statements with the Commission, and the relevant balance sheet would be the balance sheet filed with the Commission. The Proposal would be effective generally for instruments issued on or after the date of first committee action. As currently drafted, the Proposal could affect the Junior Subordinated Debentures unless the Junior Subordinated Debentures were issued prior to the first date of any committee action. In addition, the Proposal could be enacted with retroactive effect. If the Proposal is enacted so as to apply to the Junior Subordinated Debentures, the Company would not be entitled to an interest deduction with respect to the Junior Subordinated Debentures. There can be no assurance that current or future legislative proposals or final legislation will not give rise to a Tax Event, which would permit the Company to cause a redemption of the Junior Subordinated Debentures or a distribution of the Junior Subordinated Debentures in liquidation of the Trust as described more fully under "Description of the Capital Securities--Tax Event Distribution."

  THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITHIN RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

  Generally, employee benefit plans that are subject to ERISA, plans and individual retirement accounts that are subject to Section 4975 of the IRC and entities whose assets are considered assets of such plans ("Plans"), may purchase the Capital Securities subject to the investing fiduciary's determination that the investment in the Capital Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by Plans. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plans.

  Under regulations issued by the U.S. Department of Labor (the "DOL"), a Plan that owns the Capital Securities may be deemed to own a portion of the assets held in the Trust, including a portion of the Junior Subordinated Debentures held in the Trust. In addition, the Company and its affiliates may be "parties in interest" (within the meaning of ERISA) or "disqualified persons" (within the meaning of Section 4975 of the IRC) with respect to certain Plans (generally, Plans maintained or sponsored by, or contributed to by, any such persons or Plans with respect to which any such persons are fiduciaries or service providers). The acquisition and ownership of the Capital Securities and a deemed acquisition and ownership of an interest in the Junior Subordinated Debentures by a Plan with respect to which the Company or any of its affiliates is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the IRC, unless such securities are acquired and are held pursuant to and in accordance with an applicable exemption. In this regard, the DOL has issued PTCEs that may apply to the acquisition and holding of the Capital Securities. These class exemptions are PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting insurance company separate accounts), PTCE 91-38 (respecting bank collective trust funds), PTCE 95-60 (respecting insurance company general accounts) and PTCE 96-23 (respecting transactions determined by in-house asset managers).


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

  Any fiduciary proposing to acquire the Capital Securities on behalf of a Plan should consult with ERISA counsel for the Plan and should not acquire the Capital Securities unless it is determined that such acquisition and holding does not and will not constitute a prohibited transaction and will satisfy the applicable fiduciary requirements imposed under ERISA. Any such acquisition by a Plan shall be deemed a representation by the Plan and the fiduciary effecting the investment on behalf of the Plan that such acquisition and holding satisfies the applicable fiduciary requirements of ERISA, and is entitled to exemptive relief from the prohibited transaction provisions of ERISA and the IRC in accordance with one or more of the foregoing PTCEs or another available prohibited transaction exemption.

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

                         DESCRIPTION OF CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

  The following statements are subject to and qualified in their entirety by reference to detailed provisions of the Company's Certificate and Bylaws (copies of which have been incorporated by reference as exhibits to the Registration Statement of which this Prospectus forms a part).

  The Company is currently authorized to issue 750 million shares of Class A Common Stock, 750 million shares of Class B Common Stock and 50 million shares of Preferred Stock. The shares of Class A Common Stock and Class B Common Stock are identical in all respects except for voting rights and certain conversion rights and transfer restrictions regarding the shares of Class B Common Stock as described below.

CLASS A COMMON STOCK AND CLASS B COMMON STOCK

Voting

  All outstanding shares of Common Stock are fully paid and nonassessable. Except for the Equity Purchase Rights, holders of Common Stock do not have any preemptive rights to subscribe for or purchase any additional securities issued by the Company. No redemption or sinking fund provisions are associated with the Common Stock. Cumulative voting is not permitted by holders of Common Stock.

  The holders of Class B Common Stock are entitled to ten votes per share. The holders of Class A Common Stock are entitled to one vote per share. Proposals submitted to a vote of stockholders will be voted on by holders of Class A Common Stock and Class B Common Stock voting together as a single class. At all meetings of the stockholders of the Company, the holders of record entitled to exercise at least a majority of the voting power of the Company, represented in person or by proxy, shall constitute a quorum for the transaction of business; and the affirmative vote of the holders, represented in person or by proxy, of a majority of the Common Stock present at a meeting at which a quorum is in existence shall be the act of the stockholders of the Company. The superior voting rights of the Class B Common Stock might discourage unsolicited merger proposals and unfriendly tender offers.

Transfer

  The Certificate does not contain any restrictions on the transfer of shares of Class A Common Stock. Upon any sale or other transfer of shares of Class B Common Stock to any person or persons other than a member of the Nationwide Insurance Enterprise, such shares of Class B Common Stock will be converted into an equal number of shares of Class A Common Stock.

Conversion

  Class A Common Stock has no conversion rights. Class B Common Stock is convertible into Class A Common Stock, in whole or in part, at any time and from time to time at the option of the holder, on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted. If at any time after the initial issuance of shares of Class A Common Stock the number of outstanding shares of Class B Common Stock falls below 5% of the aggregate number of issued and outstanding shares of Common Stock, then each outstanding share of Class B Common Stock shall automatically convert into one share of Class A Common Stock. In the event of any sale or transfer of shares of Class B Common Stock to any person or persons other than a member of the Nationwide Insurance Enterprise shares of Class B Common Stock so transferred shall be automatically converted into an equal number of shares of Class A Common Stock.

Dividends

  Holders of Common Stock are entitled to receive cash dividends pro rata on a per share basis if and when such dividends are declared by the Board of Directors of the Company from funds legally available therefor. In the case of any dividend paid other than in cash or Common Stock (or securities convertible into or exchangeable for Common Stock), holders of Class A Common Stock and Class B Common Stock are entitled to receive such

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

dividend pro rata on a per share basis. Dividends paid in Common Stock (or securities convertible into or exchangeable for Common Stock) may be paid in shares of Class A Common Stock (or securities convertible into or exchangeable for Class A Common Stock) on the Class A Common Stock and in shares of Class B Common Stock (or securities convertible into or exchangeable for Class B Common Stock) on the Class B Common Stock.

Liquidation, Merger or Consolidation

  Holders of Class A Common Stock and Class B Common Stock share with each other on a ratable basis as a single class in the net assets of the Company available for distribution in respect of the Common Stock in the event of liquidation or any payments made on the Common Stock in the event of a merger or consolidation of the Company.

PREFERRED STOCK

  Under the Certificate, the Company has authority to issue 50 million shares of Preferred Stock. Preferred Stock may be issued from time to time in one or more classes with such full, special, limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications and limitations or restrictions thereof, as shall be stated in the Certificate or any amendment thereof or in any resolution adopted by the Board of Directors of the Company establishing any class of Preferred Stock. The Board of Directors of the Company has the authority to issue shares of Preferred Stock without further action of the stockholders. The ability of the Board of Directors to issue Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company. No shares of Preferred Stock have been issued or are outstanding.

CERTAIN CERTIFICATE AND BYLAW PROVISIONS

  Certain provisions of the Company's Certificate and Bylaws, summarized in the following paragraphs, may be considered to have an anti-takeover effect and may delay, deter or prevent a tender offer, proxy contest or other takeover attempt that a stockholder might consider to be in such stockholder's best interest, including such an attempt as might result in payment of a premium over the market price for shares held by stockholders.

Classified Board of Directors

  The Certificate provides for the Board of Directors of the Company to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms. As a result, approximately one-third of the Board of Directors will be elected each year at the annual meeting of stockholders. The Board of Directors believes that a classified board of directors will help to assure the continuity and stability of the Board of Directors and the business strategies and policies of the Company as determined by the Board of Directors because continuity and stability in the composition of the Board of Directors and in the policies formulated by it will be enhanced by the staggered three-year terms.

  The classified board provisions could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. In addition, the classified board provisions could delay stockholders who do not like the policies of the Board of Directors from removing a majority of the Board of Directors for two years.

Number of Directors; Removal; Filling Vacancies

  The Certificate provides that the Board of Directors will consist of one to fifteen members, the exact number to be fixed from time to time by resolution adopted by a majority of the entire Board of Directors assuming no vacancies. The Board of Directors currently consists of ten directors. Further, subject to the rights of the holders of any series of Preferred Stock then outstanding, the Certificate authorizes the Board of Directors to fill newly created directorships. Accordingly, this provision could prevent a stockholder from obtaining majority

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

representation on the Board of Directors by permitting the Board of Directors to enlarge the Board of Directors and fill the new directorships with its own nominees. A director so elected by the Board of Directors holds office until the next election of the class for which such director has been chosen and until his successor is elected and qualified. Subject to the rights of the holders of any series of Preferred Stock then outstanding, the Certificate also provides that directors may be removed only for cause and only by the affirmative vote of holders of a majority of the outstanding voting power of the Company. The effect of these provisions is to preclude a stockholder from removing incumbent directors without cause and simultaneously gaining control of the Board of Directors by filling the vacancies created by such removal with its own nominees.

Special Meetings of Stockholders

  The Bylaws provide that special meetings of stockholders may be called by the Chairman of the Board of Directors, the Chairman and Chief Executive Officer--Nationwide Insurance Enterprise or the President and Chief Operating Officer and shall be called by the Secretary at the request in writing of a majority of the Board of Directors. Stockholders are not permitted to call special meetings of stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

  The Company's Bylaws provide in order to properly submit any business to, or to nominate any person for election to the Board of Directors at, an annual meeting of stockholders, a stockholder must provide timely notice thereof in writing to the Secretary of the Company. To be considered timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company (i) not less than 60 days nor more than 90 days before the first anniversary date of the Company's proxy statement in connection with the last annual meeting of stockholders or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not less than a reasonable time, as determined by the Board of Directors, prior to the date of the applicable annual meeting. The Bylaws also specify certain requirements pertaining to the form and substance of a stockholder's notice. These provisions may preclude some stockholders from making nominations for directors at an annual or special meeting or from bringing other matters before the stockholders at a meeting.

Class B Common Stock

  The superior voting rights of the Class B Common Stock might discourage unsolicited merger proposals and unfriendly tender offers.

No Action by Written Consent of the Stockholders

  The Certificate does not allow the stockholders of the Company to take action by written consent in lieu of a meeting.

Delaware Takeover Statute

  The Company is subject to the provisions of Section 203 of the DGCL. Section 203 prohibits a Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years following the time that such stockholder became an interested stockholder unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or (ii) upon the consummation of the transaction which resulted in the stockholder becoming an interested stockholder owned at least 85% of the voting stock of the corporation, as defined in Section 203; or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. For these purposes, the term "business combination" includes but is not limited to mergers, asset or stock sales and other similar transactions with an "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, owns (or, within the prior three years, did own) 15% or more of the corporation's voting stock.

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

Limitation on Liability

  The Company's Certificate contains a provision that is designed to limit the directors' liability to the extent permitted by the DGCL and any amendments thereto. Specifically, directors will not be held liable to the Company or its stockholders for an act or omission in such capacity as a director, except for liability as a result of (i) a breach of the duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase of the Company's stock under Section 174 of the DGCL, or (iv) actions or omissions pursuant to which the director received an improper personal benefit. The principal effect of the limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of the Company unless the stockholder can demonstrate one of the specified bases for liability. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. The Company's Certificate does not eliminate its directors' duty of care. The inclusion of this provision in the Company's Certificate may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited the Company and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

Indemnification

  The Company's Bylaws also provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company is generally required to indemnify its directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director's or officer's position with the Company or another entity that the director or officer serves at the Company's request, subject to certain conditions, and to advance funds to its directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or acted in good faith and in what was reasonably believed to be a lawful manner in the Company's best interest.

Certificate Provisions Relating to Corporate Opportunities

  The Certificate provides that except as Nationwide Mutual (or its successors or assigns) may otherwise agree in writing and except as set forth in the Intercompany Agreement:

    (i) no member of the Nationwide Insurance Enterprise shall have a duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company; and

    (ii) no member of the Nationwide Insurance Enterprise, nor any director, officer, employee or agent or any member of Nationwide Mutual (except as provided below), will be liable to the Company or to its stockholders for breach of any fiduciary duty by reason of any such activities of such member's or of such person's participation thereon.

  The Certificate also provides that if in the event any member of the Nationwide Insurance Enterprise (other than the Company) acquires knowledge of a potential transaction or matter which may be a corporate opportunity both for a member of the Nationwide Insurance Enterprise and the Company, no member of the Nationwide Insurance Enterprise shall have any duty to communicate or offer such corporate opportunity to the Company nor shall any such member be liable to the Company or its stockholders for breach of any fiduciary duty as a stockholder of the Company or controlling person of a stockholder by reason of the fact that any such member of the Nationwide Insurance Enterprise pursues or acquires such opportunity for itself, directs such corporate opportunity to another person or entity or does not communicate information regarding, or offer such corporate opportunity to the Company.

  Further, the Certificate provides that in the event that a director, officer, employee or agent of the Company who is also a director, officer, employee or agent of any member of the Nationwide Insurance Enterprise acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or any member of the Nationwide Insurance Enterprise (whether such potential transaction or matter is proposed by a third party or is conceived of by such director, officer, employee or agent of the Company), such director, officer, employee or agent shall be entitled to offer such corporate opportunity to the Company or such member of the Nationwide Insurance Enterprise as such director, officer, employee or agent deems appropriate under the circumstances in his or her sole discretion, and no such director, officer or agent shall be liable to the Company or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of the Company or the derivation of any improper personal benefit by reason of the fact that (i) such director, officer, employee or agent offered such corporate opportunity to such member of the Nationwide Insurance Enterprise (rather than the Company) or did not communicate information regarding such corporate opportunity to the Company or
(ii) such member of the Nationwide Insurance Enterprise pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Company. The enforceability of the provisions discussed above under the DGCL has not been established and counsel to the Company has not delivered an opinion as to the enforceability of such provisions. These provisions of the Certificate may eliminate certain rights that might have been available to stockholders under the DGCL had such provisions not been included in the Certificate.

  The Company's Board of Directors currently consists of ten members, seven of whom serve concurrently on the boards of directors of other companies within the Nationwide Insurance Enterprise. In addition, a significant number of officers of the Company will also be officers of other companies within the Nationwide Insurance Enterprise.

  The foregoing provisions of the Certificate shall expire on the date that the members of the Nationwide Insurance Enterprise cease to beneficially own (directly or indirectly) in the aggregate Common Stock representing at least 50% of the voting power of the outstanding shares of Common Stock.

LISTINGS

  The Class A Common Stock has been approved for listing on the NYSE under the symbol "NFS", subject to official notice of issuance.

TRANSFER AGENT AND REGISTRAR

  First Chicago Trust Company of New York will serve as transfer agent and registrar for the Class A Common Stock.

  THE EQUITY OFFERINGS, THE NOTE OFFERING AND THE CAPITAL SECURITIES OFFERING

  Prior to the Capital Securities Offering, the Company expects to consummate the public offering of 16,432,000 shares of Class A Common Stock in the United States and Canada and 4,108,000 shares of Class A Common Stock outside the United States and Canada. Concurrently with the Capital Securities Offering, the Company expects to consummate the public offering of $300 million aggregate principal amount of Notes. See "Capitalization."

  The consummation of the Capital Securities Offering is not conditioned on the completion of the Note Offering. There can be no assurance that the Note Offering will be consummated.

  The Equity Offerings and the Note Offering are being made pursuant to separate prospectuses.

                                 UNDERWRITING

  Under the terms and subject to the conditions contained in an Underwriting
Agreement, dated    , 1997 (the "Underwriting Agreement"), the underwriters
named below (the "Underwriters"), for whom Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the "Representatives"), have severally but not jointly agreed to purchase from the Trust the following respective liquidation amounts of Capital Securities:

                                                                   Liquidation
                                                                    Amount of
                                                                     Capital
        Underwriter                                                 Securities
        -----------                                                ------------
   Credit Suisse First Boston Corporation.........................
   Morgan Stanley & Co. Incorporated..............................
   Merrill Lynch, Pierce, Fenner & Smith
            Incorporated..........................................
                                                                   ------------
     Total........................................................ $100,000,000
                                                                   ============

  The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all the Capital Securities, if any are purchased. The Underwriting Agreement provides that, in the event of a default by an Underwriter, in certain circumstances the purchase commitments of non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

  The Company has been advised by the Representatives that the Underwriters propose to offer the Capital Securities to the public initially at the public offering price set forth on the cover page of this Prospectus and, through the
Representatives, to certain dealers at such price less a concession of   % of
the principal amount per Note, and the Underwriters and such dealers may allow
a discount of   % of such principal amount per Note on sales to certain other dealers. After the initial public offering, the public offering price and concession and discount to dealers may be changed by the Representatives.

  In view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase the Junior Subordinated Debentures, the Underwriting Agreement provides that the Company will agree to pay as compensation ("Underwriters' Compensation") to the Underwriters arranging the investment
therein of such proceeds an amount in same day funds of $   per Capital
Security (or $          in the aggregate).

  Each of the Trust and the Company has agreed that, without the prior written consent of Credit Suisse First Boston Corporation, it will not offer, sell, contract to sell or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to any additional units of Capital Securities, or securities convertible into or exchangeable or exercisable for Capital Securities or the Junior Subordinated Debentures or any debt securities substantially similar to the Junior Subordinated Debentures or any equity securities substantially similar to the Capital Securities (except for the Junior Subordinated Debentures and the Capital Securities offered hereby), for a period of 90 days after the date of this Prospectus.

  The Capital Securities have been approved for listing on the NYSE, subject to official notice of issuance.

  The Company has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof.

  From time to time, Credit Suisse First Boston Corporation has provided investment banking services to the Company, Nationwide Life and other members of the Nationwide Insurance Enterprise, for which it has received customary compensation. It is expected that Credit Suisse First Boston Corporation will continue to provide such services in the future. The Representatives also are acting as representatives of the underwriters of the Equity Offerings and the Note Offering.

                         NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

  The distribution of the Capital Securities in Canada is being made only on a private placement basis exempt from the requirement that the Company prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Capital Securities are effected. Accordingly, any resale of Capital Securities in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of Capital Securities.

REPRESENTATIONS OF PURCHASERS

  Each purchaser of the Capital Securities in Canada who receives a purchase confirmation will be deemed to represent to the Company and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Capital Securities without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "Resale Restrictions."

RIGHTS OF ACTION AND ENFORCEMENT

  The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

  All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the Company and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the Company or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

  A purchaser of the Capital Securities to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file within the British Columbia Securities Commission a report within ten days of the sale of any Capital Securities acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from the Company. Only one such report must be filed in respect of Capital Securities acquired on the same date and under the same prospectus exemption.

                                 LEGAL MATTERS

  Certain matters of Delaware law relating to the validity of the Capital Securities will be passed upon on behalf of the Trust by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Trust. The validity of the Junior Subordinated Debentures, the Guarantee and certain matters relating thereto, will be passed upon on behalf of the Company and the Trust by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York. LeBoeuf, Lamb, Greene & MacRae, L.L.P. will also pass upon certain United States federal income tax matters on behalf of the Company and the Trust. Certain legal matters will be passed upon for the Underwriters by Dewey Ballantine, New York, New York.

                                    EXPERTS

  The consolidated financial statements and financial statement schedules of the Company and its subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996 included herein and elsewhere in this Registration Statement have been included herein and elsewhere in this Registration Statement in reliance on the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                     GLOSSARY OF SELECTED INSURANCE TERMS

ANNUITY..........................  A contract that provides for a fixed or variable periodic payment made from a
                                   stated or contingent date and continued for a specific period, such as for a number of years (certain period) or for life (life contingent), either immediately or after a stated accumulation period.

ASSET VALUATION RESERVE; AVR.....  The asset valuation reserve adopted by the
                                   NAIC in 1991. AVR appears as a liability on a life insurer's statutory financial statements. AVR establishes statutory reserves for debt securities, common stocks, preferred stocks, mortgage loans, equity real estate, joint ventures and other invested assets. AVR generally captures all realized and unrealized gains and losses on such assets, other than those resulting from changes in interest rates. AVR has no effect on financial statements prepared in conformity with GAAP.

                                   The amount of cash that may be realized by
CASH VALUE.......................  the owner of a life insurance policy or annuity contract with a life insurance
                                   company upon lapse or surrender of the
                                   policy or contract prior to its maturity.

CEDE, CEDING COMPANY.............  When a company reinsures all or a portion of its risk with another, it "cedes"
                                   business and is referred to as the "ceding company."

COINSURANCE......................  A form of indemnity reinsurance under which the reserves and supporting assets as well as the risk are transferred to the reinsurer.

CREDITING RATES..................  Interest rates applied to life insurance policies and annuity contracts, whether
                                   contractually guaranteed or currently
                                   declared for a specified period.

DEFERRED ANNUITY.................  An annuity that (i) can be paid either with a single premium or a series of
                                   installments and (ii) includes a schedule of periodic income benefit to commence after an accumulation period.

DEFERRED POLICY ACQUISITION        Commissions and other selling expenses that
COSTS............................  vary with and are directly related to the production of business. These acquisition costs are deferred and amortized in conformity with GAAP.

FIXED OPTION UNDER THE COMPANY'S
VARIABLE ANNUITY CONTRACTS.......
                                   Includes an investment option under the
                                   Company's individual variable annuity
                                   contracts which provides the contractholder a return at a specified interest rate, fixed for a prescribed period. Also included are the Company's fixed group annuity contracts offered as companion contracts with variable group annuity contracts. A fixed group annuity contract which is companioned with a variable group annuity contract would operate in a manner which is indistinguishable from the fixed option of a variable annuity. For example, companioned fixed group annuity contracts have the same surrender charge schedules and deposit commission scales as the variable contract with which they are companioned. In addition, monies can be moved between the fixed group annuity contract and the variable contract, subject to certain limitations, without incurring a surrender charge.

GENERAL ACCOUNT..................  All an insurer's assets other than those allocated to a separate account. The
                                   insurer bears the investment risk on the invested assets of the general account.

GENERALLY ACCEPTED ACCOUNTING
PRINCIPLES; GAAP.................  United States generally accepted accounting principles as defined by the American
                                   Institute of Certified Public Accountants and the Financial Accounting Standards Board.

IMMEDIATE ANNUITY................  An annuity that begins payment immediately after issuance.

IN FORCE.........................  The total face amount of insurance coverage under contracts that have not expired.

INSURANCE GUARANTY                 Associations created in all states, the
ASSOCIATIONS.....................  District of Columbia and Puerto Rico by
                                   law, to cover funding shortfalls in paying claims of insolvent life insurance companies. These associations obtain funds by post-insolvency assessments of life insurance companies operating in a particular state in proportion to their business written in that state.

INSURANCE PREMIUM................  The amount paid by a policyholder under the terms of the contract. The insurance
                                   company assumes the risks of the insured
                                   (length of life, state of health or
                                   liability exposure) in exchange for a
                                   premium payment. Premiums are calculated by combining expectation of loss and expense and profit loadings.

                                   Indemnity reinsurance that differs from
MODIFIED COINSURANCE.............  coinsurance only in that the reserves and related assets are held by the ceding
                                   company while the risk remains with the
                                   reinsurer. The ceding company pays interest to the reinsurer to replace what would have been earned by the reinsurer if it had held the assets.

MORBIDITY RATE...................  The relative incidence of sickness or disability due to disease or physical
                                   impairment.

MORTALITY RATE...................
                                   The relative incidence of death of life
                                   insureds or annuitants.

NAIC.............................
                                   The National Association of Insurance
                                   Commissioners, an association of the chief insurance supervisory officials of each state, territory and possession of the United States.

PERSISTENCY......................
                                   Percentage of life insurance policies or annuity contracts remaining in force until completion of the term for which the policy or contract was written.

POLICY ACQUISITION COSTS.........  Agents' and brokers' commissions, premiums, taxes, marketing, underwriting and other direct expenses related to the production of business. Such costs that vary with and are primarily related to the production of business are deferred and amortized to achieve a matching of revenues and expenses when reported in financial statements prepared in conformity with GAAP.

POLICY RESERVES; RESERVES........  Liabilities established by insurers to reflect the present value of claims
                                   payments and the related expenses that the insurer will ultimately be required to pay in respect of insurance it has written.

REINSURANCE......................  The practice whereby one party, called the reinsurer or assuming company, in
                                   consideration of a premium paid to such
                                   party, agrees to indemnify another party, called the ceding company. Reinsurance provides a primary insurer with three major benefits: it reduces net liability on individual risks; it helps to protect against catastrophic losses; and it helps to maintain acceptable surplus and reserve ratios. Reinsurance provides a primary insurer with additional underwriting capacity in that the primary insurer can accept larger risks and can expand the volume of business it writes without increasing its capital base. Reinsurance may be on an assumption or indemnity basis. Assumption reinsurance is the permanent transfer of insurance liabilities from the ceding to the assuming company. Under indemnity reinsurance, the ceding company cedes some or all risks but retains its liability to and its contractual relationship with the insured. The two forms of indemnity reinsurance are proportional, where the amount ceded is defined at the time the contract is entered into, and stop loss, where the reinsurer is responsible for losses in excess of a predetermined dollar amount.

RISK-BASED CAPITAL                 Regulatory and rating agency targeted
REQUIREMENTS.....................  surplus based on the relationship of statutory capital and surplus, with certain adjustments, to the sum of stated percentages of each element of a specified list of Company risk exposures.

SEPARATE ACCOUNTS................  Investment accounts maintained by an insurer to which funds have been allocated for certain policies under provisions of relevant state insurance law. The investments in each separate account are maintained separately from those in other separate accounts and the general account. The investment results of the separate account assets are passed through directly to the separate account policyholders, so that an insurer derives management and other fees from, but bears no investment risk on, these assets, except the risk on a small number of products that returns on separate account assets will not meet the relatively low minimum rate guaranteed on these products.

SINGLE PREMIUM DEFERRED
ANNUITIES; SPDA'S................  Annuities that require a one-time lump sum payment of consideration upon the issuance of the contract with benefit payments commencing at some future date following an accumulation period.

STATUTORY ACCOUNTING PRACTICES...  Those accounting practices prescribed or permitted by an insurer's domiciliary state insurance regulator for purposes of financial reporting to regulators.

SURRENDERS AND WITHDRAWALS.......  Surrenders of life insurance policies and annuity contracts for their entire net cash surrender values and withdrawals of a portion of such values.

TERM LIFE INSURANCE..............  Life insurance offering protection during a certain number of years, but expiring
                                   without policy cash value if the insured survives the stated period. Most term policies provide for guaranteed continuation of coverage for life at increased premium rates.

UNIVERSAL LIFE INSURANCE.........
                                   Life insurance under which (i) premiums are generally flexible, (ii) the level of death benefits may be adjusted and (iii) mortality, expense and other charges may vary. This policy is sometimes referred to as unbundled life insurance because its three basic elements (investment earnings, cost of protection and expense charges) are separately identified both in the policy and in an annual report to the policyholder.

VARIABLE ANNUITY.................  An annuity in which values and benefits may vary. The value of a unit fluctuates in
                                   accordance with the investment experience of a separate account; variable annuity contracts typically include a general account guaranteed interest investment option. At the time of the payment of benefits to the annuitant, the annuitant can generally elect from a number of payment options which provide either fixed or variable benefit payments.

VARIABLE LIFE INSURANCE..........
                                   Life insurance under which the benefits
                                   payable upon death or surrender typically varies to reflect the investment experience of the separate account supporting such policies; variable life insurance policies typically include a general account guaranteed interest investment option.

WHOLE LIFE INSURANCE.............  Insurance which is guaranteed for the life of the insured.

              NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                          PAGE
                                                                          ----
AUDITED CONSOLIDATED FINANCIAL STATEMENTS:
Independent Auditors' Report............................................. F-2
Consolidated Balance Sheets as of December 31, 1996 and 1995............. F-3
Consolidated Statements of Income for the Years Ended December 31, 1996,
 1995 and 1994........................................................... F-4
Consolidated Statements of Shareholder's Equity for the Years Ended
 December 31, 1996, 1995 and 1994........................................ F-5
Consolidated Statements of Cash Flows for the Years Ended December 31,
 1996, 1995 and 1994..................................................... F-6
Notes to Consolidated Financial Statements............................... F-7

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Nationwide Financial Services, Inc.:

  We have audited the accompanying consolidated balance sheets of Nationwide Financial Services, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nationwide Financial Services, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

  As discussed in note 1 to the consolidated financial statements, the Company was formed in November 1996 as a holding company for Nationwide Life Insurance Company and the other companies within the Nationwide Insurance Enterprise that offer or distribute long-term savings and retirement products. The consolidated financial statements are presented as if these companies were consolidated for all periods presented.

  In 1994, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.



                                          KPMG Peat Marwick LLP
Columbus, Ohio
January 31, 1997

              NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995
                                ($000'S OMITTED)

                                                             1996        1995
                                                          ----------- ----------
                         ASSETS
Investments (notes 6, 9 and 10):
  Securities available-for-sale, at fair value:
    Fixed maturity securities (cost $11,970,878 in 1996;
     $11,872,870 in 1995)................................ $12,304,639 12,495,878
    Equity securities (cost $43,890 in 1996; $31,234 in
     1995)...............................................      59,131     37,570
  Fixed maturity securities held-to-maturity, at
   amortized cost (fair value $5,944 in 1996; $5,989 in
   1995).................................................       5,877      5,720
  Mortgage loans on real estate, net.....................   5,272,119  4,627,387
  Real estate, net.......................................     265,759    229,442
  Policy loans...........................................     371,816    336,356
  Other long-term investments............................      28,668     61,989
  Short-term investments (note 14).......................       9,261     42,671
                                                          ----------- ----------
                                                           18,317,270 17,837,013
                                                          ----------- ----------
Cash.....................................................      43,183     10,055
Accrued investment income................................     210,182    212,963
Deferred policy acquisition costs........................   1,366,509  1,020,356
Investment in subsidiaries classified as discontinued
 operations (notes 1 and 3)..............................     485,707    506,677
Other assets (note 7)....................................     420,685    327,916
Assets held in Separate Accounts (note 9)................  26,926,702 18,591,108
                                                          ----------- ----------
                                                          $47,770,238 38,506,088
                                                          =========== ==========
          LIABILITIES AND SHAREHOLDER'S EQUITY
Future policy benefits and claims (notes 7 and 9)........ $17,179,060 16,358,614
Policyholders' dividend accumulations....................     361,401    348,027
Other policyholder funds.................................      60,073     65,297
Accrued federal income tax (note 8):
  Current................................................      29,201     36,980
  Deferred...............................................     158,896    237,247
                                                          ----------- ----------
                                                              188,097    274,227
                                                          ----------- ----------
Dividend payable to shareholder (notes 1 and 3)..........     485,707        --
Other liabilities........................................     437,465    252,085
Liabilities related to Separate Accounts (note 9)........  26,926,702 18,591,108
                                                          ----------- ----------
                                                           45,638,505 35,889,358
                                                          ----------- ----------
Commitments and contingencies (notes 10 and 16)
Shareholder's equity (notes 2, 4, 5, 6, 13 and 14):
  Class A common shares, $.01 par value. Authorized
   750,000,000 shares, no shares issued and outstanding..         --         --
  Class B common shares, $.01 par value. Authorized
   750,000,000 shares, 104,745,000 shares issued and
   outstanding...........................................       1,047      1,047
  Additional paid-in capital.............................     551,422    680,690
  Retained earnings......................................   1,405,672  1,550,689
  Unrealized gains on securities available-for-sale,
   net...................................................     173,592    384,304
                                                          ----------- ----------
                                                            2,131,733  2,616,730
                                                          ----------- ----------
                                                          $47,770,238 38,506,088
                                                          =========== ==========

          See accompanying notes to consolidated financial statements.

              NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             ($000'S OMITTED, EXCEPT PER COMMON SHARE INFORMATION)

                                                1996        1995        1994
                                             ----------  ----------  ----------
Revenues (note 17):
  Investment product and universal life
   insurance product policy charges........  $  400,902     286,534     217,245
  Traditional life insurance premiums......     198,642     199,106     176,658
  Net investment income (note 6)...........   1,357,759   1,294,033   1,210,811
  Realized losses on investments (note 6)..        (208)     (1,724)    (16,527)
  Other income.............................      59,505      59,089      45,897
                                             ----------  ----------  ----------
                                              2,016,600   1,837,038   1,634,084
                                             ----------  ----------  ----------
Benefits and expenses:
  Benefits and claims......................   1,160,580   1,115,493     992,667
  Provision for policyholders' dividends
   on participating policies (note 13).....      40,973      39,937      38,754
  Amortization of deferred policy
   acquisition costs.......................     133,394      82,695      85,568
  Other operating expenses (note 14).......     353,565     317,743     276,632
                                             ----------  ----------  ----------
                                              1,688,512   1,555,868   1,393,621
                                             ----------  ----------  ----------
    Income from continuing operations
     before federal income tax expense.....     328,088     281,170     240,463
                                             ----------  ----------  ----------
Federal income tax expense (benefit) (note
 8):
  Current..................................     116,021      89,400      77,009
  Deferred.................................        (211)      6,914       5,507
                                             ----------  ----------  ----------
                                                115,810      96,314      82,516
                                             ----------  ----------  ----------
    Income from continuing operations......     212,278     184,856     157,947
Income from discontinued operations (less
 federal income tax expense of $4,453,
 $7,446 and $10,915 in 1996, 1995 and 1994,
 respectively) (note 3)....................      11,324      24,714      20,459
                                             ----------  ----------  ----------
    Net income.............................  $  223,602     209,570     178,406
                                             ==========  ==========  ==========
Pro forma results per common share (note
 4):
  Income from continuing operations........  $     1.69
  Net income...............................  $     1.78
Pro forma weighted average number of common
 shares
 outstanding for calculation using income
 from continuing operations (in thousands)
 (note 4)..................................     125,285

          See accompanying notes to consolidated financial statements.

              NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                ($000'S OMITTED)

                                                                 UNREALIZED
                                                               GAINS (LOSSES)
                         CLASS A CLASS B ADDITIONAL            ON SECURITIES      TOTAL
                         COMMON  COMMON   PAID-IN   RETAINED   AVAILABLE-FOR- SHAREHOLDER'S
                         SHARES  SHARES   CAPITAL   EARNINGS     SALE, NET       EQUITY
                         ------- ------- ---------- ---------  -------------- -------------
1994:
  Balance, beginning of
   year.................  $--     1,047    429,661  1,172,163        6,745      1,609,616
  Capital contribution..   --       --     200,000        --           --         200,000
  Dividends to
   shareholder..........   --       --         --      (1,000)         --          (1,000)
  Net income............   --       --         --     178,406          --         178,406
  Adjustment for change
   in accounting for
   certain investments
   in debt and equity
   securities, net (note
   5)...................   --       --         --         --       212,553        212,553
  Unrealized losses on
   securities available-
   for-sale, net........   --       --         --         --      (338,971)      (338,971)
                          ----    -----   --------  ---------     --------      ---------
  Balance, end of year..  $--     1,047    629,661  1,349,569     (119,673)     1,860,604
                          ====    =====   ========  =========     ========      =========
1995:
  Balance, beginning of
   year.................   --     1,047    629,661  1,349,569     (119,673)     1,860,604
  Capital contribution..   --       --      51,029        --        (4,111)        46,918
  Dividends to
   shareholder..........   --       --         --      (8,450)         --          (8,450)
  Net income............   --       --         --     209,570          --         209,570
  Unrealized gains on
   securities available-
   for-sale, net........   --       --         --         --       508,088        508,088
                          ----    -----   --------  ---------     --------      ---------
  Balance, end of year..  $--     1,047    680,690  1,550,689      384,304      2,616,730
                          ====    =====   ========  =========     ========      =========
1996:
  Balance, beginning of
   year.................   --     1,047    680,690  1,550,689      384,304      2,616,730
  Issuance of common
   shares...............   --       --           1        --           --               1
  Dividends to
   shareholder (notes 1
   and 3)...............   --       --    (129,269)  (368,619)     (39,819)      (537,707)
  Net income............   --       --         --     223,602          --         223,602
  Unrealized losses on
   securities available-
   for-sale, net........   --       --         --         --      (170,893)      (170,893)
                          ----    -----   --------  ---------     --------      ---------
  Balance, end of year..  $--     1,047    551,422  1,405,672      173,592      2,131,733
                          ====    =====   ========  =========     ========      =========

          See accompanying notes to consolidated financial statements.

              NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                ($000'S OMITTED)

                                            1996         1995         1994
                                         -----------  -----------  -----------
Cash flows from operating activities:
  Net income............................ $   223,602      209,570      178,406
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Capitalization of deferred policy
     acquisition costs..................    (422,572)    (321,327)    (242,431)
    Amortization of deferred policy
     acquisition costs..................     133,394       82,695       85,568
    Amortization and depreciation.......       7,307       13,189        5,383
    Realized (gains) losses on invested
     assets, net........................        (633)       3,250       16,094
    Deferred federal income tax
     (benefit) expense..................        (173)       5,305        6,190
    Decrease (increase) in accrued
     investment income..................       2,781      (16,889)     (12,918)
    (Increase) decrease in other
     assets.............................     (93,575)      25,844      (72,268)
    Increase in policy liabilities......     305,755      135,937      118,361
    Increase in policyholders' dividend
     accumulations......................      13,374       12,639       15,298
    (Decrease) increase in accrued
     federal income tax payable.........      (7,779)      32,579       (3,927)
    Increase in other liabilities.......     185,380       31,966        6,856
    Other, net..........................      (5,281)     (21,970)     (22,760)
                                         -----------  -----------  -----------
      Net cash provided by operating ac-
       tivities.........................     341,580      192,788       77,852
                                         -----------  -----------  -----------
Cash flows from investing activities:
  Proceeds from maturity of securities
   available-for-sale...................   1,162,766      634,553      544,843
  Proceeds from sale of securities
   available-for-sale...................     299,558      150,453      268,987
  Proceeds from maturity of fixed
   maturity securities
   held-to-maturity.....................         --       564,450      491,862
  Proceeds from repayments of mortgage
   loans on real estate.................     309,050      207,832      190,574
  Proceeds from sale of real estate.....      18,519       48,331       46,713
  Proceeds from repayments of policy
   loans and sale of other invested
   assets...............................      22,795       53,587      120,506
  Cost of securities available-for-sale
   acquired.............................  (1,573,640)  (1,998,165)  (1,858,036)
  Cost of fixed maturity securities
   held-to-maturity acquired............         --      (599,356)    (410,379)
  Cost of mortgage loans on real estate
   acquired.............................    (972,776)    (796,026)    (497,349)
  Cost of real estate acquired..........      (7,862)     (10,928)      (6,385)
  Policy loans issued and other invested
   assets acquired......................     (57,740)     (75,910)     (65,302)
  Short-term investments, net...........      33,410       91,659      (98,541)
  Purchase of affiliate (note 14).......         --           --      (155,000)
                                         -----------  -----------  -----------
      Net cash used in investing activi-
       ties.............................    (765,920)  (1,729,520)  (1,427,507)
                                         -----------  -----------  -----------
Cash flows from financing activities:
  Proceeds from issuance of common
   shares...............................           1          --           --
  Proceeds from capital contributions...         --           --       200,000
  Dividends paid to shareholder.........     (52,000)      (8,450)      (1,000)
  Increase in investment product and
   universal life insurance product
   account balances.....................   2,293,933    2,809,385    3,547,976
  Decrease in investment product and
   universal life insurance product
   account balances.....................  (1,784,466)  (1,258,758)  (2,412,595)
                                         -----------  -----------  -----------
      Net cash provided by financing ac-
       tivities.........................     457,468    1,542,177    1,334,381
                                         -----------  -----------  -----------
Net increase (decrease) in cash.........      33,128        5,445      (15,274)
Cash, beginning of year.................      10,055        4,610       19,884
                                         -----------  -----------  -----------
Cash, end of year....................... $    43,183       10,055        4,610
                                         ===========  ===========  ===========

          See accompanying notes to consolidated financial statements.

             NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 1996, 1995 AND 1994
                               ($000'S OMITTED)

(1) ORGANIZATION AND DESCRIPTION OF BUSINESS

  Nationwide Financial Services, Inc. (NFS) was formed in November 1996 as a holding company for Nationwide Life Insurance Company (NLIC) and the other companies within the Nationwide Insurance Enterprise that offer or distribute long-term savings and retirement products. NFS is a wholly owned subsidiary of Nationwide Corporation (Nationwide Corp.). The consolidated financial statements represent the results of NLIC and subsidiaries and three marketing and distribution companies as if they were consolidated with NFS for all periods presented. This presentation is based on Nationwide Corp.'s contribution of the common stock of those entities to NFS on January 27, 1997 in anticipation of the initial public offering of common stock of NFS described more fully in note 2. NFS and the other companies whose results are included in the consolidated financial statements are collectively referred to as "the Company."

  In anticipation of the restructuring described above, on September 24, 1996, NLIC's Board of Directors declared a dividend payable to Nationwide Corp. consisting of the outstanding shares of common stock of certain subsidiaries that do not offer or distribute long-term savings and retirement products. In addition, during 1996, NLIC entered into two reinsurance agreements whereby all of NLIC's accident and health and group life insurance business was ceded to two affiliates effective January 1, 1996. These subsidiaries and all accident and health and group life insurance business have been accounted for as discontinued operations for all periods presented. See notes 3 and 14.

  In addition, as part of the restructuring described above, NLIC intends to make an $850,000 distribution to NFS which will then make an equivalent distribution to Nationwide Corp.

  The three marketing and distribution companies contributed by Nationwide Corp. to NFS in January, 1997 are: Public Employees Benefit Services Corporation (PEBSCO), NEA Valuebuilder Investor Services, Inc. (NEAVIS) and Nationwide Financial Institution Distributors Agency, Inc. (NFIDA).

  The Company is a leading provider of long-term savings and retirement products to retail and institutional customers and is subject to competition from other financial services providers throughout the United States. The Company is subject to regulation by the Insurance Departments of states in which it is licensed, and undergoes periodic examinations by those departments.

  The following is a description of the most significant risks facing life insurers and how the Company mitigates those risks:

    Legal/Regulatory Risk is the risk that changes in the legal or regulatory environment in which an insurer operates will create additional expenses not anticipated by the insurer in pricing its products. That is, regulatory initiatives, new legal theories or insurance company insolvencies through guaranty fund assessments may create costs for the insurer beyond those currently recorded in the consolidated financial statements. The Company mitigates this risk by offering a wide range of products and by operating throughout the United States, thus reducing its exposure to any single product or jurisdiction, and also by employing underwriting practices which identify and minimize the adverse impact of this risk.

    Credit Risk is the risk that issuers of securities owned by the Company or mortgagors on mortgage loans on real estate owned by the Company will default or that other parties, including reinsurers, which owe the Company money, will not pay. The Company minimizes this risk by adhering to a conservative investment strategy, by maintaining reinsurance and credit and collection policies and by providing for any amounts deemed uncollectible.

             NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

    Interest Rate Risk is the risk that interest rates will change and cause a decrease in the value of an insurer's investments. This change in rates may cause certain interest-sensitive products to become uncompetitive or may cause disintermediation. The Company mitigates this risk by charging fees for non-conformance with certain policy provisions, by offering products that transfer this risk to the purchaser, and/or by attempting to match the maturity schedule of its assets with the expected payouts of its liabilities. To the extent that liabilities come due more quickly than assets mature, an insurer would have to borrow funds or sell assets prior to maturity and potentially recognize a gain or loss.

(2) INITIAL PUBLIC OFFERING

  The Company is currently planning an initial public offering of its Class A common stock (the Equity Offering) during the first quarter of 1997. After the Equity Offering, Nationwide Corp. will continue to own all of the shares of Class B common stock, which will represent approximately 98% of the voting stock of the Company. Subsequent to December 31, 1996, the Company's Board of Directors approved a 104,745 for one split of the Company's Class B common stock, which will become effective February 10, 1997. Share information for all periods presented has been restated to reflect the split.

  Shortly after the Equity Offering, the Company expects to consummate the public offering of $300,000 of senior notes due 2027. In addition, Nationwide Financial Services Capital Trust, an affiliate of the Company, expects to consummate the public offering of $100,000 of capital securities.

  See note 13 for information on voting and conversion rights of Class A and Class B common stock.

(3) DISCONTINUED OPERATIONS

  As described in note 1, NFS is a holding company for NLIC and certain other companies that offer or distribute long-term savings and retirement products. Prior to the contribution by Nationwide Corp. to NFS of the outstanding common stock of NLIC and other companies, NLIC effected certain transactions with respect to certain subsidiaries and lines of business that were unrelated to long-term savings and retirement products.

  On September 24, 1996, NLIC's Board of Directors declared a dividend to Nationwide Corp. consisting of the outstanding shares of common stock of three subsidiaries: Employers Life Insurance Company of Wausau (ELICW), National Casualty Company (NCC) and West Coast Life Insurance Company (WCLIC). ELICW writes group accident and health and group life insurance business and maintains its offices in Wausau, Wisconsin. NCC is a property and casualty company that serves as a fronting company for a property and casualty subsidiary of Nationwide Mutual Insurance Company (NMIC), an affiliate. NCC maintains its offices in Scottsdale, Arizona. WCLIC writes high dollar term life insurance policies and is located in San Francisco, California. ELICW, NCC and WCLIC have been accounted for as discontinued operations for all periods presented. The Company did not recognize any gain or loss on the disposal of these subsidiaries.

  A summary of the combined results of operations, including the results of the accident and health and group life insurance business ELICW assumed from NLIC in 1996, and assets and liabilities of ELICW, NCC and WCLIC as of and for the years ended December 31, 1996, 1995 and 1994 is as follows:

                                                   1996      1995      1994
                                                ---------- --------- ---------
   Revenues.................................... $  668,870   422,149    84,226
   Net income..................................     11,324    26,456    11,753
   Assets, consisting primarily of
    investments................................  3,029,293 2,967,326 2,537,692
   Liabilities, consisting primarily of policy
    benefits and claims........................  2,543,586 2,460,649 2,179,263

  During 1996, NLIC entered into two reinsurance agreements whereby all of NLIC's accident and health and group life insurance business was ceded to ELICW and NMIC, effective January 1, 1996. See note 14 for a complete discussion of the reinsurance agreements. The Company plans to discontinue its accident and health

             NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES and group life business and in connection therewith intends to cede all existing and any future writings to other companies and to cease writing any new business effective prior to December 31, 1997. NLIC's accident and health and group life insurance business is accounted for as discontinued operations for all periods presented. The Company did not recognize any gain or loss on the disposal of the accident and health and group life insurance business. The assets, liabilities, results of operations and activities of discontinued operations are distinguished physically, operationally and for financial reporting purposes from the remaining assets, liabilities, results of operations and activities of the Company.

  A summary of the results of operations, net of amounts ceded to ELICW and NMIC in 1996, and assets and liabilities of NLIC's accident and health and group life insurance business as of and for the years ended December 31, 1996, 1995 and 1994 is as follows:

                                                       1996    1995     1994
                                                     -------- -------  -------
   Revenues......................................... $    --  354,788  362,476
   Net income (loss)................................      --   (1,742)   8,706
   Assets, consisting primarily of investments......  259,185 239,426  234,082
   Liabilities, consisting primarily of policy
    benefits and claims.............................  259,185 239,426  234,082

(4) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The significant accounting policies followed by the Company that materially affect financial reporting are summarized below. The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) which differ from statutory accounting practices prescribed or permitted by regulatory authorities. Annual Statements for the Company's insurance subsidiaries, filed with the department of insurance of each insurance company's state of domicile, are prepared on the basis of accounting practices prescribed or permitted by each department. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners (NAIC), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. The Company's insurance subsidiaries have no material permitted statutory accounting practices.

  In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ significantly from those estimates.

  The most significant estimates include those used in determining deferred policy acquisition costs, valuation allowances for mortgage loans on real estate and real estate investments and the liability for future policy benefits and claims. Although some variability is inherent in these estimates, management believes the amounts provided are adequate.

 (a) Consolidation Policy

  The consolidated financial statements include the accounts of NFS and its wholly owned subsidiaries. Subsidiaries that are classified and reported as discontinued operations are not consolidated but rather are reported as "Investment in Subsidiaries Classified as Discontinued Operations" in the accompanying consolidated balance sheets and "Income from Discontinued Operations" in the accompanying consolidated statements of income. All significant intercompany balances and transactions have been eliminated.

 (b) Valuation of Investments and Related Gains and Losses

  The Company is required to classify its fixed maturity securities and equity securities as either held-to-maturity, available-for-sale or trading. Fixed maturity securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity and are stated at amortized cost. Fixed maturity securities not classified as held-to-maturity and all equity securities are classified as available-for-sale and are stated at fair value, with the unrealized gains and losses, net of adjustments to deferred policy

             NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES acquisition costs and deferred federal income tax, reported as a separate component of shareholder's equity. The adjustment to deferred policy acquisition costs represents the change in amortization of deferred policy acquisition costs that would have been required as a charge or credit to operations had such unrealized amounts been realized. The Company has no fixed maturity securities classified as trading as of December 31, 1996 or 1995.

  Mortgage loans on real estate are carried at the unpaid principal balance less valuation allowances. The Company provides valuation allowances for impairments of mortgage loans on real estate based on a review by portfolio managers. The measurement of impaired loans is based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the fair value of the collateral, if the loan is collateral dependent. Loans in foreclosure and loans considered to be impaired are placed on non-accrual status. Interest received on non-accrual status mortgage loans on real estate is included in interest income in the period received.

  Real estate is carried at cost less accumulated depreciation and valuation allowances. Other long-term investments are carried on the equity basis, adjusted for valuation allowances. Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

  Realized gains and losses on the sale of investments are determined on the basis of specific security identification. Estimates for valuation allowances and other than temporary declines are included in realized gains and losses on investments.

 (c) Revenues and Benefits

  Investment Products and Universal Life Insurance Products: Investment products consist primarily of individual and group variable and fixed annuities, annuities without life contingencies and guaranteed investment contracts. Universal life insurance products include universal life insurance, variable universal life insurance and other interest-sensitive life insurance policies. Revenues for investment products and universal life insurance products consist of net investment income, asset fees, cost of insurance, policy administration and surrender charges that have been earned and assessed against policy account balances during the period. Policy benefits and claims that are charged to expense include interest credited to policy account balances and benefits and claims incurred in the period in excess of related policy account balances.

  Traditional Life Insurance Products: Traditional life insurance products include those products with fixed and guaranteed premiums and benefits and consist primarily of whole life insurance, limited-payment life insurance, term life insurance and certain annuities with life contingencies. Premiums for traditional life insurance products are recognized as revenue when due. Benefits and expenses are associated with earned premiums so as to result in recognition of profits over the life of the contract. This association is accomplished by the provision for future policy benefits and the deferral and amortization of policy acquisition costs.

  Accident and Health Insurance Products: Accident and health insurance premiums are recognized as revenue over the terms of the policies. Policy claims are charged to expense in the period that claims are incurred. All accident and health insurance business is accounted for as discontinued operations. See note 3.

 (d) Deferred Policy Acquisition Costs

  The costs of acquiring new business, principally commissions, certain expenses of the policy issue and underwriting department and certain variable agency expenses have been deferred. For investment products and universal life insurance products, deferred policy acquisition costs are being amortized with interest over the lives of the policies in relation to the present value of estimated future gross profits from projected interest margins,

             NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES asset fees, cost of insurance, policy administration and surrender charges. For years in which gross profits are negative, deferred policy acquisition costs are amortized based on the present value of gross revenues. For traditional life insurance products, these deferred policy acquisition costs are predominantly being amortized with interest over the premium paying period of the related policies in proportion to the ratio of actual annual premium revenue to the anticipated total premium revenue. Such anticipated premium revenue was estimated using the same assumptions as were used for computing liabilities for future policy benefits. Deferred policy acquisition costs are adjusted to reflect the impact of unrealized gains and losses on fixed maturity securities available-for-sale as described in note 4(b).

 (e) Separate Accounts

  Separate Account assets and liabilities represent contractholders' funds which have been segregated into accounts with specific investment objectives. The investment income and gains or losses of these accounts accrue directly to the contractholders. The activity of the Separate Accounts is not reflected in the consolidated statements of income and cash flows except for the fees the Company receives.

 (f) Future Policy Benefits

  Future policy benefits for investment products in the accumulation phase, universal life insurance and variable universal life insurance policies have been calculated based on participants' contributions plus interest credited less applicable contract charges.

  Future policy benefits for traditional life insurance policies have been calculated using a net level premium method based on estimates of mortality, morbidity, investment yields and withdrawals which were used or which were being experienced at the time the policies were issued, rather than the assumptions prescribed by state regulatory authorities. See note 7.

  Future policy benefits and claims for collectively renewable long-term disability policies and group long-term disability policies are the present value of amounts not yet due on reported claims and an estimate of amounts to be paid on incurred but unreported claims. The impact of reserve discounting is not material. Future policy benefits and claims on other group health insurance policies are not discounted. All health insurance business is accounted for as discontinued operations. See note 3.

 (g) Participating Business

  Participating business represents approximately 52% in 1996 (54% in 1995 and 55% in 1994) of the Company's life insurance in force, 78% in 1996 (79% in 1995 and 79% in 1994) of the number of life insurance policies in force, and 40% in 1996 (47% in 1995 and 51% in 1994) of life insurance premiums. The provision for policyholder dividends is based on current dividend scales. Future dividends are provided for ratably in future policy benefits based on dividend scales in effect at the time the policies were issued.

 (h) Federal Income Tax

  The Company files a consolidated federal income tax return with NMIC, the majority shareholder of Nationwide Corp. The members of the consolidated tax return group have a tax sharing arrangement which provides, in effect, for each member to bear essentially the same federal income tax liability as if separate tax returns were filed.

  The Company utilizes the asset and liability method of accounting for income tax. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences

             NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under this method, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized.

 (i) Reinsurance Ceded

  Reinsurance premiums ceded and reinsurance recoveries on benefits and claims incurred are deducted from the respective income and expense accounts. Assets and liabilities related to reinsurance ceded are reported on a gross basis. All of the Company's accident and health and group life insurance business is ceded to affiliates and is accounted for as discontinued operations. See notes 3 and 14.

 (j) Earnings per Common Share

  Pro forma earnings per common share information is based on the weighted average actual number of Class B common shares outstanding during the periods presented, adjusted for the stock split described in note 2, plus the number of Class A common shares expected to be issued for the Equity Offering.

(5) CHANGE IN ACCOUNTING PRINCIPLE

  Effective January 1, 1994, the Company changed its method of accounting for certain investments in debt and equity securities in connection with the issuance of Statement of Financial Accounting Standards (SFAS) No. 115-- Accounting for Certain Investments in Debt and Equity Securities. As of January 1, 1994, the Company classified fixed maturity securities with amortized cost and fair value of $6,299,665 and $6,721,714, respectively, as available-for-sale and recorded the securities at fair value. Previously, these securities were

             NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES recorded at amortized cost. The effect as of January 1, 1994 has been recorded as a direct credit to shareholder's equity as follows:

     Excess of fair value over amortized cost of fixed maturity securities
      available-for-sale............................................. $422,049
     Adjustment to deferred policy acquisition costs.................  (95,044)
     Deferred federal income tax..................................... (114,452)
                                                                      --------
                                                                      $212,553
                                                                      ========

(6) INVESTMENTS

  The amortized cost and estimated fair value of securities available-for-sale were as follows as of December 31, 1996:

                                                 GROSS      GROSS
                                    AMORTIZED  UNREALIZED UNREALIZED ESTIMATED
                                      COST       GAINS      LOSSES   FAIR VALUE
                                   ----------- ---------- ---------- ----------
Fixed maturity securities:
  U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies...... $   275,696    4,795     (1,340)     279,151
  Obligations of states and
   political subdivisions.........       6,242      450         (2)       6,690
  Debt securities issued by
   foreign governments............     100,656    2,141       (857)     101,940
  Corporate securities............   7,999,310  285,946    (33,686)   8,251,570
  Mortgage-backed securities......   3,588,974   91,438    (15,124)   3,665,288
                                   -----------  -------    -------   ----------
    Total fixed maturity
     securities...................  11,970,878  384,770    (51,009)  12,304,639
Equity securities.................      43,890   15,571       (330)      59,131
                                   -----------  -------    -------   ----------
                                   $12,014,768  400,341    (51,339)  12,363,770
                                   ===========  =======    =======   ==========

  The amortized cost and estimated fair value of the U.S. Treasury security classified as held-to-maturity as of December 31, 1996 were $5,877 and $5,944, respectively. Gross gains of $67 were unrealized on the security. The security had a contractual maturity date of March 31, 1998.

  The amortized cost and estimated fair value of securities available-for-sale were as follows as of December 31, 1995:

                                                 GROSS      GROSS
                                    AMORTIZED  UNREALIZED UNREALIZED ESTIMATED
                                      COST       GAINS      LOSSES   FAIR VALUE
                                   ----------- ---------- ---------- ----------
Fixed maturity securities:
  U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies...... $   320,500   12,764         (1)     333,263
  Obligations of states and
   political subdivisions.........       8,655    1,205         (1)       9,859
  Debt securities issued by
   foreign governments............     101,414    4,387        (66)     105,735
  Corporate securities............   7,888,440  473,681    (25,742)   8,336,379
  Mortgage-backed securities......   3,553,861  165,169     (8,388)   3,710,642
                                   -----------  -------    -------   ----------
    Total fixed maturity
     securities...................  11,872,870  657,206    (34,198)  12,495,878
Equity securities.................      31,234    6,382        (46)      37,570
                                   -----------  -------    -------   ----------
                                   $11,904,104  663,588    (34,244)  12,533,448
                                   ===========  =======    =======   ==========

             NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

  The amortized cost and estimated fair value of the U.S. Treasury security classified as held-to-maturity as of December 31, 1995 were $5,720 and $5,989, respectively. Gross gains of $269 were unrealized on the security.

  The amortized cost and estimated fair value of fixed maturity securities available-for-sale as of December 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                           AMORTIZED  ESTIMATED
                                                             COST     FAIR VALUE
                                                          ----------- ----------
Fixed maturity securities available-for-sale
  Due in one year or less................................ $   440,235    444,214
  Due after one year through five years..................   3,937,010  4,053,152
  Due after five years through ten years.................   2,809,813  2,871,806
  Due after ten years....................................   1,194,846  1,270,179
                                                          ----------- ----------
                                                            8,381,904  8,639,351
Mortgage-backed securities...............................   3,588,974  3,665,288
                                                          ----------- ----------
                                                          $11,970,878 12,304,639
                                                          =========== ==========

  The components of unrealized gains on securities available-for-sale, net, were as follows as of December 31:

                                                              1996      1995
                                                            --------  --------
  Gross unrealized gains................................... $349,002   629,344
  Adjustment to deferred policy acquisition costs..........  (81,939) (138,914)
  Deferred federal income tax..............................  (93,471) (171,649)
                                                            --------  --------
                                                             173,592   318,781
  Unrealized gains on securities available-for-sale, net,
   of subsidiaries classified as discontinued operations
   (note 3)................................................      --     65,523
                                                            --------  --------
                                                            $173,592   384,304
                                                            ========  ========

  An analysis of the change in gross unrealized gains/(losses) on securities available-for-sale and fixed maturity securities held-to-maturity follows for the years ended December 31:

                                1996      1995       1994
                              ---------  -------  ----------
   Securities available-for-
    sale:
     Fixed maturity
      securities............. $(289,247) 876,332    (675,373)
     Equity securities.......     8,905      (26)     (1,927)
   Fixed maturity securities
    held-to-maturity.........      (202)  75,895    (398,183)
                              ---------  -------  ----------
                              $(280,544) 952,201  (1,075,483)
                              =========  =======  ==========

  Proceeds from the sale of securities available-for-sale during 1996, 1995 and 1994 were $299,558, $150,453 and $268,987, respectively. During 1996, gross gains of $6,368 ($4,838 and $3,045 in 1995 and 1994, respectively) and gross losses of $13,659 ($2,147 and $21,280 in 1995 and 1994, respectively) were realized on those sales.

  During 1995, the Company transferred fixed maturity securities classified as held-to-maturity with amortized cost of $25,429 to available-for-sale securities due to evidence of a significant deterioration in the issuer's creditworthiness. The transfer of those fixed maturity securities resulted in a gross unrealized loss of $3,535.

             NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

  As permitted by the Financial Accounting Standards Board's Special Report, A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities, issued in November 1995, the Company transferred nearly all of its fixed maturity securities previously classified as held-to-maturity to available-for-sale. As of December 14, 1995, the date of transfer, the fixed maturity securities had amortized cost of $3,320,093, resulting in a gross unrealized gain of $155,940.

  Investments that were non-income producing for the twelve month period preceding December 31, 1996 amounted to $26,805 ($27,712 in 1995) and consisted of $248 ($6,982 in 1995) in fixed maturity securities, $20,633 ($14,740 in 1995) in real estate and $5,924 ($5,990 in 1995) in other long-
term investments.

  Real estate is presented at cost less accumulated depreciation of $30,338 as of December 31, 1996 ($30,482 as of December 31, 1995) and valuation allowances of $15,219 as of December 31, 1996 ($25,819 as of December 31,
1995).

  The recorded investment of mortgage loans on real estate considered to be impaired (under SFAS No. 114--Accounting by Creditors for Impairment of a Loan as amended by SFAS No. 118--Accounting by Creditors for Impairment of a Loan-- Income Recognition and Disclosure) as of December 31, 1996 was $51,765 ($44,409 as of December 31, 1995), which includes $41,663 ($23,975 as of
December 31, 1995) of impaired mortgage loans on real estate for which the related valuation allowance was $8,485 ($5,276 as of December 31, 1995) and $10,102 ($20,434 as of December 31, 1995) of impaired mortgage loans on real estate for which there was no valuation allowance. During 1996, the average recorded investment in impaired mortgage loans on real estate was approximately $39,674 ($22,181 in 1995) and interest income recognized on those loans was $2,103 ($387 in 1995), which is equal to interest income recognized using a cash-basis method of income recognition.

  Activity in the valuation allowance account for mortgage loans on real estate is summarized for the years ended December 31:

                                                                1996     1995
                                                               -------  -------
     Allowance, beginning of year............................. $49,128  $46,381
       Additions charged to operations........................   4,497    7,433
       Direct write-downs charged against the allowance.......  (2,587)  (4,686)
                                                               -------  -------
     Allowance, end of year................................... $51,038  $49,128
                                                               =======  =======

  An analysis of investment income by investment type follows for the years ended December 31:

                                   1996      1995      1994
                                ---------- --------- ---------
   Gross investment income:
    Securities available-for-
     sale:
     Fixed maturity
      securities............... $  917,135   685,787   647,927
     Equity securities.........      1,291     1,330       509
    Fixed maturity securities
     held-to-maturity..........        --    201,808   185,938
    Mortgage loans on real
     estate....................    432,815   395,478   372,734
    Real estate................     44,332    38,344    40,170
    Short-term investments.....      4,155    10,576     6,141
    Other......................      3,998     7,239     2,121
                                ---------- --------- ---------
       Total investment
        income.................  1,403,726 1,340,562 1,255,540
   Less investment expenses....     45,967    46,529    44,729
                                ---------- --------- ---------
       Net investment income... $1,357,759 1,294,033 1,210,811
                                ========== ========= =========

             NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

  An analysis of realized gains/(losses) on investments, net of valuation allowances, by investment type follows for the years ended December 31:

                                                        1996     1995    1994
                                                      --------  ------  -------
   Securities available-for-sale:
     Fixed maturity securities....................... $ (3,462)  4,213   (7,296)
     Equity securities...............................    3,143   3,386    1,422
   Mortgage loans on real estate.....................   (4,115) (7,091) (20,446)
   Real estate and other.............................    4,226  (2,232)   9,793
                                                      --------  ------  -------
                                                      $   (208) (1,724) (16,527)
                                                      ========  ======  =======

  Fixed maturity securities with an amortized cost of $6,161 and $5,592 as of December 31, 1996 and 1995, respectively, were on deposit with various regulatory agencies as required by law.

(7) FUTURE POLICY BENEFITS AND CLAIMS

  The liability for future policy benefits for investment contracts represents approximately 87% and 87% of the total liability for future policy benefits as of December 31, 1996 and 1995, respectively. The average interest rate credited on investment product policies was approximately 6.3%, 6.6% and 6.5% for the years ended December 31, 1996, 1995 and 1994, respectively.

  The liability for future policy benefits for traditional life insurance policies has been established based upon the following assumptions:

    Interest rates: Interest rates vary as follows:

           YEAR OF ISSUE                      INTEREST RATES
           -------------                      --------------
       1996................. 6.6%, not graded
       1984-1995............ 6.0% to 10.5%, not graded
       1966-1983............ 6.0% to 8.1%, graded over 20 years to 4.0% to 6.6%
       1965 and prior....... generally lower than post 1965 issues

    Withdrawals: Rates, which vary by issue age, type of coverage and policy duration, are based on Company experience.

    Mortality: Mortality and morbidity rates are based on published tables, modified for the Company's actual experience.

  The Company has entered into a reinsurance contract to cede a portion of its general account individual annuity business to The Franklin Life Insurance Company (Franklin). Total recoveries due from Franklin were $240,451 and $245,255 as of December 31, 1996 and 1995, respectively. The contract is immaterial to the Company's results of operations. The ceding of risk does not discharge the original insurer from its primary obligation to the policyholder. Under the terms of the contract, Franklin has established a trust as collateral for the recoveries. The trust assets are invested in investment grade securities, the market value of which must at all times be greater than or equal to 102% of the reinsured reserves.

  The Company has reinsurance agreements with certain affiliates as described in note 14. All other reinsurance agreements are not material to either premiums or reinsurance recoverables.

             NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

(8) FEDERAL INCOME TAX

  The tax effects of temporary differences that give rise to significant components of the net deferred tax liability as of December 31, 1996 and 1995 are as follows:

                                                                1996     1995
                                                              --------  -------
   Deferred tax assets:
     Future policy benefits.................................. $175,571  149,192
     Liabilities in Separate Accounts........................  188,426  129,120
     Mortgage loans on real estate and real estate...........   23,366   25,165
     Other policyholder funds................................    7,407    7,424
     Other assets and other liabilities......................   57,849   52,003
                                                              --------  -------
       Total gross deferred tax assets.......................  452,619  362,904
       Less valuation allowance..............................   (7,776)  (7,776)
                                                              --------  -------
       Net deferred tax assets...............................  444,843  355,128
                                                              --------  -------
   Deferred tax liabilities:
     Deferred policy acquisition costs.......................  399,345  299,579
     Fixed maturity securities...............................  133,210  227,345
     Deferred tax on realized investment gains...............   37,597   40,634
     Equity securities and other long-term investments.......    8,210    3,780
     Other...................................................   25,377   21,037
                                                              --------  -------
       Total gross deferred tax liabilities..................  603,739  592,375
                                                              --------  -------
                                                              $158,896  237,247
                                                              ========  =======

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion of the total gross deferred tax assets will not be realized. Nearly all future deductible amounts can be offset by future taxable amounts or recovery of federal income tax paid within the statutory carryback period. There has been no change in the valuation allowance for the year ended December 31, 1996 (decrease of $756 during 1995 and no change during 1994).

  Total federal income tax expense for the years ended December 31, 1996, 1995 and 1994 differs from the amount computed by applying the U.S. federal income tax rate to income before tax as follows:

                                     1996            1995           1994
                                 --------------  -------------  -------------
                                  AMOUNT    %    AMOUNT    %    AMOUNT    %
                                 --------  ----  -------  ----  -------  ----
Computed (expected) tax ex-
 pense.......................... $114,831  35.0  $98,410  35.0  $84,162  35.0
Tax exempt interest and divi-
 dends received deduction.......     (212) (0.1)     (18)  0.0     (130) (0.1)
Other, net......................    1,191   0.4   (2,078) (0.7)  (1,516) (0.6)
                                 --------  ----  -------  ----  -------  ----
  Total (effective rate of each
   year)........................ $115,810  35.3  $96,314  34.3  $82,516  34.3
                                 ========  ====  =======  ====  =======  ====

  Total federal income tax paid was $117,327, $58,112 and $84,903 during the years ended December 31, 1996, 1995 and 1994, respectively.

(9) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

  SFAS No. 107--Disclosures about Fair Value of Financial Instruments (SFAS
107) requires disclosure of fair value information about existing on and off-balance sheet financial instruments. SFAS 107 defines the fair

             NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES value of a financial instrument as the amount at which the financial instrument could be exchanged in a current transaction between willing parties. In cases where quoted market prices are not available, fair value is based on estimates using present value or other valuation techniques.

  These techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could cause these estimates to vary materially. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in the immediate settlement of the instruments. SFAS 107 excludes certain assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

  Although insurance contracts, other than policies such as annuities that are classified as investment contracts, are specifically exempted from SFAS 107 disclosures, estimated fair value of policy reserves on life insurance contracts is provided to make the fair value disclosures more meaningful.

  The tax ramifications of the related unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

  The following methods and assumptions were used by the Company in estimating its fair value disclosures:

    Cash, short-term investments and policy loans: The carrying amount reported in the consolidated balance sheets for these instruments approximates their fair value.

    Fixed maturity and equity securities: Fair value for fixed maturity securities is based on quoted market prices, where available. For fixed maturity securities not actively traded, fair value is estimated using values obtained from independent pricing services or, in the case of private placements, is estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments. The fair value for equity securities is based on quoted market prices.

    Separate Account assets and liabilities: The fair value of assets held in Separate Accounts is based on quoted market prices. The fair value of liabilities related to Separate Accounts is the amount payable on demand, which includes certain surrender charges.

    Mortgage loans on real estate: The fair value for mortgage loans on real estate is estimated using discounted cash flow analyses, using interest rates currently being offered for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations. Fair value for mortgages in default is the estimated fair value of the underlying collateral.

    Investment contracts: Fair value for the Company's liabilities under investment type contracts is disclosed using two methods. For investment contracts without defined maturities, fair value is the amount payable on demand. For investment contracts with known or determined maturities, fair value is estimated using discounted cash flow analysis. Interest rates used are similar to currently offered contracts with maturities consistent with those remaining for the contracts being valued.

    Policy reserves on life insurance contracts: Included are disclosures for individual life insurance, universal life insurance and supplementary contracts with life contingencies for which the estimated fair value is the amount payable on demand. Also included are disclosures for the Company's limited payment policies, which the Company has used discounted cash flow analyses similar to those used for investment contracts with known maturities to estimate fair value.

    Policyholders' dividend accumulations and other policyholder funds: The carrying amount reported in the consolidated balance sheets for these instruments approximates their fair value.

             NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

    Commitments to extend credit: Commitments to extend credit have nominal fair value because of the short-term nature of such commitments. See note 10.

  Carrying amount and estimated fair value of financial instruments subject to SFAS 107 and policy reserves on life insurance contracts were as follows as of December 31, 1996 and 1995:

                                            1996                  1995
                                   ---------------------- ---------------------
                                    CARRYING   ESTIMATED   CARRYING  ESTIMATED
                                     AMOUNT    FAIR VALUE   AMOUNT   FAIR VALUE
                                   ----------- ---------- ---------- ----------
Assets
Investments:
 Securities available-for-sale:
  Fixed maturity securities......  $12,304,639 12,304,639 12,495,878 12,495,878
  Equity securities..............       59,131     59,131     37,570     37,570
 Fixed maturity securities held-
  to-maturity....................        5,877      5,944      5,720      5,989
 Mortgage loans on real estate,
  net............................    5,272,119  5,397,865  4,627,387  4,987,569
 Policy loans....................      371,816    371,816    336,356    336,356
 Short-term investments..........        9,261      9,261     42,671     42,671
Cash.............................       43,183     43,183     10,055     10,055
Assets held in Separate
 Accounts........................   26,926,702 26,926,702 18,591,108 18,591,108
Liabilities
Investment contracts.............   13,914,441 13,484,526 13,229,360 12,876,798
Policy reserves on life insurance
 contracts.......................    2,971,337  2,775,991  2,836,323  2,733,486
Policyholders' dividend
 accumulations...................      361,401    361,401    348,027    348,027
Other policyholder funds.........       60,073     60,073     65,297     65,297
Liabilities related to Separate
 Accounts........................   26,926,702 26,164,213 18,591,108 18,052,362

(10) ADDITIONAL FINANCIAL INSTRUMENTS DISCLOSURES

  Financial Instruments with Off-Balance-Sheet Risk: The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business through management of its investment portfolio. These financial instruments include commitments to extend credit in the form of loans. These instruments involve, to varying degrees, elements of credit risk in excess of amounts recognized on the consolidated balance sheets.

  Commitments to fund fixed rate mortgage loans on real estate are agreements to lend to a borrower, and are subject to conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a deposit. Commitments extended by the Company are based on management's case-by-case credit evaluation of the borrower and the borrower's loan collateral. The underlying mortgage property represents the collateral if the commitment is funded. The Company's policy for new mortgage loans on real estate is to lend no more than 75% of collateral value. Should the commitment be funded, the Company's exposure to credit loss in the event of nonperformance by the borrower is represented by the contractual amounts of these commitments less the net realizable value of the collateral. The contractual amounts also represent the cash requirements for all unfunded commitments. Commitments on mortgage loans on real estate of $327,456 extending into 1997 were outstanding as of December 31, 1996.

  Significant Concentrations of Credit Risk: The Company grants mainly commercial mortgage loans on real estate to customers throughout the United States. The Company has a diversified portfolio with no more than 21% (20% in 1995) in any geographic area and no more than 2% (2% in 1995) with any one borrower as of December 31, 1996.

  The Company had a significant reinsurance recoverable balance from one reinsurer as of December 31, 1996 and 1995. See note 7.

             NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

  The summary below depicts loans by remaining principal balance as of December 31, 1996 and 1995:

                                                           APARTMENT
                               OFFICE  WAREHOUSE  RETAIL    & OTHER    TOTAL
                              -------- --------- --------- --------- ----------
1996:
  East North Central......... $139,518  119,069    549,064   215,038  1,022,689
  East South Central.........   33,267   22,252    172,968    90,623    319,110
  Mountain...................   17,972   43,027    113,292    73,390    247,681
  Middle Atlantic............  129,077   54,046    160,833    18,498    362,454
  New England................   33,348   43,581    161,960       --     238,889
  Pacific....................  202,562  325,046    424,295   110,108  1,062,011
  South Atlantic.............  103,889  134,492    482,934   385,185  1,106,500
  West North Central.........  126,467    2,441     75,180    40,529    244,617
  West South Central.........  104,877  120,314    197,090   304,256    726,537
                              --------  -------  --------- --------- ----------
                              $890,977  864,268  2,337,616 1,237,627  5,330,488
                              ========  =======  ========= =========
  Less valuation allowances
   and unamortized discount..                                            58,369
                                                                     ----------
    Total mortgage loans on
     real estate, net........                                        $5,272,119
                                                                     ==========

                                                           APARTMENT
                               OFFICE  WAREHOUSE  RETAIL    & OTHER    TOTAL
                              -------- --------- --------- --------- ----------
1995:
  East North Central......... $138,965  101,925    514,995   175,213    931,098
  East South Central.........   28,642   15,266    180,858    82,383    307,149
  Mountain...................      --    17,219    141,537    45,274    204,030
  Middle Atlantic............  116,187   64,813    158,252    10,793    350,045
  New England................    9,559   39,525    148,449         1    197,534
  Pacific....................  183,206  241,857    378,024   105,419    908,506
  South Atlantic.............  106,246   73,541    446,800   278,265    904,852
  West North Central.........  133,899   14,205     78,065    36,651    262,820
  West South Central.........   69,140   92,594    190,299   267,268    619,301
                              --------  -------  --------- --------- ----------
                              $785,844  660,945  2,237,279 1,001,267  4,685,335
                              ========  =======  ========= =========
  Less valuation allowances
   and unamortized discount..                                            57,948
                                                                     ----------
    Total mortgage loans on
     real estate, net........                                        $4,627,387
                                                                     ==========

(11) PENSION PLAN

  The Company is a participant, together with other affiliated companies, in a pension plan covering all employees who have completed at least one thousand hours of service within a twelve-month period and who have met certain age requirements. Benefits are based upon the highest average annual salary of a specified number of consecutive years of the last ten years of service. The Company funds pension costs accrued for direct employees plus an allocation of pension costs accrued for employees of affiliates whose work efforts benefit the Company.

  Effective January 1, 1995, the plan was amended to provide enhanced benefits for participants who met certain eligibility requirements and elected early retirement no later than March 15, 1995. The entire cost of the enhanced benefit was borne by NMIC and certain of its property and casualty insurance company affiliates.

             NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

  Effective December 31, 1995, the Nationwide Insurance Companies and Affiliates Retirement Plan was merged with the Farmland Mutual Insurance Company Employees' Retirement Plan and the Wausau Insurance Companies Pension Plan to form the Nationwide Insurance Enterprise Retirement Plan. Immediately prior to the merger, the plans were amended to provide consistent benefits for service after January 1, 1996. These amendments had no significant impact on the accumulated benefit obligation or projected benefit obligation as of December 31, 1995.

  Pension costs charged to operations by the Company during the years ended December 31, 1996, 1995 and 1994 were $8,167, $11,383 and $11,113, respectively.

  The Company's net accrued pension expense as of December 31, 1996 and 1995 was $1,236 and $1,553, respectively.

  The net periodic pension cost for the Nationwide Insurance Enterprise Retirement Plan as a whole for the year ended December 31, 1996 and for the Nationwide Insurance Companies and Affiliates Retirement Plan as a whole for the years ended December 31, 1995 and 1994 follows:

                                                   1996      1995     1994
                                                 --------  --------  -------
   Service cost (benefits earned during the
    period)..................................... $ 75,466    64,524   64,740
   Interest cost on projected benefit
    obligation..................................  105,511    95,283   73,951
   Actual return on plan assets................. (210,583) (249,294) (21,495)
   Net amortization and deferral................  101,795   143,353  (62,150)
                                                 --------  --------  -------
                                                 $ 72,189    53,866   55,046
                                                 ========  ========  =======

  Basis for measurements, net periodic pension cost:

                                                   1996      1995     1994
                                                 --------  --------  -------
   Weighted average discount rate...............     6.00%     7.50%    5.75%
   Rate of increase in future compensation
    levels......................................     4.25%     6.25%    4.50%
   Expected long-term rate of return on plan
    assets......................................     6.75%     8.75%    7.00%


  Information regarding the funded status of the Nationwide Insurance Enterprise Retirement Plan as a whole as of December 31, 1996 and 1995 follows:

                                                            1996       1995
                                                         ----------  ---------
   Accumulated benefit obligation:
     Vested............................................  $1,338,554  1,236,730
     Nonvested.........................................      11,149     26,503
                                                         ----------  ---------
                                                         $1,349,703  1,263,233
                                                         ==========  =========
   Net accrued pension expense:
     Projected benefit obligation for services rendered
      to date..........................................  $1,847,828  1,780,616
     Plan assets at fair value.........................   1,947,933  1,738,004
                                                         ----------  ---------
     Plan assets in excess of (less than) projected
      benefit obligation...............................     100,105    (42,612)
     Unrecognized prior service cost...................      37,870     42,845
     Unrecognized net gains............................    (201,952)   (63,130)
     Unrecognized net asset at transition..............      37,158     41,305
                                                         ----------  ---------
                                                         $  (26,819)   (21,592)
                                                         ==========  =========
                                                            1996       1995
                                                         ----------  ---------
   Basis for measurements, funded status of plan:
     Weighted average discount rate....................     6.50%      6.00%
     Rate of increase in future compensation levels....     4.75%      4.25%

             NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

  Assets of the Nationwide Insurance Enterprise Retirement Plan are invested in group annuity contracts of NLIC and ELICW.

(12) POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

  In addition to the defined benefit pension plan, the Company, together with other affiliated companies, participates in life and health care defined benefit plans for qualifying retirees. Postretirement life and health care benefits are contributory and generally available to full time employees who have attained age 55 and have accumulated 15 years of service with the Company after reaching age 40. Postretirement health care benefit contributions are adjusted annually and contain cost-sharing features such as deductibles and coinsurance. In addition, there are caps on the Company's portion of the per-participant cost of the postretirement health care benefits. These caps can increase annually, but not more than three percent. The Company's policy is to fund the cost of health care benefits in amounts determined at the discretion of management. Plan assets are invested primarily in group annuity contracts of NLIC.

  The Company elected to immediately recognize its estimated accumulated postretirement benefit obligation; however, certain affiliated companies elected to amortize their initial transition obligation over periods ranging from 10 to 20 years.

  The Company's accrued postretirement benefit expense as of December 31, 1996 and 1995 was $34,884 and $33,539, respectively, and the net periodic postretirement benefit cost (NPPBC) for 1996, 1995 and 1994 was $3,394, $3,221 and $4,524, respectively.

  The amount of NPPBC for the plan as a whole for the years ended December 31, 1996, 1995 and 1994 was as follows:

                                                      1996     1995    1994
                                                     -------  ------  ------
   Service cost (benefits attributed to employee
    service during the year)........................ $ 6,541   6,235   8,586
   Interest cost on accumulated postretirement
    benefit obligation..............................  13,679  14,151  14,011
   Actual return on plan assets.....................  (4,348) (2,657) (1,622)
   Amortization of unrecognized transition
    obligation of affiliates........................     173   2,966     568
   Net amortization and deferral....................   1,830  (1,619)  1,622
                                                     -------  ------  ------
                                                     $17,875  19,076  23,165
                                                     =======  ======  ======

  Information regarding the funded status of the plan as a whole as of December 31, 1996 and 1995 follows:

                                                             1996       1995
                                                           ---------  --------
   Accrued postretirement benefit expense:
     Retirees............................................. $  92,954    88,680
     Fully eligible, active plan participants.............    23,749    28,793
     Other active plan participants.......................    83,986    90,375
                                                           ---------  --------
       Accumulated postretirement benefit obligation
        (APBO)............................................   200,689   207,848
     Plan assets at fair value............................    63,044    54,325
                                                           ---------  --------
       Plan assets less than accumulated postretirement
        benefit obligation................................  (137,645) (153,523)
     Unrecognized transition obligation of affiliates.....     1,654     1,827
     Unrecognized net gains...............................   (23,225)   (1,038)
                                                           ---------  --------
                                                           $(159,216) (152,734)
                                                           =========  ========

             NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

  Actuarial assumptions used for the measurement of the APBO as of December 31, 1996 and 1995 and the NPPBC for 1996, 1995 and 1994 were as follows:

                               1996      1996      1995      1995      1994
                               APBO     NPPBC      APBO     NPPBC     NPPBC
                             --------  --------  --------  --------  --------
Discount rate...............     7.25%     6.65%     6.75%     8.00%     7.00%
Long term rate of return on
 plan assets, net of tax....      --       4.80%      --       8.00%      N/A
Assumed health care cost
 trend rate:
  Initial rate..............    11.00%    11.00%    11.00%    10.00%    12.00%
  Ultimate rate.............     6.00%     6.00%     6.00%     6.00%     6.00%
  Uniform declining period.. 12 Years  12 Years  12 Years  12 Years  12 Years

  The health care cost trend rate assumption has an effect on the amounts reported. For the plan as a whole, a one percentage point increase in the assumed health care cost trend rate would increase the APBO as of December 31, 1996 by $701 and the NPPBC for the year ended December 31, 1996 by $83.

(13) SHAREHOLDER'S EQUITY, REGULATORY RISK-BASED CAPITAL, RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

  The holders of Class A common stock are entitled to one vote per share. The holders of Class B common stock are entitled to ten votes per share. Class A common stock has no conversion rights. Class B common stock is convertible into Class A common stock, in whole or in part, at any time and from time to time at the option of the holder, on the basis of one share of Class A common stock for each share of Class B common stock converted. If at any time after the initial issuance of shares of Class A common stock the number of outstanding shares of Class B common stock falls below 5% of the aggregate number of issued and outstanding shares of common stock, then each outstanding share of Class B common stock shall automatically convert into one share of Class A common stock. In the event of any sale or transfer of shares of Class B common stock to any person or persons other than NMIC or its affiliates, such shares of Class B common stock so transferred shall be automatically converted into an equal number of shares of Class A common stock.

  Each insurance company's state of domicile imposes minimum risk-based capital requirements that were developed by the NAIC. The formulas for determining the amount of risk-based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of the company's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level risk-based capital, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. NLIC and each of its insurance company subsidiaries exceed the minimum risk-based capital requirements.

  The combined statutory capital and surplus of NLIC as of December 31, 1996, 1995 and 1994 was $1,000,647, $1,363,031 and $1,262,861, respectively. The statutory net income of NLIC for the years ended December 31, 1996, 1995 and 1994 was $73,218, $86,529 and $76,532, respectively.

  NLIC is limited in the amount of shareholder dividends it may pay without prior approval by the Department of Insurance of the State of Ohio (the Department). NLIC's dividend of the outstanding shares of common stock of certain companies which was declared on September 24, 1996 and the anticipated $850,000 dividend (as discussed in note 1) are deemed extraordinary under Ohio insurance laws. As a result of such

             NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES dividends, any dividend paid by NLIC during the 12-month period immediately following the $850,000 dividend would also be an extraordinary dividend under Ohio insurance laws. Accordingly, no such dividend could be paid without prior regulatory approval.

  In addition, the payment of dividends by NLIC may also be subject to restrictions set forth in the insurance laws of New York that limit the amount of statutory profits on NLIC's participating policies (measured before dividends to policyholders) that can inure to the benefit of the Company and its stockholders.

  The Company currently does not expect such regulatory requirements to impair its ability to pay operating expenses and stockholder dividends in the future.

(14) TRANSACTIONS WITH AFFILIATES

  The Company leases office space from NMIC and certain of its subsidiaries. For the years ended December 31, 1996, 1995 and 1994, the Company made lease payments to NMIC and its subsidiaries of $9,985, $9,880 and $8,987, respectively.

  Pursuant to a cost sharing agreement among NMIC and certain of its direct and indirect subsidiaries, including the Company, NMIC provides certain operational and administrative services, such as sales support, advertising, personnel and general management services, to those subsidiaries. Expenses covered by this agreement are subject to allocation among NMIC and such subsidiaries. Amounts allocated to the Company were $101,584, $107,112 and $100,601 in 1996, 1995 and 1994, respectively. Under the cost sharing agreement, expenses are allocated in accordance with NAIC guidelines and are based on standard allocation techniques and procedures acceptable under general cost accounting practices. Measures used to allocate expenses include individual employee estimates of time spent, special cost studies, salary expense, commissions expense and other measures that are agreed to by the participating companies and are within regulatory and industry guidelines and practices. The Company believes these allocation measures are reasonable. In addition, the Company does not believe that expenses recognized under the inter-company agreements are materially different than expenses that would have been recognized had the Company operated on a stand alone basis. Amounts payable to NMIC from the Company under the cost sharing agreement were $15,111 and $1,186 as of December 31, 1996 and 1995, respectively.

  The Company also participates in intercompany repurchase agreements with affiliates whereby the seller will transfer securities to the buyer at a stated value. Upon demand or a stated period, the securities will be repurchased by the seller at the original sales price plus a price differential. Transactions under the agreements during 1996 and 1995 were not material. The Company believes that the terms of the repurchase agreements are materially consistent with what the Company could have obtained with unaffiliated parties.

  Intercompany reinsurance agreements exist between NLIC and, respectively, NMIC and ELICW whereby all of NLIC's accident and health and group life insurance business is ceded on a modified coinsurance basis. NLIC entered into the reinsurance agreements during 1996 because the accident and health and group life insurance business was unrelated to the Company's long-term savings and retirement products. Accordingly, the accident and health and group life insurance business has been accounted for as discontinued operations for all periods presented. Under modified coinsurance agreements, invested assets are retained by the ceding company and investment earnings are paid to the reinsurer. Under the terms of the Company's agreements, the investment risk associated with changes in interest rates is borne by ELICW or NMIC, as the case may be. Risk of asset default is retained by the Company, although a fee is paid by ELICW or NMIC, as the case may be, to the Company for the Company's retention of such risk. The agreements will remain in force until all policy obligations are settled. However, with respect to the agreement between NLIC and NMIC, either party may

             NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES terminate the contract on January 1 of any year with prior notice. The ceding of risk does not discharge the original insurer from its primary obligation to the policyholder. The Company believes that the terms of the modified coinsurance agreements are consistent in all material respects with what the Company could have obtained with unaffiliated parties.

  Amounts ceded to ELICW in 1996 are included in ELICW's results of operations for 1996 which, combined with the results of WCLIC and NCC, are summarized in note 3. Amounts ceded to ELICW in 1996 include premiums of $224,224, net investment income and other revenue of $14,833, and benefits, claims and other expenses of $246,641. Amounts ceded to NMIC in 1996 include premiums of $97,331, net investment income of $10,890, and benefits, claims and other expenses of $100,476.

  The Company and various affiliates entered into agreements with Nationwide Cash Management Company (NCMC) and California Cash Management Company (CCMC), both affiliates, under which NCMC and CCMC act as common agents in handling the purchase and sale of short-term securities for the respective accounts of the participants. Amounts on deposit with NCMC and CCMC were $9,261 and $18,602 as of December 31, 1996 and 1995, respectively, and are included in short-term investments on the accompanying consolidated balance sheets.

  On March 1, 1995, Nationwide Corp. contributed all of the outstanding shares of common stock of Farmland Life Insurance Company (Farmland) to NLIC. Farmland merged into WCLIC effective June 30, 1995. The contribution resulted in a direct increase to consolidated shareholder's equity of $46,918. As discussed in note 3, WCLIC is accounted for as discontinued operations.

  Effective December 31, 1994, NLIC purchased all of the outstanding shares of common stock of ELICW from Wausau Service Corporation (WSC) for $155,000. NLIC transferred fixed maturity securities and cash with a fair value of $155,000 to WSC on December 28, 1994, which resulted in a realized loss of $19,239 on the disposition of the securities. The purchase price approximated both the historical cost basis and fair value of net assets of ELICW. ELICW has and will continue to share home office, other facilities, equipment and common management and administrative services with WSC. As discussed in note 3, ELICW is accounted for as discontinued operations.

(15) BANK LINES OF CREDIT

  In August 1996, NLIC, along with NMIC, entered into a $600,000 revolving credit facility which provides for a $600,000 loan over a five year term on a fully revolving basis with a group of national financial institutions. The credit facility provides for several and not joint liability with respect to any amount drawn by either NLIC or NMIC. NLIC and NMIC pay facility and usage fees to the financial institutions to maintain the revolving credit facility. All previously existing line of credit agreements were canceled.

(16) CONTINGENCIES

  The Company is a defendant in various lawsuits. In the opinion of management, the effects, if any, of such lawsuits are not expected to be material to the Company's financial position or results of operations.

(17) SEGMENT INFORMATION

  The Company has three primary segments: Variable Annuities, Fixed Annuities and Life Insurance. The Variable Annuities segment consists of annuity contracts that provide the customer with the opportunity to invest in mutual funds managed by the Company and independent investment managers, with the investment returns accumulating on a tax-deferred basis. The Fixed Annuities segment consists of annuity contracts that generate a return for the customer at a specified interest rate, fixed for a prescribed period, with returns accumulating on a tax-deferred basis. The Life Insurance segment consists of insurance products that provide a death benefit and may also allow the customer to build cash value on a tax-deferred basis. In addition, the Company reports

             NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES corporate expenses and investments, and the related investment income supporting capital not specifically allocated to its product segments in a Corporate and Other segment. In addition, all realized gains and losses, investment management fees and other revenue earned from mutual funds other than the portion allocated to the variable annuities and life insurance segments, and commissions and other income earned by the marketing and distribution companies are reported in the Corporate and Other segment.

  The following table summarizes revenues and income from continuing operations before federal income tax expense for the years ended December 31, 1996, 1995 and 1994 and assets as of December 31, 1996, 1995 and 1994, by business segment.

                                                 1996        1995       1994
                                              ----------- ---------- ----------
Revenues:
  Variable Annuities......................... $   284,638    189,071    132,687
  Fixed Annuities............................   1,092,566  1,051,970    939,868
  Life Insurance.............................     435,657    409,135    383,150
  Corporate and Other........................     203,739    186,862    178,379
                                              ----------- ---------- ----------
                                              $ 2,016,600  1,837,038  1,634,084
                                              =========== ========== ==========
Income from continuing operations before
 federal income tax expense:
  Variable Annuities.........................      90,244     50,837     24,574
  Fixed Annuities............................     135,405    137,000    138,950
  Life Insurance.............................      67,242     67,590     53,046
  Corporate and Other........................      35,197     25,743     23,893
                                              ----------- ---------- ----------
                                              $   328,088    281,170    240,463
                                              =========== ========== ==========
Assets:
  Variable Annuities.........................  25,069,725 17,333,039 11,146,465
  Fixed Annuities............................  13,994,715 13,250,359 11,668,973
  Life Insurance.............................   3,353,286  3,027,420  2,752,283
  Corporate and Other, including discontinued
   operations................................   5,352,512  4,895,270  3,675,592
                                              ----------- ---------- ----------
                                              $47,770,238 38,506,088 29,243,313
                                              =========== ========== ==========

-------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-MATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSE-QUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                                 ------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information....................................................    4
Prospectus Summary.......................................................    5
Risk Factors.............................................................   17
Nationwide Financial Services Capital Trust..............................   27
Use of Proceeds..........................................................   28
Recent History...........................................................   29
Capitalization...........................................................   30
Selected Consolidated Financial Data.....................................   31
Pro Forma Consolidated Financial Data....................................   33
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................   38
Business.................................................................   49
Management...............................................................   80
Ownership of Capital Stock...............................................   93
Certain Relationships and Related Transactions...........................   94
Description of the Capital Securities....................................  100
Description of the Guarantee.............................................  112
Description of the Junior Subordinated Debentures........................  115
Effect of Obligations under the Junior Subordinated Debentures, the
 Guarantee and the Declaration...........................................  122
United States Federal Income Taxation....................................  122
ERISA Considerations.....................................................  126
Description of Capital Stock.............................................  128
The Equity Offerings, the Note Offering and the Capital Securities Offer-
 ing.....................................................................  133
Underwriting.............................................................  133
Notice to Canadian Residents.............................................  135
Legal Matters............................................................  135
Experts..................................................................  136
Glossary of Selected Insurance Terms.....................................  137
Index to Financial Statements............................................  F-1

                                 ------------

 UNTIL       , 1997 (25 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                     [LOGO]

                             Nationwide Financial
                            Services Capital Trust

                                 $100,000,000

                              % Capital Securities
               (Liquidation Amount $1,000 per Capital Security)

         fully and unconditionally guaranteed, as described herein, by

                      Nationwide Financial Services, Inc.

                                  PROSPECTUS

                          CREDIT SUISSE FIRST BOSTON

                             MORGAN STANLEY & CO.
                                 Incorporated

                              MERRILL LYNCH & CO.

-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the various expenses in connection with the offering of the Capital Securities pursuant to this Registration Statement that will be paid fully by the Company. All amounts shown are estimates, except the Securities and Exchange Commission registration fee, the NASD filing fee and the NYSE listing fee.

   Securities and Exchange Commission registration fee............. $151,515.15
   NASD filing fee.................................................   30,500.00
   NYSE listing fee................................................         --
   Blue Sky fees and expenses......................................    2,000.00
   Legal fees and expenses.........................................  350,000.00
   Accounting fees and expenses....................................   50,000.00
   Trustee fees and expenses.......................................   18,500.00
   Printing, engraving and postage expenses........................  225,000.00
   Miscellaneous...................................................   10,000.00
                                                                    -----------
     Total......................................................... $837,515.15
                                                                    ===========

--------
* To be completed by Amendment.

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

  Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

  Other subsections of DGCL Section 145 further provide that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

  Section 1 of Article VI of the Company's Bylaws provides that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the DGCL. This Section further provides that the Company may advance expenses incurred by any director or officer in defending a civil or criminal action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to the indemnification by the Company.

  DGCL Section 145 also provides that any indemnification provided for therein may only be made upon a determination by (i) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders that the indemnitee has met the standard of conduct required by
Section 145 entitling him to such indemnification.

  DGCL Section 145 empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.
Section 3 of Article VI of the Company's Bylaws provides that the Company may purchase and maintain insurance on behalf of any director or officer against any liability asserted against and incurred by such person arising out of the person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the DGCL.

  The Company has in force and effect a policy insuring the directors and officers of the Company against losses which they or any of them shall become legally obligated to pay for by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers, such coverage being limited by the specific terms and provisions of the insurance policy.

  Pursuant to the Underwriting Agreement, in the form filed as an exhibit to the Registration Statement, any Underwriters under the Underwriting Agreement will agree to indemnify the registrant's directors and officers and persons controlling the registrant within the meaning of the Securities Act against certain liabilities that might arise out of or based upon certain information furnished to the registrant by any such indemnifying party.

  Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Article TWELFTH of the Company's Certificate limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

  Section 3817 of the Delaware Code governing business trusts provides that a business trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

  The Declaration provides that no Trustee or any of its Affiliates (as defined therein), officers, directors, shareholders, members, partners, employees, representatives or agents, nor any employee or agent of the Trust or its Affiliates (each an "Indemnified Person"), shall be liable, responsible or accountable in damages or otherwise to the Trust, any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or its Affiliates, or any holder of the Trust Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

  The Declaration provides further that to the full extent permitted by law the Company, as sponsor of the Trust, shall indemnify each Indemnified Person against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions. The Declaration further provides that the Company, as sponsor of the Trust, shall indemnify each Indemnified Person in advance for expenses (including legal fees and expenses) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding upon receipt by the Company, as sponsor of the Trust, of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that such Indemnified Person is not entitled to be indemnified by the Company, as sponsor of the Trust.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  On December 11, 1996, the Registrant issued 1,000 shares of common stock to Nationwide Corp. in exchange for $1,000. This exchange is exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)Exhibits

      1.1 --Form of Underwriting Agreement
    **3.1 --Form of Restated Certificate of Incorporation of Nationwide
           Financial Services, Inc.
    **3.2 --Form of Restated Bylaws of Nationwide Financial Services, Inc.
      3.3 --Certificate of Trust of Nationwide Financial Services Capital Trust
      3.4 --Form of Amended and Restated Declaration of Trust of Nationwide
           Financial Services Capital Trust
      4.1 --Form of Indenture relating to the Junior Subordinated Deferrable
           Interest Debentures due 2037 of Nationwide Financial Services, Inc.
      4.2 --Form of Certificate for Capital Securities of Nationwide Financial
           Services Capital Trust (contained in Exhibit 3.4)
      4.3 --Form of Certificate for Junior Subordinated Deferrable Interest
           Debentures due 2037 of Nationwide Financial Services, Inc.
           (contained in Exhibit 4.1)
      4.4 --Form of Capital Securities Guarantee Agreement by Nationwide
           Financial Services, Inc.
      5.1 --Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
      5.2 --Opinion of Richards, Layton & Finger, P.A.
      8.1 --Tax Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

      10.1  --Form of Intercompany Agreement among Nationwide Mutual Insurance
             Company, Nationwide Corporation and Nationwide Financial Services,
             Inc.
    **10.2  --Form of Tax Sharing Agreement among Nationwide Mutual Insurance
             Company, Nationwide Corporation and any corporation that may hereafter be a subsidiary of Nationwide Corporation
    **10.3  --Form of First Amendment to Cost Sharing Agreement among the parties named therein
    **10.4  --Modified Coinsurance Agreement between Nationwide Life Insurance
             Company and Nationwide Mutual Insurance Company
    **10.5  --Modified Coinsurance Agreement between Employers Life Insurance
             Company of Wausau and Nationwide Life Insurance Company
    **10.6  --Credit Facility, dated August 12, 1996, among Nationwide Life
             Insurance Company, Nationwide Mutual Insurance Company, the banks named therein and Morgan Guaranty Trust Company of New York, the administrative agent
    **10.7  --Form of Lease Agreement between Nationwide Mutual Insurance
             Company, Nationwide Life Insurance Company, Nationwide Life and
             Annuity Insurance Company and Nationwide Financial Services, Inc.
    **10.8  --Form of Nationwide Financial Services, Inc. 1996 Long-Term Equity
             Compensation Plan
    **10.9  --General Description of Nationwide Insurance Enterprise Executive
             Incentive Plan
    **10.10 --General Description of Nationwide Insurance Enterprise Management
             Incentive Plan
    **10.11 --Nationwide Insurance Enterprise Excess Benefit Plan effective as of December 31, 1996
    **10.12 --Nationwide Insurance Enterprise Supplemental Retirement Plan
             effective as of December 31, 1996
    **10.13 --Nationwide Salaried Employees Severance Pay Plan
    **10.14 --Nationwide Insurance Enterprise Supplemental Defined Contribution
             Plan effective as of January 1, 1996
    **10.15 --General Description of Nationwide Insurance Enterprise Individual
             Deferred Compensation Program
    **10.16 --General Description of Nationwide Mutual Insurance Company
             Directors Deferred Compensation Program
    **10.17 --Deferred Compensation Agreement, dated as of September 3, 1979, between Nationwide Mutual Insurance Company and D. Richard
             McFerson
    **10.18 --Nationwide Financial Services, Inc. Stock Retainer Plan for Non-
             Employee Directors
      11.1  --Statement Regarding Computation of Per Share Earnings
      12.1  --Statements Regarding Computation of Ratios
    **21.1  --List of Subsidiaries
      23.1  --Consent of KPMG Peat Marwick LLP
      23.2  --Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (contained in
             Exhibit 5.1)
      23.3  --Consent of Richards, Layton & Finger, P.A. (contained in Exhibit
             5.2)
      23.4  --Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (contained in
             Exhibit 8.1)
    **24.1  --Power of Attorney (for Messrs. McFerson, Gasper, Oakley, Shisler,
             Holloway, Patterson, Miller and Fuellgraf)
    **24.2  --Power of Attorney for Lydia Micheaux Marshall
    **24.3  --Power of Attorney for Donald L. McWhorter
    **24.4  --Power of Attorney for Gerald D. Prothro

            25.1 --Statement of Eligibility of Trustee under the Indenture relating to the Junior Subordinated Deferrable Interest Debentures due 2037 of
                  Nationwide Financial Services, Inc.
            25.2 --Statement of Eligibility of Trustee under the Amended and Restated
                  Declaration of Trust of Nationwide Financial Services Capital Trust
            25.3 --Statement of Eligibility of Trustee under the Capital Securities
                  Guarantee Agreement
            27.1 --Financial Data Schedule

(b)Financial Statement Schedules

      Schedule I --Consolidated Summary of Investments--Other than Investments in Related
                  Parties
    Schedule III --Supplementary Insurance Information
     Schedule IV --Reinsurance
      Schedule V --Valuation and Qualifying Accounts

--------

 * To be filed by amendment.
** Previously filed.

ITEM 17. UNDERTAKINGS

  (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (b) The undersigned registrants hereby undertake that:

    (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

    (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The undersigned registrants undertake to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, NATIONWIDE FINANCIAL SERVICES, INC. HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF COLUMBUS, STATE OF OHIO, ON MARCH 5, 1997.

                                          Nationwide Financial Services, Inc.

                                                             *
                                          By: _________________________________
                                                  DIMON RICHARD MCFERSON
                                               CHAIRMAN AND CHIEF EXECUTIVE
                                                         OFFICER--
                                              NATIONWIDE INSURANCE ENTERPRISE

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON MARCH 5, 1997 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

              SIGNATURE                        TITLE

                  *                    Chairman and Chief Executive
-------------------------------------   Officer--Nationwide Insurance
       DIMON RICHARD MCFERSON           Enterprise and Director (Principal
                                        Executive Officer)

                  *                    President and Chief Operating
-------------------------------------   Officer and Director
          JOSEPH J. GASPER

                  *                    Executive Vice President--Chief
-------------------------------------   Financial Officer (Principal
          ROBERT A. OAKLEY              Financial Officer and Principal
                                        Accounting Officer)

                  *                    Director
-------------------------------------
          ARDEN L. SHISLER

                  *                    Director
-------------------------------------
          HENRY S. HOLLOWAY

                  *                    Director
-------------------------------------
         JAMES F. PATTERSON

                  *                    Director
-------------------------------------
           DAVID O. MILLER

                  *                    Director
-------------------------------------
      CHARLES L. FUELLGRAF, JR.

             SIGNATURE                       TITLE

                 *                    Director
------------------------------------
      LYDIA MICHEAUX MARSHALL

                 *                    Director
------------------------------------
        DONALD L. MCWHORTER

                 *                    Director
------------------------------------
         GERALD D. PROTHRO

(*) By:  /s/ Mark B. Koogler
   -------------------------------
          MARK B. KOOGLER
          ATTORNEY-IN-FACT

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, NATIONWIDE FINANCIAL SERVICES CAPITAL TRUST HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF COLUMBUS, STATE OF OHIO, ON MARCH 5, 1997.

                                          Nationwide Financial Services
                                           Capital Trust

                                                   /s/ David A. Diamond
                                          By: _________________________________
                                            David A. Diamond, as trustee

              NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

                     INDEX TO FINANCIAL STATEMENT SCHEDULES

                                                                            PAGE
                                                                            ----
 Independent Auditors' Report on Financial Statement Schedules............  S-2
 Schedule I   Consolidated Summary of Investments--Other Than Investments
              In Related Parties as of December 31, 1996.................   S-3
 Schedule III Supplementary Insurance Information as of December 31,
              1996, 1995 and 1994 and for each of the years then ended...   S-4
 Schedule IV  Reinsurance as of December 31, 1996, 1995 and 1994 and for
              each of the years then ended...............................   S-5
 Schedule V   Valuation and Qualifying Accounts for the years ended
              December 31, 1996, 1995
              and 1994...................................................   S-6

  All other schedules are omitted because they are not applicable, or not required, or because the required information has been included in the consolidated financial statements or notes thereto.

                         INDEPENDENT AUDITORS' REPORT
                       ON FINANCIAL STATEMENT SCHEDULES

The Board of Directors
Nationwide Financial Services, Inc. :

  Under date of January 31, 1997, we reported on the consolidated balance sheets of Nationwide Financial Services, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 1996, which are included in the prospectus.

  As discussed in note 1 to the consolidated financial statements, the Company was formed in November 1996 as a holding company for Nationwide Life Insurance Company and the other companies within the Nationwide Insurance Enterprise that offer or distribute long-term savings and retirement products. The consolidated financial statements are presented as if these companies were consolidated for all periods presented.

  In 1994, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.

  In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedules included in the registration statement. These consolidated financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statement schedules based on our audits.

  In our opinion, such consolidated financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

                                          KPMG Peat Marwick LLP
Columbus, Ohio
January 31, 1997

                                                                     SCHEDULE I

             NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

                     CONSOLIDATED SUMMARY OF INVESTMENTS--
                   OTHER THAN INVESTMENTS IN RELATED PARTIES

                            AS OF DECEMBER 31, 1996
                               ($000'S OMITTED)

                COLUMN A                   COLUMN B    COLUMN C     COLUMN D
                --------                  ----------- ---------- ---------------
                                                                 AMOUNT AT WHICH
                                                                  SHOWN IN THE
                                                        MARKET    CONSOLIDATED
           TYPE OF INVESTMENT                COST       VALUE     BALANCE SHEET
           ------------------             ----------- ---------- ---------------
Fixed maturity securities available-for-
 sale:
  Bonds:
    United States government and
     government agencies and
     authorities........................  $ 3,757,887  3,834,762    3,834,762
    States, municipalities and political
     subdivisions.......................        6,241      6,690        6,690
    Foreign governments.................      100,656    101,940      101,940
    Public utilities....................    1,798,736  1,843,938    1,843,938
    All other corporate ................    6,307,358  6,517,309    6,517,309
                                          ----------- ----------   ----------
      Total fixed maturity securities
       available-for-sale...............   11,970,878 12,304,639   12,304,639
                                          ----------- ----------   ----------
Equity securities available-for-sale:
  Common stocks:
    Industrial, miscellaneous and all
     other..............................       43,501     50,405       50,405
  Nonredeemable preferred stock.........          389      8,726        8,726
                                          ----------- ----------   ----------
      Total equity securities available-
       for-sale.........................       43,890     59,131       59,131
                                          ----------- ----------   ----------
Fixed maturity securities held-to-matu-
 rity:
  Bonds:
    United States government and govern-
     ment agencies and authorities......        5,877      5,944        5,877
                                          ----------- ----------   ----------
      Total fixed maturity securities
       held-to-maturity.................        5,877      5,944        5,877
                                          ----------- ----------   ----------
Mortgage loans on real estate, net......    5,327,317               5,272,119(1)
Real estate, net:
  Investment properties.................      253,384                 217,611(1)
  Acquired in satisfaction of debt......       57,933                  48,148(1)
Policy loans............................      371,816                 371,816
Other long-term investments.............       27,370                  28,668(2)
Short-term investments..................        9,261                   9,261
                                          -----------              ----------
      Total investments.................  $18,067,726              18,317,270
                                          ===========              ==========

--------
See accompanying independent auditors' report.
(1) Difference from Column B is primarily due to accumulated depreciation and valuation allowances due to impairments on real estate and valuation allowances due to impairments on mortgage loans on real estate. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and note 6 to the consolidated financial statements.
(2) Difference from Column B is primarily due to operating gains of investments in limited partnerships.

                                                                   SCHEDULE III

             NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

                      SUPPLEMENTARY INSURANCE INFORMATION
  AS OF DECEMBER 31, 1996, 1995 AND 1994 AND FOR EACH OF THE YEARS THEN ENDED
                               ($000'S OMITTED)

     COLUMN A       COLUMN B        COLUMN C     COLUMN D  COLUMN E  COLUMN F  COLUMN G    COLUMN H    COLUMN I   COLUMN J
     --------      -----------  ---------------- -------- ---------- -------- ----------  ---------- ------------ ---------
                                     FUTURE                 OTHER
                                POLICY BENEFITS,            POLICY                        BENEFITS,  AMORTIZATION
                    DEFERRED        LOSSES,               CLAIMS AND             NET        CLAIMS   OF DEFERRED    OTHER
                     POLICY        CLAIMS AND    UNEARNED  BENEFITS           INVESTMENT  LOSSES AND    POLICY    OPERATING
                   ACQUISITION        LOSS       PREMIUMS  PAYABLE   PREMIUM    INCOME    SETTLEMENT ACQUISITION  EXPENSES
     SEGMENT          COSTS         EXPENSES       (1)       (2)     REVENUE     (3)       EXPENSES     COSTS        (3)
     -------       -----------  ---------------- -------- ---------- -------- ----------  ---------- ------------ ---------
1996:
Variable
Annuities........  $  791,611             --                   --        --     (21,449)      4,624     57,412     132,357
Fixed Annuities..     242,421      14,952,877                  687    24,030  1,050,557     838,533     38,635      79,737
Life Insurance...     414,417       1,995,802              395,739   174,612    174,002     211,386     37,347      78,965
Corporate and
Other ...........     (81,940)        230,381               25,048       --     154,649     106,037        --       62,506
                   ----------      ----------              -------   -------  ---------   ---------    -------     -------
 Total...........  $1,366,509      17,179,060              421,474   198,642  1,357,759   1,160,580    133,394     353,565
                   ==========      ==========              =======   =======  =========   =========    =======     =======
1995:
Variable
Annuities........     571,283             --                   --        --     (17,640)      2,881     26,264     109,089
Fixed Annuities..     221,111      14,221,622                  455    32,774  1,002,718     804,980     29,499      80,260
Life Insurance...     366,876       1,898,641              383,983   166,332    171,255     201,986     31,021      68,832
Corporate and
Other............    (138,914)        238,351               28,886       --     137,700     105,646     (4,089)     59,562
                   ----------      ----------              -------   -------  ---------   ---------    -------     -------
 Total...........  $1,020,356      16,358,614              413,324   199,106  1,294,033   1,115,493     82,695     317,743
                   ==========      ==========              =======   =======  =========   =========    =======     =======
1994:
Variable
Annuities........     395,397             --                   --        --     (13,415)      2,277     22,135      83,701
Fixed Annuities..     198,639      12,633,253                  240    20,134    903,572     702,082     29,849      69,975
Life Insurance...     327,079       1,806,762              371,984   156,524    166,329     191,006     29,495      69,861
Corporate and
Other............      74,445         233,569               26,927       --     154,325      97,302      4,089      53,095
                   ----------      ----------              -------   -------  ---------   ---------    -------     -------
 Total...........  $  995,560      14,673,584              399,151   176,658  1,210,811     992,667     85,568     276,632
                   ==========      ==========              =======   =======  =========   =========    =======     =======
     COLUMN A      COLUMN K
     --------      --------
                   PREMIUMS
     SEGMENT       WRITTEN
     -------       --------
1996:
Variable
Annuities........
Fixed Annuities..
Life Insurance...
Corporate and
Other ...........
 Total...........
1995:
Variable
Annuities........
Fixed Annuities..
Life Insurance...
Corporate and
Other............
 Total...........
1994:
Variable
Annuities........
Fixed Annuities..
Life Insurance...
Corporate and
Other............
 Total...........

----
See accompanying independent auditors' report.
(1) Unearned premiums are included in Column C amounts.
(2) Column E agrees to the sum of Balance Sheet captions, "Policyholders' dividend accumulations" and "Other policyholder funds."
(3) Allocations of net investment income and certain general expenses are based on a number of assumptions and estimates, and reported operating results would change by segment if different methods were applied.

                                                                    SCHEDULE IV

             NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

                                  REINSURANCE

                    AS OF DECEMBER 31, 1996, 1995 AND 1994
                     AND FOR EACH OF THE YEARS THEN ENDED
                               ($000'S OMITTED)

        COLUMN A           COLUMN B   COLUMN C   COLUMN D   COLUMN E    COLUMN F
        --------         ------------ --------- ---------- ---------- -------------
                                                                      PERCENTAGE OF
                                      CEDED TO   ASSUMED                 AMOUNT
                                        OTHER   FROM OTHER               ASSUMED
                         GROSS AMOUNT COMPANIES COMPANIES  NET AMOUNT    TO NET
                         ------------ --------- ---------- ---------- -------------
As of December 31, 1996
  Life insurance in
   force................ $47,071,264  6,633,567  288,593   40,726,290      0.7%
                         ===========  =========  =======   ==========     =====
Year ended December 31,
 1996
Insurance premiums
  Life insurance........     225,615     29,282    2,309      198,642      1.2%
  Accident and health
   insurance............     291,871    305,789   13,918          --        N/A
                         -----------  ---------  -------   ----------     -----
    Total insurance
     premiums........... $   517,486    335,071   16,227      198,642      8.2%
                         ===========  =========  =======   ==========     =====
As of December 31, 1995
  Life insurance in
   force................ $41,087,025  8,935,743  391,174   32,542,456      1.2%
                         ===========  =========  =======   ==========     =====
Year ended December 31,
1995
Insurance Premiums
  Life insurance........     221,257     24,360    2,209      199,106      1.1%
  Accident and health
   insurance............     298,058    313,036   14,978          --        N/A
                         -----------  ---------  -------   ----------     -----
    Total insurance
     premiums........... $   519,315    337,396   17,187      199,106      8.6%
                         ===========  =========  =======   ==========     =====
As of December 31, 1994
  Life insurance in
   force................ $35,926,633  7,550,623  829,742   29,205,752      2.8%
                         ===========  =========  =======   ==========     =====
Year ended December 31,
 1994
Insurance premiums
  Life insurance........     198,705     21,912    2,865      176,658      1.6%
  Accident and health
   insurance............     303,435    321,696   18,261          --        N/A
                         -----------  ---------  -------   ----------     -----
    Total insurance
     premiums........... $   502,140    343,608   21,126      176,658     12.0%
                         ===========  =========  =======   ==========     =====

--------
See accompanying independent auditors' report.
Note: The life insurance caption represents principally premiums for traditional life and life-contingent immediate annuities and excludes deposits on investment products and universal life insurance products.

                                                                      SCHEDULE V

              NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                ($000'S OMITTED)

        COLUMN A          COLUMN B       COLUMN C         COLUMN D      COLUMN E
        --------         ---------- ------------------- ------------- -------------
                         BALANCE AT CHARGED TO CHARGED
                         BEGINNING  COSTS AND  TO OTHER                BALANCE AT
      DESCRIPTION        OF PERIOD   EXPENSES  ACCOUNTS DEDUCTIONS(1) END OF PERIOD
      -----------        ---------- ---------- -------- ------------- -------------
1996:
Valuation allowances--
 mortgage loans on real
 estate.................  $49,128      4,497       --       2,587        51,038
Valuation allowances--
 real estate............   25,819    (10,600)      --         --         15,219
                          -------    -------    ------     ------        ------
 Total..................  $74,947     (6,103)      --       2,587        66,257
                          =======    =======    ======     ======        ======
1995:
Valuation allowances--
 fixed maturity
 securities.............      --       8,908       --       8,908           --
Valuation allowances--
 mortgage loans on real
 estate.................   46,381      7,433       --       4,686        49,128
Valuation allowances--
 real estate............   27,330     (1,511)      --         --         25,819
                          -------    -------    ------     ------        ------
 Total..................  $73,711     14,830       --      13,594        74,947
                          =======    =======    ======     ======        ======
1994:
Valuation allowances--
 fixed maturity
 securities.............    4,800     (4,800)      --         --            --
Valuation allowances--
 mortgage loans on real
 estate.................   42,150     20,445       --      16,214        46,381
Valuation allowances--
 real estate............   31,357     (4,027)      --         --         27,330
                          -------    -------    ------     ------        ------
 Total..................  $78,307     11,618       --      16,214        73,711
                          =======    =======    ======     ======        ======

--------
See accompanying independent auditors' report.
(1) Amounts represent direct write-downs charged against the valuation allowance.

                                 EXHIBIT INDEX

 EXHIBITS
 --------
    1.1   --Form of Underwriting Agreement
  **3.1   --Form of Restated Certificate of Incorporation of Nationwide
           Financial Services, Inc.
  **3.2   --Form of Restated Bylaws of Nationwide Financial Services, Inc.
    3.3   --Certificate of Trust of Nationwide Financial Services Capital Trust
    3.4   --Form of Amended and Restated Declaration of Trust of Nationwide
           Financial Services Capital Trust
    4.1   --Form of Indenture relating to the Junior Subordinated Deferrable
           Interest Debentures due 2037 of Nationwide Financial Services, Inc.
    4.2   --Form of Certificate for Capital Securities of Nationwide Financial
           Services Capital Trust (contained in Exhibit 4.1)
    4.3   --Form of Certificate for Junior Subordinated Deferrable Interest
           Debentures due 2037 of Nationwide Financial Services, Inc.
           (contained in Exhibit 4.1)
    4.4   --Form of Capital Securities Guarantee Agreement by Nationwide
           Financial Services, Inc.
    5.1   --Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
    5.2   --Opinion of Richards, Layton & Finger, P.A.
    8.1   --Tax Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
   10.1   --Form of Intercompany Agreement among Nationwide Mutual Insurance
           Company, Nationwide Corporation and Nationwide Financial Services,
           Inc.
 **10.2   --Form of Tax Sharing Agreement among Nationwide Mutual Insurance
           Company, Nationwide Corporation and any corporation that may hereafter be a subsidiary of Nationwide Corporation
 **10.3   --Form of First Amendment to Cost Sharing Agreement among the parties named therein
 **10.4   --Modified Coinsurance Agreement between Nationwide Life Insurance
           Company and Nationwide Mutual Insurance Company
 **10.5   --Modified Coinsurance Agreement between Employers Life Insurance
           Company of Wausau and Nationwide Life Insurance Company
 **10.6   --Credit Facility, dated August 12, 1996, among Nationwide Life
           Insurance Company, Nationwide Mutual Insurance Company, the banks named therein and Morgan Guaranty Trust Company of New York, the administrative agent
 **10.7   --Form of Lease Agreement between Nationwide Mutual Insurance
           Company, Nationwide Life Insurance Company, Nationwide Life and
           Annuity Insurance Company and Nationwide Financial Services, Inc.
 **10.8   --Form of Nationwide Financial Services, Inc. 1996 Long-Term Equity
           Compensation Plan
 **10.9   --General Description of Nationwide Insurance Enterprise Executive
           Incentive Plan
 **10.10  --General Description of Nationwide Insurance Enterprise Management
           Incentive Plan
 **10.11  --Nationwide Insurance Enterprise Excess Benefit Plan effective as of
           December 31, 1996
 **10.12  --Nationwide Insurance Enterprise Supplemental Retirement Plan
           effective as of December 31, 1996
 **10.13  --Nationwide Salaried Employees Severance Pay Plan
 **10.14  --Nationwide Insurance Enterprise Supplemental Defined Contribution
           Plan effective as of January 1, 1996
 **10.15  --General Description of Nationwide Insurance Enterprise Individual
           Deferred Compensation Program
 **10.16  --General Description of Nationwide Mutual Insurance Company
           Directors Deferred Compensation Program
 **10.17  --Deferred Compensation Agreement, dated as of September 3, 1979, between Nationwide Mutual Insurance Company and D. Richard McFerson.

 EXHIBITS
 --------
 **10.18  --Nationwide Financial Services, Inc. Stock Retainer for Non-Employee
           Directors
   11.1   --Statement Regarding Computation of Per Share Earnings
   12.1   --Statements Regarding Computation of Ratios
 **21.1   --List of Subsidiaries
   23.1   --Consent of KPMG Peat Marwick LLP
   23.2   --Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (contained in
           Exhibit 5.1)
   23.3   --Consent of Richards, Layton & Finger, P.A. (contained in Exhibit
           5.2)
   23.4   --Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (contained in
           Exhibit 8.1)
 **24.1   --Power of Attorney (for Messrs. McFerson, Gasper, Oakley, Shisler,
           Holloway, Patterson, Miller and Fuellgraf)
 **24.2   --Power of Attorney for Lydia Micheaux Marshall
 **24.3   --Power of Attorney for Donald L. McWhorter
 **24.4   --Power of Attorney for Gerald D. Prothro
   25.1   --Statement of Eligibility of Trustee under the Indenture relating to the Junior Subordinated Deferrable Interest Debentures due 2037 of
           Nationwide Financial Services, Inc.
   25.2   --Statement of Eligibility of Trustee under the Amended and Restated
           Declaration of Trust of Nationwide Financial Services Capital Trust
   25.3   --Statement of Eligibility of Trustee under the Capital Securities
           Guarantee Agreement
   27.1   --Financial Data Schedule

--------
 *To be filed by amendment.
**Previously filed.